Exhibit 10.65

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Master Services Agreement

Between

TerreStar Networks Inc.

and

Bechtel Communications, Inc.

PROPRIETARY AND CONFIDENTIAL

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EXHIBIT E	SERVICE LEVEL AGREEMENT
EXHIBIT F	PRICING
EXHIBIT G	INSURANCE REQUIREMENTS
EXHIBIT H	CONFIDENTIALITY AGREEMENT
EXHIBIT I	NETWORK VENDOR CHARGES
EXHIBIT J	PROJECT QUALITY PLAN
EXHIBIT K	CHANGE REQUEST FORM

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MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT is made this 18th day of October, 2007 (the “Effective Date”), by and between TerreStar Networks Inc., a Delaware corporation with offices located at One Discovery Square, 12010 Sunset Hills Road, Sixth Floor, Reston, VA 20190 (“Company”), and Bechtel Communications, Inc., a Delaware corporation with offices located at 5275 Westview Drive, Fredrick, Maryland 21703 (“Contractor”); Company and Contractor are sometimes referred to herein each individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Company is an operator of satellite and wireless communications systems and desires to retain the services of Contractor to provide certain site acquisition, development and program management services required in connection with the deployment, expansion, construction and operation of the Company’s terrestrial wireless network; and

WHEREAS, Contractor represents that it has the necessary skill, training and experience required to perform the Work (as herein defined), and Contractor desires to provide the Work requested by Company from time to time, in accordance with the terms of this Agreement; and

WHEREAS, Contractor and Company are entering into this Agreement to set forth the terms and conditions under which Company would authorize, and Contractor would perform, the Work and related functions required to assist with Company’s deployment, expansion, construction and operation of Company’s terrestrial wireless network.

NOW, THEREFORE, Company and Contractor agree as follows:

SECTION 1. DEFINITIONS, INTERPRETATION

Section 1.1. Definitions.

The capitalized terms used in this Agreement shall have the meanings set forth in this Section 1.1, or if not defined in this Section 1.1, the meanings set forth elsewhere in this Agreement.

“Adverse Party” shall mean a company that is a wireless telecommunications carrier other than Company, or a wireless communications tower or rooftop owner, or wireless communications tower or rooftop management company, unless otherwise agreed to in writing by a Company Authorized Representative.

“Affiliate” shall mean with respect to any Party, another company that is controlled by, that controls, or is under common control of such Party. For purposes of

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this definition, “control” with respect to any Party shall mean the ability to effectively control, directly or indirectly, the operations and business decisions of such Party whether by voting of securities or partnership interests or any other method. Notwithstanding the foregoing, that for purposes of this Agreement, an Affiliate of Contractor shall mean (i) any entity, whether its parent company, or either directly or through a series of related companies each related to a company in the series and holding fifty percent (50%) or more of the outstanding equity or ownership interests or which can exercise fifty percent (50%) or more of the votes exercisable at shareholder meetings and is thereby for purposes of this Agreement controlled by, controls or is under common control of such other entity and (ii) Bechtel Associates Professional Corporation, Bechtel Associates Professional Corporation (North Carolina), Bechtel Associates Professional Corporation (D.C.) and Bechtel Associates Professional Corporation (Ohio).

“Authorized Representative” shall mean a Contractor or Company employee having a title with respect to Contractor of Program Director, or higher, or with respect to Company of Director (e.g., Director of Network Operations), or higher, who has been delegated decision-making authority for purposes of this Agreement by written notice to the other Party including, but not limited to approvals of modifications and amendments to the Agreement.

“Business Day” shall mean any day from Monday through Friday, excluding the following nationally recognized federal holidays (if they fall on a Monday through Friday): New Year’s Day (as observed by Company); Martin Luther King, Jr. Birthday; President’s Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day and the day after Thanksgiving; and Christmas Day (as observed by Company).

“Change in Control” means with respect to Company the sale or transfer of all or substantially all of its assets or business to a third party including, without limitation, by way of a merger, a transfer of shares or equity, a sale of all or substantially all of its assets, or as part of a debt-financed purchase.

“Company Parties” shall mean Company and/or its Affiliates, and the officers, directors, employees, agents, successors, and assigns of each.

“Law(s)” shall mean any federal, state, regional, local or municipal statute, code, ordinance, rule, regulation, or administrative policy (including, but not limited to, applicable building codes, zoning laws and regulations, environmental laws and regulations, historic preservation rules, work safety rules, development rules or moratoria and other laws affecting the Work) or any order, writ, injunction, decree, or award rendered by any governmental entity or any public or quasi-public entity or administrative agency asserting jurisdiction over the Work, the Agreement, the subject matter of the Agreement, or any element or part thereof.

“Metropolitan Market(s)” shall mean a Market, as defined by the Metropolitan Statistical Areas and Divisions set forth (and numbered) by the United States Office of Management and Budget (OMB) in its December 2006 OMB Bulletin No. 07-01 and updated May 2007. Notwithstanding the preceding, the term Market shall mean the areas designated in Exhibit A with respect to the Markets included therein.

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In addition to the foregoing definitions, the following terms have the meanings given to them in the Sections or other parts of this Agreement indicated below:

“AAA”	Section 26.4
“Agreement”	Section 2.3(iii)
“Applicable Requirements”	Section 2.3(iv)
“Change of Control”	Section 24.1
“Claim”	Section 20.3
“Company”	Preamble
“Company Designated Representative”	Section 2.7(iv)
“Company Event of Default”	Section 10.1
“Company Indemnitee”	Section 20.1
“Company Taxes”	Section 13.2
“Compensation Projection Meeting”	Section 12.1(iii)
“Confidentiality Agreement”	Section 18.1
“Contract Management System”	Section 7.1
“Contractor”	Preamble
“Contractor Indemnitee”	Section 20.1
“Contractor Parties”	Section 4.3
“Contractor Taxes”	Section 13.2
“Damages”	Section 20.1
“Deliverables”	Section 2.3(iv)
“Deployment Schedule”	Section 2.7(i)
“Dispute”	Section 26.2
“Dispute Notice”	Section 26.2
“Effective Date”	Preamble
“Event of Default”	Section 10.2
“Event of Release from Exclusivity”	Exhibit D
“Exclusivity Obligations”	Section 2.2
“Excusable Delay”	Section 8.2
“Final Payment”	Section 12.2
“Force Majeure”	Section 8.2
“Hazardous Material”	Section 11.1
“Initiating Party”	Section 26.3
“Installations”	Section 3.2(i)
“Key Personnel”	Section 3.3
“Market Deployment Team”	Section 3.2(i)
“Markets”	Section 2.2(i)
“Marks”	Section 29.3
“Materials”	Section 2.6
“Maximum Amount”	Section 21.3
“Mediation Request”	Section 26.4

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“Milestones”	Section 2.3(iv)
“Months 1 - 18”	Section 12.1(iii)
“Network”	Section 2.1
“Network Deployment Issues”	Section 2.7(iii)
“Network Equipment”	Section 2.7(ii)
“Network Equipment Contract”	Section 2.7(i)
“Network Vendor”	Section 2.7(i)
“Notice to Proceed”	Section 2.3(iv)
“Pass-Through Cost”	Exhibit F, Section 1.2.6
“Parties”	Preamble
“Party”	Preamble
“PMO”	Section 3.1
“PO”	Section 2.1
“Pre-Suspension Meeting”	Section 12.5(i)
“Program Director”	Section 2.7(iii)
“Program Management Office”	Section 3.1
“Project Property”	Section 22.4
“Project Quality Plan”	Section 3.4
“Purchase Order”	Section 2.1
“Management”	Section 3.2(i)
“Reconciliation Invoice”	Section 12.1(vi)
“Responding Party”	Section 26.3
“Rolling Cash Flow Projection”	Section 12.1(iii)
“Rules”	Section 26.5
“Service Level Agreements”	Section 2.3(iv)
“Site”	Section 3.2(i)
“Site Management System”	Section 7.1
“Site Milestone Payment Schedule”	Section 12.1(ix)
“SLA”	Section 2.3(iv)
“SMS”	Section 7.1
“Term”	Section 6.1
“Throughput Model”	Section 3.2(ii)
“Transfer”	Section 24.1
“True-up”	Section 12.1(vi)
“Unknown Condition”	Section 11.1
“Warranty Period”	Section 19.4
“Work”	Section 2.3(i)
“Work Product”	Section 17.1

Section 1.2. Interpretation. This Agreement, and the POs, exhibits, schedules, attachments and appendices associated with this Agreement shall be interpreted in accordance with the following rules:

(i) The exhibits to this Agreement shall be incorporated in and deemed part of this Agreement, and all references to this Agreement herein or therein

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shall include reference to the exhibits (including any attachment thereto) to this Agreement. All attachments to the exhibits to this Agreement shall be incorporated in and deemed part of each such exhibit and to this Agreement and all references to any exhibits to this Agreement shall include reference to the attachments to each respective exhibit to this Agreement. All appendices to the attachments to this Agreement shall be incorporated in and deemed part of each such attachment and to this Agreement and all references to any attachments to this Agreement shall include reference to the appendices to each respective attachment to this Agreement.

(ii) All POs executed contemporaneously with this Agreement or subsequent hereto shall be incorporated in, and deemed part of, this Agreement, and all references to, and mentions of this Agreement shall include all such instruments executed contemporaneously with this Agreement or subsequent thereto.

(iii) References to any Law shall mean references to the Law as changed or supplemented or to a newly adopted Law, whether or not replacing a previous Law or normative act.

(iv) Any reference to “day” or “days” which is not otherwise referenced by the term “Business” or “calendar” day(s) shall, unless otherwise specified in this Agreement, be construed to have the following meanings: (a) where the time listed for performance, passage of time, or otherwise listed is more than ten (10) days, then such reference shall be construed to be “calendar” days; and (b) where the time listed for performance, passage of time, or otherwise listed is less than or equal to ten (10) days, then such reference shall be construed to be “Business Days”.

(v) Any reference to “month” or “months” shall, unless otherwise specified in this Agreement, be construed to be “calendar” month or months.

(vi) Article, section and paragraph numbers and captions are provided for convenience of reference only and do not constitute a part of this Agreement.

(vii) All references to sections and exhibits are to sections and exhibits in or to this Agreement unless otherwise specified. Any references to a particular section of this Agreement will be deemed to include reference to any and all subsections thereof.

(viii) Words in the singular include the plural and vice versa, and words imputing the masculine gender include the feminine and neuter genders where the context so requires.

(ix) Despite the possibility that one Party or its representatives may have prepared the initial draft of this Agreement or any provision, or may have played a greater role in the preparation of subsequent drafts, the parties agree that neither of them will be deemed to be the drafter of this Agreement and that, in construing this Agreement, no provision hereof will be construed more favorably to one Party than the other Party on the ground that such provision was drafted by the other Party.

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(x) All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(xi) Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

SECTION 2. SERVICES; DESCRIPTION OF WORK

Section 2.1. Markets and Deployment. Contractor has been engaged to provide Company with certain coordination, management, Site identification, analysis and acquisition, Site development services, engineering, procurement and construction and/or program management services in connection with the creation and expansion of Company’s terrestrial wireless network (the “Network”). The foregoing services and Contractor’s responsibilities are described herein, including in Exhibit B and Exhibit C attached hereto. Contractor will provide such services in Markets identified by Company from time to time pursuant to purchase orders (each a “Purchase Order” or “PO”). Contractor shall provide the goods and services under each PO, on the terms and conditions of this Agreement. In order for a PO to be effective it must be accepted by Contractor. POs issued to Contractor shall be deemed accepted by Contractor unless Contractor otherwise notifies a Company Authorized Representative in writing within three (3) Business Days after Contractor’s receipt thereof. Company may deliver POs electronically.

Section 2.2. Limited Exclusive Rights.

(i) Except as may be specifically provided otherwise herein, but without limiting the effect of Section 10.2, Section 10.3 or Section 10.4 of this Agreement (to the extent applicable), Company’s engagement of Contractor is “at will”. Company shall provide Contractor the opportunity to perform Site Deployment Services set forth in Exhibit C at no less than six hundred and fifty (650) Sites in one or more Metropolitan Markets selected by Company in its sole discretion. Company does not guarantee Contractor any additional minimum level of Work or level of compensation hereunder. Subject to the foregoing, and subject to the terms of this Agreement, including those pertaining to the instruments and procedures for the issuance of Work, Company hereby engages Contractor to perform the Site Deployment Services set forth in Exhibit C for such number of Sites as Company may determine in its sole and absolute discretion, in one or more of the market areas set forth in Exhibit A (the “Markets”) as selected by Company. Provided that an Event of Default or an Event of Release from Exclusivity (as defined in Exhibit E) or a Change of Control has not occurred, Company agrees that it will not, during the initial three-year term, engage any third party to perform such Site Deployment Services in the Markets or any Metropolitan

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Market prior to fulfilling Company’s obligation to provide Contractor the opportunity to perform Site Deployment Services at no less than six hundred fifty (650) sites in one or more Metropolitan Markets selected by Company (collectively, the commitment in this sentence together with the commitment in the second sentence of this Section 2.2 are referred to as the “Exclusivity Obligations”). If any of the events listed in the preceding sentence has occurred, Company will be fully released from its Exclusivity Obligations. Company shall be obligated to pay Contractor, in accordance with the applicable pricing and invoicing procedures set forth in this Agreement, for Work actually authorized by Company and performed by Contractor or its approved subcontractors under this Agreement. Company may, from time to time, offer to award Contractor with the right to perform Work for a specified number of Sites in one or more Metropolitan Markets outside of the Markets set forth in Exhibit A in order to fulfill the Exclusivity Obligations set forth herein; provided that pricing and the number of Sites are agreed in advance. The parties shall negotiate in good faith to reach agreement on the pricing that will apply for such additional Work. If the Parties cannot agree on such pricing through good faith negotiations within fifteen (15) days after commencement thereof, Contractor shall have the option to either (i) decline the additional Work, in which case Company’s Exclusivity Obligations shall be reduced by the number of Sites that were included in Company’s offer; (ii) offer to perform the Work at the pricing applicable to the Baltimore/Washington Market; or (iii) escalate the matter to the Management Committee for further discussion in accordance with the procedures set forth in Section 26.1 – 26.3, provided that, in this case, all such discussions must be completed within fifteen (15) additional days. If Contractor elects option (ii), TerreStar may elect in its sole discretion to decline to proceed with the Work. In any case, if the parties have been unable to reach agreement on the pricing that would apply for the Work within thirty (30) days from the date such pricing discussions initially commenced, Company shall thereafter be free to award the Work to a third party, provided that Customer’s Exclusivity Obligations shall continue in full force and effect. Notwithstanding the preceding, if at the end of the initial three-year term of this Agreement, Company has failed to meet its Exclusivity Obligations as a result of the parties’ failure to reach agreement on pricing for Work in Metropolitan Markets that was first offered to Contractor and that would have otherwise applied to satisfy Company’s Exclusivity Obligation, Company’s Exclusivity Obligations shall be reduced by the number of Sites that were included in such offers, so long as Company has fully satisfied its obligation to first offer Contractor with the opportunity to perform Site Deployment Services for Sites within Metropolitan Areas throughout such three-year period. Notwithstanding anything to the contrary in this Agreement, Company shall have no liability to Contractor or any third party for any failure of Company to fulfill its Exclusivity Obligations to the extent resulting from (a) Company’s election to build out less than six hundred and fifty (650) Sites in Metropolitan Markets during the initial three-year term of this Agreement, or (b) termination of this Agreement pursuant to Sections 10.2, 10.3 or 10.4 prior to Company having fulfilled its Exclusivity Obligations. If Contractor is issued a PO for any Site which is then land banked or otherwise suspended by Company for any reason other than Contractor’s breach, and which Company within twelve (12) months after land banking or suspending the Site determines to proceed with, provided that an Event of Release from Exclusivity has not occurred prior to or after Company’s determination, Company will not engage any third party other than Contractor to perform that Work.

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(ii) Contractor acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, Company reserves the right to perform any Work with Company’s employees, at Company’s expense, and without affecting any other Work assigned to Contractor.

Section 2.3. Exhibits and POs.

(i) For purposes of this Agreement, “Work” means the totality of the obligations imposed upon Contractor by this Agreement, including the supply and performance by Contractor, directly and through approved subcontractors, of all supplies, tasks or services expressly listed in the Agreement, or in any applicable PO, or which are necessary and/or reasonably inferable therefrom as being necessary or appropriate in accordance with industry standards (whether or not expressly stated in this Agreement) to fully complete the tasks and improvements required in this Agreement, in accordance with the terms hereof and all Applicable Requirements, including all labor, services, materials, equipment, tools, supplies, machinery, technology, fabrication and expenses incidental thereto, whether or not specifically described herein, therein or otherwise. Subject to Section 23, Company may make changes to the Work from time to time to reflect then-current Laws, changes to Company’s business requirements, changes necessitated by state of the art technological changes and other changes that Company deems to be in its best interests.

(ii) The Work is to be performed in accordance with the Exhibits attached hereto, and any PO, including any amendments to any of the foregoing. A Change Order shall be used to approve Contractor’s performance of work resulting from the change process in Section 23.

(iii) This Master Services Agreement, each PO agreed to in connection herewith, all Exhibits, Attachments and Appendices hereto and thereto, and all amendments, modifications or supplements thereto or thereof, are sometimes referred to herein collectively as this “Agreement” (and the Parties agree that, although for purposes of clarification, reference is sometimes made herein to “this Agreement” and, separately, to one or more POs or one or more Exhibits, Schedules, Attachments or Appendices hereto or thereto, no such separate reference shall alter the express intention of the Parties that the term “Agreement” whenever used herein shall include all Exhibits, POs and all such Exhibits, Schedules, Attachments or Appendices hereto or thereto).

(iv) Exhibit B and Exhibit C, set forth (a) a detailed description of Contractor’s duties under the applicable PO with respect to the Market and type of service (i.e., PMO or Site Deployment) to which it relates; (b) where applicable, a description of all supplies, materials, reports, analyses and other equipment, installations and other items to be delivered from time to time thereunder (“Deliverables”) under the PO (and the times at which such Deliverables shall be due); (c) a detailed list of

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technical, performance and other specifications and requirements for the Work to be performed and/or the Materials and/or Installations to be provided under the PO (the “Applicable Requirements”); (d) procedures for Company’s review and acceptance of Deliverables and the completion of Milestones, issuance of notices from Company to Contractor to proceed with certain Work (the term “Notice to Proceed” when used in this Agreement shall mean any notice to proceed issued in conformance with the requirements of the applicable Exhibit); (e) a description of agreed performance and Deliverables milestones (“Milestones”) that must be achieved as a condition to Contractor’s right to earn compensation for Base Cell Site Unit Price-based payments in accordance with this Agreement; and (f) such other matters as the Parties may agree. Exhibit E sets forth the service levels that Contractor guarantees in the performance of the Work and the agreed upon consequences for failure to meet such service levels (“Service Level Agreements” or “SLA”).

Section 2.4. Standards of Performance. Contractor agrees to perform all Work in a timely professional and workmanlike manner in compliance with all Laws, using personnel possessing the requisite skill, training and expertise to perform the Work. Contractor shall establish appropriate oversight and quality assurance procedures (which shall be described to Company in accordance with Section 3.4 hereof) to ensure that all Work is carried out in accordance with all Applicable Requirements.

Section 2.5. Provision of Resources. Except as otherwise expressly provided in this Agreement, Contractor will be responsible for providing all personnel, tools, supplies, equipment, software, systems, know-how and other resources of whatever kind or nature as are necessary to complete the Work on schedule, on budget, and in accordance with the Applicable Requirements and SLAs.

Section 2.6. Procurement of Materials. As authorized by any PO, Contractor shall procure material, equipment, supplies and other items necessary to complete the Work (“Materials”). At Company’s direction, Contractor shall procure such Materials using either of the following methods, at the sole discretion of the Company: (a) Contractor’s commercially reasonable efforts to purchase such Materials at the lowest prices commercially available to Contractor (including any discounted pricing available to Contractor under Contractor’s supply contracts or similar arrangements) or (b) as Company’s agent, using Company’s volume discounts under Company’s then existing vendor relationships. Contractor shall deliver to Company such bills of sale and other documents as Company may reasonably request related to such purchases. Contractor shall charge Company for Materials as set forth in Exhibit F. All Materials will be of good quality, new, of current manufacture and fit for their intended purpose. If required by Company, Contractor shall furnish satisfactory evidence as to the kind and quality of Materials. Where Materials carry a warranty, Contractor shall take all actions necessary for the effectiveness thereof and shall deliver original warranty documentation to Company. Company may review bid tabulations, delivery schedules and any prices provided by Contractor under Contractor’s supply contracts or similar agreements but may not otherwise review or modify the terms of such agreements.

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Section 2.7. Network Equipment Contract.

(i) Contractor acknowledges that Company has entered into or will enter into contracts for terrestrial network design and equipment delivery (the “Network Equipment Contract”), Site leases and telecommunications services agreements with one or more third-party vendors (each, a “Network Vendor”), whereby the applicable Network Vendor agrees to provide certain equipment or certain design or other services as part of the development and operation of the Network, the lease of a Site or provision of communications services for a Site. Contractor shall coordinate with Company and the Network Vendors to establish for each Market a schedule at the Site level (the “Deployment Schedule”) for the delivery, installation and connection by the Network Vendors of all goods, services, labor and equipment necessary for the timely development of the Network in that Market and ensure the Work in each Market is performed in accordance with the Deployment Schedule and Throughput Model (defined in Section 3.2). The Deployment Schedule shall be subject to the approval of Company. Company shall either approve the Deployment Schedule or provide comments within ten (10) days of receipt thereof and, once the comments are resolved and if the comments are to be incorporated into the Deployment Schedule, the approval procedure shall be repeated.

(ii) Contractor shall be responsible for coordinating with Network Vendors and Company to ensure that all parties adhere to the Deployment Schedule and Throughput Model for each Market (and this responsibility shall for all purposes hereof be considered part of the Work). If any Network Vendor is ready and able to make a delivery of equipment (“Network Equipment”) or other services required by the Deployment Schedule for a Market and, as a result of Contractor’s failure to complete applicable Work on time, completion of the applicable Site cannot safely and properly accommodate the Network Equipment or connection of services, Contractor shall be responsible for the payment of any penalties or damages owed by Company to the applicable Network Vendor as set forth in Exhibit I.

(iii) Contractor shall be responsible for coordinating with the Network Vendors and their representatives in a manner that will ensure the orderly deployment of Network Equipment to each Site being developed under this Agreement and connection of such Site to the services of Network Vendors. Contractor, Company and the applicable Network Vendors shall establish, within thirty (30) days after the issuance of an applicable PO, an agreed Deployment Schedule for that Market. Contractor shall cooperate with all Network Vendors and other Company suppliers, service providers and contractors as appropriate to enable the timely and efficient completion of the Site Services for each Site and the build-out of Company’s terrestrial wireless network. If Company requests Contractor to provide material additional cooperation beyond what is specified in this Agreement, such cooperation shall be provided at Company’s expense. The Scope of Work in Exhibit B establishing the Program Management Office shall designate a director (the “Program Director”), who shall have primary responsibility for working out any disputes, disagreements, discrepancies, performance conflicts or other issues that arise between Contractor and any Network Vendor (“Network Deployment

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Issues”). Resolution of all Network Deployment Issues shall be resolved by the Program Director in a prompt and efficient manner, in order to maintain the Deployment Schedule. Company shall require that the Network Vendors interface with the Program Director.

(iv) If the Program Director becomes aware of a Network Deployment Issue that the Program Director is unable to resolve in a manner that will avoid delays in the Deployment Schedule, the Program Director shall, in as timely a manner as possible to avoid such delays in the Deployment Schedule, provide to the Company designated representative (the “Company Designated Representative”) a detailed description of the conflict and the positions of both Contractor and the Network Vendor concerning such Network Deployment Issue. The Company Officer shall, within two (2) Business Days after receipt of the foregoing description make a decision concerning how the Network Deployment Issue is to be resolved, which the Company Officer shall describe in a written or e-mailed notice to Contractor and the Network Vendor. Such decision may require Contractor or applicable Network Vendor to perform any work or provide any item needed for Company to resolve the Network Deployment Issue. Subject to Section 23, Company shall have the right to require Contractor to perform such work or provide such item while the Parties further consider the matter of which entity was actually responsible to do so; provided, further, in the event the work or the item would by its nature involve Materials or Pass-Through Costs, Company shall make payment to Contractor relating to the work or item (but excluding any associated management services or Contractor fee) pending resolution of the issue. If the performance of such work or provision of item is a change to the work described under Exhibit C for which Contractor receives a Base Cell Site Unit Price-based payment, Company will pay Contractor for the performance of such work or provision of item on a time and materials basis, using the applicable hourly rates set forth in Exhibit F, Attachment 3 or such other mutually agreed basis.

Section 2.8. Company Responsibilities.

Company shall be responsible, either directly or through its Network Vendors or other third party contractors, for those activities or actions that are described in Exhibit C as being the responsibility of Company, its Network Vendors or other third party contractors.

SECTION 3. PROJECT MANAGEMENT AND DEPLOYMENT

Section 3.1. Program Management Office. Contractor shall assemble and maintain a team of qualified personnel (the “Program Management Office” or “PMO”) to provide national oversight and coordination of all aspects of the Network design, Site acquisition, construction, and installation services (excluding installation of the Network Equipment (but including installation of platforms for the attachment of Network Equipment)), and other design and installation tasks as assigned by Company to Contractor or to other vendors in connection with the Network (regardless of whether Contractor is performing any other services in a given Market).

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The Program Management Office shall be responsible for ensuring that Work is performed in accordance with the Throughput Model (as defined in Section 3.2 below) and the Deployment Schedule and that all applicable Milestones and Applicable Requirements are met. The responsibilities of the Program Management Office, the Work that the Program Management Office is required to perform, requirements concerning the qualifications of personnel, the number of authorized Program Management Office personnel for which Contractor may charge Company from time to time, requirements concerning Key Positions or Key Personnel and the manner in which Contractor shall maintain the Program Management Office and provide the services thereof are described in the Scope of Work attached hereto as Exhibit B.

Section 3.2. Site Deployment Services; Network Deployment.

(i) In furtherance of its performance of the Site Deployment (also referred to herein as “Radio Access Network (RAN) Management”) and RAN network and deployment Work described more fully in Exhibit C, Contractor shall assemble and maintain in each Market a team (each, a “Market Deployment Team”) to coordinate and manage (in coordination with, and without duplication of services provided by, the Program Management Office) all Work awarded to Contractor in a designated Market. Each Market shall have its own dedicated Market Deployment Team, which shall operate under the supervision and control of the Program Management Office to ensure the proper, timely and orderly completion of Work in the applicable Market. Subject to the terms set forth in Exhibit C, the Market Deployment Team shall be responsible for assisting Company in the identification, acquisition and/or construction of appropriate towers, rooftops, ground leases, or other appropriate locations or facilities (each, a “Site”) for installation of all facilities, installations, hardware and platforms (“Installations”) necessary for Company or the applicable Network Vendors to install the Network Equipment, including the supervision, coordination and management of all construction and installation activities included in the Work, the completion of all punch-list work and all other activities necessary to cause each Site to become operational in accordance with the Deployment Schedule. Each Site shall be subject to Company’s approval in Company’s sole discretion, and shall be identified, selected and approved in accordance with the procedures described in Exhibit C. The terms on which Contractor shall identify and acquire Sites and coordinate the installation of the Installations (including, if mutually agreed by the Parties, the construction of new facilities) are set forth in Exhibit C. The linear progression of approval points, conditions precedent to proceeding to each step in the process of Site Deployment, and the necessary Deliverables for the completion of the Work to the satisfaction of the Company are as described in the various Exhibits attached to this Agreement. Contractor shall not proceed beyond necessary approval points nor take actions which might incur cost or liability to Company with regard to any Site without first obtaining such approval as outlined in the applicable Exhibit(s), including but not limited to a Notice to Proceed with Site Acquisition (the form of which is set forth in Exhibit C, Attachment 4) and a Notice to Proceed with Construction (the form of which is set forth in Exhibit C, Attachment 10).

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(ii) Contractor shall perform the Site Deployment Services and deploy the RAN Network in accordance with version number 1 of the throughput model (as such model may be revised by mutual agreement of the Parties from time to time, the “Throughput Model”). The Throughput Model shows the schedule for Contractor’s completion of the Milestones set forth in Exhibit C, (and completion of tasks required for such Milestones) as required for RAN network deployment for each Market and for all Markets, by month and cumulatively. Any change to the Throughput Model shall be subject to Company’s prior written approval. If Company approves any change, the revised Throughput Model will not take effect until the month immediately following Company’s written approval; provided, however, the guaranteed volumes (i) in the prior version of the Throughput Model for the month(s) preceding the month in which Contractor has requested a change shall remain unaffected and (ii) the month in which Contractor has requested the change, and the succeeding month(s) if Company is still reviewing the change, shall be adjusted, to the extent required by the change, for the purpose of not penalizing the Contractor in calculating Contractor’s Service Level Agreement performance during such Measurement Period.

Section 3.3. Staffing; Key Positions. Contractor agrees to provide the Program Director and other personnel as may be described as “Key Personnel” (“Key Personnel”) in Exhibit B and Exhibit C or otherwise relating to the Program Management Office or the particular Market Deployment Teams in the numbers and at the times as further described herein. All Key Personnel shall be full-time professionals that have been pre-approved in writing by Company. Contractor shall employ such other qualified professionals or other personnel as are necessary to properly perform Contractor’s obligations under this Agreement. All Key Personnel must be direct employees of Contractor. Prior to hiring or assigning any Key Personnel to the Work, Contractor shall furnish Company with a resume of the proposed candidate for Company’s review and, if requested by Company, the opportunity to interview such candidate. Company shall have thirty (30) days after completion of such activities to notify Contractor of any objections that Company has to such candidate’s assignment. If Company objects to such assignment, Contractor and Company shall use commercially reasonable efforts to resolve Company’s concerns. If the Parties are unable to resolve such concerns within five (5) days of Company’s objection, Contractor shall propose another individual for Company’s approval in accordance with the foregoing procedure. No Key Personnel may be assigned to the Work without Company’s express prior written consent, which shall not be unreasonably withheld. Unless Company waives this requirement in its sole discretion, all Key Personnel shall be identified before Contractor is authorized to commence Work pursuant to a PO. Contractor agrees that it will not, without Company’s prior written consent (which Company shall be under no obligation to grant), voluntarily remove any Key Personnel during the performance of the Work for which he or she is responsible. Contractor shall use commercially reasonable efforts to retain personnel in non-key positions, to assure consistent staffing. If Company objects to the continued assignment of any Contractor personnel (including, but not limited to Key Personnel) to this Agreement, Contractor shall promptly remove such personnel and provide a replacement in a timely manner. Contractor shall use commercially reasonable

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efforts to minimize turnover of personnel assigned to the completion of Work. Contractor shall provide to Company written notice fifteen (15) days prior to reassigning or replacing Key Personnel. Contractor shall ensure that no Contractor PMO Key Personnel involved in the Work are engaged in the provision of services by Contractor to any Adverse Party during the performance of the Services by such personnel. Except for a replacement at the request of Company or a reassignment necessitated by circumstances beyond the control of Contractor, for example, death, disability or the employee’s family circumstances, Contractor shall not reassign or replace any Key Personnel without Company’s prior written consent, which may be withheld in Company’s sole discretion unless Contractor demonstrates to Company’s reasonable satisfaction that such reassignment or replacement will not have an adverse effect on the Work. The Parties shall agree from time to time on the appropriate number of Key Personnel and other personnel of particular classifications necessary during specified periods for Contractor to deliver all services required by the Program Management Office. Company and Contractor shall also review Program Management Office staffing requirements on a regular basis, but at least quarterly, and sufficiently in advance of any significant anticipated changes so as to permit Contractor to plan and respond to PMO staffing needs (e.g., typically one (1) month in advance of each calendar quarter) and as further set forth in Section 1.1.3 of Exhibit F. Company will issue a PO or PO revision reflecting any agreed PMO staffing changes in a timely manner such that approved staffing levels are adequately funded. Contractor shall update the list of Key Personnel as of the beginning of each calendar quarter.

Section 3.4. Project Quality Plan. Attached hereto as Exhibit J is Contractor’s quality assurance plan outlining its proposed quality assurance procedures and protocols for acceptance by Company (the “Project Quality Plan”). Contractor shall make such amendments to such Quality Assurance Plan as Company may request from time to time to ensure the proper and timely completion of the Work in accordance with the Deployment Schedule and all Applicable Requirements. Company shall review any proposed amendments to the Quality Assurance Plan and provide comments to the Contractor within three (3) days of receipt of the plan from Contractor. Once the comments are resolved, and if the comments are to be incorporated into the Project Quality Plan, the approval process shall be repeated until the amended Project Quality Plan is agreed between the Parties. Contractor shall satisfy all of the requirements, procedures and protocols of the Project Quality Plan at all times during the performance of any Work, and shall otherwise maintain quality assurance controls that ensure all material, equipment, services and Deliverables conform to all Applicable Requirements, whether any such Work or any Deliverable is performed, manufactured, prepared, procured or delivered by Contractor or by any other Contractor Party, and Contractor shall otherwise ensure that all Work is delivered on time and on budget. Without in any way limiting Company’s inspection or other rights, Contractor is responsible for performing all inspections, tests, and calibrations necessary to substantiate that the Work, materials and equipment conform to all Applicable Requirements. Records of conformance shall be maintained on file at Contractor’s facilities and in the Contract Management System and shall be available for review by Company at any reasonable time.

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SECTION 4. USE OF SUBCONTRACTORS

Section 4.1. Use of Subcontractors.

(i) With regard to Work set forth under the Scope of Work attached hereto as Exhibit C, Contractor shall be free to enter into any subcontract awarded in accordance with Contractor’s established practices and procedures and in accordance with all requirements set forth in Exhibit C; provided, however, that within thirty (30) days after the Effective Date of this Agreement and prior to entering into any subcontract, Contractor shall provide to Company written notice of its initial list of desired subcontractors, including the subcontractor’s name and nature of work being subcontracted. Thereafter, Contractor shall provide Company on a periodic basis as mutually agreed, but at least on a quarterly basis, with a list of its desired additional subcontractors. Contractor agrees to provide to Company such other information as Company may reasonably request. If Company objects to any proposed subcontractor, Company shall notify Contractor within ten (10) Business Days after receipt of Contractor’s list and the Parties shall thereafter meet within five (5) days to resolve the objection. If after meeting, the Company acting reasonably still objects to the subcontractor, Contractor will furnish an alternate subcontractor for Company’s approval. If the Company does not object to Contractor’s proposed list within ten (10) Business Days, the list shall be deemed as accepted by Company. Contractor shall not subcontract any PMO services set forth in Exhibit B without the prior written approval of Company. For other subcontractors, Contractor shall obtain Company’s approval in accordance with Section 4.2.

(ii) Notwithstanding Section 4.1(i) above, Contractor may subcontract portions of the Work to its’ Affiliates without the prior written approval of Company. Without limitation, Contractor shall have the right to subcontract to its related professional engineering companies that are Affiliates of Contractor any professional engineering services required by each applicable state to be performed by a professional engineering firm registered in such state as required by its law. Contractor hereby guarantees to Company that such entities will comply with the responsibilities and obligations herein assumed by Contractor and Company agrees that it shall hold only Contractor responsible for any failure to so comply. Contractor agrees that Company will incur no duplication of costs or increased taxes resulting from any such subcontract and shall indemnify and hold Company harmless from any such costs or taxes. Company agrees that the limitations on Contractor’s liability set forth in this Agreement apply to Contractor and its Affiliates.

Section 4.2. Other Subcontractor Selection. Where services, such as Contractor acting as agent for Company for the purchase of Materials or Company otherwise requests Contractor to solicit bids for and on behalf of Company, Contractor shall provide to Company, within three (3) days after receipt, true and complete copies of

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all bids received by Contractor for the performance of the project. All bids shall be accompanied by (i) all information necessary for Company to ascertain the nature and scope of the services to be provided thereunder and the cost thereof and to make a meaningful comparison of the scope of work and pricing in the various subcontracts and shall further be accompanied by (ii) Contractor’s recommendation as to which of the bids it recommends that the Company select. If Contractor does not select the lowest bid as its recommended bid, the Contractor’s recommendation shall include a detailed description of the reasons therefor. If Company rejects all bids and requests further services, Contractor shall, within fifteen (15) days after receipt of Company’s notice, obtain at least two (2) additional bids for Company’s consideration.

Section 4.3. Contractor Parties. For purposes of this Agreement, “Contractor Parties” shall mean Contractor, its Affiliates, all subcontractors, and the officers, directors, employees, agents, successors and permitted assigns of each of them and/or any other persons performing portions of the Work under a contract with Contractor or any subcontractor, or otherwise performing Work with the consent of Contractor or any other Contractor Party, or for whose acts Contractor or any other Contractor Party may be liable. Contractor’s responsibility shall extend to all Contractor Parties, whether or not engaged, appointed or selected in accordance with this Agreement, but this sentence shall not render valid any arrangement with a Contractor Party that is not entered into in compliance with this Agreement. Contractor will not be relieved of its obligations under this Agreement by use of any Contractor Party to perform Work and will be responsible for any Contractor Party’s failure to satisfy the terms of this Agreement, as they relate to the Work performed by the Contractor Party, to the same degree as if Contractor performed the Work directly. If Company determines that the performance or conduct of Contractor or any Contractor Party is unsatisfactory, Company may notify Contractor of its determination in writing, indicating the reasons therefor, and Contractor will promptly take all actions necessary to remedy the performance or conduct of Contractor or such Contractor Party. At Company’s request, Contractor shall, at no cost to Company, terminate any arrangement with any Contractor Party that was not entered into in accordance with this Agreement.

Section 4.4. Step-In Rights. Each subcontract entered into in furtherance of Site Deployment Services described in Exhibit C shall contain a provision by which the subcontractor or other counterparty thereto agrees that, upon delivery of notice from Company that an Event of Default has occurred under this Agreement or that this Agreement has been terminated due to an Event of Default with respect to the Work to which the subcontract relates, that the subcontract may be assigned to Company and thereafter Company may assert the rights and obligations of Contractor under such subcontract, to the extent arising after the date of such assignment. Contractor shall use all reasonable efforts to provide that each subcontractor shall further provide that, if Contractor is in default of its payment obligations under any subcontract, the subcontractor shall not stop work or terminate the subcontract without first giving Company notice of Contractor’s default and ten (10) days opportunity to cure the default and assume Contractor’s obligations under the subcontract. Contractor agrees that

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Company shall have that right upon the occurrence of an Event of Default or the termination of this Agreement due to an Event of Default with respect to such Work, to assume the rights, obligations and responsibilities of the Contractor under the subcontract from and after such date. Contractor shall immediately notify Company of any Contracting Party’s breach of contract claims against Contractor or any material dispute between Contractor and a Contracting Party. Contractor shall be liable for any sums expended by Company under such subcontract as provided in Section 10.2 hereof. Contractor agrees, and the subcontractor shall agree in the subcontract, that Company shall have (a) no liability or obligation with respect to any default by Contractor under the subcontract and (b) no liability for any payments for Work under the subcontract that Company disbursed to Contractor but that Contractor did not pay to subcontractor, except to the extent Company expressly assumes such obligations as contemplated by this Section.

SECTION 5. PRICING

Section 5.1. Pricing. In consideration for the Work and other chargeable items provided by Contractor pursuant to this Agreement, Company shall pay to Contractor the applicable fees and other charges payable therefore as set forth in Exhibit F.

SECTION 6. TERM

Section 6.1. Term. The initial term of this Agreement will commence on the Effective Date and continue for a period of three (3) years, unless terminated earlier in accordance with this Agreement. Thereafter, this Agreement will automatically renew for additional one (1) year periods unless either Party gives notice of its intent not to renew at least thirty (30) days before the expiration of the term. The initial term, together with all renewal periods prior to any notice of non-renewal, is referred to as the “Term”. This subsection is subject to the early termination rights stated elsewhere in this Agreement.

SECTION 7. CONTRACTOR TECHNOLOGY; REPORTS

Section 7.1. Required Technology. Contractor shall maintain an electronic data base to which Company shall have remote access for multiple simultaneous users, which shall be unrestricted except for Contractor’s normal password and security requirements, in which Contractor shall record full and complete information concerning bids and pricing related to the Work except for (i) subcontracts that make up the Site Deployment Services set forth in Exhibit C and (ii) the make-up of unit rates or Fees set forth in Exhibit B (“Contract Management System”). Contractor shall devise, configure, and implement all necessary information technology systems, software, processes, and procedures required to satisfy the information and data collection, handling and uploading requirements set forth in the Agreement. Contractor shall ensure that it creates and maintains a reliable, effective, and accurate interface between its electronic data systems and Company’s Site management system, referred to as of the

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Effective Date as “Siterra” (as such reference may be revised by Company in its discretion and as the same system may be modified from time to time upon not less than fifteen (15) days’ prior notice to Contractor, the “Site Management System” or “SMS”) for purposes of providing (a) seamless, “real time” data input into Company’s Site Management System; (b) access for Company employees to Contractor’s Contract Management System; (c) adequate security protocols to ensure integrity of the database; and (d) adequate project management procedures to ensure timely performance. Company’s Site Management System shall be the Company-designated system record for Site information, and will be used by Contractor for all reporting, monitoring, performance measurement and storage of required Site information. In the event of an inconsistency between the data maintained by Company and the data maintained by Contractor, Company’s data will be controlling (except in the event of manifest error). Contractor shall assume all expenses and costs associated with the creation of systems, software, interfaces, modification of its information technology systems, and training of Contractor’s personnel in the use of the electronic information technology processes and procedures required to satisfy the information and data collection and uploading requirements required to support Company’s Site Management System or interface with [***]. Contractor shall provide appropriate training to Company personnel as necessary for such Company personnel to fully access subcontractor pricing, bidding and other information in the Contract Management System.

Section 7.2. Continuity of Technology. In the event Contractor’s electronic systems become inoperable or otherwise unavailable to satisfy the information and data collection and uploading requirements set forth in this Agreement, Contractor shall promptly notify Company of such inoperability or unavailability and shall promptly identify and implement substitute methods of accomplishing the same requirements on terms acceptable to Company at Company’s reasonable discretion. This provision shall not relieve Contractor of any of its obligations hereunder, including without limitation, those of Section 4 hereof.

Section 7.3. Technology Costs. Contractor shall bear all expenses and costs associated with the creation of systems, software, interfaces, modification of its information technology systems, and training of Contractor’s personnel in the use of the electronic information technology processes and procedures required to satisfy the information and data collection and uploading requirements set forth in and required by the Site Management System and, to the extent they do not differ from Contractor’s standard systems and applications, Company’s other reasonable requirements.

Section 7.4. Data and Reports. In addition to any other reports that may be required in this Agreement, Contractor agrees to provide any reports that may be reasonably required by Company, at no cost to Company. By submitting any report or other Deliverable, Contractor shall be deemed to have certified to Company that such report or other Deliverable is accurate, current and complete in all material respects. The reports are and shall remain the sole and exclusive property of Company. The reports shall not be used by Contractor Parties or disclosed, sold, assigned, leased, or otherwise provided to third parties by Contractor Parties, except to the limited extent necessary to

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complete the Work, nor shall any of the foregoing be commercially exploited by or on behalf of Contractor Parties. At Company’s request and sole discretion, and as directed by Company, Contractor shall promptly correct any errors or inaccuracies in any reports delivered pursuant to this Agreement. Reports shall be delivered in such media and format as Company shall direct and shall include pricing, cost and other data concerning all work that will permit Company to ascertain with “full visibility” the actual cost related to Materials, and Pass-Through Costs covered by any Contractor Invoice. Upon request by Company at any time, Contractor shall, at Contractor’s expense, promptly turn over to Company or erase and destroy to Company’s satisfaction all reports in the possession or control of Contractor and any other Contractor Parties, except that Contractor may retain, subject to the confidentiality provisions of Section 18 hereof, copies of any reports containing information necessary for dispute resolution, including litigation, arising out of the Agreement, and Contractor may retain reports containing information required for its internal financial reporting requirements or for archival purposes; provided that, all such reports will be returned or destroyed upon the resolution of any dispute, upon the expiration of any applicable statute of limitations or, in accordance with Contractor’s records retention policies. Contractor’s archived data shall not be used for any purpose other than as a backup of data elsewhere in the Contractor’s system.

SECTION 8. DELAYS AND EXTENSIONS OF TIME; LIMITATIONS

Section 8.1. Contractor Delays. Exhibit E sets forth the certain consequences for Contractor’s failure to perform the Work and complete certain Milestones in accordance with the Throughput Model. Exhibit I sets forth the certain consequences for Contractor’s failure to perform the Work to support Company Network Vendors. Liquidated damages and other amounts payable as set forth in Exhibit E and Exhibit I and Company’s remedies described in Section 10.3 are the sole and exclusive remedies of Company for Contractor’s failure to perform the Work in accordance with the Throughput Model or to support the Network Vendors.

Section 8.2. Excusable Delays. For purposes of this Agreement, “Force Majeure” shall mean any event or circumstance, or combination of events or circumstances, that arises after the date hereof, is beyond the reasonable control of the Party claiming Force Majeure, or could not be prevented or overcome by the reasonable efforts and due diligence of the Party claiming Force Majeure and has an impact which will actually, demonstrably, and adversely affect such Party’s ability to perform its obligations in accordance with the terms of this Agreement, including but not limited to, acts of God or of the public enemy, terrorist attacks or threats thereof, epidemics, unavoidable casualties, or unavoidable and unusual delay in obtaining equipment or materials (which delays are outside Contractor’s reasonable ability to control), disruptions to transportation systems, strikes (except for those associated with employees of any Contractor Party). An “Excusable Delay” is any delay in the completion of Work that is due to (i) Force Majeure or (ii) Company’s material failure to perform its obligations under this Agreement. If an Excusable Delay occurs, the schedule for completion of any element of the Work that is affected thereby shall be extended to such date as shall reasonably account for the impact of the Excusable Delay. If Contractor

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wishes to rely upon an Excusable Delay as a basis for seeking any extension of time under an agreed Work schedule, it shall notify Company in writing within five (5) calendar days after the beginning of any Excusable Delay, stating with specificity the cause of the delay, the specific elements of the Work that are impacted, the specific areas involved, and the anticipated period of delay. If Contractor fails to give Company such written notice within such five (5) day period, the period of Excusable Delay shall not commence until such notice is received by Company. Upon receipt of such notice, Company shall determine whether an extension is justified and, if so, the Parties shall discuss an equitable extension, generally day for day, of the applicable date(s) of completion, taking into account not only the expected duration of the Excusable Delay, but also its reasonable impact on Contractor’s ability to complete the Work for which Contractor is responsible; provided, however, that Company shall, subject to Section 26, make the determination of the extension reasonably required to reflect the impact of any Excusable Delay on Contractor and the Work. Company shall have the option to deny any request for extension or for additional costs absent a showing that the event of Excusable Delay will cause an actual delay in the Work schedule or result in additional costs. Contractor shall not have any right in connection with Force Majeure to a modification of the pricing or reimbursement provisions applicable to the Work or to any provisions relating to additional payments or fees except to the extent Contractor demonstrates that the event is of a magnitude that affects a majority of Sites in one or more Markets. The Parties agree that except as otherwise excused under this Agreement (i) the unwillingness or inability of Contractor or any Contractor Parties to perform any obligation under this Agreement, (ii) any labor actions affecting a Contractor Party and based on a Contractor Party’s own employment program (as compared to an industry-wide labor action), (iii) unavailability of Materials that could have been avoided by proper project management procedures, (iv) bankruptcy or insolvency actions affecting a Contractor Party, (v) litigation or administrative actions affecting a Contractor Party (except if initiated by the Company) or (vi) the unwillingness or financial inability of Contractor or any of its subcontractors, vendors, or suppliers to perform any obligation hereunder or under any applicable subcontract or supply contract, shall not be grounds for an Excusable Delay. Further, the occurrence of an Excusable Delay due to Force Majeure shall not excuse Contractor’s obligation to pay to Company any amounts due to Company prior to or during the Excusable Delay.

SECTION 9. INSPECTION, CORRECTIONS AND ACCEPTANCE OF WORK

Section 9.1. Inspection. Company, or a third party consultant or other representative of Company, may inspect any Deliverable, Site or other Work performed by Contractor prior to Company’s acceptance thereof in accordance with Exhibit C with respect to such Work. In furtherance of the foregoing, Contractor shall afford Company, or a third party consultant or other representative of Company, access to any Site to the full extent and at such times as Contractor has access to the Site. Contractor shall be required, without regard to the state of completion to promptly correct any Deliverable, Site or Work that is found to be defective, incorrect or non-conforming

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in that it does not meet the warranty standards set forth in Section 19.2 or is not in compliance with the Applicable Requirements. For the avoidance of doubt, any Work required to be corrected by Contractor under this Section that has not been completed prior to acceptance in accordance with Exhibit C shall not excuse Contractor from the obligation to correct such Work under Section 19.4.

Section 9.2. Company Correction Cost. If Contractor does not repair any Deliverable, Site or Work that is found to be defective, incorrect or non-conforming within five (5) Business Days after notice from Company or, to the extent such Work is not reasonably capable of being repaired within such five (5) Business Day period, if Contractor fails to complete such repairs within thirty (30) days after such notice from the Company, Company may effect such repairs and may deduct from payments otherwise due or to become due to Contractor or otherwise recover directly from Contractor, the full cost to repair the same, including, but not limited to, storage and removal costs, repair and installation costs, and material costs resulting from Contractor’s failure to make such repairs within the timeframes described above.

Section 9.3. Acceptance. The inspection of the Deliverables, Sites and other Work and the acceptance by Company thereof shall follow the procedures and requirements set forth in Exhibit C, in addition to those set forth in this Section 9.

SECTION 10. TERMINATION

Section 10.1. Termination by Contractor. Contractor may terminate this Agreement in full (but not in part), upon the occurrence of a Company Event of Default. A “Company Event of Default” shall have occurred if:

(i) (a) Company has failed to make a payment due under this Agreement in connection with the Work, (b) such payment is not subject to a good faith dispute, (c) no earlier than the payment’s due date Contractor gives written notice of its intent to terminate unless such payment is made within sixty (60) days after receipt of such notice, and (d) Company fails to make such payment within the sixty (60) day period following receipt of such notice from Contractor;

(ii) any representation or warranty made by Company in this Agreement shall be substantially untrue in any material respect as of the date such representation or warranty was made provided Company does not cure such breach to Contractor’s reasonable satisfaction within sixty (60) days after receipt of written notice of breach from Contractor (which termination shall be effective on the sixty-first (61st) day after the breach notice is received by Company, unless the breach is cured before such date); or

(iii) Company makes an assignment for the benefit of creditors, or a receiver, liquidator or trustee shall be appointed for Company, or Company shall be adjudicated as bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall

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be filed by Company or shall be filed against Company and consented to, or acquiesced in by Company or any proceeding for the dissolution or liquidation of Company shall be instituted (provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Company, it shall not be an Event of Default if the same is discharged, stayed or dismissed within ninety (90) days after the filing or commencement thereof), or Company shall admit in writing its inability to pay its debts generally as they become due.

In the event this Agreement or any part hereof is terminated by Contractor pursuant to this Section, Contractor shall be entitled to the amounts as described in Sections 10.4 and 10.5(ii). Payment shall be made within thirty (30) days of termination.

Section 10.2. Termination by Company for Cause. Company may terminate this Agreement, any one or more POs or any portion of the Work upon the occurrence of an Event of Default. An “Event of Default” shall have occurred if:

(i) Contractor materially breaches this Agreement and does not cure such breach to Company’s reasonable satisfaction within sixty (60) days after receipt of written notice of breach from Company (which termination shall be effective on the sixty-first (61st) day after the breach notice is received by Contractor, unless the breach is cured before such date);

(ii) any Transfer occurs without Company’s prior written consent;

(iii) Contractor fails, except in cases for which an extension of time is expressly provided for hereunder, to prosecute promptly and diligently the Work or to supply enough properly skilled workers or proper materials for the Work; or if it fails to exercise the level of managerial skill, knowledge, judgment and practices which are commonly expected in connection with the management and performance of work of the type contemplated by this Agreement and does not cure such breach to Company’s reasonable satisfaction within sixty (60) days after receipt of written notice of breach from Company (which termination shall be effective on the sixty-first (61st) day after the breach notice is received by Contractor, unless the breach is cured before such date);

(iv) if a mechanic’s or materialman’s lien or notice of lien is filed against any part of the Work or any Site and such lien is not removed or replaced by an appropriate bond (if permitted by Law) or insured over by Contractor for the Company’s benefit and to Company’s reasonable satisfaction as soon as reasonably possible but within thirty (30) days after Contractor receives notice of such lien and within a further ten (10) days after receipt of written notice of breach from Company (which termination shall be effective on the eleventh (11th) day after Contractor received such notice of breach from Company, unless the breach is cured before such date either by Contractor or Company pursuant to Section 15.2 (and in the case of cure by Company, Company shall have been fully reimbursed by setoff or otherwise));

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(v) any representation or warranty made by Contractor in this Agreement or in any report, certificate, financial statement or Deliverable furnished by Contractor in connection with this Agreement shall be substantially untrue in any material respect as of the date such representation or warranty was made provided Contractor does not cure such breach to Company’s reasonable satisfaction within sixty (60) days after receipt of written notice of breach from Company (which termination shall be effective on the sixty-first (61 st) day after the breach notice is received by Contractor, unless the breach is cured before such date); or

(vi) Contractor makes an assignment for the benefit of creditors, or a receiver, liquidator or trustee shall be appointed for Contractor, or Contractor shall be adjudicated as bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by Contractors or shall be filed against Contractor and consented to, or acquiesced in by Contractor or any proceeding for the dissolution or liquidation of Contractor shall be instituted (provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Contractor, it shall not be an Event of Default if the same is discharged, stayed or dismissed within ninety (90) days after the filing or commencement thereof), or Contractor shall admit in writing its inability to pay its debts generally as they become due.

In the event this Agreement or any part hereof is terminated by Company pursuant to this Section, Contractor shall, subject to Section 21, be required to reimburse Company, promptly on demand, for any increased costs, except those associated with PMO Services as described in Exhibit B, incurred by Company in finding replacements to perform the Work (or to supply Materials and equipment necessary to complete the Work), including, without limitation, any costs incurred in exercising rights under Section 4.4 hereof. Company’s right to terminate the Agreement pursuant to this Section shall be in addition to, and not in limitation of, any other rights or remedies existing under this Agreement.

Section 10.3. Termination by Company for Good Cause. Company may terminate this Agreement in whole if Contractor has either (a) paid the maximum amount of liquidated damages or breached the other termination criteria set forth in Exhibit E or (b) paid the maximum amount set forth in Exhibit I. In such event, Company shall only be obligated to pay Contractor for undisputed payment obligations hereunder for Work actually performed prior to the effective date of such termination including the pro-rated expenses associated with partially completed Milestones. It is agreed by the Parties that such termination is not an Event of Default subject to termination arising under Section 10.2 or the remedies available to Company arising therefrom and that the amounts paid by Contractor under Exhibit E and/or Exhibit I are Company’s sole and exclusive remedy for a termination arising pursuant to this Section 10.3. Termination shall be made by written notice to Contractor and shall be effective on the thirtieth (30th) calendar day after Company delivers the notice.

Section 10.4. Termination by Company for Convenience. Except as set forth herein, Company may terminate this Agreement in its entirety at any time for

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convenience upon written notice to Contractor. Company may also terminate Contractor’s Work in any Market in whole, but not in part, for convenience upon written notice to Contractor that a Change in Control has occurred and Company directs such Work to be terminated. In addition, Company may terminate all POs (other than Baltimore/Washington as set forth in Exhibit A), for Work then currently released by Company in whole, but not in part, in any Market, at any time for convenience upon written notice to Contractor; provided that such termination shall not reduce the remaining unfulfilled portion of Company’s Exclusivity Obligations to provide Site Deployment Services to Contractor pursuant to Section 2.2. In such event, Company shall pay Contractor for: Work actually performed with respect to the terminated portion of the Agreement prior to the effective date of such termination including pro rated expenses for partially completed Milestones; reasonable wind-down expenses directly incurred by Contractor in connection with the terminated portion of the Work including the termination fees under subcontracts and storage costs, cancellation costs of Materials ordered and demobilization costs; and to the extent directed in writing by Company costs to preserve Work in progress. Termination shall be made by written notice to Contractor and shall be effective on the thirtieth (30th) calendar day after Company delivers the notice.

Section 10.5. Scope of Termination. Company will specify in any termination notice given hereunder, whether it is terminating the Agreement as a whole or any portion of the Work contemplated by this Agreement (or some combination of the foregoing). In the absence of any specification, Company’s termination notice will be deemed to cover the Agreement as a whole. In the event that a termination covers less than all of the Agreement, the components not terminated will continue in full force and effect. For any portion of the Work which is in process at the time of termination but which is not the subject of the termination, the terms of this Agreement will continue in effect until such portion of the Work is fulfilled or terminated.

(i) In the event that this Agreement or any portion of the Work is terminated, Contractor shall remove all of its machinery and supplies from every impacted Site, and in the event of Contractor’s failure to do so, Company may have the equipment, machinery and supplies removed at Contractor’s expense. Notwithstanding any termination, Contractor shall, at Company’s request, instruct all subcontractors to continue work for the benefit of Company and, subject to Section 4.4, Company shall thereupon become obligated to pay such subcontractors directly for Work performed or Materials supplied by them after the effective date of the termination. Contractor shall store all Materials owned by Company and relating to such Work in a safe and secure facility, as directed by Company. If the termination is the result of an Event of Default, Contractor shall be responsible for the cost of storage for a period of up to sixty (60) days. In the event of any termination under this Agreement or any portion hereof, Contractor shall comply with its obligations under Section 10.6.

(ii) Contractor shall be entitled to payment for all Work satisfactorily performed by Contractor prior to the effective date of termination and accepted by Company and, if terminated pursuant to Section 10.1 or 10.4, other costs as set forth in

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Section 10.4; and if terminated pursuant to Section 10.3 the costs provided for therein; provided, however, that any such payment shall be subject to any provision for reimbursement, deduction, or withholding by Company as set forth in this Agreement. Such payment shall constitute full settlement of any and all Claims of Contractor of every description for payment relating to such Work, including, but not limited to, any Claim for lost profit.

(iii) Upon termination of this Agreement or any portion of the Work, Contractor shall, unless Company specifies otherwise (a) terminate all orders and subcontracts relating to the performance of the Work affected by the termination, to the extent the same may be terminated without cost; (b) terminate and settle, subject to approval of Company, other orders and subcontracts where the cost of termination and settlement will be less than costs which would be incurred if such orders and subcontracts were to be completed and assign such other orders or subcontracts to Company; and (c) transfer to Company, in accordance with Company’s directions, all materials, supplies, Work in progress, facilities, equipment, machinery or tools acquired by Contractor in connection with the performance of such Work and for which Contractor has been paid hereunder (whether by transfer of funds or against Contractor’s liabilities to Company), together with all plans, drawings, working drawings, sketches, specifications and information for use in connection therewith (including all copies thereof, as required elsewhere in this Agreement). If directed by Company, Contractor shall, to the extent stated in the notice of termination, take such actions to preserve the Work in progress and to protect material, plans and equipment on the applicable Site or in transit thereto, and Contractor shall be entitled to reimbursement from Company for the reasonable costs thereof; provided, however, that if such termination is pursuant to Section 10.1 or Section 10.4, Company shall have provided adequate financial assurances, acceptable to Contractor, as a condition to Contractor’s taking such actions.

Section 10.6. Transition. In the event of any termination or expiration of this Agreement or any portion of the Work, Contractor will cooperate reasonably in the orderly wind-down of the Work being terminated or the transfer of the responsibility for such Work to another service provider. Contractor shall provide Company access to all information, data and records relating to the Work, subject only to reasonable security and confidentiality procedures required to protect Contractor’s lawful proprietary rights. Except if the termination is the result of an Event of Default, Company may, at its discretion, require Contractor to provide a transition period for Work not to exceed three (3) months, unless the parties mutually agree to a longer period; provided, however, in the case of termination by Contractor under Section 10.1, Company shall have provided adequate financial assurances, in a form acceptable to Contractor, as a condition to Contractor’s taking such actions. If Company initially designates a transition period of less then three (3) months, it may subsequently extend the transition period up to the maximum period of three (3) months with five (5) days’ written notice to Contractor. Company may, in its discretion, terminate the transition period upon five (5) days’ prior written notice to Contractor. During the transition period, the Parties will continue to be bound by and perform in accordance with the terms

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of this Agreement that apply to the services rendered during the transition period and Company shall compensate Contractor for its Work as set forth in a transition plan to be mutually agreed upon.

SECTION 11. HAZARDOUS CONDITIONS

Section 11.1. Hazardous Condition Defined. “Hazardous Material” shall mean: (a) the presence of any hazardous materials including, without limitation, asbestos, urea, formaldehyde, polychlorinated biphenyls, petroleum and petroleum based products, methane, radon, lead, any flammable substance or material, any explosive, any radioactive substance or material and any hazardous, dangerous, toxic or regulated waste, substance, pollutant, contaminant or material, and further including, without limitation, any substances or materials defined as or included within the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” under any Laws related thereto of all federal, state, regional or local governmental entities or agencies which regulate or otherwise require permits or other approvals for or in connection with the construction, use or occupancy of land and improvements to land; and “Unknown Condition” shall mean (b) physical conditions above or below the surface of the ground or concealed or unknown conditions of an unusual nature in an existing structure or below the surface of the ground, differing materially from those ordinarily encountered and generally recognized as inherent in Work of the character provided for in this Agreement.

Section 11.2. Precautions. To the extent provided in Exhibit C, Contractor shall perform Phase I (ASME) and NEPA environmental analyses of each Site, including, without limitation, an analysis for the potential for lead-based paint, asbestos containing materials, or other Hazardous Materials set forth in Section 11.1(a). Contractor will not bring any materials set forth in Section 11.1(a) onto any Site without Company’s prior written permission. In the event that Contractor or any of Contractor Parties encounters any Hazardous Material, Contractor and its Contractor Party must determine if that has not been rendered harmless in strict accordance with applicable Law. If it has not been so rendered, Contractor and Contractor Parties will immediately stop Work in the area affected and immediately notify Company in writing of the Hazardous Material, along with a detailed description of the Hazardous Material, its location(s) on the Site and the basis for its classification as a Hazardous Material. The Work in the affected area shall not be resumed except by written agreement between Company and Contractor.

Section 11.3. Contractor Responsibility. Contractor is expected to be diligent in its review of all Site documentation, including all environmental reports procured pursuant to this Agreement, or provided by Company or other entities which pertain to recommended courses of action to address environmental and NEPA issues. With regard to any Hazardous Material set forth in Section 11.1(a), (i) that Contractor or a Contractor Party brings onto any Site and/or thereafter transports, releases or disposes of whether on or off a Site, or (ii) of which Contractor has received notice through, without limitation, Company’s express notification, and Contractor’s or a Contractor

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Party’s actions result in the release of the Hazardous Material or otherwise resulting in a worsened condition of this Site, Contractor hereby releases Company and Company Parties from, and agrees to indemnify, defend, and hold harmless Company and Company Parties from and against any and all claims, damages or expenses (including reasonable legal costs) including those for failure to comply with all Laws, including without limitation all environmental Laws. For clarity under (ii) above, in the event Contractor performs a Phase I (ASME) and NEPA environmental analysis for a Site and in the performance of the Work as set forth in Exhibit C, Contractor ignores or otherwise fails to alert Company of information set forth in the Phase I (ASME) and NEPA environmental analysis alerting it to the presence of Hazardous Material at the Site, Contractor shall be responsible for the cost incurred by Company to have the affected area of Site remediated to the extent necessary to support the Work and to permit use of the Site for Company’s network.

Section 11.4. Company Responsibility. Except in the case of the conditions described in Section 11.3, Company shall be responsible for (i) removal, transportation and disposal of any Hazardous Material set forth in Section 11.1(a) discovered or released at any Site location; and (ii) further investigation, assessment, sampling and analysis, and any required permitting, treatment, storage, transport, remediation or disposal with respect thereto. In the event Contractor discovers any Hazardous Material or Unknown Condition for which Company is responsible hereunder, Contractor shall promptly stop work in the affected region, secure the area and shall promptly give notice to Company of such discovery. Except as provided in Section 11.3, Company hereby releases and agrees to indemnify, defend and hold harmless Contractor and Contractor Parties from any and all claims, or damages or expenses (including reasonable legal costs) arising out of or related to any Hazardous Materials.

SECTION 12. INVOICING AND PAYMENT

Section 12.1. Invoice and Payment Process. Contractor shall be paid for all Work, Materials, Pass-Through Costs, Fees, Company Taxes and Mark-ups rendered pursuant to this Agreement as follows. In no event shall Contractor commence Work on a Site in the absence of a PO authorizing such Work; and in no event shall Contractor proceed with additional Work on a Site not covered by the original PO for the Site absent written authorization from Company.

(i) By the Effective Date, Contractor shall provide an initial draft of the Rolling Cash Flow Projection (defined below) and supporting assumptions used to arrive at the amounts shown in such draft of the Rolling Cash Flow Projection. Within ten (10) Business Days after the Effective Date, Company will wire an initial payment to Contractor in an amount based on the forecast of compensation to be earned as described below in Sections 12.1(viii) through (xiii) and the factors described in Section 12.4 for the then current month (Month 0) and an Advance Payment (defined below) for the ensuing two months (Months 1 and 2).

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(ii) Following the payment of the initial Advance Payment, the process for invoicing and payments described in Sections 12.1 (iii) through (vii) shall be followed by both Parties for the remainder of the Term.

(iii) Commencing on the 15th day of the first calendar month after the Effective Date, and by the 15th day of each month thereafter, the Parties shall hold a meeting (“Compensation Projection Meeting”) attended by Authorized Representatives of the Parties to review and agree upon the projected compensation to be earned by Contractor for each of the ensuing 18 months (“Months 1 – 18”, with the month containing the Compensation Projection Meeting designated as Month 0 in each monthly revision). The projected compensation (“Rolling Cash Flow Projection”) will be based on the then-current Throughput Model and forecast compensation to be earned as described below in Sections 12.1(viii) through (xiii) and the factors described in Section 12.4. If the Rolling Cash Flow Projection forecasts no compensation for the Construction Start Payment Milestone (as defined in Exhibit F) occurring in Months 0 through 2, the amount of the Advance Payment payable by Company to Contractor by the end of Month 0 shall be equal to the projected Contractor’s compensation for Month 2. If the Rolling Cash Flow Projection for the first time forecasts compensation for the Construction Start Payment Milestone (as defined in Exhibit F) occurring in Months 0 through 2, the amount of the Advance Payment payable by Company to Contractor by the end of Month 0 shall be equal to the projected Contractor’s compensation for Months 2 and 3. All subsequent Advance Payment amounts shall be equal to the projected Contractor’s compensation for Month 3 for the then-current Rolling Cash Flow Projection. The Parties’ agreement on the Rolling Cash Flow Projection will also represent agreement by the Parties on the Advance Payment amount. If the 15th day of a month falls on a day that is not a Business Day, then the Parties shall meet on a Business Day prior to the 15th.

(iv) At the Compensation Projection Meeting, Contractor shall provide to Company supporting assumptions used to arrive at the amounts shown in the Rolling Cash Flow Projection. Company may also elect at such meeting to delay the month during which the first Construction Start Payment Milestone is scheduled to occur to a later month so long as such milestone is not then-currently projected to occur earlier than Month 2 at the time of such election. If these assumptions change as a result of the Compensation Projection Meeting, Contractor shall provide a revised Rolling Cash Flow Projection by no later than the 20th day of Month 0, as a prerequisite to the Advance Payment due by the end of Month 0; provided, however, that Contractor shall have no obligation to proceed with the applicable Work absent agreement on the Advance Payment. Should the Company fail to meet with Contractor by the 15th day of any month, or fail to agree as to the amount of the Advance Payment, for any reason, the Advance Payment for the prescribed period shall be based on the most recent agreed Rolling Cash Flow Projection provided by Contractor to Company.

(v) Except for the initial Advance Payment to be made within the time period specified in Section 12.1(i), by no later than the last Business Day of Month 0, Company shall make a wire transfer of the Advance Payment.

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(vi) By the 5th day of Month 1, Contractor shall issue a reconciliation invoice (“Reconciliation Invoice”) which includes detail of the actual compensation earned by the Contractor (as described below in Sections 12.1(viii) through (xiii)) through the end of Month 0, in accordance with the requirements and in substantially the same form as the examples set forth in Exhibit D. Any difference (“True-up”) between the amounts paid by Company through the end of Month 0 and the actual compensation earned by Contractor through the end of Month 0 due to Company may, at Company’s election, be set off from any future Advance Payment or Reconciliation Invoice. If Company does not elect to set off all or any portion of such True-up amount against a future Advance Payment or Reconciliation Invoice, then upon written request from Company, Contractor shall pay such True-up amount, or such portion thereof that has not been set off, to Company within thirty (30) days of such written request. Any True-up due to Contractor will be paid by Company by the last Business Day of Month 1 consistent with Section 12.1(v). By way of example, on March 5th, a Reconciliation Invoice will be issued detailing actual compensation earned through February. Any True-up due to Company will be set off from the Advance Payment made by March 31st. Any True-up due to Contractor will be paid by the Company no later than March 31st consistent with Section 12.1(v).

(vii) Reconciliation Invoices shall meet the following requirements:

(a) Each line item on the Reconciliation Invoice shall be specific to one and only one PO, unless otherwise mutually agreed by the Parties.

(b) Each separate item (e.g., Milestone, Pass Through Cost, Materials charge, Materials Mark-up fee, Company Taxes, Management Service Fee, charges for Supplemental Unit Prices, PMO charges) shall be listed on a separate line on the Reconciliation Invoice. Line items shall not bundle charges together (e.g., Materials and services), except in the case of miscellaneous Materials with values under $100 or unless otherwise mutually agreed by the Parties.

(c) Each Reconciliation Invoice will be substantially in the form of Attachment 1 to Exhibit D.

(viii) Compensation for PMO Services Personnel Costs, business travel costs and Company Taxes directly related to business travel costs as described in Exhibit F is earned on a monthly basis.

(ix) Compensation for Base Cell Site Unit Prices, as described in Exhibit F in accordance with the amounts and percentages assigned to each Site Milestone as set forth in Exhibit F (“Site Milestone Payment Schedule”), is earned as each such Milestone is achieved. The percentages shall be applied to the Base Cell Site Unit Prices for each Site, pursuant to a PO. Compensation for Changes is earned as provided in each agreed Change Order. If the Change Order applies to a task or Deliverable included under the Base Cell Site Unit Price, then compensation for the

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Change shall be earned proportionally according to the same percentages assigned to each Site Milestone as set forth in Exhibit F, but will be invoiced on a separate line item, as illustrated in Exhibit D. By way of example, if the construction of a Structural Modification is conducted concurrently with construction of the Site, and is included in the PO for Construction of that Site, compensation for the construction will be earned as follows: [***]% at Construction Start Milestone, [***]% at Construction Complete Milestone, and [***]% at Site Acceptance Milestone.

(x) Compensation for Materials and Mark-Up as described in Exhibit F is earned as invoices are received from Contractor’s material suppliers.

(xi) Compensation for Pass-Through Costs as described in Exhibit F is earned when such costs are invoiced to or paid by the Contractor.

(xii) Compensation for Company Taxes as described in Section 13 of the Agreement and Exhibit F is earned when the compensation for the respective line items to which the Company Taxes apply are due.

(xiii) Compensation for the Management Service Fee is earned as described in Exhibit F.

All Reconciliation Invoices shall be submitted to:

TerreStar Networks

12010 Sunset Hills Road

Sixth Floor

Reston, Virginia 20190

Attn: Accounts Payable (or such other location as Company may direct Contractor)

Upon request, Contractor shall also provide any additional information that Company may require to confirm the accuracy of Contractor’s Reconciliation Invoice calculations. Contractor acknowledges that, for purposes of Company’s payment processing system, the amount invoiced on each Reconciliation Invoice must not exceed the amount authorized by the corresponding PO(s) issued by Company for the Work to which the Reconciliation Invoice relates, as adjusted pursuant to Section 23. Contractor shall use all reasonable efforts to obtain prior approval from an Authorized Representative of the Company for the submission of any Reconciliation Invoice that exceeds the corresponding PO(s), as such PO(s) may be adjusted pursuant to Section 23. In the event Contractor fails to obtain such prior approval from an Authorized Representative of the Company and proceeds to submit a Reconciliation Invoice, Company shall, subject to Section 12.2, return such Reconciliation Invoice for correction by Contractor.

Section 12.2. Payment Instructions. Company shall pay all undisputed amounts in accordance with the terms herein. No payment shall constitute an acceptance of any Work that is not in accordance with this Agreement or any Applicable

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Requirements. All payments shall be made by Company to Contractor by electronic Federal Funds Wire Transfer by 2:00 pm Eastern Time on the due date (or by 2:00 pm Eastern Time on the Business Day immediately preceding a due date when the due date falls on a weekend or Federal Holiday) to:

The Bank of New York

New York, New York

Account # [***]

ABA # [***]

Credit: Bechtel Communications, Inc.

Job No. [***]

Invoice No.

Any disagreement concerning payment on a Reconciliation Invoice shall be resolved in accordance with Section 26 hereof. Contractor shall not invoice Company for Milestones not achieved or Work not completed as a result of an Excusable Delay; provided, however, that the occurrence of an Excusable Delay shall not excuse the payment of any Reconciliation Invoices which are due and owing for Work properly performed prior to or during the Excusable Delay or any Advance Payment due and owing in accordance with the Rolling Cash Flow Projection, which shall be modified as necessary to take into account any projected adjustment of Work resulting from an Excusable Delay. The final payment due under any PO, shall be due and payable thirty (30) calendar days following the last to occur of the following: (i) the Work has been completed in accordance with the terms of this Agreement; (ii) Contractor has delivered a Reconciliation Invoice for Final Payment (including all details and supporting documentation as to amounts invoiced) and (iii) Contractor has delivered to Company any required lien waivers of all relevant subcontractors confirming that they have been fully paid for the Work, together with any other Deliverables necessary to meet the applicable PO. “Final Payment” means the last Reconciliation Invoice that Contractor is entitled to submit with respect to a PO. Acceptance by Contractor of Final Payment for Work covered by a PO shall be irrevocably deemed to be Contractor’s acknowledgement that it has been paid in full under the PO and shall constitute a waiver of all claims for payment by Contractor in respect of such Work, except for (i) any claims made in writing prior to the delivery of the Reconciliation Invoice for Final Payment and identified as unsettled and (ii) expenses for Materials or Pass-Through Costs that are either inadvertently omitted or not reasonably available to Contractor at the time of the Reconciliation Invoice for Final Payment or additional Company Taxes which in any event must be submitted within twelve (12) months of the Reconciliation Invoice for Final Payment as to the applicable PO or such amount(s) shall be deemed waived by Contractor.

If Contractor shall not have delivered any properly prepared Reconciliation Invoice as required hereunder within the time specified therefore, the relevant payment due date shall be extended on a day for day basis after receipt of such properly submitted Reconciliation Invoice. If Company disputes any portion of a Reconciliation Invoice as failing to satisfy any of the foregoing requirements or as incorrect, Company will make timely payment of the undisputed amounts.

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Company reserves the right to raise payment disputes for up to twelve (12) months after the applicable payment due date. After such period, Company may raise payment disputes solely through the audit process described in Section 14.2.

Section 12.3. Late Payment. Any amounts due either Party under this Agreement that are not subject to a dispute and remaining unpaid after the due date shall accrue interest, commencing on the day after the due date and compounded for each day thereafter until the date paid, at the rate equal to [***] percent ([***]%) above the prime lending rate quoted to substantial and responsible commercial borrowers on ninety (90) day loans by the Morgan Guarantee Trust Company, New York, on each day such interest accrues.

Section 12.4. Cash Flow Projection. The Parties agree that the Rolling Cash Flow Projections are to be based on good faith estimates of compensation projected to be earned by Contractor as described herein. Calculations of projections to be presented, discussed, and agreed as described above will be based upon the following factors:

(i) Number of Sites/Search Rings projected to reach each payment Milestone during the relevant months, per the then current version of the Throughput Model.

(ii) Projected ratio of Site types by Milestone, by month. This projection should be based on factors such as past experience, projected locations (i.e., predominately urban, rural, suburban), trends in availability of various Site types, and shall be adjusted in future projections to reflect additional experience in the markets.

(iii) Projected amount of compensation for services that are not covered under the Base Cell Site Unit Price, such as structural modification design and construction required to make any Company-approved modification, stealthing, landscaping, and services subject to Supplemental Unit Costs as set forth in Exhibit F, Attachment 5.

(iv) Projected amounts for Materials. This should be based on standard assumptions for Materials based on Site type, percentages of Sites requiring stealthing and structural modifications, and other factors affecting the amount of materials required. These projections should be based on past experience and adjusted in future projections to reflect additional experience in the Markets.

(v) Projected amounts for third party fees (e.g., landlord, jurisdictional). These projections should be based on past experience and adjusted in future projections as appropriate to reflect additional experience in the Markets.

(vi) Projected amounts of MSF, which amounts must be tied to paragraphs (i) and (iii) of this section.

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(vii) Projected amounts of Materials mark-ups, which amount must be tied to paragraph (iv) of this section.

(viii) Projected amounts of PMO compensation

(ix) Projected amount of Company Taxes.

All of the above projected amounts shall be tied to the then current version of the Throughput Model and Site mix assumptions.

Section 12.5. Suspension.

(i) If Company fails to make any undisputed payment when due, Company shall be considered in material breach of this Agreement and Contractor shall have the right, following fifteen (15) days of written notice to Company, to suspend the Work in whole or in part and seek remedies in accordance with this Agreement. Within five (5) days of Contractor’s delivery of the foregoing written notice, Company’s and Contractor’s respective Management Committee representative(s) and Chief Financial Officer(s) shall meet and discuss the underlying causes of the breach, alternatives to Contractor’s suspension of Work, steps that may be taken by Company to remedy the non-payment to prevent suspension, and steps by Contractor to minimize any costs that Contractor may incur if the Work is suspended in whole or in part (such meeting is referred to herein as the “Pre-Suspension Meeting”). If Company fails to meet with Contractor within five (5) days of Contractor’s notice or if the Parties cannot reach an agreement by the end of the fifteen (15) day notice period for any reason, then Contractor may exercise the rights set forth in this Section 12.5. Further, upon Company’s written request at any time during the 15 day notice period, Contractor shall suspend the Work in whole or in part. In the event of a suspension under this Section, the provisions of Section 10.4 shall apply as to any ongoing and reasonable costs actually incurred by Contractor.

(ii) In the event Company cures the breach (i.e., as to past due undisputed amounts due to Contractor) within the time provided in Section 10.1(i) of this Agreement, Contractor shall immediately resume Work unless otherwise directed by Company in writing.

Section 12.6. Material Breach. Company is not obligated to make any payment under this Agreement for Work that is unauthorized via a mutually agreed PO, that fails to satisfy Applicable Requirements or that is otherwise completed in breach of this Agreement until such time as Contractor has cured the breach to Company’s satisfaction. No payment shall constitute an acceptance of any Work that is not in accordance with this Agreement or any Applicable Requirements. Notwithstanding the foregoing, if only a part of an Invoice is in dispute as failing to satisfy any of the foregoing matters, Company will make timely payment of the undisputed amounts.

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Section 12.7. Set-Off. Company may set off against any and all amounts otherwise payable to Contractor pursuant to this Agreement or to any PO amounts claimed by Company in good faith to be owed by Contractor to Company pursuant to this Agreement. Without limiting the foregoing, and without limiting Company’s right to make direct reimbursement or payment claims against Contractor, Company may set off against payment on Reconciliation Invoices (a) costs and expenses incurred by Company in remedying defective Work that Contractor has not caused to be corrected within thirty (30) days after notice thereof, (b) amounts necessary to compensate third parties for damage or injury to person or property due to a breach of the indemnity obligations under Section 20.1, (c) permitted costs incurred in moving or storing Contractor property on any Site following termination of Contractor’s right and authority to perform Work at such Site, (d) amounts previously paid on any Invoice that Company subsequently determines, based on an inspection or review of the Invoice or of the Work to which it relates, not to have been due and (e) any other recoverable costs or damages as permitted under this Agreement suffered by, or asserted against, Company resulting from Contractor’s failure to fulfill in any respect its obligations under this Agreement. Within twenty (20) days after any set-off, Company will provide Contractor with a written accounting of such set-off and a written statement of the reasons therefor. Any dispute concerning such set-off shall be resolved in accordance with Section 26 hereof.

Section 12.8. Disputes. Any disagreement concerning payments or Invoices shall be resolved in accordance with Section 26 hereof.

SECTION 13. TAXES

Section 13.1. Compliance with Tax Laws; Cooperation. The Parties shall comply with all federal, state and local tax Laws applicable to transactions occurring under this Agreement. The Parties will cooperate with one another regarding such taxes and any related issues arising from this Agreement, unless adversely impacted by such actions. Each Party shall consult and cooperate with the other to minimize the other’s tax liability to the extent legally permissible. Each Party shall cooperate with the other in the settlement of any claim for taxes, arising from this Agreement, asserted by applicable taxing authorities. Company and Contractor shall provide and make available to the other any resale certificates, information regarding out of state sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other Party. Contractor will provide Company with a completed Form W-9, applicable Form W-8 series form, or Form 8233, as appropriate, for federal income tax reporting purposes.

Section 13.2. Payment of Taxes. Contractor will be responsible for: (i) all federal, state, local or foreign excise or payroll taxes including social insurances (e.g., FICA, FUI and SUI) on the personnel of Contractor or its subcontractors; (ii) any federal, state, local or foreign taxes on income or net worth, franchise taxes, gross receipts taxes (except for sales and use taxes imposed on a seller’s gross receipts from a sale transaction), or property taxes on property owned by Contractor (and not

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incorporated as part of the Work); or (iii) any taxes imposed on Contractor arising from Contractor’s purchase, rental or lease of construction equipment, consumables, machinery or tools, office machinery, equipment or supplies and consumable supplies (excepting only those that become part of the property transferred to the Company and are not covered by Base Cell Site Unit Pricing) and services that are not resold to the Company (“Contractor Taxes”). Company shall be responsible for all federal, state or local sales or use taxes (including sales and use taxes imposed on a seller’s gross receipts from a sale transaction), import duties or excise taxes, to the extent such taxes and duties are incurred in connection with the Installations, Materials, services or supplies to be incorporated or utilized in the Work, and Company shall be responsible for any building permit and other permits and governmental fees, licenses and inspections necessary for proper execution, completion and delivery of the Work (“Company Taxes”). Company Taxes constitute Pass-Through Costs and may be included in Contractor’s invoices, but Contractor must provide Company written documentation showing the amount of such taxes and evidence the payment thereof when made. Contractor shall pay promptly when due all Contractor Taxes and Company Taxes on a Pass-Through basis on behalf of Company which are due, including whether legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect, and shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work. Contractor shall indemnify, defend and hold harmless Company from any Claims with respect to nonpayment of Contractor Taxes for which it is responsible. Company shall indemnify, defend and hold harmless Contractor from any Claims with respect to Company Taxes for which it is responsible.

Section 13.3. Certification and Registration; Invoicing Prior to commencing the Work in a particular state, to the extent possible, the Company shall provide the Contractor with a properly completed sales tax exemption certificate for the state evidencing the Company’s intent to take advantage of such exemption. If Work has started in a state prior to the Company providing the Contractor with said exemption certificate, the Contractor shall accept the exemption certificate as of the date issued. Contractor and Company will cooperate to apply for refunds of taxes paid prior to receipt of exemption certificates.

Contractor shall provide Company with Contractor’s sales tax registration number from the states in which goods and/or services provided under this Agreement are performed. If Contractor is currently not registered for sales tax purposes, Contractor will register with the pertinent states for sales tax purposes before Company makes any payments to Contractor. Contractor will separately state all taxable and non-taxable charges on all Invoices presented to Company. With each Invoice, Contractor shall submit a summary report that shall (a) separately state all taxable and exempt charges for equipment, materials, freight and other items, (b) separately state all taxable and exempt charges for services provided, and (c) separately state all sales and use taxes collected (and the sales tax registration number under which the Taxes are remitted). Contractor shall invoice Company for taxes as soon as reasonably practical and if not on the original Invoice for goods and services provided under this Agreement then as soon as practical after Contractor becomes aware that such taxes are due.

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Section 13.4. Delays in Tax Compliance. Contractor shall pay, and shall hold Company harmless from and against, any Contractor Taxes, penalties, interest, or other charges that may be levied or assessed as a result of the delay or failure of Contractor for any reason to pay any Contractor Taxes or file any return or information for which it is responsible under this Agreement and which is required by Law. Company shall pay, and shall hold Contractor harmless from and against, any Company Taxes, penalties, interest, or other charges that may be levied or assessed as a result of Company’s failure to provide a valid exemption certificate or provide sufficient funds to Contractor to make payment of Company Taxes when due or where the failure to pay such Company Tax is due to Company’s direction or failure to file any return or information for which it is responsible under this Agreement and which is required by Law.

Section 13.5. Audit Right. Company shall have the right, at its expense, at a Company-designated location, to have a mutually agreed-upon third-party independent auditor audit Contractor’s records relating to the payment of Company Taxes. Contractor shall pay any Company Taxes for which Company has paid Contractor to the appropriate authority if due or reimburse Company such amounts paid to Contractor if Contractor has not paid such amount to the appropriate authority as determined by the independent auditor as a result of such audit.

Section 13.6. Classification of Work. In order to classify the provisions of the Work for sales and use tax purposes, if applicable, the Parties shall treat this Agreement as a contract for either (a) the installation of tangible personal property; or (b) the installation of real property, in accordance with state Law. If the Work performed by Contractor is considered installation of tangible personal property, Contractor shall be responsible for collecting from Company and remitting to the taxing jurisdiction(s) sales or use tax on all taxable charges for services, materials, and freight provided under this Agreement.

SECTION 14. RECORDS; AUDIT RIGHTS

Section 14.1. Maintenance of Records. Contractor shall prepare and maintain complete, detailed and accurate books and records of accounts pertaining to the Work, which books and records of account shall be maintained in accordance with generally accepted accounting principles, as applicable, consistently applied, and otherwise in a manner and using a system, software, and data that are reasonably satisfactory to Company to provide for proper financial management under this Agreement. The system used by Contractor to maintain such books and records shall be fully and remotely accessible to Company on a “real time” basis in an electronic format. Company and its designated representatives shall be afforded access at reasonable times and on reasonable notice to all of Contractor’s records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and other information relating to

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the Work, including all documentation (electronic or otherwise) relating to the sourcing and selection of third parties to perform any part of the Work. Contractor shall preserve all such records for a period of not less than three (3) years after completion of all Work under the PO to which they relate, as set forth in the “Records Retention Plan”.

Section 14.2. Audit Right. Contractor shall maintain books and accounts in accordance with generally accepted accounting principles and practices consistently applied. Company, at any time and from time to time during the Term and for a period of five (5) years after the expiration or termination of this Agreement, upon reasonable notice to Contractor, shall have the right to audit or cause to be audited Contractor’s Invoices to Company and Contractor’s accounting and other records relating to this Agreement to the extent required to verify the accuracy thereof except for invoiced amounts performed on a lump sum or fixed price basis or the make-up of Unit Rates, multipliers or Fee under Exhibit F. Company and its authorized agents and representatives shall be given unrestricted access to the data bases in which any such information is maintained and shall have the right to make copies of all such books and records. Each such audit shall be at the Company’s sole expense; provided, however, that if such audit discloses an error of three percent (3%) or more in the payments made under this Agreement (including Company Taxes) on Invoices issued at any time during the twelve (12) month period prior to the audit date, Contractor shall pay the cost of such audit. In the event that any audit discloses an error in Company’s favor, Company shall provide Contractor with appropriate documentation thereof for Contractor’s review, and if the error is in Company’s favor Contractor shall immediately refund the full amount of the error to Company.

SECTION 15. LIENS

Section 15.1. Lien-Free Completion of Work. Provided Company has made undisputed payments due Contractor under this Agreement, Contractor will not permit any mechanics’ or materialman’s or other liens to be filed against a Site. If any such lien shall at any time be filed relating to the Work, Contractor shall have the right to contest the validity or the amount of any such lien provided that it posts a bond or other security acceptable to Company in the amount and in the type required by applicable law, which bond or security acceptable to Company shall release the property from the lien and secure the payment of such obligation to the lien claimant. If on final determination of such contest, payment is found to be owed to the party that filed the lien, Contractor shall immediately pay any adverse judgment rendered, together with all proper fees, costs and charges and shall have the lien released at its own expense.

Section 15.2. Evidence of Payment; Hold Harmless. Contractor shall submit with each Invoice, a release of lien from any first tier subcontractor who might claim a lien through Contractor with respect to Work covered thereby. In the event payment of amounts due under this Agreement from Company are made and liens are nonetheless filed against the Work by any of Contractor’s subcontractors, of any tier, and which Contractor has not discharged as set forth herein, Contractor shall refund to Company all monies that Company may be compelled to pay in discharging such liens,

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including all costs and reasonable attorneys’ fees. In the event a lien is filed against the Work or a Site by any Contractor Party, and after ten (10) Business Days’ notice and Contractor’s failure to remove or discharge the lien, Company shall remove such lien and be reimbursed by Contractor as provided in this Section 15.2.

SECTION 16. PERFORMANCE BOND

Section 16.1. Subcontractor Bonds. Contractor shall obtain from all subcontractors, and shall require its subcontractors to obtain from their subcontractors, such performance and/or payment bonds as are commercially prudent, in Contractor’s determination, taking into account the risk of failure and financial resources of such subcontractors.

SECTION 17. MATERIALS AND OWNERSHIP OF WORK PRODUCT

Section 17.1. Ownership of Work Product. Unless otherwise agreed to in a written amendment to this Agreement that is executed by a Company Authorized Representative and a Contractor Authorized Representative, all materials developed and produced by Contractor or any Contractor Party hereunder including, but not limited to, all inventions, works of authorship, discoveries, processes, techniques, methods, technical data, specifications, policies, plans, maps, designs, coding, software, source code, object code, program materials, programming aids, tools, reports, data, information, drawings, depictions, formulae, algorithms, ideas, designs, concepts, know-how, documentation and other written materials, as well as the patents, patent applications, copyrights, copyright applications, trademarks, trade secrets, service marks and other proprietary or intellectual property rights attendant thereto, first conceived, reduced to practice, authored, developed or created in the performance of the Work, including all Reports prepared, data, documentation and any and all deliverables provided pursuant to or related to this Agreement (“Work Product”) shall be deemed “works made for hire” and owned exclusively by Company.

Section 17.2. Transfer of Contractor Rights. Contractor hereby unconditionally and irrevocably transfers and assigns to Company all right, title and interest in and to any and all Work Product, including without limitation, all patents, copyrights, trademarks, trade secrets, service marks and other proprietary or intellectual property rights, and Company shall be afforded all rights of ownership incident thereto. Contractor shall cause each Contractor Party to agree to terms equivalent to the foregoing in its subcontracts involving the development of any Work Product. At no additional charge to Company, Contractor agrees to execute and deliver, and cause all Contractor Parties to execute and deliver, to Company any transfers, assignments, documents or other instruments that Company may deem necessary or appropriate to establish and vest complete title and ownership of any and all Work Product, and all rights therein, exclusively in Company.

Section 17.3. Right of Use. To the extent that any pre-existing materials owned by Contractor are contained in the Deliverables or Work Product

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delivered to Company pursuant to performance of the Work, Contractor hereby grants to Company an irrevocable, non-exclusive, royalty-free license to such pre-existing materials to use, execute, reproduce, display, perform, sublicense, distribute (internally and externally) copies of, and prepare derivative works based upon, such pre-existing materials and derivative works thereof, without notice to or accounting for the benefit of Contractor for the sole purpose of completing, operating or maintaining Company’s Network. Notwithstanding the foregoing but without derogation to Company’s rights above, nothing in this Agreement grants Company any ownership rights in or to any of Contractor’s pre-existing computer programs, software or other any intellectual property not specifically developed and paid for by Company all of which shall remain the sole and exclusive property of Contractor.

Section 17.4. No Infringement. Contractor warrants and represents that (a) the Work, Work Product and Deliverables produced by Contractor pursuant to this Agreement and each PO shall be Contractor’s original work and will not infringe upon or violate any patent, copyright, trademark, trade secret, service mark or any other proprietary or intellectual property right of others; (b) there are no rights, claims, causes of action or other legal rights or impediments to Contractor’s ability to perform the Work or transfer the Work Product or Deliverables; and (c) Company’s rights in such Work, Work Product and Deliverables shall be free and clear of any encumbrances, liens, claims, judgments, causes of action or other legal rights or impediments.

Section 17.5. Ownership of Company Provided Materials. All documents furnished to Contractor, including, but not limited to identification of Sites, Site specifications, technical data, and drawings, shall remain the property of Company, shall not be used for any purpose other than the performance of the Work and shall not be provided by Contractor to any party other than Contractor Parties without Company’s prior written consent. Any property owned by Company and in Contractor’s possession or control shall be used only in the performance of the Work, unless authorized in writing by Company. Contractor shall adequately protect such property and shall deliver or return it to Company or otherwise dispose of it as directed by Company.

Section 17.6. Restriction on Certain Use. Notwithstanding anything to contrary in this Agreement, any financial information (including system cost estimates) provided by Contractor under this Agreement is intended for the exclusive use and benefit of Company. No other person is authorized to rely on such information for any purpose, and Contractor expressly disclaims any responsibility or liability to any person other than Company for any use of or reliance on such information. For clarity, Company agrees that any financial information furnished by Contractor hereunder or Contractor’s name will not be used for the purpose of raising funding in any capital or public financial market. In the event the Company desires to use any such information as part of an offering memorandum or in any other document supporting third party financing it shall obtain the prior written approval of an officer of Contractor which may be given or withheld subject to such qualifications and assumptions as Contractor may make in its sole discretion.

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Section 17.7. Remedies for Section 17 Breach. Each Party acknowledges that a breach of this Section 17 by such Party will cause irreparable injury to the other Party and that, in the event of such a breach, money damages will not constitute adequate remedy to the other Party, and therefore the other Party shall be entitled to injunctive relief and other provisional and/or equitable remedies, as well as all other rights and remedies available under this Agreement.

SECTION 18. CONFIDENTIALITY

Section 18.1. Protection of Confidential Information. Each Party has executed that certain Reciprocal Non-Disclosure Agreement of even date herewith, which is attached hereto as Exhibit H (the “Confidentiality Agreement”). Each Party acknowledges and agrees that the Confidentiality Agreement applies to all information obtained from the other party to the extent such information meets the definition of “Confidential Information” contained therein. The Confidentiality Agreement is hereby incorporated into this Agreement and into any PO by this reference. The Confidentiality Agreement shall continue in force and effect for the term of this Agreement notwithstanding any expiration or time limitation stated in the Confidentiality Agreement.

SECTION 19. REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 19.1. General. Contractor represents and warrants that: (i) Contractor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; (ii) Contractor is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which the conduct of its business makes such license, authorization or qualification necessary; (iii) there is no controversy, litigation, hearing or other judicial or administrative hearing or proceedings pending or threatened against Contractor or any of its Affiliates that could interfere with the ability of Contractor to perform its obligations under this Agreement; and (iv) as of the Effective Date, Contractor is not a party to or bound by any letter of intent, memorandum of understanding, contract, agreement, instrument, arrangement or understanding, written or oral, which involves the acquisition of the business of Contractor, or a substantial portion of the assets or shares of capital stock of Contractor. Company represents and warrants that: (i) Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; (ii) Company is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which the conduct of its business makes such license, authorization or qualification necessary; and (iii) there is no controversy, litigation, hearing or other judicial or administrative hearing or proceeding pending or threatened against Company or any of its Affiliates that could interfere with the ability of Company to perform its obligations under this Agreement.

Section 19.2. No Defects in Work; Conformity with Applicable Requirements and Specifications. Contractor represents and warrants that the Work

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will comply with the standard set forth in Section 2.4, that the Materials shall conform to the standard set forth in Section 2.6, that the Deliverables will comply with the Applicable Requirements and that each Site will comply with all applicable Site specifications. Contractor further warrants that it will meet the production schedule in the Throughput Model and any time schedules required by this Agreement or by any applicable PO, and will within two (2) Business Days notify Company in writing of any material actual or anticipated delays.

Section 19.3. Accuracy of Reports and Other Deliverables. By submitting any report or other Deliverable, Contractor shall be deemed to have certified to the Company that such report or other Deliverable is accurate, current and complete in all material respects.

Section 19.4. Duty to Correct Work; Warranties. If, at any time within eighteen (18) months after Site Acceptance with respect to the Site (“Warranty Period”) as determined in accordance with Exhibit C, such Work or Deliverable is found not to comply with the warranty standards set forth in Section 19.2, then upon written notice from Company, Contractor shall promptly perform corrective services of a type similar to the Work originally undertaken, regardless of prior inspections or acceptance to conform with the requirements of this Agreement. Company shall give such written notice within a reasonable period after the discovery of the deficiency or defective condition. All corrective work for which Contractor is responsible shall be undertaken by Contractor at Contractor’s sole expense and the unexpired part of the Warranty Period shall remain in effect as to such corrected Work following Company’s acceptance of the required corrective work. Company may accept defective or non-conforming work instead of requiring its removal and correction, upon the condition that Company shall deduct from payments to Contractor an appropriate amount for damages. Contractor shall be responsible for all costs and expenses arising from repair, packaging, shipping, insurance, Taxes, and other matters associated with any corrective measure. In no event shall final payment, partial acceptance of total work, or partial or entire use or occupancy by Company relieve Contractor of liability or responsibility for faulty materials or workmanship or any breach of the Agreement.

Section 19.5. Exclusions. Contractor shall have no warranty or other obligation as to Network Equipment furnished by a Network Vendor. Contractor shall have no warranty obligation with respect to its Work to the extent caused by: (i) third party services or Materials supplied by Company or Materials specified by Company and purchased directly by Contractor; or (ii) the efficacy of the Project’s network performance based on the technology of Company or that of its third party services and materials and equipment suppliers. With regard to Materials purchased by Contractor as Company’s agent or Materials specified by Company but purchased directly by Contractor, Contractor shall use all reasonable efforts to assist Company to enforce such warranties, including preparation of notice letters, assignment of warranties (as applicable), attending meetings and taking such other actions, as agreed by the Parties. Contractor agrees that it shall not charge Company the cost of reasonable management services to assist Company in enforcing such warranties, short of litigation or arbitration.

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Contractor shall, however, be reimbursed any expenses incurred either in support of litigation or arbitration or to implement such repairs at Company’s request (e.g., tower climbing and removal of equipment where the supplier has furnished replacement equipment only).

Section 19.6. Certain Remedies. If Contractor fails to cure any breach of warranty after two (2) attempts at correction, such attempts not to exceed thirty (30) calendar days after receipt of a notice of defect from Company, and provided the Parties have not agreed in writing upon an alternative cure, Company may, by separate contract or otherwise, make the necessary cure and Contractor shall pay to Company all the costs of such cure or, at Company’s election, Company may set-off such amounts against sums otherwise due Contractor. Company may return the Deliverables to Contractor, at Contractor’s expense and Company’s option, for correction, replacement or credit, even if the period to perform those corrections extends beyond the Deliverables’ warranty period but in no event shall the Warranty Period itself be extended.

Section 19.7. Exclusive Warranties. The warranties set forth in this Section 19 are the sole and exclusive warranties of Contractor in connection with the Work and Materials and equipment furnished under this Agreement and Contractor hereby disclaims and Company waives any other express, implied or statutory warranties, including WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

SECTION 20. INDEMNITY

Section 20.1. Scope of Indemnity. Contractor will defend, indemnify and hold harmless Company, Company’s Affiliates and their respective officers, directors, employees, agents and customers (each, a “Company Indemnitee”) from and against all claims, damages, losses, liabilities, costs, expenses and reasonable legal fees (collectively “Damages”) arising out of a claim by a third party against a Company Indemnitee to the extent arising from the fault or negligence of Contractor or a Contractor Party in connection with: (i) any infringement of patent and/or other intellectual property right in connection with the Work; (ii) the failure of Contractor or any of Contractor Parties to comply with applicable Laws, including, but not limited to Laws related to Hazardous Materials for which Contractor is responsible under Section 11.3; (iii) any act or omission by Contractor or any of Contractor Parties that worsens, releases, or creates any Hazardous Material for which Contractor is responsible under Section 11.3; (iv) the transport or disposal of any materials which created or would create a Hazardous Material on or off any Site covered by the Work for which Contractor is responsible under Section 11.3; or (v) for personal injury or property damage. Company will defend, indemnify and hold harmless Contractor, Contractor’s Affiliates and their respective officers, directors, employees, agents and customers (each, a “Contractor Indemnitee”) from and against all Damages arising out of a claim by a third party against a Contractor Indemnitee to the extent arising from the fault or negligence of Company or a Company Party in connection with personal injury or

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property damage. Each Party and each of the Company Indemnities and Contractor Indemnities shall have the right to defend its own interest in connection with any such Claims, and such election to so defend its own interest shall in no way relieve Contractor or Company of its obligations under this Section 20.1. The duties described in this Section 20 shall survive the termination or expiration of this Agreement for a period of three (3) years.

Section 20.2. No Limitation on Employment Claims. In the event Claims are brought against any Company Indemnitee by an employee of Contractor or of any other Contractor Party, the indemnification obligations provided in Section 20.1 shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or such Contractor Party under any applicable worker’s or workmen’s compensation laws, disability benefit acts or other employee benefit Laws.

Section 20.3. Indemnification Procedures. Upon becoming aware of any circumstance or legal action subject to indemnification under this Agreement (a “Claim”), the Party seeking indemnification shall give prompt written notice of the Claim to the Indemnitor. The notice must include a copy of any written documentation regarding the Claim received by the Indemnitee. Upon receipt of notice of a Claim, the following provisions shall apply:

(i) The Party Indemnitor shall, at its option, settle or defend the Claim at its sole expense and with its own counsel. Each Indemnitee will cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial, and defense of the Claim and any appeal; provided, however, that any Indemnitee may, at its own expense, participate, through its attorneys or otherwise, in such investigation, trial, and defense of such claim and any appeal arising therefrom. No settlement of a claim that involves a remedy other than the payment of money by Contractor will be entered into without the consent of each affected Company Indemnitee, which consent will not be unreasonably withheld, conditioned or delayed.

(ii) If the Indemnitor (a) fails to notify the applicable Indemnitee of the Indemnitor’s intent to take any action within thirty (30) days after receipt of a notice of a Claim for which it is responsible under this Section or this Agreement or (b) fails to proceed with the resolution of the Claim for which it is responsible, the Indemnitee, with prior written notice to the Indemnitor and without waiving any rights to indemnification, including reimbursement of reasonable legal fees and legal costs, may defend or settle the Claim without the prior written consent of the Indemnitor. The Indemnitor will reimburse the Indemnitee on demand for all damages, cost and expenses incurred by the Indemnitee in defending or settling the Claim.

SECTION 21. LIMITATION OF LIABILITY

Section 21.1. Consequential Damages. Neither Party will be liable hereunder for consequential, indirect or punitive damages (including lost profits or

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savings, loss of use or opportunity, interruption of service, loss of revenue, claims of customers, or like items of loss or damage) for any cause of action, whether in contract, tort or otherwise, even if the Party was or should have been aware of the possibility of these damages. This Section will not limit any Party’s liability for damages for which it has an obligation of indemnity for third party personal injury and property damage under this Agreement. For purposes of this Section 21.1, any damages that may be awarded to a third party for personal injury or property damage against a Party to this Agreement, to the extent they arise out of the fault or negligence of that Party, shall constitute “actual damages” of the Party against whom such damages are awarded even if such damages are awarded against such Party as consequential damages or punitive damages.

Section 21.2. Confidentiality. If any member of the PMO Key Personnel set forth in Exhibit B or an officer of Contractor intentionally breaches the terms of the Confidentiality Agreement set forth in Section 18 and such breach materially and adversely affects Company’s overall business plan, Contractor agrees to pay Company [***] Dollars ($[***]) as liquidated damages. The Parties agree that such amount is the sole and exclusive remedy for such a breach of Section 18 except as provided in Section 21.3 and except for Company’s right to seek equitable relief as provided in Section 8 of Exhibit H.

If Company intentionally breaches the terms of the Confidentiality Agreement set forth in Section 18 and such breach materially and adversely affects Contractor’s overall business plan, Company agrees to pay Contractor [***] Dollars ($[***]) as liquidated damages. The Parties agree that such amount is the sole and exclusive remedy for such a breach of Section 18 except as provided in Section 21.3 and except for Contractor’s right to seek equitable relief as provided in Section 8 of Exhibit H.

Section 21.3. General Limitation. Except for liability arising under Sections 18, 20.1(v) and 20.2, in no event shall Contractor’s liability to Company under this Agreement, however caused, exceed in the cumulative aggregate (i) an amount equal to the aggregate amount paid by Company under this Agreement for the preceding twelve (12) month period or (ii) [***] Dollars ($[***]), whichever is less (the “Maximum Amount”), and Company releases the Contractor and Contractor Parties from any liability in excess thereof. Except for Company’s obligation to make all payments required under this Agreement for the Work and liability arising under Sections 11.4, 18 and 20.1, in no event shall Company’s liability to Contractor under this Agreement, however caused, exceed the Maximum Amount, and Contractor releases the Company from any liability in excess thereof.

Section 21.4. Remedies. Notwithstanding any action Company may bring at law, in equity or otherwise against Contractor or a Contractor Party, the waivers, releases, limitations and disclaimers of liability expressed throughout this Agreement apply to and limit the liabilities of Contractor and each Contractor Party to Company arising out of or in connection with this Agreement. If any third party obtains any ownership interest in the Project, Company agrees that the total aggregate liability of Contractor to Company and

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such party or parties, from any cause, shall not exceed the limits of liability set forth in this Agreement. Notwithstanding any action Contractor may bring at law, in equity or otherwise against Company, the waivers, releases, limitations and disclaimers of liability expressed throughout this Agreement apply to and limit the liabilities of Company to Contractor arising out of or in connection with this Agreement. If any third party obtains any ownership interest in the Project, Contractor agrees that the total aggregate liability of Company and such party or parties, from any cause, shall not exceed the limits of liability set forth in this Agreement.

Section 21.5. Applicability. The waivers, releases, limitations and disclaimers of liability and exclusive remedy provisions expressed throughout this Agreement shall apply even in the event of the fault, negligence (in whole or in part), strict liability, breach of contract, or otherwise of the Party released or whose liability is waived, disclaimed, limited, apportioned or fixed, and shall extend to such Party’s Affiliated entities and its and their directors, officers, employees and agents.

SECTION 22. INSURANCE

Section 22.1. Minimum Insurance Coverage. Contractor shall at times maintain in effect, and shall require all subcontractors to maintain in effect, the minimum insurance coverage required by Exhibit G hereto. Promptly upon Company’s request, Contractor shall provide certificates of insurance or other evidence reasonably satisfactory to Company that all required insurance is in effect.

Section 22.2. Company Right to Insure. In the event Contractor fails to maintain any insurance coverage required under this Agreement, Company may maintain such coverage and charge the expense to Contractor (without limiting any other remedies for breach).

Section 22.3. Waiver of Insured Claims. Contractor waives all rights against Company and Company Parties for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this section or any other property insurance applicable to any Work. Contractor shall require similar waivers in favor of Company by any permitted subcontractors.

Section 22.4. Risk of Loss. Where Contractor performs construction in conjunction with its Work under a PO, then until acceptance of the Site as set forth in Section 9.3, Contractor shall bear the risk of physical loss of or damage to: (i) Materials that it incorporated or intends to incorporate into such Site as part of the Work (“Project Property”); and (ii) to the extent arising from the fault or negligence of Contractor or any Contractor Party Company’s other property at such Site. Contractor shall have no liability for physical loss of or damage to the Project Property or other property of Company after Site acceptance of the Work and Company releases Contractor from any liability thereof, however caused, and waives any rights of subrogation. In regard to circumstances where the Work at or in connection with a Site does not include at least construction (e.g., site acquisition, engineering, procurement and/or program

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management only), it is the intent of the Parties to rely on the proceeds of insurance maintained either by Company or Company’s construction contractors, and, in such circumstances, Contractor shall have no liability for physical loss or damage to Project Property or other property owned by Company and located at the Site however caused and Company releases Contractor from any liability thereof, and waives any rights of subrogation. Notwithstanding the foregoing sentence, as to Materials purchased by Contractor (other than as agent for Company) prior to Construction Notice to Proceed, Contractor shall bear the risk of physical loss of or damage to such Materials until cure, custody and control is transferred to Company.

SECTION 23. CHANGES

Section 23.1. Changes. Company may require or approve (solely by an Authorized Representative or any designee of an Authorized Representative) (i) changes to the Work covered by a PO that has been previously executed by the Parties and (ii) as mutually agreed, extra work outside the scope of this Agreement. In addition, the following events or circumstances shall constitute a change under the Agreement which may necessitate changes to the Work for which a PO has been previously issued and executed by the Parties (a) Excusable Delays, (b) Hazardous Materials which Contractor is not responsible for or Unknown Conditions, (c) changes in Laws (including the interpretation thereof by any governmental organization having authority over the Work) or Applicable Requirements, (d) termination for convenience of part of the Work pursuant to Section 10.4, and (e) design changes made or required by or delays’ caused by a Network Vendor or Company’s other suppliers or contractors which affect the Project or Contractor’s Work. Any such changes to the Work or extra work shall be subject to a change order executed by the Parties.

Section 23.2. Notice and Administration. If Company or Contractor requests a change or circumstances arise constituting a change, the Party requesting the Change shall provide written notice substantially in the form attached hereto as Exhibit K to the other Party within a reasonable time of discovery of the circumstances but in any event within fourteen (14) calendar days, except as provided in Section 8.2, of knowledge of the event requiring the change. If Contractor fails to give the Company written notice within such fourteen (14) day period, any cost or schedule impact associated with the change shall not commence until such notice is received by Company. The recipient shall respond to any request for a change within ten (10) days and the Parties shall thereafter meet as soon as reasonably possible to resolve any differences as to the impact of the change to the scope, cost, schedule or other affected terms of this Agreement. Except for Company requested changes, Contractor shall bear the burden of demonstrating the impact of any Change on the Work or other affected terms of this Agreement. Contractor shall be under no obligation to perform any change in the Work, except for a change that affects health or safety or a Company directed change within the general scope of the Work at a Site reasonably required to assure the operability of the Site, until the Parties have agreed upon the change, including any adjustment to the price, schedule or other terms and conditions of the Agreement affected by the change. The occurrence of a change shall not excuse Contractor from continuing performance of any part of the Work unaffected by the change.

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SECTION 24. ASSIGNMENT OR TRANSFER

Section 24.1. Transfer Defined. For purposes of this Agreement a “Transfer” means (i) any conveyance, transfer, sale, assignment, pledge, security interest or lien on all of Contractor’s rights, obligations or responsibilities under this Agreement, whether by operation of law or otherwise (except as expressly permitted hereunder or an assignment or pledge by Contractor of amounts due and payable under this Agreement), (ii) an assignment by Contractor of this Agreement or any PO, (iii) any assignment or delegation of all of Contractors rights, obligations or responsibilities hereunder or thereunder (other than pursuant to a subcontract that is authorized by, and entered into in accordance with, this Agreement), or (iv) any direct or indirect transfer of ownership interests in Contractor that would cause the current owners of Contractor to own and control less than fifty percent (50%) of the ownership interests in Contractor (a “Change of Control”). Contractor shall give Company not less than thirty (30) days’ prior written notice of any event or series of events that would result in a Change of Control, except to the extent that such notice is prohibited by applicable law.

Section 24.2. Transfers Require Company Consent. No Transfer shall be effective against Company unless Company shall have consented in advance and in writing to such Transfer. Any Transfer without Company’s consent shall be an Event of Default which, at Company’s election, will result in immediate termination of this Agreement.

Section 24.3. No Discharge of Contractor. In no event will Company’s consent to any Transfer be construed as discharging or releasing Contractor in any way from the performance of its obligations under this Agreement.

Section 24.4. Assignment by Company. Notwithstanding the preceding, Company may assign this Agreement in whole or in part upon written notification to Contractor but without such consent to (i) an Affiliate; (ii) a successor in interest arising through a merger, acquisition, reorganization or sale of all or substantially all of Company’s assets or business or similar transaction; or (iii) to a non-Affiliated third party, so long as the assignee is financially capable of fulfilling its obligations hereunder (based upon Contractor’s standard credit review).

Section 24.5. Assignee Obligations. An authorized assignee of either Party hereunder will be bound by the terms of this Agreement and will have all of the rights and obligations of the assigning Party set forth in this Agreement, to the extent they have been assigned. If any assignee refuses to be bound by all of such terms and obligations of this Agreement or if any assignment is made in breach of the terms of this Agreement, then such assignment will be null and void and of no force or effect. No merger of Company with, acquisition of Company by, acquisition by Company of, or other consolidation of Company with any one or more other companies shall affect this

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Agreement, the enforceability thereof or the rights or obligations of the Parties hereunder (whether or not Contractor has any contractual arrangements or other business dealings with any such company).

SECTION 25. RELATIONSHIP MANAGEMENT

Section 25.1. Status Review Meetings. The Program Director, together with such other PMO personnel as may be requested by Company, will participate in periodic status review meetings as requested by Company. Such meetings will be held at Company’s facilities, or via telephone, as may be necessary at the sole discretion of Company. Contractor will provide Company with the status of ongoing Work. Notwithstanding the foregoing during the first six (6) months of the Term, and for as long thereafter as Company may request, such status meetings shall be held no less frequently than once every week.

SECTION 26. DISPUTE RESOLUTION

Section 26.1. Management Committee. Within fifteen (15) days after the Effective Date, Company and Contractor shall form a Management Committee consisting of two (2) executives of each Party, which shall be authorized and responsible for generally overseeing the performance of this Agreement and resolving Disputes. Each Party’s members of the Management Committee shall be designated in a written notice to the other Party. Either Party may change its designated members of the Management Committee, with immediate effect, at any time by giving written notice to the other Party.

Section 26.2. Notice of Dispute. Each Party shall notify the other Party, in writing (a “Dispute Notice”), of any claim or dispute between Company and Contractor arising in connection with the negotiation, construction, interpretation, validity, performance, enforcement, operation, exercise of rights under, breach of, payment obligation under or termination of this Agreement(each, a “Dispute”). The Dispute Notice shall include a detailed description of the Dispute, shall specify that the Dispute is to be resolved in accordance with this Section 26, and shall indicate the outcome that the Party desires and the reasons such Party believes the desired outcome is justified. A Party must deliver a Dispute Notice to the other Party’s designated Management Committee members within thirty (30) days of the earlier of the following: (i) the date of the Party’s discovery of grounds for the Dispute, or (ii) the earliest date on which the Party should reasonably have discovered the grounds for the Dispute. Failure to deliver a Dispute Notice within such period may result in a reduction to the relief sought to the extent the other Party is prejudiced as a result of a delay in submitting a Dispute Notice.

Section 26.3. Negotiations to Resolve Dispute. Within three (3) days after one Party (the “Initiating Party”) has delivered a Dispute Notice to the other Party (the “Responding Party”), the Management Committee shall meet and attempt to resolve the Dispute. If the Dispute is not resolved within fifteen (15) days after the Management Committee first meets, either Party may elect, by written notice to the other Party, to resolve the Dispute by utilizing the procedures set forth below.

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Section 26.4. Mediation. If the Dispute is not resolved within the fifteen (15) day period described in the last sentence of Section 26.3, either Party may at any time deliver a written notice (a “Mediation Request”) to the other Party that the Dispute be submitted to a mutually agreeable advisor for mediation under the Commercial Mediation Rules of the American Arbitration Association (“AAA”). The Party requesting mediation shall suggest the names of three (3) independent and impartial mediators having the experience, skills, and qualifications necessary to resolve the dispute. The other Party shall agree to, and select, one (1) of the mediators within three (3) calendar days after receipt of the Mediation Request. If the Party to whom the Mediation Request was delivered believes the suggested mediators do not satisfy the requirements specified above, it shall so notify the other Party, whereupon the Parties shall jointly request the American Arbitration Association, sitting in Washington, D.C., to appoint a mediator. Neither Party shall unreasonably withhold acceptance of a suitable mediator. The mediation shall last no longer than five (5) calendar days, and shall be attended by the Authorized Representative of each Party. The Parties shall share the mediator’s fee equally. If the Dispute has not been resolved through mediation, then such mediation shall be terminated by a written declaration of the mediator.

Section 26.5. Arbitration. If the Dispute has not been resolved through mediation, then upon the earlier to occur of (a) delivery of the written declaration of the mediator that such Dispute has not been resolved and (b) fifteen (15) calendar days after delivery of the Mediation Request, either Party may submit the Dispute to arbitration according to the Commercial Arbitration Rules of the AAA (the “Rules”) then currently in effect. The number of arbitrators shall be determined in accordance with the Rules; provided, however, that if the amount in Dispute is less than One Hundred Thousand Dollars ($100,000), the arbitration shall be held by a single arbitrator and the Party requesting arbitration shall provide to the other Party notice of the request for arbitration, and the names of three (3) independent and impartial arbitrators, and the other Party shall agree to, and select, one (1) of the arbitrators within three (3) calendar days of a request for arbitration. Neither Party shall unreasonably withhold acceptance of a suitable arbitrator. It is also agreed that for matters determined by a single arbitrator, except for the exchange of documents that will be used during the arbitration hearings, no discovery or depositions shall be permitted by either Party except as required to verify the amount(s) being claimed. The Parties stipulate and agree not to seek to introduce into evidence, and not to compel the production of, documents prepared for, or statements made in the course of settlement discussions including the confidential mediation process, in any arbitration or subsequent litigation or administrative proceeding; provided, however, that fully-initialed journal entries, and any written modifications and dispute settlement agreements which have been fully signed by all necessary parties, may be introduced into evidence. Any judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator shall not have authority to award any consequential or punitive damages.

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Section 26.6. No Suspension of Work. Notwithstanding the existence of any Dispute, including without limitation any Dispute with respect to the Work or compensation, unless and until this Agreement has been terminated in accordance with the terms and conditions herein, Contractor shall not delay or suspend any Work, and shall not be excused from any performance due under this Agreement. During any pending Dispute, Contractor shall perform and carry on all Work that is not in dispute at the Site or Sites affected by the Dispute and shall continue all Work at Sites other than the Site or Sites affected by the Dispute in accordance with the requirements of this Agreement.

Section 26.7. Court Proceedings; Termination. Notwithstanding the provisions of this Section 26, and without waiving any other rights, remedies or courses of action available under this Agreement, at law, in equity or otherwise:

(i) A Party which believes that it is entitled to indemnification or contribution under the terms of this Agreement may, at the sole option of the Party entitled to indemnification or contribution, seek relief in a court having jurisdiction thereof through any allowable procedure.

(ii) Either Party may seek from any court of competent jurisdiction, interim or provisional relief that is necessary to protect the rights or property of the Party, including, without limitation, injunctive relief, pending the arbitrator’s final decision or other resolution of the Dispute.

(iii) Either Party may cancel, suspend performance or terminate this Agreement in accordance with its terms and conditions without being required to follow the dispute resolution procedures set forth in this Section 26.

(iv) If the Dispute involves a monetary claim equal to or greater than Five Hundred Thousand Dollars ($500,000), then either Party may elect not to pursue the dispute resolution procedures set forth in this Section 26.2 through 26.5, and may instead pursue any other rights, remedies or course of action available under this Agreement, in accordance with Section 26.8 at law, in equity or otherwise.

Section 26.8. Jurisdiction Selection and Limitation. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST COMPANY OR CONTRACTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE WORK SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF VIRGINIA, AND EACH PARTY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, INCLUDING ANY OBJECTION THAT THE JURISDICTION CONSTITUTES AN INCONVENIENT FORUM. EACH OF COMPANY AND CONTRACTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. CONTRACTOR DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION, 4701 COX ROAD, SUITE 310, GLEN ALLEN, VIRGINIA 23060 (AS SUCH

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ADDRESS MAY CHANGE FROM TIME TO TIME), AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH FEDERAL OR STATE COURT OF VIRGINIA AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY CONTRACTOR FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO CONTRACTOR AT ITS ADDRESS FOR NOTICE SET FORTH IN SECTION 29.1 HEREOF, AND WRITTEN NOTICE OF SAID SERVICE OF CONTRACTOR MAILED OR DELIVERED TO CONTRACTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON CONTRACTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING. COMPANY DOES HEREBY DESIGNATE AND APPOINT THE CORPORATION TRUST COMPANY, CORPORATION TRUST CENTER 1209 ORANGE STREET, WILMINGTON, DE, 19801 (AS SUCH ADDRESS MAY CHANGE FROM TIME TO TIME), AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH FEDERAL OR STATE COURT IN VIRGINIA AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY COMPANY FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO COMPANY AT ITS ADDRESS FOR NOTICE SET FORTH IN SECTION 29.1 HEREOF, AND WRITTEN NOTICE OF SAID SERVICE OF COMPANY MAILED OR DELIVERED TO COMPANY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON COMPANY IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH PARTY AGREES THAT (1) IT SHALL GIVE PROMPT NOTICE TO THE OTHER PARTY OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (2) ANY PARTY MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (3) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL WITH REGARD TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 27. SAFETY

Section 27.1. Safety Procedures. Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Work on any Project. Contractor shall take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage,

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injury or loss to: (i) its workers on a Site and other persons who may be affected thereby; (ii) Work and materials and equipment to be incorporated therein; and (iii) other property at the Project or adjacent thereto. Contractor will maintain strict work discipline and effect the Work in a manner that is protective of existing operations, facilities and assets at a Site. Contractor shall maintain designated safety points of contact within its organization to track, analyze and rectify field-related safety issues. Company shall have the right to employ a third party safety assurance monitor to ensure Contractor’s implementation of adequate safety procedures and such safety assurance monitor shall be granted access to each Site at all reasonable times.

Section 27.2. Compliance. Contractor represents that it will not disregard any applicable Laws and will not submit any document of any nature to Company that is knowingly false in any material respect.

Section 27.3. Emergencies. If an emergency arises during the performance of the Work under this Agreement where Contractor reasonably determines that there is a tangible and imminent threat to the environment or to the public health and safety of persons or property and where it is impossible for Contractor to obtain immediate authorization from Company regarding corrective actions, Contractor shall take reasonable steps to prevent threatened damage, injury or loss to persons or property and shall notify Company immediately of such corrective action. Contractor shall cease or terminate Work upon Company’s request until all such threats have been resolved to the Company’s satisfaction.

Section 27.4. Notice of Accidents. Contractor shall provide written notice to Company of any and all accidents whatsoever that (a) arise from or in connection with the performance of the Work, regardless of whether such accidents occur on or adjacent to the Site and that (b) result in death or personal injury or property damage. The notice shall be furnished to Company not less twenty-four (24) hours after any occurrence of death or personal injury and not less than three (3) calendar days after the occurrence of any property damage.

SECTION 28. COMPLIANCE WITH LAWS

Section 28.1. Labor and Workplace Laws. Contractor shall comply with and give notices required by any Laws asserting jurisdiction over the Work, the Agreement, the subject matter of the Agreement, or any element or part thereof. Without in any way limiting the foregoing, it is the responsibility of Contractor to ensure that all Work complies with the requirements of the Occupational Safety and Health Administration (OSHA). Contractor shall comply, at is own expense, with the provisions of the Fair Labor Standards Act of 1938, as amended, and all other Laws applicable to Contractor as an employer of labor. Contractor agrees that it will not discriminate against any employee or applicant for employment on account of race, color, religion, sex, disability or national origin.

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Section 28.2. Export Control Law. The Parties acknowledge that the export of products, software, and technical information (including, but not limited to, services and training) under this Agreement may be subject to U.S. export laws and may require U.S. government authorization prior to export. Each Party agrees that it will not use, distribute, transfer, or transmit such products, software, or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by a Party, each Party also agrees to sign written assurances and other export-related documents as may be required for the other Party to comply with U.S. export regulations.

SECTION 29. MISCELLANEOUS TERMS

Section 29.1. Notices. All notices which are required or permitted to be given under this Agreement shall be sent postage prepaid, by certified mail, by courier such as Federal Express, or by facsimile, to the addresses set forth below.

If to Company: TerreStar Networks Inc. 12010 Sunset Hills Rd Sixth Floor Reston, Virginia 20190 Attn: Director of Contracts	If to Contractor Bechtel Communications, Inc. 5275 Westview Drive Fredrick, Maryland 21703 Attention: General Manager Facsimile: 301-682-3983 Copy to: Principal Counsel Facsimile: 301-695-4448

The parties may, by written notice, designate other addresses and/or facsimile numbers for receipt of notices under this Agreement. Notwithstanding any other provision of this Section 29.1, if Company’s address changes, Section 29.1 shall be deemed amended to reflect such address change. Notices shall be effective upon delivery or upon the refusal of the addressee to accept delivery.

Section 29.2. Location of Services. Unless otherwise agreed in writing in advance by Company, which agreement may be given or refused in Company’s sole discretion, Contractor will conduct all aspects of the Work hereunder within the United States of America.

Section 29.3. Publicity and Marks. Contractor will not, without Company’s written consent, (i) issue any news release, announcement, denial or confirmation of this Agreement, its value, or its terms and conditions, or in any other manner advertise or publish this Agreement, its value, or its terms and conditions; or (ii) use the name, trademarks, trade names or logos (“Marks”) of Company or any Company Affiliate, or any divisions or business units of any of them, or the name of any product or service of Company or any Company Affiliate, in any manner. Company may withhold consent to the use of its Marks, and publicity, at its sole discretion.

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Section 29.4. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

Section 29.5. Independent Contractor. Contractor and Contractor Parties are independent contractors for all purposes and at all times. Contractor has the responsibility for, and control over, the methods and details of performing Work. Contractor will provide all tools, materials, training, hiring, supervision, work policies and procedures, and, except as otherwise expressly provided in any SOW, will be solely responsible for the compensation, discipline and termination of Contractor Parties. Contractor is responsible for the payment of all Contractor personnel and sub-contractors. Neither Contractor nor any Contractor Party has or shall have any authority to act on behalf of, or to bind Company to any obligation.

Section 29.6. Acceptance Not a Waiver. No quality assurance, acceptance test, or other similar procedure will be deemed to constitute, legal “acceptance” of any Deliverable or any Work, and no such inspection, quality assurance review or other procedure will be deemed to waive any right or remedy hereunder.

Section 29.7. Waivers Limited. The waiver by either Party of a breach of or failure to perform any provision of this Agreement shall not operate or be construed as a waiver of the same or any other breach or failure by either of the Parties to this Agreement, whether prior or subsequent.

Section 29.8. Severability. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, or enforceability of the remainder of this Agreement shall not thereby be affected, and this Agreement shall be deemed to be amended to the extent necessary to delete such provision.

Section 29.9. Counterparts; Facsimile Execution. This Agreement may be executed in (i) in several counterparts, each of which will be deemed an original, but together they shall constitute one and the same instrument, and (ii) by facsimile or electronic transmission of signature pages executed by each party, which shall be evidence of such party’s intention to be bound hereby, with duly signed originals to be exchanged by the parties in due course.

Section 29.10. Survival. The obligations and rights of the parties under the following sections will survive expiration or termination of this Agreement for any reason: Inspection, Corrections and Acceptance of Work (Section 9), Hazardous Conditions (Section 11), Audit (Section 14), Liens (Section 15), Materials and Ownership of Work Product (Section 17), Confidentiality (Section 18), Representations, Warranties, and Covenants (Section 19), Indemnity (Section 20), Limitation of Liability (Section 21), and Dispute Resolution (Section 26).

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Section 29.11. Entire Agreement; Order of Precedence. This Agreement, together with all exhibits and all documents expressly referred to in this Agreement, constitutes the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof and supersedes all prior proposals, understandings, and agreements, whether oral or written, between the parties with respect to the subject matter hereof, unless specifically mentioned herein. Contractor acknowledges that there were no representations or promises made by Company on which Contractor has relied in entering into this Agreement that are not expressly stated herein. In case of conflict between any provisions of this Agreement, the order of precedence of the documents constituting this Agreement is as follows, each listed document superseding in the event of any conflicting provision in a later listed document: (1) Agreement text, (2) the Exhibits; (3) the POs; and (4) any other document that makes specific reference to this Agreement. If Contractor or Company submits Purchase Orders, Invoices or other similar documents for accounting or administrative purposes or otherwise, no pre-printed or similar terms and conditions contained in any such form will be deemed to supersede or modify any of the terms and conditions of this Agreement.

Section 29.12. Site Security. Contractor shall, as applicable to the Work, maintain and enforce security standards and procedures at each Site and with all applicable work-safety and other Laws. In the event Company determines that additional procedures are required to ensure adequate security protection for the Sites and the Work, Contractor shall cooperate with Company to develop and implement such additional procedures as Company deems necessary to ensure an effective security program for protection of the Sites and the Work. Where the Work includes construction, Contractor shall secure, protect, and be responsible for, and shall provide all necessary or desirable measures for, security and protection of each Site, the Work, and all materials, supplies, tools, and equipment and personal property at the Site, whether or not incorporated into the Work, including, but not limited to utilizing fences, gates, or cameras, as reasonably required. Contractor exclusively shall bear the cost of, and be liable for, all loss and damage to any of its tools, equipment, and all other personal property at a Site, except to the extent that such loss or damage is directly caused by Company’s negligence or willful misconduct. Where the Work includes construction, Contractor shall be responsible for managing all such security requirements regardless of any security arranged by any other person. Contractor shall comply with any underlying lease, license or other agreement applicable to the Site during all Work performed.

Section 29.13. Homeland Security. In the event that any Law is instituted under The Homeland Security Act of 2002 (H.R. 5005) or any successor Law, or any similar Homeland Security initiatives instituted under any Law or by any government agency, or in the event Company makes any changes to its current security policies reasonably necessary to address Homeland Security concerns, Contractor agrees that, as part of the Work, it will meet or exceed within a reasonable timeframe such changes in Law or procedures, and that as part of that compliance it will adopt and implement any specific recommendations that Company provides to Contractor.

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Section 29.14. Site Access. Contractor Parties shall be permitted access to any Work areas subject to compliance with any reasonable safety and security provisions in effect at the time of such access. Contractor shall ensure that all Contractor Parties strictly comply with Company’s policies whenever Contractor Parties are given access to such Sites.

Section 29.15. No Company Employment Liability. Company shall have no responsibility for employment matters affecting any of the Contractor Parties, including, without limitation, compliance with applicable worker’s compensation, unemployment compensation, medical, dental, and disability insurance, social security, withholding, and other Laws governing such matters. No employee of any Contractor Party shall be entitled to any medical coverage, life insurance, or participation in Company’s savings plan, stock purchase plan, or other benefits afforded to Company’s regular employees or those of Company’s affiliates.

Section 29.16. Non-Solicitation of Employees. Neither Company nor Contractor shall, without the written consent of the other (it being understood that a Party’s consent may only be given by an Authorized Representative), directly or indirectly at any time during the Term (a) recruit or solicit any employee of the other Party who has devoted any substantial effort to the Work or to the administration of this Agreement, for employment or for retention as a consultant or service provider to such Party, within a period of six (6) months after such employee ceased to be engaged in the Work or the administration of this Agreement, or (b) hire, retain or participate (with another company or third party) in the process of hiring any such employee of the other Party or provide names or other information about such employees to any person or business under circumstances which could lead to the use of that information for purposes of recruiting or hiring; provided, however, that the general solicitation of employment by either Party without targeting any specific employees or groups thereof from the other Party shall not be deemed a breach of this commitment. Notwithstanding the foregoing, either Party shall be entitled to employ or retain the services of any employee terminated or otherwise separated from employment by action of the other Party, subject to Company’s right to request removal of such employee from performing work under this Agreement in accordance with the terms hereof.

Section 29.17. Good Faith Dealings. Each Party agrees to undertake to act fairly and in good faith in relation to its exercise, performance and compliance with its respective rights and obligations under this Agreement. For the avoidance of doubt, the obligation set forth in this Section shall not override or qualify the term “for any reason” as applied in Sections 12.1(iv)or 12.5.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have caused this Master Services Agreement to be executed and delivered by their respective, duly authorized representatives.

TERRESTAR NETWORKS INC.		BECHTEL COMMUNICATIONS, INC.

By:	/s/ Robert H. Brumley	By:	/s/ Lee Lushbaugh
Title:	President & CEO	Title:	Principal Vice President
Date:	October 18, 2007	Date:	October 18, 2007

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EXHIBIT A

MARKETS

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EXHIBIT A

MARKETS

The Exclusivity set forth in the Agreement shall apply to the Markets listed below. The geographical boundaries of such Markets are defined by the Metropolitan Statistical Areas and Divisions set forth (and numbered) by the United States Office of Management and Budget (OMB) in its December 2006 OMB Bulletin No.07-01 and updated May 2007.

The Parties agree that Work may commence in any Market listed below in accordance with the terms of the Agreement.

Metropolitan Statistical Areas are designated according to CBSA Code.

For the purposes of the Agreement, the Baltimore-Towson MSA and the Washington-Arlington-Alexandria MSA are the same Market.

I.	Baltimore-Washington Market

Washington-Arlington-Alexandria, DC-VA-MD-WV

Metropolitan Statistical Area #47900

Frederick County, MD

Montgomery County, MD

District of Columbia, DC

Calvert County, MD

Charles County, MD

Prince George’s County, MD

Arlington County, VA

Clarke County, VA

Fairfax County, VA

Fauquier County, VA

Loudoun County, VA

Prince William County, VA

Spotsylvania County, VA

Stafford County, VA

Warren County, VA

Alexandria city, VA

Fairfax city, VA

Falls Church city, VA

Fredericksburg city, VA

Manassas city, VA

Manassas Park city, VA

Jefferson County, WV

Proprietary & Confidential	2 (4)	Bechtel Communications & TerreStar Networks
Exhibit A Markets

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Baltimore-Towson

MD Metropolitan Statistical Area #12580

Anne Arundel County, MD

Baltimore County, MD

Carroll County, MD

Harford County, MD

Howard County, MD

Queen Anne’s County, MD

Baltimore city, MD

II.	Dallas Market

Dallas-Fort Worth-Arlington, TX

Metropolitan Statistical Area #19100

Collin County, TX

Dallas County, TX

Delta County, TX

Denton County, TX

Ellis County, TX

Hunt County, TX

Kaufman County, TX

Rockwall County, TX

Johnson County, TX

Parker County, TX

Tarrant County, TX

Wise County, TX

III.	Salt Lake City Market

For the purposes of the Agreement, the Salt Lake City, UT MSA, the Ogden-Clearfield, UT MSA and the Provo-Orem MSA are the same Market.

Salt Lake City, UT

Metropolitan Statistical Area #41620

Salt Lake County, UT

Summit County, UT

Tooele County, UT

Proprietary & Confidential	3 (4)	Bechtel Communications & TerreStar Networks
Exhibit A Markets

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Ogden-Clearfield, UT

Metropolitan Statistical Area #36260

Davis County, UT

Morgan County, UT

Weber County, UT

Provo-Orem, UT

Metropolitan Statistical Area #39340

Juab County, UT

Utah County, UT

Proprietary & Confidential	4 (4)	Bechtel Communications & TerreStar Networks
Exhibit A Markets

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EXHIBIT B

NATIONAL PROGRAM

MANAGEMENT OFFICE

SCOPE OF WORK

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TABLE OF CONTENTS

I.		Overview	- 3 -
	A.	Program Definition	- 3 -
	B.	PMO	- 3 -
II.		Program Management and Reporting	- 4 -
	A.	Milestones	- 4 -
	B.	Program Management Tasks	- 4 -
	C.	Program Management and Reporting Deliverables	- 5 -
III.		Staffing	- 6 -
	A.	Overview	- 6 -
	B.	Organization Structure and Approach	- 6 -
	C.	Deliverables	- 8 -
IV.		Communication Plan	- 8 -
V.		Accounting	- 9 -
VI.		Quality Assurance	- 9 -
	A.	Required guidelines and quality plans.	- 9 -
	B.	Quality Assurance Deliverables	- 10 -
VII.		Milestone Specific Tasks	- 10 -
	A.	Milestone Tasks and Reviews	- 10 -
	B.	Project Closeout	- 10 -
	C.	Deliverables	- 10 -

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Exhibit B National Program Management Office Scope of Work

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SCOPE OF WORK

This Exhibit B, Program Management Office (PMO) Scope of Work (SOW), details the scope of the Contractor’s responsibilities in the establishment and operation of a national Program Management Office (PMO).

Contractor will establish a national PMO to enable Company to develop, deploy and deliver its wireless Ancillary Terrestrial Component (ATC) network. The purpose of the PMO is to manage the execution of the overall program. The primary services will include oversight and/or managing contracts with subcontractors whose scope of work includes activities and tasks covered in Exhibit C of this Agreement. The scope of the PMO does not include day-to-day management of work being performed to accomplish the Milestones set forth in Exhibit C. This SOW is as set forth herein and in the Division of Responsibilities (“DOR”) as Exhibit B, Attachment 1, as such scope may be amended by the Parties from time to time. For purposes of this Exhibit B, Site Development Contractors means the Contractor in its role as the deployment vendor in the Markets, as covered by Exhibit C, and such other Company contractors as may be established from time to time to perform the work described in Exhibit C.

Nothing in this Exhibit B shall be construed as providing the Contractor with authority to conduct any market management or Site Development task that is covered under the Base Unit Cell Prices in the Agreement, or in Exhibit C.

I.	Overview

A.	Program Definition

Company intends to build the Ancillary Terrestrial Component of its network in 20 markets, beginning with approximately 700 Sites in Dallas, Salt Lake City and Washington DC. Based on the volume and desired build schedule, Company has elected to utilize Site Development Contractors to develop these Sites. The acquisition and deployment of these Sites, as described in Exhibit C, is the Program.

B.	PMO

Company is engaging Contractor to establish and execute a PMO to oversee and manage Program implementation. PMO’s primary responsibilities will be in the areas of Program management and reporting, corporate support, point of escalation, performance measurement and tracking, and quality assurance. In its performance of these responsibilities, PMO will be responsible for overseeing Site Development Contractor’s performance of tasks outlined in Exhibit C and thereby ensuring that Site Development Contractor’s Market Deployment Team completes all Milestones, as set forth in Exhibit C to the Agreement. PMO also will be responsible for managing the

Proprietary & Confidential	3 (10)	Bechtel Communications & TerreStar Networks
Exhibit B National Program Management Office Scope of Work

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overall Deployment schedule, which will include services that relate to network design and implementation as provided by Network Vendors. PMO will be responsible for the overall co-ordination of the Program implementation, including interfaces with vendors/contractors and Company as outlined in this Agreement.

II.	Program Management and Reporting

A.	Milestones

PMO will be responsible for performing Program management services, as described in this Scope of Work and in accordance with Company’s requirements to meet the Milestone targets as established in the Throughput Model. PMO will manage and report to Company on all aspects of the Project, including establishing schedules to meet the milestone targets as detailed in the Throughput Model, and establishing procedures to meet Company’s schedule, cost and quality requirements. As directed by Company, PMO will perform internal Company procedures and will facilitate internal Company interfaces at the corporate level to support Company progress reporting and accounting policies.

B.	Program Management Tasks

PMO will:

1.	Monitor the fulfillment of each Site Development Contractor’s deliverable and other work requirements as set forth in Exhibit C.

2.	Monitor Site Development Contractor’s progress in meeting applicable Site and other milestones as defined by Company in the Site Development Contractor’s respective agreements.

3.	Coordinate the development of market level Project plans to be created by Site Development Contractors. Collect and review such plans for quality purposes as well as for efficacy in supporting the Throughput Model. Direct changes where needed to better support accomplishing Throughput Model targets.

4.	Coordinate between the Site Development Contractor, Company, and Network Vendors for forecasting and ordering Base Transceiver Station (BTS) and ancillary equipment and services, such as installation.

5.	Facilitate coordination between groups within Company and the Site Development Contractors to assure the successful completion of any cross-functional tasks. This task will require coordination with groups including, but not limited to, Company and other vendors, RF Design and Engineering vendors, Company Legal, outside legal counsel, Risk Management, Microwave and Backhaul vendors, Site landlords or any other vendors/contractors that Company may retain.

6.	Conduct weekly progress-review conference calls – or more frequent as needed—with the Site Development Contractor(s) to review market

Proprietary & Confidential	4 (10)	Bechtel Communications & TerreStar Networks
Exhibit B National Program Management Office Scope of Work

Execution Copy

deployments, the status of each individual market, clusters within each market, equipment deliveries and installations, and, as necessary, individual sites. Assure that information from the progress reviews are uploaded by the Site Development Contractors into the Company designated Site Management System (Company’s tracking tool) and made available in detail and summary form to designated Company personnel. Monitor the quality and timeliness of such documents for compliance with Company standards.

7.	Conduct weekly – or more frequent if needed—summary progress review conference calls with Company Project Manager. PMO will review market deployments, the status of each individual market, equipment deliveries, and as necessary individual sites.

8.	Develop and implement any reasonable additional schedule management system, as required. An assessment form will be used to indicate possible schedule slips. PMO will ensure that its schedule management system is linked to or otherwise interfaces with the Company-designated tracking system. The program will identify responsible task owners and their chain of command, potential schedule (Throughput Model) slips and reason for the possible slips, a ‘Plan of Action’ and a list of escalations that have taken place to correct the issue. Assessments will be issued by the PMO to Company and the Site Development Contractors in advance of a suspected schedule slip or immediately following the discovery of a Project slip.

9.	Conduct recovery calls for Markets, clusters or Sites that require special management attention, identified as Recovery Sites, Recovery Clusters or Recovery Markets. PMO, in cooperation with the Site Development Contractor, will develop a specific Plan of Action and Milestones (POAM) for the specific Recovery area or Site to bring it back into acceptable limits. Special Recovery Conference Calls will be scheduled by the PMO on an as needed basis to ensure that the POAM is being followed.

C.	Program Management and Reporting Deliverables

1.	Project Instruction and Execution Guidelines are to be established within sixty (60) days of the Parties’ execution of this Agreement, to include, but not be limited to the following:

a.	PMO program plan

b.	Engineering execution plan

c.	Procurement and materials management execution plan

d.	Construction execution plan

e.	Project controls execution plan

f.	Contracts execution plan

g.	Environmental, Safety and Health execution plan

h.	Risk Management plan

i.	Project Organization Structure

Proprietary & Confidential	5 (10)	Bechtel Communications & TerreStar Networks
Exhibit B National Program Management Office Scope of Work

Execution Copy

j.	General Management Procedures as agreed upon with Company

k.	Project Checklists

l.	Project Execution Standards and Practices

2.	Monthly detailed reports, in a form acceptable to Company, to include:

a.	Cost Projections (market leasing costs, staffing plans, pass-throughs, change orders, etc.)

b.	Variance analysis (Schedule)

c.	Critical path milestones schedule

d.	Critical schedule activity reports

e.	Project milestone reports

3.	Weekly reports, in a form acceptable to Company, to include:

a.	One Week Look Ahead Activity Listing

b.	Near Term Opportunities and Threats

c.	Three month rolling look ahead activity listing

4.	Project Meeting Minutes

5.	Action Item Lists

6.	As required, risk assessments and/or presentations of progress data to Company’s management

7.	Schedule Management Plan

8.	Monthly rolling 12 month forecast for RAN equipment, RAN installation services and backhaul installation services (Initial forecast due thirty (30) days from execution of the Agreement)

9.	Throughput Model (Updated monthly or more frequently as needed based on material changes in the overall build plan).

III.	Staffing

A.	Overview

PMO will provide sufficient numbers of qualified staff with program management and subject matter expertise to oversee the Site Development Contractors throughout the site development process. While the exact mix of expertise and level of staffing will vary as sites move through the process, expertise will include, but not necessarily be limited to, the following disciplines: leasing, zoning, regulatory requirements, permitting, architecture and RF and civil engineering, construction, change management and Company’s processes, procedures, specifications and policies.

B.	Organization Structure and Approach

The organization structure of the PMO is as set forth in Exhibit B, Attachment 2. Overall staffing approach will be consistent with the volume of work provided by Company. PMO will provide a forecast of the level of effort forecast (“Level of Effort Forecast”) at the Project outset for Company’s approval. Staffing changes are

Proprietary & Confidential	6 (10)	Bechtel Communications & TerreStar Networks
Exhibit B National Program Management Office Scope of Work

Execution Copy

subject to the terms in Section 3.3 of the body of the Agreement. On a quarterly basis, PMO will provide Company with the staffing plan (to include any needed adjustments both in number of and skill mix of resources) for the upcoming three months. This quarterly forecast will be due on the first day of the month preceding each new quarterly period. The first such forecast will be due for the three month period beginning at the end of the third full month following contract execution. Contractor will not change the number of existing staff without written approval from Company. PMO will assign qualified and experienced personnel to provide the deliverables defined in this Scope of Work. Company reserves the right to approve the Key Personnel assigned to this contract. Key Personnel for the PMO work are those individuals having senior level experience occupying the following positions:

1.	Program Director (PD): The PD will manage the overall Project. PD is responsible for the execution of Company’s overall objectives for the Project. PD is responsible for the complete coordination and development of resources within the PMO’s organization to staff the Project. PD is also responsible for providing overall guidance to program management personnel in the development of procedures and practices (e.g., document uploading into Company’s SMS, scheduling, communications), required for the performance of the Work, to be followed by the PMO, Site Development Contractors and Network Vendors. The PD must have a minimum of ten (10) years experience in performing the foregoing tasks.

2.	Deployment Manager (DM)/Deputy PD: The DM will be responsible for national RAN deployment activities. The DM will be the PMO interface with each of the Market Teams and be responsible for national execution and the escalation point for interfaces between vendors. In the absence of the PD, the DM will act as PD. The Deputy PD must have a minimum of eight (8) years experience in performing the foregoing tasks.

3.	Business Manager: The Business Manager will oversee all ordering and invoicing coordinators and personnel to control and process Project related billings and payments. Among the daily activities that the Business Manager will oversee are the collection and input of field data, processing of reports, assuring that invoices conform to the exact form and policies of Company, invoicing and placing equipment and connectivity orders into Company’s logistical, financial and Project reporting databases. The Business Manager must have a minimum of seven (7) years experience in performing the foregoing tasks.

4.

Records Manager Records Manager (RM) will establish, plan, control, and direct the full scope of records management and administrative activities for the PMO. The RM will be responsible to assure all required records/documents are properly received from all RAN Deployment contractors. The RM provides records and administrative guidance and

Proprietary & Confidential	7 (10)	Bechtel Communications & TerreStar Networks
Exhibit B National Program Management Office Scope of Work

Execution Copy

coordination between the PMO, RAN Markets and RF Vendors as required. RM will be the PMO Lead Administrator for SMS. The RM must have a minimum of seven (7) years experience in performing the foregoing tasks.

5.	Procurement & Logistics Manager The Procurement and Logistics Manager will provide national coordination between RAN Market teams and RF Vendors as it relates to the delivery of equipment and materials. This will also include managing any service contracts such as Phase II testing, Environmental Remediation, or other. This manager must have a minimum of seven (7) years experience in performing the foregoing tasks.

6.	The Site Development, Standards & Quality Manager will oversee the development and implementation of site standards, guidelines and specifications used for the leasing, zoning, site design, permitting, and construction of the terrestrial base transmission sites. As the Quality Manager, this person will develop and oversee a quality management system to monitor and audit contractors and sub-tier contractors performing work on terrestrial base transmission site deployment. This manager must have a minimum of seven (7) years experience in performing the foregoing tasks.

7.	ES&H Manager Environmental, Safety & Health Manager will be responsible to establish an ES&H program and administer such a program across all RAN Deployment vendors. The ES&H Manager will be responsible for all Regulatory and OSHA reporting requirements. This manager must have a minimum of seven (7) years experience in performing the foregoing tasks.

C.	Deliverables

1.	Level of Effort Forecast (by month)

2.	Quarterly Staffing Forecast

3.	Updated Organization Charts

4.	Staff profiles or resumes, as required by Company

IV.	Communication Plan

Within sixty (60) days after the Parties’ execution of this Agreement, PMO will develop in conjunction with Company a communication plan to be approved by Company. The Communication Plan will include, at a minimum:

A.	Escalation Procedures with turn-around time for both Site Development Contractors, RF Vendor, Equipment Vendors/Contractors and Company

Proprietary & Confidential	8 (10)	Bechtel Communications & TerreStar Networks
Exhibit B National Program Management Office Scope of Work

Execution Copy

B.	Project correspondence guidelines

C.	Project meeting scheduling and conduct

D.	Status reporting for all parties

E.	Identification of key interfaces

F.	Risk assessment

G.	Accident/Incident Reporting

V.	Accounting

A.	PMO will follow accounting procedures, including project accounting functions as necessary for the overall management of the project in accordance with standard accounting and auditing principles and Company policy, and will maintain and make available to Company records and supporting documentation.

B.	PMO will process invoices for Company’s payment of all purchase orders as directed by the Company and consistent with the Agreement.

C.	PMO will utilize SMS project tracking in conformance with the Company requirements.

VI.	Quality Assurance

A.	Required guidelines and quality plans.

In order to monitor the quality of work completed by the Site Development Contractors PMO will:

1.	Develop and implement a quality assurance plan to confirm the Site Development Contractors are performing all necessary tasks in accordance with general wireless cell site acquisition and construction guidelines including those specific tasks as required by Company, consistent with any local, state or federal guidelines and in conformance with ISO 9001 and perform audits to verify compliance. Attached as Exhibit J is Contractor’s Project Quality Plan which Contractor will amend as Company may request as set forth in Section 3.4 in the body of the Agreement

2.	Ensure all data and information uploaded into the Company’s Site Management System (SMS) by the Site Development Contractor is reviewed and approved consistent with the Company requirements, industry standards, and the Division of Responsibility, and in accordance with Exhibit C. The PMO will be responsible for ensuring that this information is complete per Company requirements, accurate, and uploaded in a timely manner.

Proprietary & Confidential	9 (10)	Bechtel Communications & TerreStar Networks
Exhibit B National Program Management Office Scope of Work

Execution Copy

3.	Develop and implement Project Execution Guidelines, to be reviewed and approved by Company. The Project Execution Guideline manuals, specifications, and checklists may include Company’s existing forms and checklists and will address processes and standards not already anticipated by Company’s existing documentation.

B.	Quality Assurance Deliverables

1.	Regularly updated Company guidelines will be kept by PMO and will be updated and will be readily available for access by all Site Development Contractors.

2.	Regularly updated Project Execution Guidelines and all associated checklists and standard forms will be kept and updated by PMO and will be readily available for access by all Site Development Contractors.

3.	Document approvals in Company SMS within timeframes identified herein.

VII.	Milestone Specific Tasks

A.	Milestone Tasks and Reviews

PMO will manage the milestone tasks and reviews described in the Division of Responsibility.

B.	Project Closeout

The PMO will be responsible for obtaining from Contractor’s Market Deployment Team all Waiver of Lien and Releases by Contractor and will request all other Waiver of Lien and Releases from other Site Development Contractors. The PMO will be responsible for processing applications for final payment, ensuring all documents are uploaded and approved in the Company SMS database, providing original lease and lease related documents (unless otherwise specified) to Company, and assuring final Site Development Contractor invoicing has been submitted.

C.	Deliverables

1.	Required documents uploaded and approved in Company SMS as defined by the Division of Responsibility.

2.	Original lease and related documents in hardcopy, including original letter of transmittal.

3.	Lien Waivers/Releases.

Proprietary & Confidential	10 (10)	Bechtel Communications & TerreStar Networks
Exhibit B National Program Management Office Scope of Work

Execution Copy

EXHIBIT B

ATTACHMENT 1

PMO DIVISION OF RESPONSIBILITIES

( A ) - Approval; ( R ) - Responsible ; ( I ) - Inform ; ( C ) - Consult
Item #	Description	Company	PMO	Network Vendor(s)	Deployment Contractor (s)
General
1	• Manage the Site Development Contractors for and on behalf of the Company	I, A	R
2	• Manage the coordination between the Site Development Contractors	I, A	R
3	• Interface RAN Deployment with Satellite PMO	I	R
4	• Define the Project Objectives / Expectations	R	I
5	• Manage and expedite the PROGRAM WORK with the objective that it is progressed and completed in accordance with the PROJECT SCHEDULE/THROUGHPUT MODEL.	I, A	R
6	• Implement management procedures for the control, coordination and reporting of its activities and those of the Site Development Contractors and also coordinate the associated interfaces with the OWNER.	I, A	R
7	• Establish and implement a management system (Communication Plan) for the identification and control of all the technical and execution interfaces and co-ordinate those activities within its control with all relevant parties. Monitor the related activities and take any required corrective action in order to achieve the PROJECT objectives.	I, A	R
8	• Prepare and issue Program Execution Plans for the PMO SERVICES and the coordination of the PROGRAM WORK:	I, A	R
9	- PMO’s Program Plan	I, A	R
10	- RF Engineering and Backhaul Execution Plans	A	I	R
11	- Site Development Execution Plan (Site Acquisition and Engineering)	I, A	R
12	- Procurement & Materials Management Execution Plan;	I, A	R
13	- Construction Execution Plan	I, A	R	I
14	- Project Controls Execution Plan;	I, A	R
15	- Contracts Execution Plan	I, A	R
16	- Project Quality Execution Plan;	I, A	R

Proprietary & Confidential	1 (8)	Bechtel Communications & TerreStar Networks
Exhibit B Attachment 1 PMO Division of Responsibilities

Execution Copy

EXHIBIT B

ATTACHMENT 1

PMO DIVISION OF RESPONSIBILITIES

( A ) - Approval; ( R ) - Responsible ; ( I ) - Inform ; ( C ) - Consult
Item #	Description	Company	PMO	Network Vendor(s)	Deployment Contractor (s)
17	- ES&H Execution Plan;	I, A	R
18	- Records Management Execution Plan;	I, A	R	C
19	- IT Execution Plan;	I, A	R
20	- Risk Management Plan;	I, A	R
21	• Prepare and issue Program Procedures for the PMO Services and the coordination of the Program Work:	I, A	R
22	- Progress reporting and measuring procedures;	I, A	R
23	- Interface coordination procedures;	I, A	R
24	- Project consistency procedures (uniformity of codes, standards, symbols);	I, A	R
25	- Procedures on communication and reporting lines;	I, A	R
26	- Cost control and cost reporting procedures;	I, A	R
27	- Procurement and materials management procedures;	I, A	R
28	- ES&H Procedures for the Contractors	I, A	R
29	- Procedures for completion, acceptance and handover of the Program Work to the Company;	I, A	R
30	- Contracting procedures;	I, A	R
31	- Procedures for changes in the Program Work	I, A	R
32	- Quality control procedures;	I, A	R
33	- Authority approvals procedures;	I, A	R
34	- Procedures for finance, contract controls and procedures for payments to the PMO and parties managed by the PMO;	I, A	R
35	- Risk Management Procedures	I, A	R
36	• Develop and maintain Program Critical Action List	I, A	R
37	• Flow down all requirements, procedures and policies to Site Development Contractors	I,A	R
38	• Assist the Company, as requested, with regard to community relations	R	C
39	Assist Company with contact with the media and inquiries from the public relating to the Project	R	C
40	• Interface with Satellite Deployment, as required (Activities to be Defined)	R	C

Proprietary & Confidential	2 (8)	Bechtel Communications & TerreStar Networks
Exhibit B Attachment 1 PMO Division of Responsibilities

Execution Copy

EXHIBIT B

ATTACHMENT 1

PMO DIVISION OF RESPONSIBILITIES

( A ) - Approval; ( R ) - Responsible ; ( I ) - Inform ; ( C ) - Consult
Item #	Description	Company	PMO	Network Vendor(s)	Deployment Contractor (s)
Business Management, Project Controls & Financial Services
41	• Development of Total Program Plan including interface points and independencies	I, A	R
42	• Develop work breakdown structure and cost codes	I, A	R
43	• Develop charging practices, budget definition for all organizations	I, A	R
44	• Develop Plan of Record (for management by the Network Change Control Board)	I, A	R
45	• Develop Baseline Budgets and Schedules	I, A	R
46	• Develop Summary Milestone and Detail Schedules	I, A	R
47	• Develop and maintain Equipment Delivery and Logistics Schedules	I, A	R
48	• Develop Summary and Detailed Cost Reports and structure	I, A	R
49	• Develop and maintain Program Cash flow targets on a monthly basis	I, A	R
50	• Report progress of program activities	I	R
51	• Prepare a forecast of PMO costs as required	I, A	R
52	• Prepare a project forecast of Total Program Costs ( 3 per year )	I, A	R
53	• Maintain PMO Staffing Plan	I, A	R
54	• Develop and Maintain Change Management Program	I, A	R
55	• Hold weekly meetings with the contractors for Progress and Status Review	I	R
56	• Issue detailed Progress Report on a monthly basis	I	R
Accounting / Controller
57	• PMO will perform project accounting functions as necessary for the overall management of the project in accordance with standard accounting and auditing principles, and will maintain records and supporting documentation as appropriate.	I, A	R
58	• Define asset tracking requirements	R	C
59	• Determine and develop Sales and Use Tax strategy	A,R	C

Proprietary & Confidential	3 (8)	Bechtel Communications & TerreStar Networks
Exhibit B Attachment 1 PMO Division of Responsibilities

Execution Copy

EXHIBIT B

ATTACHMENT 1

PMO DIVISION OF RESPONSIBILITIES

( A ) - Approval; ( R ) - Responsible ; ( I ) - Inform ; ( C ) - Consult
Item #	Description	Company	PMO	Network Vendor(s)	Deployment Contractor (s)
Records Management & Retention
60	• Establish and maintain an electronic Site Management System (SMS) and confirm the efficient and effective utilization of the same or suitable systems with interfaces by all the Site Development Contractors and Network Vendors.	I, A	R
61	• Develop a Records Mgmt and Retention Plan for both Hard and Soft Copy media	I, A	R
62	• Develop unique identification number sequence system	I, A	R
63	• Develop electronic interface procedure	I, A	R
64	• Enter Records into System	A,R	R	R	R
65	• Perform Audits	I	R	C	C
66	• Deliverable Based Invoicing	I	R
67	• Revision Control	I	R
68	• Establish security and back-up procedures	I, A	R
69	• E-Mail management and retention	I	R	C	C
70	• Audits / Assessments	I	R	C	C
Information Technology
71	• Prepare and implement a plan for managing documents and information in Company’s SMS	R	C	C	C
Quality Assurance
72	• Establish and implement a quality plan and monitor integrity of the PROGRAM WORK by implementing and managing a quality management system in conformance with ISO 9001 and with TerreStar requirements - and perform audits to verify the compliance of the Site Development Contractors.	I, A	R	C	C
Procurement / Contracts
73	• Establish a Procurement & Contracting Plan which defines the policies, objectives, organizational responsibilities, requirements & standards, practices, processes and controls which will be applied to manage the procurement of equipment and material. Additionally manage any and all contracts which exist under direct PMO responsibility.	I, A	R

Proprietary & Confidential	4 (8)	Bechtel Communications & TerreStar Networks
Exhibit B Attachment 1 PMO Division of Responsibilities

Execution Copy

EXHIBIT B

ATTACHMENT 1

PMO DIVISION OF RESPONSIBILITIES

( A ) - Approval; ( R ) - Responsible ; ( I ) - Inform ; ( C ) – Consult
Item #	Description	Company	PMO	Network Vendor(s)	Deployment Contractor (s)
74	• Develop overall Program MAS ( Material Assignment Schedule )	I, A	R
75	• Award Network Equipment
76	- Radios and Core Equipment	R	I
77	- Antennas	A	R
78	- Other to be defined	A	R
79	• Award Project Contractors
80	- RF Engineering / Design	R	I
81	- Other Deployment Contractors (as required)	I, A	R
82	• Administration of Project Contracts ( Project Coordination )		R
83	• Logistics for Equipment (Warehousing and Delivery)
84	- Network Vendor Equipment	R
85	- Deployment Contractor Materials	I	C		R
86	- Miscellaneous Contractor Materials / Consumables	I	C		R
87	• Ordering and scheduling provisioning of utilities				R
88	• Coordinating with Deployment Contractor and Utility / Power providers to ensure necessary fees are paid and services are provisioned		R
Environmental, Safety & Health
89	• Establish and maintain an ES&H Plan which defines the policies, objectives, organizational responsibilities, requirements & standards, practices, processes and controls which will be applied to manage Environmental, Safety and Health issues.	I, A	R
90	• ES&H Reporting Requirements	I	R	C	C
91	• Monitor Environmental Compliance / Review	I	R	C	C
92	• Monitor Environmental Assurance	I	R	C	C
93	• Audits / Assessments / Investigation	I	R	C	C

Proprietary & Confidential	5 (8)	Bechtel Communications & TerreStar Networks
Exhibit B Attachment 1 PMO Division of Responsibilities

Execution Copy

EXHIBIT B

ATTACHMENT 1

PMO DIVISION OF RESPONSIBILITIES

( A ) - Approval; ( R ) - Responsible ; ( I ) - Inform ; ( C ) - Consult
Item #	Description	Company	PMO	Network Vendor(s)	Deployment Contractor (s)
RF Design & Core Network Design
94	• Specify Site RF Design Criteria	R	I
95	• Equipment, Antenna and Material Specifications	R	I
96	• Specify BTS equipment requirements and configuration	A	I	R
97	• Interface with Customer Team / Flow Down of Design Criteria / Specs	I	R
98	• Adherence / Oversight of Contractors to Design Criteria / Specs	I	R
99	• RF Design and Backhaul Basis / Initial and Final Design	A	I	R
100	• Issues Search Ring (SARF and spreadsheet) to Company			R
101	Approve Search Rings	R
102	Initiate Search Ring Release in Siterra		R
103	• Provide Candidate Identification	A	I		R
104	• Review and Approval of RF and Backhaul Data Sheets	A	I	R	C
105	• Management of Design Revision Process Between RF, Backhaul and Deployment	I	R	C	C
106	• Manage Regulatory Process (including FAA / FCC / MPE )	I	R	C	C
RAN Deployment & Core Network Deployment
107	• Execute ES&H Program	I	A	R	R
108	• Optimization, Integration	A	I	R	I
109	• Drive Testing	A	C	R	I
110	• Site Development Criteria
111	• Site Leasing Parameters & Critical Decision Factors	R	I
112	• Coordinate and assist in the development of standard leasing details / specs	A	R		I
113	• Standard Primary Candidate Critical Decision Factors	R	I
114	• Candidate Scoring (Leasing, Zoning, Construction, RF)			R	R
115	• Candidate Ranking (Overall Ranking 1st, 2nd, 3rd) and Primary Candidate Recommendation			I	R
116	• Coordinate and serve as a point of escalation on communications issues related to cross-vendor ranking process		R

Proprietary & Confidential	6 (8)	Bechtel Communications & TerreStar Networks
Exhibit B Attachment 1 PMO Division of Responsibilities

Execution Copy

EXHIBIT B

ATTACHMENT 1

PMO DIVISION OF RESPONSIBILITIES

( A ) - Approval; ( R ) - Responsible ; ( I ) - Inform ; ( C ) - Consult
Item #	Description	Company	PMO	Network Vendor(s)	Deployment Contractor (s)
117	• Primary Candidate Approval	R	I	I	I
118	• Coordinate with landlords for pre-lease access to Sites by Network Vendor, Site Development Contractor, Company personnel and subcontractors	C	C	I	R
119	• Manage lease negotiation and lease execution	A	I		R
120	• Zoning / Permitting process management	I/A	I		R
121	• Coordinate and obtain environmental, FAA/FCC Approvals	A	I		R
122	• Facilities design criteria - critical decision factors	R	I	C	C
123

• Prepare standard design details / specs: i.e. develop Design Criteria and Engineering Standards, Equipment and Technical Specifications (e.g. lease area and site configurations, BTS interface (indoor & outdoor; power, telco, structural, etc.), RF components, coaxial cables, indoor site configurations, survey and other civil site criteria, electrical and grounding criteria, telco requirements/components, ground testing, RF (sweep) testing, microwave backhaul, etc.)

		A	R	I	I
124	• Provide Technical Assistance and represent the POC for technical issues for RAN deployment firm(s)	R	R		C
125	• Periodic review of facility designs.	A	R		C
126	• Coordinate Constructability Guidelines / Issues (Structural, etc) and Approve deviations to standards	A	R		C
127	• Provide POC for technical interface between BTS supplier, Backhaul managed service provider, and RAN deployment		R	C	C
128	• Critical Decision Factors for Backhaul	R	I
129	• Construction Installation		I		R
130	• Site Build (including Procurement of Materials, Access, Construct, Power, Final Walk-Down and Punchlist	A	I		R
131	• Connect and test BTS and Backhaul equipment		I	R	C
132	• Provide quality support	I	A	R	R

Proprietary & Confidential	7 (8)	Bechtel Communications & TerreStar Networks
Exhibit B Attachment 1 PMO Division of Responsibilities

Execution Copy

EXHIBIT B

ATTACHMENT 1

PMO DIVISION OF RESPONSIBILITIES

( A ) - Approval; ( R ) - Responsible ; ( I ) - Inform ; ( C ) - Consult
Item #	Description	Company	PMO	Network Vendor(s)	Deployment Contractor (s)
133	• Site Acceptance	A	R	C	C
134	• Records management/final document turnover	I	A	R	R

Proprietary & Confidential	8 (8)	Bechtel Communications & TerreStar Networks
Exhibit B Attachment 1 PMO Division of Responsibilities

EXHIBIT C

SITE DEVELOPMENT SERVICES

SCOPE OF WORK

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

TABLE OF CONTENTS

1.	Scope of Work Overview			1
2.	Marketing Deployment Team			1
	2.1	Staffing		1
	2.2	Organization		1
	2.3	Subcontractors		1
3.	Site Acquisition Service Descriptions and Process			1
	3.1	Receipt of Search Rings		1
	3.2	Preliminary Research of New Build Sites		2
	3.3	Site Candidate Information Package (SCIP) Submission, Scoring and Ranking		2
		3.3.1	SCIP Submission	2
		3.3.2	Scoring, Ranking and Guidelines	2
		3.3.3	SCIP Milestone Payment	3
	3.4	Primary Candidate Approval		3
	3.5	Leasing Process		4
		3.5.1	Personnel	4
		3.5.2	Due Diligence	4
		3.5.3	Pre-Leasing Activities	6
		3.5.4	Lease Negotiation	7
		3.5.5	Lease Execution	7
		3.5.6	Memorandum of Lease	8
		3.5.7	Consents	8
		3.5.8	Leased Signed Milestone Payment	8
	3.6	Title		8
		3.6.1	Title Search	8
		3.6.2	Title Review	8
		3.6.3	Curing Title	9
	3.7	Zoning		9
		3.7.1	General	9
		3.7.2	Zoning Analysis	9
		3.7.3	Zoning Drawings	9
		3.7.4	Zoning Applications	10
		3.7.5	Visual Resource Assessment	10
		3.7.6	Balloon Test	10
		3.7.7	Viewshed Map	11
		3.7.8	Perspective Rendering	11
		3.7.9	Administrative Process Support	11
		3.7.10	Court Reporter; Experts	11
		3.7.11	Local Zoning Counsel	12
		3.7.12	Cooperation	12

i

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

		3.7.13	Bonding Fee	12
		3.7.14	Other	12
		3.7.15	Deliverables	12
	3.8	AM De-Tuning/Intermodulation Studies		12
	3.9	Company Approval		12
4.	Existing Tower Structure & Foundation Analysis			13
	4.1	Structural Analysis		13
	4.2	Company Approval		14
5.	Existing Rooftops & Structural Analysis; Floor Systems; and Site Surveys			14
	5.1	Loading		14
	5.2	Roof Inspection and Testing		15
	5.3	Master Lease Agreement (MLA) Structures		15
	5.4	Site Survey		15
6.	National Environmental Policy Act (“NEPA”) Screening			15
	6.1	Environmental Screening		16
	6.2	Company Approval		17
7.	Environmental Site Assessment			17
8.	Geotechnical Investigation			17
	8.1	Drilling, Testing and Geotechnical Requirements		18
	8.2	Borings and Samples		18
	8.3	Geotechnical Report		19
9.	Soil Resistivity Testing (Raw Land Only)			19
10.	Foundation Design (Purchased With Tower)			19
	10.1	Foundations		19
	10.2	Company Approval		20
11.	Construction Drawings			20
	11.1	Design Information		21
	11.2	All Sites-Construction Drawings		22
	11.3	Company Approval		24
12.	Construction Permits			24
13.	Cost of Construction			24
14.	Material and Utility Procurement Logistics			24
15.	Construction Services			25
	15.1	Construction Services		25
	15.2	Company Approval		28
	15.3	Construction Complete		28
16.	Construction Documentation and Closeout			28
17.	Site Acceptance			29
18.	Project Reporting			31
19.	Quality Assurance & Control			31
20.	Health & Safety Program			32
21.	Costs and Division of Responsibility			32
22.	Other Definitions			33

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

1	Scope of Work Overview

The Scope of Work detailed in this document is for the performance of Site development activities for Company.

2	Market Deployment Team

Staffing

Without limiting the applicable terms in the body of the Agreement, including in Section 3.3 (“Staffing; Key Positions”) Contractor agrees that the personnel providing the services set forth in this Scope of Work will at all times be professionals with the skills and qualifications necessary to properly perform the Work under this Agreement. Contractor agrees that it will use commercially reasonable efforts to maintain consistent staffing of personnel in each Market, throughout the Term. Contractor will replace any of its personnel that Company reasonably requests to have replaced. Any replacement personnel, whether replaced upon request of Company or otherwise, will possess comparable or greater experience, qualifications and credentials as the person being replaced. In the case of any permitted replacements of personnel, Contractor will use commercially reasonable efforts to provide overlapping service time with replaced personnel. The Market Manager will be deemed a Key Personnel.

Organization

Contractor’s Market teams will be organized functionally as illustrated in the chart below. The number of personnel assigned to a Market team, and the location of any member will be determined by the Contractor based on the work load.

Subcontractors

Contractor’s use of any subcontractor(s) to perform the Work under this Scope of Work will be subject to the terms set forth in the body of the Agreement.

3	Site Acquisition Service Descriptions and Process

Receipt of Search Rings

Company’s Network Vendor will provide Search Rings through Company’s Site Management System. Company will then approve the Search Rings and release the Rings to Contractor via the SMS, thus beginning the Site candidate search process. Such Rings will be released through site acquisition request forms, substantially in the form attached hereto as Exhibit C, Attachment 1, or such other form as the RF Network Vendor desires.

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

A “Search Ring” is a specified geographic area within a Market comprising a part of the radio access network (or “RAN”) and is designed to contain a single Company Site used in connection with the operation of the RAN. Each Search Ring will clearly define latitude and longitude of the Ring center, the radius of the search area around the Ring, and the height (including +/- tolerance) of RAD center with respect to the applicable Site level measurement point. Contractor will utilize standard Site configuration unless noted differently in the Search Ring information. Each Market will contain multiple Search Rings. Contractor’s Market Managers will coordinate with Contractor’s Program Management Office as necessary to ensure receipt of the Search Rings. A Search Ring is also sometimes referred to in this Agreement as a “Ring”.

Preliminary research of new build Sites

For all Search Rings, Contractor will perform preliminary research to identify potential candidates, suitable buildings or other structures, and existing towers/facilities for the pre-determined coverage areas. Contractor will first search for opportunities on existing towers (i.e., Collocation Sites), Rooftops or other structures such as Water Towers. If none of the foregoing is available, Contractor will so advise Company and search for available space for a new build (i.e., Raw Land) Site. Contractor will analyze the pre-determined coverage area to understand the zoning laws, permitting and zoning history, and processes required to successfully obtain permits for the Sites.

Site Candidate Information Package (SCIP) Submission, Scoring and Ranking

SCIP Submission. For each Search Ring released, Contractor will identify up to three (3) Site candidates and will provide its analysis of each candidate, in the form of a completed Site candidate information package (each a “SCIP”), attached hereto as Exhibit C, Attachment 2, per candidate. In the event that three (3) feasible candidates are not available, the Market Manager will notify Company in advance of submitting the SCIP(s) and include in the submission a detailed written explanation outlining why three (3) candidates were not available. Company will notify Contractor within two (2) Business Days of receipt of notification if it desires further explanation as to the number of candidates, absent which the number will be deemed accepted. If Company requests, Contractor will provide more than three SCIPs per Ring and Contractor may charge Company for each additional SCIP submitted in accordance with the terms herein at the unit price set forth in Exhibit F. Additionally, if Company determines that the search area in which a Ring was previously released requires redesign and such redesign results in the release of new Search Ring(s), the old Search Ring will be cancelled, and the Company will issue the new Search Ring(s) as previously described. Contractor will upload electronic versions of all completed SCIPs in Company’s SMS.

Scoring, Ranking, and Guidelines. Contractor will score the SCIPs according to leasibility, zonability, constructability, and order of magnitude (i.e., cost) on a 1-5 scale using the criteria set forth in Exhibit C, Attachment 3 hereto. Contractor will obtain scores from the backhaul and RF design Network Vendors according to the Site’s backhaul and RF characteristics, respectively. The backhaul and RF design Network Vendors will provide such data to Contractor within five (5) Business Days of Contractor’s input into Company’s SMS of the final SCIP for a given Search Ring. Contractor will then

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

consolidate the scores into a consolidated score for each Site. Then Contractor will rank the candidates by first, second, and third choice, depending on the number of SCIPs. The Site ranked first will be Contractor’s primary candidate recommendation. The recommended primary candidate need not be the highest scoring candidate. However, Contractor should explain in writing why the Site was chosen as the primary candidate in all cases. Such scoring and recommendation will be provided in the form of Exhibit C, Attachment 3 hereto. Contractor will provide a detailed explanation of its recommendation.

SCIP Milestone Payment. Contractor agrees that the SCIP Submission Milestone payment is conditioned upon Contractor’s submittal into Company’s SMS of such number of complete SCIPs per Ring as provided in accordance with Section 3.3.1.

Primary Candidate Approval

After Contractor has uploaded the completed scoring and ranking forms and the primary candidate recommendation into Company’s SMS, Company will have seven (7) Business Days to approve the primary candidate in writing, upload the approval and a Site Acquisition Notice to Proceed (also referred to as the “SA NTP”) (attached hereto as Exhibit C, Attachment 4), and ensure that the completed RF Site configuration sheet (in the form attached hereto as Exhibit C, Attachment 8) and backhaul Site Configuration sheet (in the form attached hereto as Exhibit C, Attachment 9) are submitted from the responsible Network Vendors and uploaded into the SMS. Upon Company’s uploading of these documents in the SMS, Contractor will have met all requirements for the Primary Candidate Approval Milestone payment.

If Company does not notify Contractor of any deficiency or fails to upload the approval and/or the other referenced documents for which it is responsible for uploading within the foregoing seven (7) Business Day period, the Primary Candidate Approval Milestone will be deemed complete and accepted by Company for payment purposes. With respect to any portion of the Work that Company deems incomplete, Contractor will complete such activity and the above acceptance procedure will be repeated.

At such time when the Site Acquisition NTP and the completed RF Site configuration sheet and backhaul Site configuration sheet are uploaded into the SMS, Contractor will commence all other acquisition activities for such Site as set forth in this Agreement, including the activities in Section 3.5 through Section 13 of this SOW. Contractor will notify Company in writing when it has completed all Site acquisition Work and submitted all Deliverables required to achieve the Site Acquisition Complete Milestone (such notice is referred to herein as “Site Acquisition Complete Notice To Company”).

Contractor agrees that the Site Acquisition Complete Milestone payment is conditioned upon (1) Contractor’s provision of all completed Deliverables and completion of all tasks applicable to Site acquisition as set forth in this Section 3 through Section 13 of this Exhibit C; (2) Company’s acknowledgement of the completion of all and acceptance of all Deliverables and tasks as evidenced by a Site Acquisition acceptance letter signed by an authorized Company representative; and (3) Contractor’s completion of all Leasing Milestone tasks and deliverables to Company’s approval.

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

Contractor will submit all Site acquisition documentation for Company for review, approval and sign-off. Contractor will submit such documentation to Company via the SMS. If, within seven (7) Business Days after Company’s receipt of the Site Acquisition Complete Notice To Company, Company does not notify Contractor of any deficiency in the Work or Deliverables, or fails to acknowledge its approval, then the Site Acquisition Complete Milestone will be deemed complete and accepted by Company for payment purposes. With respect to any data listed by Company as incomplete or Work or Deliverable requiring correction or resubmission, Contractor will complete such activity, and the above acceptance procedure will be repeated.

Leasing Process

3.5.1 Personnel. Contractor will provide appropriate levels of qualified personnel to perform the Services set forth in this Section 3. If Company determines that Contractor is not staffed appropriately to perform the Leasing portion of the Work in a timely manner, Contractor will increase staffing levels. If, Company determines that Contractor’s personnel are not qualified to perform the Leasing portion of the Work, Contractor will replace the personnel with personnel satisfactory to Company. Each Party’s roles and responsibilities in the Leasing process will be as set forth herein. The following Contractor personnel will be engaged in the performance the Leasing portion of the Work:

(a) Site Acquisition Coordinator. Contractor’s Site Acquisition Coordinator will be responsible for performing and/or managing due diligence, zoning, title and other pre-leasing activities as described herein. Site Acquisition Coordinator will be responsible for reviewing Leases, including Site Lease Agreements. Site Acquisition Coordinator will be supervised by the Site Acquisition Lead.

(b) Site Acquisition Lead. Contractor’s Site Acquisition Leads will be responsible for the negotiation of Site Leases. Site Acquisition Lead will be responsible for managing Site Acquisition Coordinator’s performance and for ensuring accuracy of Site Acquisition Coordinator’s work product.

(c) Market Manager. Contractor’s Market Manager will be responsible for managing the Market Team’s performance and for ensuring accuracy of their work product. Company will direct all escalations and problem reports to the Market Manager for resolution. The Market Manager will ensure that leasing process is performed in a timely, efficient, diligent and thorough manner. Contractor will provide Company with a monthly report, detailing the current status of each site that is in the leasing process. The Market Manager and Company’s leasing manager will meet and discuss the status of each Site as described in the report, any outstanding issues, and proposed remediation plans for those issues.

(d) Company Operations Personnel. The personnel within Company’s operations department will be responsible for Site selection and for review and approval of due diligence items, and Lease business and financial terms. Company’s operations group will escalate issues through Company’s legal group for resolution with Contractor’s Market Manager.

(e) Company Legal Personnel. Company’s legal department will be responsible for overall Lease approval and execution and for the business, financial and legal term compliance of each Lease. Company’s legal department will be responsible for managing the escalation and

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

resolution of Lease-related issues. Company may use outside counsel to perform legal functions, including zoning counsel, under this Agreement. Company will be responsible for the performance of any Company-retained outside counsel.

3.5.2 Due Diligence. Contractor will perform the required due diligence on each Site prior to Company’s approval and execution of the Lease depending on the specific leasing requirements for each Site. In furtherance thereof Contractor will:

(a) Ground/Prime Lease. Determine whether a ground or prime lease is attached to the proposed Site. If Contractor confirms that a ground lease exists, Contractor will:

(i) confirm that the underlying ground lease boundaries encompass the proposed equipment and shelter requirements;

(ii) confirm underlying unexpired ground lease term is greater than or equal to ten (10) years;

(iii) confirm underlying ground lease does not allow for landlord’s termination without cause;

(iv) confirm whether or not landlord consent or landlord right of first refusal exists;

(v) confirm that the underlying ground lease lessor is consistent with the title report; and

(vi) note any other landlord rights that may impact Company.

(b) Encumbrances. Determine if there are mortgages on the Site, any tax liens, mechanics liens, unpaid taxes or other encumbrances on the Site.

(c) Easements. Determine if there is any easement on the Site which could obstruct Company’s use of the Site. Determine if any easements need to be obtained by Company, in order to use the Site.

(d) NEPA Checklist. Contractor will investigate and ensure that all proposed Sites are in compliance with NEPA requirements, as set forth in Section 6, below.

(e) Environmental Assessments. Contractor will perform a Phase I environmental site assessment (“ESA”), for each Raw Land Site, as set forth in Section 7, below. If the Site is a Collocation Site with existing telecommunications tenants on the Site, Contractor will perform a Phase I ESA, if one has not been performed in the six (6) months prior to Site selection. If a Phase II is required for a Site, Contractor will inform Company, and Company will determine whether to proceed with the Site. If Company determines to proceed with the Site, Company is responsible for hiring an environmental contractor to perform remediation and the Site, and Contractor is responsible for managing the environmental contractor.

(f) Structural Analysis. If there is a Master Lease Agreement (defined below) in place for a proposed Collocation Site, which requires Company to have a structural analysis performed by landlord, or by a landlord designated party, Contractor will coordinate the performance of the structural analysis with the landlord. If this is not the case, Contractor will perform a structural analysis to determine if the tower and foundation are sufficient for the proposed loading, as set forth in Section 4.1, below.

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

(g) FAA 1A/2c Certifications. Contractor will provide Company with a 2C Certification letter for each Site and a 1A on each Site where a 1A is required by law and as set forth in Section 5.4, below. All final 2C certification letters and surveys will be signed and stamped (sealed) by a surveyor fully authorized and licensed to perform subject work in that state.

(h) AM De-Tuning and Inter-modulation Studies. Contractor will search for and identify all directional AM stations within two miles and non-directional AM stations within 0.6 mile of each Site, and when authorized by the Company, will perform such AM de-tuning Work as required by applicable laws to identify and address interferences between towers on Sites and standard broadcast (AM) radio antenna systems. As part of any Company approved AM De-Tuning, Contractor will measure the possible distortion of the AM station signal and provide Company with a recommendation for any required detuning. Contractor will pass through to Company the costs of such AM de-tuning and inter-modulation studies without markup. Contractor will, if required by Company, perform inter-modulation studies to assess RF characteristics for antennas located in the vicinity of the proposed Company antennas. Prior to performing such work, Contractor will provide Company with a cost quote for the study, which will be subject to Company’s approval. Company will endeavor to respond with its approval or rejection of the submitted quote within five (5) days of its submission.

(i) Land Boundary Survey. If a Site is Raw Land, Contractor will perform a land survey to determine the boundary and Site perimeter, as set forth in Section 5.4, below. If a Site is a Collocation installation, Contractor will request a land survey from the Site landlord. If the landlord does not provide one, Contractor will, at Company’s request, perform a land survey for a Collocation Site.

(j) Geotechnical Investigations. Contractor will conduct a geotechnical investigation for Raw Land Sites and Sites as required by the engineer of record, as set forth in Section 8, below.

(k) Soil Resistivity Testing. Contractor will perform soil resistivity testing in accordance with industry standard practice, as set forth in Section 9, below.

(l) Due Diligence Checklist. As part of the due diligence process Contractor will complete and submit a due diligence checklist (the “Due Diligence Checklist”), the form of which is attached hereto as Appendix 2 to Attachment 5 to this Exhibit C, to Company as part of the Lease Execution Package (defined below). Company will review the Due Diligence Checklist submitted by Contractor with each Lease Execution Package. If in Company’s determination, Contractor failed to perform due diligence required for a Site, or improperly performed the due diligence, Company will provide Contractor with a summary of the deficiencies in performance.

3.5.3 Pre-Leasing Activities. Contractor will perform all actions necessary to gain access to each Site candidate prior to Lease execution, in order to perform any necessary testing evaluations or other on Site activities. Contractor will pay such fees or otherwise provide such incentives as may be appropriate in connection with securing a Site entry and testing agreement with the landlord. Such fees will be passed through to Company without markup. These pre-leasing activities include, but are not limited to:

(a) Applications. If an approved Site candidate requires a Site lease application, Contractor will submit any required Site lease application to the Site owner/management company.

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

(b) Entry and Testing Agreements. If an approved Site candidate requires an entry and testing agreement, Contractor will negotiate such agreement, in compliance with the Site Acquisition Leasing Guidelines described in Section 3.5.4 below and attached hereto as Attachment 5.

(c) Certificates of Insurance. Contractor will obtain and provide to landlord any insurance certificates required by landlord for entry or testing on a Site, prior to Lease execution.

(d) Surety Company for Requesting Required Bonds. Contractor will inform Company if the landlord of a Site requires bond in order to do testing, entry or construction. Company will inform Contractor of its approval or rejection of this requirement. Contractor, will, prior to informing Company of this requirement make reasonable efforts to negotiate away this requirement.

(e) Miscellaneous. Contractor will prepare and submit any other paperwork as required by landlords or that is customary in the industry as part of the scope of the Work, for no additional cost.

3.5.4 Lease Negotiation. Contractor will be responsible for negotiating each Lease on behalf of the Company and for securing proper execution by the Site owner(s) of the negotiated Lease with respect to each Site. Contractor is responsible for negotiating all Leases in compliance with Company’s Site acquisition Leasing guidelines (the “Site Acquisition Leasing Guidelines”) as set forth in Attachment 5 to this Exhibit C (also referred to as “Site Leasing Guidelines”). Contractor should utilize Company’s language library, contained in Appendix 5 to the Site Leasing Guidelines, as a source for approved alternate language. The current Site Leasing Guidelines are attached hereto as Attachment 5, and updated versions of the Site Leasing Guidelines will be available in Company’s SMS, from time to time. If a Lease contains terms which are not covered in Company’s Site Leasing Guidelines, or Contractor is unsure if landlord’s changes to Lease language are acceptable, Contractor will submit the Lease to Company’s identified outside counsel for review. Contractor will make reasonable efforts to negotiate the financial terms of a Site into compliance with the approved financial terms, prior to bringing these terms to Company for approval. Company’s outside counsel will track the issues brought to it for negotiation, and provide monthly reports to Company. If, in Company’s determination, Contractor personnel are not properly negotiating Lease terms, or are requesting outside counsel review of terms contained in the Site Leasing Guidelines, Company may request the removal of Contractor’s personnel.

3.5.5 Lease Execution. Upon completion of negotiations, Contractor will complete and submit a request for Company’s signing of the Lease using the form attached as Appendix 1 to the Site Leasing Guidelines (such form is referred to herein as the “Document Execution Request Form”), describing Lease terms and conditions to the Company. In addition, Contractor will submit a version of the proposed Lease, which shows the changes negotiated to each agreement. Company will provide notice of approval or rejection, with required changes, of the submitted execution request within three (3) business days of receipt. If Company requires any changes or rejects any negotiated term, Contractor will continue negotiations with the landlord and will

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

resubmit negotiated terms for Company’s approval. Once Company’s approval is obtained, the Contractor will prepare and submit a Lease execution package (the “Lease Execution Package”) which will, as applicable, include:

(i) Three (3) Site owner executed original Site Lease Agreements, any access agreements and/or utility easement agreements with all applicable exhibits;

(ii) One (1) Site owner executed Memorandum of Lease (described in Section 3.5.6) with all applicable exhibits, agreed to by landlord;

(iii) Lease review summary with Due Diligence Checklist per the Site Leasing Guidelines;

(iv) Title Commitment, NEPA Compliance Checklist, and, if available at the time of Company request, Zoning drawings and any other documents as may be reasonably required by Company; and

(v) Executed W-9(s) from Site owner(s).

Company will review all Site owner executed Leases. If Company determines that any Site owner-executed Lease differs from the Site Lease Company approved, Contractor will renegotiate the Lease such that it is the same as the Site Lease Company approved. In the foregoing case, the Lease Signed Milestone will not be considered complete until the Lease is amended to be compliant with the Company-approved Lease. Contractor will record the Lease Signed Milestone in Company’s SMS upon receipt of all signatures required for each Lease.

3.5.6 Memorandum of Lease. For each Site, Contractor will procure, as requested by the Company, any necessary memorandum of Lease (excluding Sites governed by any Master Lease Agreement) (each a “Memorandum of Lease”) prepared by Company’s legal counsel for signature by the Site owner(s) and Company; and record such document in the appropriate real estate records of the County in which the Site is located. Any fees associated with the filing of any Memorandum of Lease will be a Pass-Through Cost to the Company without mark-up.

3.5.7 Consents. Contractor will obtain resolutions or other appropriate authorization or consents pertaining to the execution and delivery of the Lease in question by the Site owner(s) prior to submission of the Lease Execution Package.

3.5.8 Leased Signed Milestone Payment. Contractor agrees that its right to the Lease Signed Milestone payment is conditioned upon Contractor’s provision of all Deliverables required hereunder for Lease signature by Company in accordance with the terms of this Agreement.

Title

Title Search. Contractor will perform a title search for every Site. If a Site is a Collocation installation, Contractor will perform a title search for that property for the current owner. For a Raw Land Site, Contractor will perform a title search back 50 years. For each Site, Contractor shall cause to be ordered a property title abstract report (the “Title Report”) from a nationally recognized American Land Title Association ( “ALTA”) title company in good standing, which Title Report shall include the following information and shall be sufficient to allow Company to acquire a Leasehold Title Insurance Policy:

•	The names of the current site owner(s) of fee simple title, which owners must be the same persons or entities which execute the Lease;

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	The legal description (to be included as an attachment to Site Lease Agreement);

•	List all leases, easements, covenants and restrictions of record affecting the Site;

•	List all liens of record, including, without limitation, mortgages and deeds of trust, mechanics and material man’s liens, judgment liens and federal tax liens;

•	The status of the payment of taxes and assessments, general and special; and

•	Bankruptcies.

3.6.2 Contractor will provide to Company copies of any leases, easements, covenants and restrictions of record, liens of record, including, without limitation, mortgages and deeds of trust, mechanics and material man’s liens, judgment liens and federal tax liens, affecting the Site, unless Customer agrees in writing that copies are not needed. The cost of the copies of these documents will be passed through to Company, without mark-up of any kind. Contractor will deliver all copies to Company within five (5) business days of receipt of request for such.

3.6.3. Title Review. Contractor shall provide the Title Report to Company, upon its receipt of Title Report from the ATLA, as soon as practicable, but no later than at Lease signature package submission. Prior to providing the Title Report to Company, Contractor shall review the Title Report, and provide comments and instructions to Company on the Title Review Memorandum, attached hereto as Appendix 3 to this Attachment 4 to Exhibit C. Review, approval, and issue resolution instructions for title issues shall be in Company’s sole discretion.

Contractor must inform all of its employees, agents, subcontractors, the Network Vendor and all other necessary personnel performing services at a Site of any instructional issues provided by Company on the Title Review Memorandum.

3.6.4 Curing Title. Company will review the Title Report, copies of the encumbrances and the Title Review Memorandum provided by Contractor and assess title deficiencies pointed out in the Title Review Memorandum. Company will decide if the title should be cured, if it is acceptable as is, or if the site is not a suitable candidate. If Company elects to cure title deficiencies for a Site, Company may request Contractor to perform title curative work. Contractor will provide a cost quote to perform curative work, which will be subject to Company’s approval.

3.7 Zoning

3.7.1. General. Contractor will confirm that the Site is properly zoned for Company’s intended use or whether a zoning change or variance will be necessary. Contractor will identify and obtain all applicable land use approvals.

3.7.2. Zoning analysis. Within each SCIP, Contractor will provide a summary report on each Site addressing each of the following:

•	Identification of required permits and approvals;

•	Identification of key zoning thresholds, including area and bulk requirements;

•	Identification of review agency meeting dates, submission deadlines and procedures;

•	Identification of required submission elements; and

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Interview city officials to obtain feedback on zoning process and pending applications within Search Ring.

3.7.3. Zoning Drawings. Contractor will prepare zoning drawings in accordance with local review agency (the “Local Review Entity”) requirements and all applicable federal, state, and Contractor codes, standards and requirements, as applicable, to a particular Site. Contractor will provide the necessary number of zoning drawings, required by the Local Review Entity.

3.7.3.1. Zoning drawings for Raw Land and existing antenna structure Sites. Zoning drawings will consist of the following elements as required by jurisdiction:

(i) Survey base map as a separate sheet entitled “existing conditions plan”

(ii) Site plan with location of tower, equipment enclosure, and Site access relative to parcel boundaries and public roadways

(iii) Details of Site access, tower compound, equipment and equipment enclosure foundation

(iv) Schematic elevation view of tower and antennas

(v) Grading, drainage, and erosion control plans and details

(vi) Plans and details for Site fencing and gates

(vii) Contractor will address review comments by appropriate zoning agencies; and will prepare a color rendered plan (minimum size 24” x 34”) and mount on foam board for presentation purposes

3.7.3.2. Zoning drawings for Rooftop Sites. When required for Rooftop Sites, the tasks outlined above will be performed, except the drawings will consist of the following elements as required by jurisdiction:

•	Existing conditions plan, including Site location map and location of work area and existing building relative to property boundaries and public roadways;

•	Location of proposed antennas and equipment in plan view;

•

Elevation views showing antennas and equipment, as applicable, from each antenna face. The level of detail should be sufficient to visually convey existing conditions, but need not convey all engineering details. Alternately, schematic elevation sketches superimposed on to-scale digital photographs of building elevations, provided that entire drawing is contained within the AutoCAD format are acceptable;

•	Contractor will address review comments by appropriate zoning agencies; and

•	Contractor will prepare a color rendered plan (minimum size 24” x 34”) and mount on foam board for presentation purposes as required by jurisdiction.

3.7.4. Zoning applications. Contractor will prepare and submit all zoning applications, together with all required drawings and other related materials and participate and support the administrative review process. The associated tasks include:

•	Obtain zoning application forms and other documents required for the application

•	Prepare all required zoning application documents for review agencies, including project narrative, application forms, and transmittal letter;

•	Compile all required drawings, reports, studies and other information required by review agencies for inclusion in zoning application documents;

•	Transmit zoning application documents to review agencies and track status of application through process until approvals are obtained;

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Attend and participate in the presentation of the project to review agencies. This task includes preparation and distribution of meeting minutes;

•

Attend all necessary informal and formal meetings with review agencies and their staff, and attend zoning strategy sessions with project team as required in preparation for meetings and review agencies;

•	Obtain and distribute documentation from review agencies confirming decisions/approvals and conditions of approval; and

•

Attend and participate in up to three (3) hearings with review agencies in support of the above stated activities. Contractor will provide a cost quote to attend additional hearings, which will be subject to Company’s approval.

3.7.5. Visual resource assessment. If required by jurisdiction Contractor will prepare a visual resource assessment. The purpose of a visual resource assessment is to define the limits from which the proposed tower or antenna structure will be visible.

3.7.6. Balloon test. If required by jurisdiction, Contractor will perform balloon tests. This task will include use of helium weather balloons flown at the tower location to the height of the proposed structure to simulate future visual conditions. Balloons must be flown when weather conditions allow adequate visibility and maintenance of the balloons at the required height. Contractor must comply with FAA notification requirements for balloon tests in close proximity to active airports. Further:

•	Contractor will meet with the appropriate municipal officials as required in advance of the balloon test to determine the location of key views;

•

Using appropriate digital photography equipment and techniques, Contractor will photograph all key views and other locations within a three mile radius of the balloon location to document the entire viewshed as seen by the human eye (approximately 50mm lens). Contractor must employ an experienced photographer to ensure that quality images are obtained;

•

Contractor will prepare a report summarizing the visual resource assessment which includes a description of the methodology used, quality 8” x 10” color photographs, and a United States Geological Survey (or “USGS”) map showing the location of the proposed tower and each photographic image. In lieu of original prints, color copies of the photographs may be used in the report;

•

In addition to the report, Contractor will provide one exhibit board (minimum size 24” x 34”) suitable for presentation at a public meeting which includes 8” x 10” original prints of the photographs, and a photograph location map;

•	Computer photo simulation – Contractor will utilize a M.I.S. graphic specialist that will provide the Contractor necessary associate equipment to prepare photo simulations;

•

Using the key view(s) defined by the local review agency, Contractor will prepare a photographically accurate computer simulation of the proposed structure. Computer simulations must utilize generally accepted industry standards to insure that they adequately reflect proposed conditions. The simulation(s) will be prepared on an 8” x 10” format; and

•	Contractor will provide the necessary copies of each view required by the Local Review Entity.

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

3.7.7. Viewshed map. If required by jurisdiction, Contractor will prepare a viewshed map illustrating locations within a three mile radius where the proposed structure will be visible. Areas where views will be obstructed by topography and vegetation will be delineated and keyed with contrasting shading and/or symbols and shown on a USGS map. Obstructed views will be verified through the development of a cross section analysis as well as field investigations.

•	Cross sections will be developed radially through the proposed structure location at 15 degree intervals.

•	Contractor will provide blue line or black line copies of the map and cross sections as required, and/or incorporate them into the visual resource assessment report described above.

•	Contractor will color render one copy of the viewshed map and mount on exhibit board (minimum size 24” x 34”) suitable for presentation at a public meeting.

3.7.8. Perspective rendering. If required by jurisdiction, Contractor will provide a photograph of existing conditions from the desired vantage point, or Contractor will select a photograph from photos taken during the balloon test. Contractor will prepare a hand-drawn perspective rendering of the project site, showing the proposed antennas mounted on a tower, Monopole, or building. The drawing will be approximately 24” x 34”, color rendered and mounted for presentation at a public meeting. The original drawing must be made available, if required by jurisdiction, for photo reduction to 11” x 17” or 81/2” x 11” (for incorporation into a zoning application submission).

3.7.9. Administrative Process Support. Contractor will support the administrative review process as contemplated by this SOW. Additionally, Contractor will prepare, distribute, and post all notices, including, public hearing announcements, in accordance with the applicable jurisdiction’s zoning rules and regulations.

3.7.10. Court Reporter; Experts. If Company requests, Contractor will request a court reporter and will engage persons on Company’s behalf to provide expert testimony in connection with, without limitation, any hearings or studies. Contractor will pay the associated third party fees, which will then be passed through to Company without mark up.

3.7.11. Local Zoning Counsel. Contractor will identify qualified local counsel to address requirements of the local jurisdiction, provided, however that Contractor will not retain local counsel for Company. Contractor will cooperate with local counsel retained by Company.

3.7.12. Cooperation. Contractor will provide all necessary backup documentation and otherwise cooperate with Company’s in-house or outside legal counsel for purposes of Company’s responding to a zoning hearing or otherwise appealing any zoning denial. Contractor will provide a cost quote for services related to appealing any zoning denial, which will be subject to Company’s approval.

3.7.13. Bonding Fee. To the extent permissible, Contractor will pay, or request Company to pay, all bonding fees required as part of the zoning process, which if paid by Contractor will then be passed through to Company without mark-up.

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

3.7.14. Other. It is Contractor’s responsibility during the zoning process to make reasonable efforts to prevent or dissuade the jurisdiction from imposing requirements that will increase costs for Company (e.g., excessive landscaping, iron fencing, stealthing).

3.7.15. Deliverables. Contractor will provide the following zoning-related Deliverables:

•	Copy of applicable zoning ordinance(s) submitted with SCIP

•	Signed and sealed zoning drawings forwarded to local review agency and uploaded into Company’s SMS

•	Zoning application and all backup documentation, reports and maps delivered to local review agency

•	Copy of zoning application and all backup documentation, reports and maps uploaded into Company’s SMS

•	Copy of zoning approval or denial uploaded into Company’s SMS

•	Other documents as may be reasonably required by Company

3.8 AM De-Tuning/Intermodulation Studies. Contractor will perform such AM De-Tuning Work as required by applicable laws to identify and address interferences between towers on Sites and standard broadcast (AM) radio antenna systems. Contractor will pass through to Company the costs of such service without markup. Contractor will, if required by Company, perform intermodulation studies to assess RF characteristics for antennas located in the vicinity of the proposed Company antennas. Prior to performing such work, Contractor will provide Company with a cost quote for the study, which will be subject to Company’s approval.

Further, Contractor will conduct airport glide globe studies (“TOWAIR”). Contractor will be responsible for posting antenna structure registration numbers (“ASRN”) at the Site.

3.9 Company Approval. With regard to any cost set forth in this section which requires Company approval, Company will endeavor to approve or deny Contractor’s request within five (5) Business Days of receiving Contractor’s request.

4	Existing Tower Structure & Foundation Analysis

This scope of services is applicable where Company is collocating antennas, associated mounting hardware and coaxial cable on an existing communications tower structure.

Structural Analysis

¡	Existing loading – Contractor will determine the existing loading conditions through the use of record information.

¡

Proposed loading – Company and/or RF Engineering company will determine the proposed loading requirements and supply them to Contractor. Based on the proposed loading requirements, Contractor will perform the following analysis:

•

Design criteria – tower structure. The analysis will include wind speeds, ice loading and other parameters, as calculated and applied per the applicable sections of EIA/TIA-222-F or G (as required by municipality); and/or the local building/zoning codes

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Design criteria – tower foundation. The analysis will include the following design criteria as defined by the type of foundation:

¡	Ground line reactions

¡	Overload factors

¡	Overtuning moments

¡	Uplift and compression

•	Analysis findings and conclusions – Contractor will provide the findings in a report that will include the following:

¡	Confirmation that the existing tower can support the addition of the proposed Company loading

¡	Confirmation that the existing tower foundation can support the addition of the proposed Company loading

¡	A summary of structural deficiencies (if any) that are required to be remedied on the tower structure and/or tower foundation in order to support the addition of the proposed Company loading.

•

Modifications: If requested by Company, Contractor will perform tower modification design work. Prior to performing any such work, Contractor will provide a cost quote to Company, which will be subject to Company’s approval.

•	Deliverables:

¡

Copy of signed and sealed structure certification letter from structural engineering firm certifying that existing tower can support proposed loading without modification, or if existing tower cannot support proposed loading, a copy of signed and sealed engineering report including calculations, findings, conclusion, signed and sealed drawings and recommendations uploaded into Company’s SMS.

¡	Other documents as Company may reasonably require.

•

Structural analysis performed on MLA partner Collocation Sites in which the structural analysis is mandated to be performed by the MLA partner or its designated contractor will be performed at Company’s expense as a Pass-Through Cost from Contractor. Contactor deliverables in such cases are:

•	Copy of engineering report including signed and sealed calculations, findings, conclusion, and recommendations uploaded into Company’s SMS

•	Copy of signed and sealed drawings, details and calculations of structural modifications (if required by Company) uploaded into Company’s SMS.

4.2 Company Approval. With regard to any cost set forth in this section which requires Company approval, Company will endeavor to approve or deny Contractor’s request within five (5) Business Days of receiving Contractor’s request.

5	Existing Rooftops & Structural Analysis; Floor Systems; and Site Surveys

This scope of services is applicable when Company is locating antennas, associated mounting hardware, coaxial cable, base transceiver station (“BTS”) racks, and power protection rack in an enclosure on an existing Rooftop, or any floor system of a structure.

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

Loading

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Existing loading – Contractor will determine existing loading conditions through the use of existing record information. If field verification is required, Contractor will provide a cost quote to Company, which will be subject to Company’s approval.

¡

Proposed loading – Company and/or RF Engineering will supply the proposed equipment loading requirements to Contractor and based on the proposed loading requirements, Contractor will perform the following analysis

¡	Design criteria – existing structure. The analysis will include the following design criteria:

•	All dead loads and live loads including, but not limited to wind, snow, and ice loading per applicable local, state, and national building codes

•	Seismic loading per local and national codes

•	Locate the column lines and column spacing for the support of the equipment platform(s)

•	Analysis findings and conclusions – Contractor will provide the findings and conclusions in a report that will include, but not be limited to, the following:

¡

Confirmation that the existing structure can support the addition of the proposed Company loading or confirmation that the existing structure cannot support the addition of the proposed Company loading.

¡

A summary of structural deficiencies (if any) that are required to be remedied on the structure in order to support the addition of the proposed Company loading. If requested by Company, Contractor will perform structural modification design. Prior to performing such work, Contractor will provide to Company a cost quote, which will be subject to Company’s approval.

¡	Indicate whether or not the columns will be the proper structural support system in lieu of the roof deck system.

¡

Design of standard modular equipment platforms. –Where modular equipment platforms cannot be utilized, equipment platforms that require unique design or equipment platforms that require attachment to the roof, will be utilized and such platforms will be considered a structural modification. Prior to performing such work, Contractor will provide to Company a cost quote, which will be subject to Company’s approval.

¡	Structural calculations and drawings which support equipment mounting and support options.

Roof inspection and testing. Contractor will perform a visual inspection and prepare a photographic log of the roof and interior conditions to document and determine the following:

•	Roof system construction

•	Examination of membrane seams, penetrations, interior ceilings, etc., for leakage and drainage system

•	Pre-construction and post-construction investigation

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

Master Lease Agreement (MLA) structures

Structural analysis performed on MLA partner Collocation Sites in which the structural analysis is mandated to be performed by the MLA partner or its designated contractor will be performed at Company’s expense as a Pass-Through Cost from Contractor. Contactor deliverables in such cases are:

•	Copy of engineering report including signed and sealed calculations, findings, conclusion, and recommendations uploaded into Company’s SMS

•	Copy of signed and sealed drawings, details and calculations of structural modifications (if required by Company) uploaded into Company’s SMS

•	Copy of pre-construction and post-construction roof condition analysis report

Site Survey

¡

Contractor will obtain a 2C, or 1A, certification letter for all Sites in conformance with applicable local, state and federal regulations and standard professional practices. Boundary and Property surveys will be performed for Raw Land Sites in accordance with Company’s Technical Specifications for Site Surveys, referenced in Attachment 7 to this Exhibit C and available in Company’s SMS. Deliverables:

•	2C certification letter, and if applicable 1A certification letters, uploaded into Company’s SMS.

•	For Raw Land Sites, final signed and sealed survey forwarded to company and uploaded into Company’s SMS in .pdf and .dwg format for legal review

6	National Environmental Policy Act (“NEPA”) Screening

Contractor agrees that within its scope of services will be a comprehensive investigation for actual or potential local, state, federal, or other jurisdictional environmental requirements, including, but not limited to, the SARA Title III and Federal Communications Commission regulations regarding Environmental Assessments (e.g., FCC Rules on Environmental Impact, 47 CFR 1.1307, as amended) referred to as “Environmental Screening.” The purpose of the NEPA screening process is to ensure all Sites are compliant with the NEPA rules. NEPA rules are written to determine if a proposed development has the potential for a significant environmental effect and are found in 47 CFR 1.1307. Environmental compliance at local, state and federal levels is required prior to construction of any BTS facility.

Environmental Screening. Contractor will coordinate closely all Site acquisition Work necessary to complete the environmental screening.

¡

Contractor will screen each identified Site for NEPA compliance, performing investigation and research by accessing local, state and federal information, electronic and paper sources to successfully identify the presence/absence of NEPA environmental issues. Contractor will complete the NEPA compliance checklist (the “NEPA Compliance Checklist”), in the form attached hereto as Exhibit C, Attachment 6, and supply such Checklist, together with all supporting documentation obtained during the investigation and research activities to Company.

¡	Contractor will conduct the NEPA screening process by thoroughly evaluating each Site for the following criteria as outlined in the FCC NEPA regulations:

•	Is the proposed facility located in an officially designated wilderness area?

•	Is the proposed facility located in a designated wildlife preserve?

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Will the proposed facility likely affect threatened or endangered species or designated critical inhabitates?

•	Will the proposed facility likely jeopardize the continued existence of any proposed endangered or threatened species?

•	Will the proposed facility likely result in the destruction or adverse modification of proposed critical habitats (as determined by the Endangered Species Act of 1973)?

•

Will the facility affect districts, Sites, buildings, structures or objects, significant in American history, archeology, engineering or culture, that are listed (or eligible for listing) in the National Register of Historic Places?

•	Will the facility affect the Indian religious Sites?

•	Is the facility located in a flood plain?

•	Will the construction of the proposed facility involve significant change in surface features (e.g., wetland fill, deforestation or water diversion)?

•	Is the proposed facility located in a residential neighborhood and required to be equipped with High Intensity lighting as defined by local zoning law?

•	Will the facility be located within one mile of a National Scenic or Historic Trail?

•	Will the facility affect National Wild and Scenic Rivers?

¡	Contractor will provide information to answer the following NEPA screening question:

Will the facility result in human exposure to radiation in excess of applicable safety standards?

¡

Contractor will attend all meetings required by any state review agency as required and will prepare and send such notices, letters and communications to the appropriate local, state and federal authorities as are necessary to support the review process.

¡	Contractor will utilize and implement all aspects of Tribal notification, including the use of the FCC tower construction notification system.

¡

Contractor will complete the documentation required for Site Historical Preservation Officer (“SHPO”)) and Tribal Historical Preservation Officer (“THPO”) approvals from the applicable authorizing entity or otherwise self-certify in accordance with the Marine Preservation Act (“MPA”). If an analysis is required to obtain SHPO and THPO questionnaires, Contractor will pay any third party fees incurred in the performance of the analysis, which will then be passed through to Company without mark up. Contractor will perform mitigation activities required for obtaining SHPO and THPO approvals and the third party fees incurred in such effort will be passed through to Company without mark up.

¡

Contractor will perform such “extraordinary” testing and studies Company requests. Prior to performing such work, Contractor will provide Company with a cost quote, which will be subject to Company’s approval.

¡	Contractor will pay such governmental or third party fees as are necessary to perform the environmental services set forth in this SOW and such fees will be passed through to Company without mark up.

¡	Deliverables:

•	NEPA land use compliance report (in form of the completed NEPA Compliance Checklist) and all backup documentation uploaded into Company’s SMS

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	NEPA land use compliance screening checklist uploaded into Company’s SMS

•	SHPO /THPO letters and approvals or MPA self-certification, if applicable, uploaded into Company’s SMS

•	Other documents as Company may reasonably require

6.2 Company Approval. With regard to any cost set forth in this section which requires Company approval, Company will endeavor to approve or deny Contractor’s request within five (5) Business Days of receiving Contractor’s request.

7	Environmental Site Assessment

Contractor will perform Phase I environmental site assessments identifying environmental concerns of a Site. Phase I services will be performed in accordance with the American Society of Testing and Materials (“ASTM”) Standard E 1527-05. For Collocation Sites, a copy of the Site owner’s clean environmental Site assessment is acceptable as long as such assessment has not been made more than six (6) months prior to Company’s and the Site landlord’s execution of the applicable Lease. Phase II services (i.e., testing), asbestos testing, lead-based paint surveys and any environmental remediation or mitigation will be performed either directly by Company or through third party contractors on behalf of the Company. If Company requests, Contractor will prepare the agreements on behalf of Company. Company will also be responsible for compliance with Part 15 and any other related parts of the Federal Communications Commission’s rules and regulations (including the FCC’s OET Bulletin 65) as amended, regarding the suppression of radio frequency and electro-magnetic radiation and RF emissions.

8	Geotechnical Investigation

Contractor will conduct a geotechnical investigation for Raw Land Sites and Sites as required by the engineer of record. Geotechnical investigations will be completed in accordance with the following:

8.1 Drilling, testing and geotechnical requirements

¡

Contractor will provide all tools, equipment, labor, qualified personnel and services to locate borings in the field, and to perform soil and rock borings, sampling, observation well installation, laboratory testing, and reporting of results, including geotechnical engineering

8.2 Borings and Samples

¡	Contractor will coordinate start of Work with the property owner

¡	All boring locations and clearing of the Site will be coordinated by Contractor prior to the drillers arriving at the Site.

¡	Contractor will locate existing utilities prior to any drilling. Contractor will confirm that area to be drilled is free of existing facilities

¡	Borings will be made with appropriate equipment for the type of soil or rock and depth of hold. Casing or other methods will be used to prevent collapse of the hole. Water level

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

readings will be taken in the open boreholes. Borings will be grouted up to surface at the completion of the field work. The grout will be a bentonite-cement mix.

¡

Samples will be obtained at not greater than fifteen (15) foot intervals and at all soil interfaces using standard penetration tests or thin wall Shelby tubes. If bedrock is encountered prior to ten (10) foot depth for guyed and un-guyed towers, or prior to thirty (30) foot depth for monopoles, one five (5) foot core run will be made in the rock and then the boring will be terminated. When rock boring is encountered, boring activities will be a pass through cost. Standard penetration test (“SPT”) split-barrel samples will be taken in non-cohesive soils; in cohesive soils, thin walled tube sample will be taken in addition to SPT samples. Samples will be obtained to the following depths:

•	Monopoles – 30 feet

•	Guyed towers – 20 feet at each guy, 25 feet at tower center

•	Self-support towers – 35 feet at tower center

¡

SPT samples will be obtained in accordance with ASTM D 1586. These samples will be preserved in airtight clean glass jars, and labeled to show date, boring number, sample number, blow count, and the depth at which the sample was taken.

¡

Rock coring will be performed in accordance with ASTM D 2113. The drilling into rock will be done with a double or triple split-tube core barrel and side discharge diamond bit. The core will have a minimum diameter of 2 1/8 inch. The rock core will be carefully placed in suitable core boxes that are partitioned so that the rock from each core will be kept separate. Rock cores will be suitably labeled and arranged neatly in the boxes. The depths of the run, the amount of recovery, and the rock quality density (RQD) (the ratio, in percent, of the sum of the length of intact pieces of core greater than 4 inches to the length cored), will be clearly marked.

¡

Laboratory testing will be performed in accordance with the most recent standards. Laboratory testing will consist of the following tests when required based upon Site conditions and geotechnical engineers recommendations:

•	Identification tests

•	Moisture content (ASTM D 2216) – clay

•	Sieve Analysis (ASTM D 422) – sand

•	Atterberg Limits (ASTM D 4318 – clay

•	Chemical Analysis (chloride, sulfate, PH)

•	Compaction, compressibility and strength tests

•	Moisture density testing (ASTM D 698, ASTM D 1557) –only if backfill is required

•	Unconfined compression test (ASTM D 2166 or ASTM D 2938)-clay on rock

•	Unconsolidated undrained triaxial test (ASTM D 2850)-clay

•	Consolidation test (ASTM D 2435)-clay, silty clay

8.3 Geotechnical Report. The following information will be obtained by field or laboratory test and summarized in the geotechnical report:

¡	Soil classification and elevation-boring log with elevations

¡	Site description-including accessibility, surface condition (i.e., slopes, vegetation, Site geology including seismic considerations and frost depth)

¡	Plot plan showing boring location

¡	Standard penetration values

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

¡	Unconfined compression strength

¡	Angle of internal friction

¡	Cohesion

¡	“In-Situ” soil density and moisture content

¡	Location of groundwater table-seasonal and permanent levels

¡	Copy of signed and sealed geotechnical report containing boring logs and results of the laboratory tests uploaded into Company’s SMS

9	Soil Resistivity Testing (Raw Land Only)

Contractor will perform soil resistivity testing in accordance with industry standard practice. Contractor will perform Site resistance to earth testing in accordance with industry standard practice.

¡	Deliverables:

•	Soil resistivity data report document uploaded into Company’s SMS

•	Site resistance to earth data report document, uploaded into Company’s SMS

10	Foundation Design (Purchased with Tower)

This scope is optional and not part of Contractor’s Work under the Base Cell Site Unit Prices. Contractor will procure these services from the Vendor supplying the tower. Such costs are to be passed through to Company subject to a three (3) percent mark-up and no other markup.

10.1 Foundations. Contractor will procure foundation designs for Company’s telecommunications towers in accordance with the following information:

¡

The foundation design will fit within the lesser of the boundaries of the leased area or identified obstructions. The structural design will be based on a geotechnical report provided by Contractor, the applicable revision of ANSI/TIA-222 and ACI 318 meeting state, county, municipality, city and local jurisdictional requirements. Soil parameters will be based upon the geotechnical report. Standard, presumptive, or normative soil parameters will not be used.

¡	Foundation designs will be achieved by utilizing competent industry practices, applicable codes and standards.

¡

Tower details. The tower company will provide tower data. This will include the number, size, and length of anchor bolts, anchor bolt template dimensions, and anchor bolt circle dimensions for a steel tower. Data will include cross sectional information including dimensions, moment of inertia, and section modules for concrete poles. Laminated wood pole Contractors will provide dimensions of the towers and wood property information.

¡	Drawings and Calculations

¡

Foundation requirements will be detailed on 11” x 17” or 24” x 36” drawings as required by local jurisdictions, or as requested by Company. All drawings will be created using AutoCAD. Drawings will include all details required for the construction of the foundations including, but not limited to major dimensions, horizontal and vertical reinforcement details, size and location of anchor bolts, and spacing and orientation of multiple piece foundations. Maximum structure loads will be shown on the drawings. Drawings and calculations will be sealed by a Professional Engineer in the appropriate State.

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

¡	Deliverables:

•	Signed and sealed structural calculations and design drawings uploaded into Company’s SMS

•	Sufficient number of original foundation drawings as required by the local review agency

10.2 Company Approval. With regard to any cost set forth in this section which requires Company approval, Company will endeavor to approve or deny Contractor’s request within five (5) Business Days of receiving Contractor’s request.

11	Construction Drawings

¡

Overview – The purpose of construction drawings is to develop Site specific design drawings that can be used to obtain construction permits and as field documents for construction. The drawings will meet all Company, local, state, federal standards, codes and zoning requirements.

¡

Contractor will perform all design and other Work necessary to develop construction drawings and specifications for installation of Company’s wireless BTS cabinets/shelters, towers and associated equipment sufficient to obtain a building permit

¡	Contractor will participate in all design review meetings requested by Company

¡	Contractor will address design review comments after review by appropriate jurisdictions and agencies

¡	Contractor’s architects and engineers will be licensed in the state in which Work is being performed

¡	Contractor will verify and provide the jurisdictional requirements for signing and sealing of construction documents

¡

For each Site type, Contractor will use as its baseline the corresponding model drawings uploaded into Company’s SMS and with the reference numbers set forth in Exhibit C, Attachment 7 hereto and will ensure that all Sites are built based on the standards and specifications set forth therein, unless Company otherwise specifies.

11.1 Design information

¡

Contractor will develop design from Site visit(s) and specifications using Company provided generic layout designs, standard details, standard construction specifications, and all information and documentation produced by the Network Vendors, including the RF vendor and backhaul vendor, that are relevant to the design of the Site and received prior to Site Acquisition Notice to Proceed. Included among such documentation is the RF Site Configuration Sheet completed by the RF vendor, the form of which is attached hereto as Exhibit C, Attachment 8 and the backhaul vendor, the form of which is attached hereto as Exhibit C, Attachment 9. These documents will be uploaded into Company’s SMS. The design will be based on the use of these documents, which will be considered the standard design template for all cabinet layout designs. These templates and standard details will be used to the maximum extent practical where applicable and be supplemented with Site-specific designs and details.

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

¡

Work will include, but not be limited to design and detail of minor modifications to existing structures, such as, framing of roof, floor and wall openings and design of BTS frame attachment points, which do not affect the overall strength of the existing structures. Design must include penetrations, seals and refinishes required for damage to existing finishes. All electrical, mechanical, structural, and grounding designs will be of sufficient detail to meet Company specifications, be used as construction drawings, and meet local, state, and federal standards for engineering design. Contractor will analyze existing structures to determine structural adequacy to support the proposed new and any deemed future equipment and Site utilities to service the equipment.

¡	Design developed by Contractor will incorporate and reflect all relevant information for the current installation including, but not limited to the following:

•	Survey

•	RF configuration sheet

•	Geotechnical investigation report

•	Soil resistivity report

•	Site specific information

•	Tower design

•	Contractor standard construction specifications

•	Scale dimensions on the construction documents to precisely locate towers, antennas, equipment and equipment platforms, fencing and other required items needed to construct the Site

•	Dimensions on Raw Land, Collocation, and Water Tower Sites will be shown in relation to Lease boundaries or corners to scale

•	Dimensions on Rooftop Sites will provide scale information to accurately locate equipment platforms over existing columns and beams from visible features.

•

Consistent with the Site type model drawings loaded in Company’s SMS with the reference numbers listed in Exhibit C, Attachment 7, designs will allow for future equipment installation with minimum disruption of service and revisions to Site

•	If any construction drawings produced do not meet the warranty standards set fort in the Agreement, Contractor will inform Company in writing.

•	Contractor will use reasonable efforts to obtain existing plans, calculations, and other relevant information necessary to complete construction documents.

11.2 All Sites-Construction Drawings

¡	General information

•	All drawings will be created using AutoCAD R-14 or higher

•	All drawings will indicate true north

¡	Packages will include title cover sheets with the following information:

•	Market name

•	Site name, Site number

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Complete address including county/parish and zip code

•	Site type, (e.g. Raw Land, Rooftop, Monopole, Water Tower, Flagpole)

•	Current zoning classification

•	Site owner’s name, address, and contact information

•	Company contact representative, name, address and contact information

•	Architectural and engineering firm name, address, and contract information

•	Survey firm name, address, and contact information

•	Electrical utility name, address, and contact information

•	Telephone company name, address, and contact information

•	Drawing index

•	Revision index

•	Contractor verified vicinity map and directions to Site

•	Abbreviations, symbols and materials description

•	Licensing information stamp box

•	“Call Before Digging” phone number for that city

•	Approval box with signatures from such persons as Company reasonably determines.

¡	Civil Sheets will include the following as required:

•	Survey, access road, and utility easement plan information

•	Erosion control plans and details with specifications for the Site clearing, grubbing, and disposal of soils

•	Access road grading, elevations, details, and drainage features, (e.g., culverts, swales).

•	Site grading, elevations, and details with contours and spot elevations for top of tower foundation, top of platform foundation, finish grades for compound, Site and access road

•	Identify AC power route from main power supply to Company equipment, showing meter loop location, if applicable

¡	Architectural sheets will include the following as required:

•	Scaled Site plans with required dimensioning to accurately locate towers, equipment, equipment platforms, fencing, future installations, and other items required to construct the Site

•	Elevations with required dimensioning to accurately show total height of structures, antenna heights, and relationship of ground or Rooftop equipment to antennas and towers

•	To scale roof plans with required dimensioning to locate equipment platforms, equipment, antenna mounts, antennas, coax cable tray runs, and future installations

•	Equipment plans to scale, to locate Company’ BTS equipment cabinet/shelter, power protection racks, electrical and telco racks, coax cable trays, and conduit runs

•	Details and specifications, for all types of roof, wall, and floor penetrations

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EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Details, fencing details, specifications, standards for acceptable construction techniques, and manufacturer’s recommendations

¡	Structural sheets will include the following, as required:

•	Structural plans with required dimensions to locate foundations, equipment cabinet/shelters, and antenna supports,

•	Structural details and specifications with required dimensions to construct and fabricate foundations, equipment cabinet/shelter, antenna brackets and supports.

•	BTS equipment cabinet/shelter foundations

¡	Electrical sheets will include the following as required:

•	Site plan with general notes and details

•	One-line diagram with conductor and conduit size

•	Panel schedules, meter, disconnect, and bus-way details, specifications and plans only when required to interface with power source

¡	At project completion, Contractor will produce AutoCAD generated drawings that reflect the existing “as-built” conditions of the Site. Drawings will be clearly labeled as “as-builts”.

¡

Contractor will produce such additional drawings as Company deems necessary for local advisory board meetings and submissions. Contractor will pass through to Company the cost for such drawings without markup.

¡	Deliverables:

•	Final signed and sealed construction drawings in quantities, without limit, required by the local review agency

•	Final signed and sealed construction drawings uploaded into Company’s SMS in .pdf and .dwg format showing Site number, Site name, drawing name, and drawing dates

•	Site owner signed construction drawings

•	Signed and sealed as-built drawings uploaded into Company’s SMS in .pdf and .dwg format

•	Other documents as Company may reasonably require.

11.3 Company Approval. With regard to any cost set forth in this section which requires Company approval, Company will endeavor to approve or deny Contractor’s request within five (5) Business Days of receiving Contractor’s request.

12	Construction Permits

¡

Contractor will identify all permits and approvals required for construction, including all required electrical and building permits. Contractor will apply for, coordinate and track permits for each Site. Contractor will pay such third party permit and application fees, which fee will be passed through to Company without mark up.

¡	Contractor will ensure appropriate Site owner(s) authorization is obtained if required by the local review agency

¡	Contractor will verify the E-911 address for each Site, or obtain the E-911 address if not previously assigned

¡	Contractor will provide as many signed and sealed construction drawings and calculations necessary to completely describe the project

24

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

¡	Deliverables:

•	Copy of construction permit applications and all applicable filing fee check(s)

•	Construction permits delivered to Site for posting

•	Copy of construction permits uploaded into Company’s SMS; and E-911 address uploaded into Company’s SMS

13	Cost of Construction

At such time when Contractor submits all Deliverables required to show completion of all of the Site acquisition activities listed above, Contractor will provide a firm estimate on the Site’s cost of construction. Such estimate will be submitted in the form of a bill of materials detailing Materials to be procured for the Site and the associated cost, all Pass-Through Costs, the Base Cell Site Unit Price for construction, and such other costs Contractor estimates for services not covered under the Base Cell Site Unit Price.

14	Material and Utility Procurement Logistics

¡	Materials

•

Contractor will procure, order, and track all materials including tower, tower lighting kits, antennas, coax cable and accessories and Contractor will take delivery, and handle logistics and storage of such materials and equipment.

•	Material costs (not including Consumables) will be passed through to Company at cost plus six (6%) percent markup.

¡	Power Utility Service

•

Contractor will conduct all activities associated with ordering, design, and installation of incoming electrical services (Only for Raw Lands) and will pay the associated fees. Fees paid to utility companies for power installation will be passed through to Company, without mark up. Contractor will procure such power upgrades as Company deems necessary for the Site. Prior to obtaining such upgrades, Contractor will provide a cost quote to Company, which will be subject to Company approval.

•

Contractor will be responsible for all coordination with the local service provider (LSP) to place orders, and schedule delivery date for service to the Site. Contractor will attend all coordination meetings as requested by the LSP. (Raw Land only)

•

Contractor will provide any conduits (up to the lengths provided for in Section 15 of this Exhibit C), if not provided by the LSP, and other required ancillary equipment including conductors, connectors and transformers. The cost of such other ancillary equipment will be passed through to Company at cost plus 6%. Prior to ordering such other ancillary equipment, Contractor will provide a quote to Company for the cost of the materials and equipment and the installation of such materials and equipment, which will be subject to Company approval.

•	Contractor will pay all utility easement fees which fees will be passed through to Company, without markup.

•

Contractor will secure metered or tapped temporary power if necessary, the cost of which will be passed through to Company at cost plus 6%. Either Company directly or Contractor, as company’s agent, will furnish temporary generators, if required prior to Site Acceptance.

25

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Contractor will coordinate with the local power companies and ensure that all activities required for the provisioning of power from the right of way to the Site’s point of demarcation are completed.

•	Contractor will provide Company with all information regarding cell Site utility set-up

¡	Deliverables:

•	Utility set-up form uploaded into Company’s SMS for use in establishing the utility account

15	Construction Services

15.1 Construction Services.

¡	Contractor will complete all Work for construction of Company’s wireless Sites as described in this scope of services.

¡

Contractor will examine all drawings and project documents, and visit the Site to ascertain personally by investigation and observation, the extent and character of the Work to be performed, the location and availability of the various utilities and present condition of the Site prior to commencing any construction activities.

¡	All Work will comply with all applicable federal, state, county and/or city regulations, laws and codes. All required permits will be obtained prior to start of construction.

¡

Contractor will coordinate construction activities with Site owner and comply with any special conditions of the Site Lease Agreement pertaining to construction hours and Site access. Any required fees for entrance and testing will be passed through to Company with no mark-up.

¡	Contractor will erect all towers as necessary for Raw Land sites only.

¡	Contractor will install ice bridges up to thirty (30) linear feet in length.

¡	Contractor’s acquisition and use of cranes is covered in the Base Cell Site Unit Price for Raw Lands and Flagpoles only.

¡

If requested, Contractor will install tower lighting required for visibility on all structures and such Work must be done in accordance with FAA rules, regulations and standards. Contractor will provide a cost quote to Company, which will be subject to Company approval.

¡

If Company requests, Contractor will install all required FAA and FCC required markings. Prior to performing such work, Contractor will provide Company a cost quote for the work, which will be subject to Company’s approval.

¡

Contractor will build for Raw Land Sites, a Site access road, with surface gravel, that is up to 100 feet in length. If construction of a gravel access road that is longer than the 100 feet base length is required, then Contractor will charge Company for the excess linear footage at the applicable Supplemental Unit Prices set forth in Exhibit F, Attachment 5. If Company requests that the access road be paved, Contractor will perform such paving at the Supplemental Unit Prices set forth in Exhibit F, Attachment 5.

¡

Contractor will ensure that all Raw Land and Flagpole Sites contain power conduits that are up to 300 feet in length providing at least 100 amps in electrical service and Contractor will perform utility trenching as required. If power conduit installation in

26

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

excess of 300 feet is required, then Contractor may charge Company for the utility retrenching and excess linear footage at the applicable Supplemental Unit Prices set forth in Exhibit F, Attachment 5.

¡

Contractor will ensure that all Collocation and Water Tower Sites contain power conduits that are up to 50 feet in length providing at least 100 amps in electrical service. If power conduit installation in excess of 50 feet is required, then Contractor may charge Company for the excess linear footage at the applicable Supplemental Unit Prices set forth in Exhibit F, Attachment 5.

¡	Contractor will perform all grounding system verification tests per Company specifications.

¡	Contractor will install, sweep and label all coaxial cable per Company specifications.

¡	Contractor will install all global positioning system (“GPS”) mounts, RF antennas, mounts, sector frames and all RF surge suppressors.

¡	Contractor will ground all lines at the tower bases, at the entrance to cabinets and buildings, and at intermediate points per Company’s specifications.

¡	Contractor will install a six (6) foot chain link fence around Raw Land and Flagpole compound areas and will gravel the compound area.

¡

Contractor will install concrete foundation or modular platforms at the Site for equipment installation and will perform all required ground leveling. The installation of non-modular equipment platforms will be considered a structural modification. Prior to performing such structural modification, Contractor will provide to Company a cost quote, which will be subject to Company’s approval.

¡	Contractor will install all tower foundations (For Raw Land and Flagpole Sites only)

¡

If required, Contractor will build out tenant improvement rooms or shelters. Prior to performing any such work, Contractor will provide Company a cost quote, which will be subject to Company’s approval.

¡

If required, Contractor will perform directional boring for the Site. Prior to providing any landscaping work, Contractor will provide Company a cost quote, which will be subject to Company’s approval.

¡

If required by jurisdiction or landlord requirements, Contractor will provide landscaping for the Site. Prior to providing any landscaping work, Contractor will provide Company a cost quote, which will be subject to Company’s approval.

¡	Contractor will clear the Site of all debris and construction equipment after construction is complete.

¡

Contractor will arrange all Company Site walk-throughs with the appropriate Company-designated personnel (e.g., Company personnel in Field Operations or Implementation and/or a Vendor Quality Specialist) in order for Company to assess Contractor’s achievement of the Ready-to-Set Milestone and Site Acceptance Milestone, Contractor’s correction of any defects or errors identified in any punch-list prepared by or on behalf of Company, and Contractor’s completion of the Work required to achieve such Milestones. Contractor will participate in all such walk-throughs.

¡	Additionally, Contractor will perform such pre-Site Acceptance inspections with the RF or backhaul Network Vendors as Company requests.

¡

Contractor will be responsible for any and all Site corrections required by Site inspection activities including, but not limited to special inspectors, agency inspections, Company inspections, punch-list walks and Network Operations HOC (Hand-off checklist) walks.

27

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

¡

Contractor will install self support or guyed towers on Raw Land candidates if Company deems necessary. Prior to installing any such towers, Contractor will provide Company a cost quote, which will be subject to Company’s approval.

¡

Contractor will extend the Collocation compound for BTS equipment placement if necessary. Prior to performing such work, Contractor will provide Company a cost quote, which will be subject to Company’s approval.

¡

Contractor will perform Rooftop mapping and tower mapping if requested by Company. Prior to performing such mapping, Contractor will provide Company a cost quote, which will be subject to Company’s approval.

¡

Design Changes: Changes to Site design made by the Company during the construction phase of the program will be communicated to the Contractor prior to their implementation in the field. Changes that impact the structural adequacy or integrity of existing structures will require the review and concurrence of a Professional Engineer (PE) licensed in the state of which the Work is being performed.

¡

Roof penetrations required for installation of structural modifications and equipment platform connections required in order to support the addition of the proposed Company loading. Note: All penetrations will be installed and weather proofed per the roofing manufacturer’s instructions to guarantee validity of all warranties.

¡

Contractor will be responsible for all soil conditions other than rock that requires drilling and or blasting or Unknown Conditions set forth in Section 11 of body of the Agreement. Upon encountering rock or other Unknown Conditions, Contractor will inform Company of such condition and provide Company with cost quote for the drilling or blasting of the affect of other Unknown Condition, which will be subject to Company approval before the commencement of drilling or blasting.

¡	Contractor will ensure that the Site is Ready-To-Set which will include ensuring that the following has occurred:

•	All commercial power has been delivered;

•	All electrical inspections have been performed, completed and reveal no deficiencies or problems;

•	All Line Sweep tests have been conducted, completed and accepted per the TSN_OPS_3_POL – Radio Frequency Cable Standards V1.0;

•	All Ground test report has been completed and accepted, per the Company Specifications for Grounding Rev B DRAFT 051007 document

Contractor will notify the RF Network Vendor that the Site is Ready-To-Set upon Company’s approval.

15.2 Company Approval. With regard to any cost set forth in this section which requires Company approval, Company will endeavor to approve or deny Contractor’s request within five (5) Business Days of receiving Contractor’s request.

15.3 Construction Complete. For each Site, Contractor will notify Company in writing when it has performed the Work and submitted all Deliverables required to achieve the Construction Complete Milestone through the submission into the SMS of the completed Construction Completion Checklist (such notice is referred to herein as “Construction Complete Notice To Company”). Contractor agrees that its right to the Construction Complete Milestone payment is conditioned upon Contractor’s provision to Company of all Deliverables required above

28

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

and Contractor’s completion, to Company’s approval, of all tasks and provision of all Deliverables set forth in the checklist attached hereto as Exhibit C, Attachment 11. Additionally, Contractor must provide the completed checklist signed by an Authorized Representative of Contractor. Notwithstanding the foregoing, in the event that Work with respect to a Site that Company deems not to be material to the achievement of the Construction Complete Milestone cannot reasonably be completed due to circumstances beyond the reasonable control of Contractor, such as painting or landscaping when weather conditions do not permit, the Parties will agree on a completion date for the incomplete items which is reasonable under the circumstances, and the Work at such Site will for all other purposes be deemed complete.

If, within seven (7) Business Days after Company’s receipt of the Construction Complete Notice To Company, Company does not notify Contractor of any deficiency in the Work or Deliverables or fails to acknowledge its approval, then the Construction Complete Milestone will be deemed complete and accepted by Company. With respect to any data listed by Company as incomplete or Work or Deliverable requiring correction or resubmission, Contractor will complete such activity and the above acceptance procedure will be repeated.

16	Construction Documentation and Closeout

¡	General

•	Contractor will be responsible for coordinating all construction inspections and project documentation. Contractor will participate in all Company Site walk-throughs for Site Acceptance

•	Contractor will be responsible for all construction closeout documentation

¡	Tests and inspections – construction inspections and project documentation may include, but is not limited to the following:

•	Engineered ground ring

•	Photographs showing all open excavations prior to backfilling showing a tape measure visible in the excavations indicating depth

•	Photographs showing all conductors and connectors

•	Photographs to verify bend radius of ground wires and ground rod spacing

•	Photographs of all test wells showing ground ring and ground rod test connections.

•	Concrete forming-photographs showing all reinforcing steel, utility and conduit stub outs

•

Trenching-photographs of all trenches after conduit of transport material has been placed but prior to backfill. Photographs will clearly show a tape measure visible in the excavations indicating depth

•	Tower assembly

•	Inspection and photographs of section stacking

•	Inspection and photographs of platform component attachment points

•	Photograph of tower top grounding

•	Photos of tower top coax line color coding and coding at the ground level

•	Site layout-photographs of the overall compound, including equipment platform from all four compass points

•	Finished utilities

29

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Photographs of the Main Service breaker panel

•	Close-up photograph of the inside of all panels

•	Close-up photograph of the power meter and disconnect

¡	The following special test reports will be required where applicable:

•	Concrete test cylinder break reports

•	Structural backfill compaction reports

¡	Using standard forms, the following tests and inspections must be performed and documented:

•	Site resistance to earth testing

•	Coax cable sweep tests per Company’s, antenna transmission line acceptance standards

•	Post construction height verification (PCHV) form will be completed

•	Antenna verification form for azimuths and downtilt

¡	Where applicable the Contractor will supply the following material certifications:

•	Concrete mix design

•	Mill certifications for all reinforcing and structural steel

•	Asphalt paving mix design

¡	Contractor will be responsible for coordinating all inspections required by any local, state or federal agency. All inspection results must be provided to the Company

¡

All documentation, including photographs, will be uploaded into Company’s SMS unless otherwise requested. All documentation will be reviewed and approved by Company before the Site will be declared construction complete

¡	Deliverables (where applicable):

•	Site resistance to earth test results

•	Coax sweep test results

•	Concrete cylinder break test results

•	Structural backfill compaction report

•	Mill certifications/reinforcement certifications

•	Concrete mix design

•	Antenna verification form

•	Post construction height verification results

•	All construction photos

17	Site Acceptance

Contractor acknowledges and agrees that for purposes of this Agreement, including Contractor’s right to the Site Acceptance Milestone payment, “Site Acceptance” will be deemed to occur when (a) Contractor has furnished all Deliverables described in Sections 15 and 16 above and the Site Acceptance Package described below; (b) Company has accepted and approved Contractor’s documentation; (c) a formal walk-through of the Site has occurred with no punch list items remaining, and (d) Company has issued an Acceptance Certificate approving the Contractor’s Work. At this point, the requirements for the Site Acceptance payment Milestone will have been met.

Notwithstanding the foregoing, in the event that Work with respect to a Site that Company deems not to be material to the operation of the Site cannot reasonably be completed due to circumstances beyond the reasonable control of Contractor, such as painting or landscaping when weather conditions do not permit, the Parties will agree on a completion date for the incomplete items which is reasonable under the circumstances, and the Work at such Site will for all other purposes be deemed complete.

30

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

For each Site, Contractor will notify Company in writing when it has completed all Work and submitted all Deliverables, including the Site Acceptance Package, required hereunder to achieve the Site Acceptance Milestone (such notice is referred to herein as “Site Acceptance Notice To Company”).

If, within seven (7) Business Days of Contractor’s Site Acceptance Notice to Company, Company does not notify Contractor of any deficiency in the Work or any Deliverable or fails to acknowledge its approval, then Site Acceptance will be deemed complete and accepted by Company. With respect to any data listed by Company as incomplete or Work or any Deliverable, Contractor will complete such activity and the above acceptance procedure will be repeated.

All construction documentation must be submitted to the Company for review, approval and sign-off through Company’s SMS. Contractor should anticipate that all the information required by Company might not be readily available in a digital format initially. Contractor must provide all scanning services required to satisfy Work requirements. Identified below are the primary documentation requirements for said file. Since some documentation may not be applicable to all situations, Contractor will make notations identifying those documents that are not applicable.

Contractor’s completed Site Acceptance Package will be deemed complete for the purposes of the Site Acceptance Milestone Payment when it includes the following items:

•	Site cataloging form with Site map

•	Property keys and access cards

•	Operating manuals

•	Parcel maps/Assessor’s maps

•	Site Access Data Sheet

•	Soils report

•	Final approved construction drawings – marked “As Built” and signed off by Contractor and Company

•	Shelter drawings (if applicable)

•	Tower mapping

•	Tower analysis & designs

•	Stamped Tower and foundation drawings

•	Concrete test results for all structural concrete placements

•	Documentation of performed Land Surveys

•	Documentation of performed Geotechnical Services

•	Documentation of performed Phase 1 Environmental Site Assessments

•	All required Notices and Intend Filings

•	Structural Analysis calculations

•	Drawings for Department of Public Health compliance received (if applicable)

•	Certification of all required construction inspection and material testing

•	Construction Control affidavits (only in jurisdictions where applicable)

31

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

•	Building Permit application and original building permit signed off (building & electrical) or Certificate of Occupancy

•	Equipment warranties

•	Lien releases

•	One full set of RF coax sweep test results

•	One copy of grounding test report (maximum of 5 ohms or less; or some other value agreed to by Company)

•	FAA submittal

•	FAA approval with 2C certification

•	Project photos

•

All construction correspondence, notes & memos between and/or among Company, Contractor, landlords, or jurisdictions pertaining to the Site, or to other parties to the extent that such communications are material to the construction of the Site

•

Completed punch list (in the event that the punch list cannot be completed due to certain items (e.g., planting grass) not being complete as a result of seasonal weather conditions, a partially completed punch list is acceptable. However, the items not completed must be limited to the items that are delayed due to the season. Once those items are completed, the final completed punch list must be uploaded into Company’s SMS.

18	Project Reporting

¡

Contractor’s Market Deployment Team will provide the Program Management Office (PMO) with weekly reports showing project status at the market and Site level and other ad hoc reports as requested by Company. This status report format will be provided to Contractor by Company. The report will contain Site number, the Milestones for each Site, including the baseline date, scheduled completion date and actual completion date. Additionally, Contractor will provide such Milestone completion forecasting reports as Company requests.

¡	Report information will be transmitted to Company via electronic means as required. This information will provide a basis for progress monitoring and payment.

¡

Contractor’s Market Deployment Team representatives will participate in all PMO project conference calls (as described more fully in Exhibit B hereto) and will be required to communicate Site status, Milestone completions and upcoming Milestone projections, and answer any other Site status questions as necessary

¡	Additional items may be added to the report as reasonably determined necessary by Company

19	Quality Assurance & Control

¡	Contractor will comply at all times with Company’s Quality Assurance (QA) Program and Contractor’s Project Quality Plan, which

¡

will be prepared by the Contractor in conjunction with the Contractor’s project execution plan and consistent with the Company’s QA Program. This plan will identify policies, procedures, and inspection requirements for each market. The Project Quality Plan will be maintained current, documenting inspections and provide the guidelines for the documentation and reporting requirements of the inspection reports

32

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

20	Health & Safety Program

¡

Safety on the job is an important consideration for Contractor. Contractor will at all times conduct all work operations under their responsibilities in a safe manner to avoid the risk of endangerment to health, bodily harm to persons, and damage to property. Contractor will comply with all safety requirements per any applicable occupational safety and health standards as set for the by the U.S. Department of Labor, Occupational Safety and Health Administration (“OSHA”).

¡

Contractor must have stringent policies and procedures to establish work safety requirements while performing tasks within each market project. These procedures cover Site management for safe working conditions to electrical “lockout” procedures for personnel safety. Contractor’s health and safety plan must follow the regulations established by federal, state and local regulating agencies (e.g., OSHA)

¡

Contractor will assure that appropriate emergency procedures are in place for each market prior to market mobilization. The emergency procedures must address emergency notification via calling trees, assembly areas, and assignment of responsibilities in the event of an emergency situation. This information will be provided to the Company.

¡	Emergency procedures and calling trees must be placed in an easily accessible, central location (for example a break room or bulletin board) for reference by all employees.

¡	This procedure will be maintained current and posted at the Market office and will be made electronically available via the internet.

21	Costs and Division of Responsibility

Contractor agrees that unless otherwise expressly stated in this Scope of Work or the “Pricing Categorization” matrix attached hereto as Exhibit F, Attachment 4 and Exhibit F, Attachment 5, all tasks and items set forth in this SOW are covered in the Base Cell Site Unit Price. Contractor further agrees that with respect all tasks or items falling under the “Optional Items” column in Exhibit F, Attachment 4, Company may, in its sole discretion, either ask for a firm fixed fee quote from Contractor or ask that Contractor provide quotes from third parties to conduct the Work on a pass through basis, subject to the three (3) percent mark-up and no other mark up. In the event that Company elects to ask for third party bids, Company will have the right to approve or add vendors to be invited to bid.

In addition to the tasks and items in this Exhibit C, Contractor will perform the tasks set forth on Exhibit C, Attachment 12 hereto for which Contractor is designated as “Responsible” in accordance with the terms of the Agreement. The Work in this Exhibit C, including Attachment 12 hereto, will apply to all Site types (described more fully below) unless expressly provided otherwise herein. Contractor will not be responsible for performing the activities for which Company is designated as “Responsible” in the Site Development Division of Responsibilities attached hereto as Attachment 12.

22	Other Definitions

“Collocation Site” means a Site where an existing tower is utilized (Monopole, self support, guyed, but non utility) and compound (with electrical and telephone hookups) to install the equipment and antennas.

33

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

“Consumables” means items including the following: silt fence, sand, gravel, geotech fabric, tie wire, form lumber, concrete (equipment pad, tower foundation), Rebar, sac-crete, miscellaneous mounting hardware, i.e., screws, etc., tie wraps, control wire termination lugs, cad welds, sealants, weather proofing kits electrical tape, marking tape, fuels, and lubricants. Consumables are part of the Base Cell Site Unit Prices.

“Flagpole” means a Raw Land Site where the new tower is a flagpole.

“Lease” and “Leasing” means any lease, license or collocation agreement required for Company’s use of space on all structures including without limitation, a tower lease agreement, tower license agreement, rooftop sublease, site lease, site sublease, site license, rooftop license.

“Master Lease Agreement” or “MLA” means a lease, license or collocation agreement which provides an overall framework for the acquisition of multiple Sites, using a pre-agreed upon Site specific contracting format.

“Monopole” means the tower constructed on a Raw Land Site.

“Rooftop” means a type of Site where the antennas and equipment are installed on the roof of a building. All requirements applicable to “Rooftop” Sites apply to feederless models except that feederless models shall be built in accordance with the corresponding specifications referenced in Attachment 7 to this Exhibit C .

“Raw Land” means a type of Site where no facilities (tower or compound) are located, and where the compound and a new tower must be constructed from the ground up, i.e., a Greenfield. The new tower will only be a Monopole.

“Site Lease Agreement” means a site specific agreement, controlled by a Master Lease Agreement.

“Water Tower” means a Collocation Site where the existing tower is a water tank.

34

EXHIBIT C – SITE DEVELOPMENT SCOPE OF WORK	TERRESTAR NETWORKS PROPRIETARY & CONFIDENTIAL

Execution Copy

EXHIBIT C

ATTACHMENT 1

SARF – Site Acquisition Request Form

SARF SITE WDC-0000

[***] RF
Contact:	John Smith	Date: 1/1/2007

Site Code:	WDC-0000
Cluster:	WDC-C-01
Area:	CORE- Shopping mall and the adjacent next buildings on X street
Latitude:	25.000
Longitude:	-80.000
Search Ring radius (km):	0.99

ANTENNA / EQUIPMENT PLAN

1	TBD	~30m	0	0	2
2	TBD	~30m	120	0	2
3	TBD	~30m	240	0	2

MAP with areas of interest that need to be covered

Proprietary & Confidential	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 1 Site Acquisition Request Form

Execution Copy

EXHIBIT C

ATTACHMENT 2

SITE CANDIDATE INFORMATION PACKAGE

(See attached)

Execution Copy

Site Candidate Information Package (“SCIP”)

TerreStar ATC Project

SCIP NO:

DATE SUBMITTED:	mm/dd/yr

RF VENDOR SITE CODE NO. (FROM SARF)
RF VENDOR CLUSTER NO. (FROM SARF)

SITE TYPE:

CANDIDATE NAME:

TERRESTAR SITE NUMBER (PER TERRESTAR NUMBERING CONVENTION)	TERRESTAR MARKET

	ENTER CANDIDATE LETTER		ENTER # OF CANDIDATES SUBMITTED
(A, B OR C)
THIS IS CANDIDATE		Of		CANDIDATES SUBMITTED FOR SEARCH RING

This SCIP is respectfully submitted as a viable candidate pursuant to the Master Services Agreement between TerreStar Networks Inc. and Bechtel Communications Inc.

MARKET MANAGER	DATE:
PRINT NAME

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	2 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

SITE CANDIDATE INFORMATION PACKAGE – “SCIP”

SITE ACQUISITION FIRM:	SITE ACQUISITION SPECIALIST:
PHONE NUMBER:	PHONE NUMBER (CELL):

CHECKLIST OF REQUIRED ATTACHMENTS:

✓

	1	ENTRY & TESTING AGREEMENT (IF REQUIRED)
	2	CERTIFICATE OF INSURANCE REQUEST (IF REQUIRED)
	3	ORIGINAL SEARCH AREA FORM
	4	STREET MAP WITH SITE MARKED
	5	TOPOGRAPHICAL MAP WITH SITE MARKED (MUST SHOW ELEVATIONS, CONTOUR INTERVAL & DATUM
	6	TAX MAP WITH SITE MARKED
	7	ZONING MAP WITH SITE MARKED
	8	100 YEAR FLOOD PLAIN MAP WITH SITE MARKED
	9	EXISTING SURVEY / PLAT OF PROPERTY
	10	UNDERLYING LEASE	☐ NOT APPLICABLE
	11	MEMORANDUM OF UNDERLYING LEASE	☐ NOT APPLICABLE
	12	COPY OF MOST RECENT DEED
	13	COPY OF MOST RECENT TAX BILL OR SIMILAR JURISDICTION PRINT-OUT
	14	ALL PHOTOS ARE COMPLETE
	15	SITESAFE AM TOWER PROXIMITY SCREENING CERTIFICATE HTTP://TOOLS.SITESAFE.COM/AM/
	16	FCC TOWAIR REPORT HTTP://WIRELESS2.FCC.GOV/ULSAPP/ASRSEARCH/TOWAIRSEARCH.JSP
	17	ATTACH TERRESTAR RF APPROVAL/EMAIL TO SUBMIT CANDIDATE NOT MEETING RF CRITERIA
	18	OTHER:
	19	OTHER:

CHECKLIST OF TOOLS NEEDED FOR SITE SURVEY:
✓

	1	CELL PHONE
	2	DIGITAL CAMERA
	3	MEASURING TAPE
	4	FLASHLIGHT
	5	BINOCULARS
	6	LAPTOP COMPUTER FOR COMPLETING THIS FORM AND IF USING GPS SOFTWARE
	7	GPS RECEIVER
	8	NOTEPAD
	9	PENCIL
	10	SPARE BATTERIES FOR CAMERA AND GPS:
	11	BACKHAUL CONNECTION LIST (FROM BACKHAUL VENDOR)
	12	CANDIDATE SITE LIST (FROM RF VENDOR)

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	3(39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

INITIAL AGREED TO RENT?	$ 000.00 / month or ☐ N/A (SITE SUBJECT TO MLA)

WILL ADDITIONAL GROUND RENT BE REQUIRED?	☐ Yes ☐ No - If Yes, how much?	$

Copy of Lease was left with property owner:	☐ Yes ☐ No ☐ N/A

☐ N/A – Site Subject to MLA

Site Type	Rooftop
Market Target Rent
LL Required Rent
Rent Difference
Additional Rent Over 10 Years	$—

SITE OWNER INFORMATION:

SITE / PROPERTY OWNER:
CONTACT NAME:
BUILDING OR SITE ENGINEER NAME:
BUILDING OR SITE ENGINEER LOCATION:
BUILDING OR ENGINEER PHONE#:
OWNERS STREET ADDRESS:
CITY, STATE, ZIP:
PHONE NUMBERS [DAY, EVE., CELL]:
FAX NUMBER:
EMAIL:

SITE LOCATION / INFORMATION:

Driving directions to site from nearest Interstate Exit (Start with Exit # on Interstate):

VEHICLE PARKING AVAILABILITY:
NEAREST CROSS STREET:

Access Requirements:

ACCESS CODE Site: gg

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	4 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

ACCESS CODE Gate:g g
Site Gate Keys Needed?	☐ Yes ☐ No
Shelter Door Keys Needed?	☐ Yes ☐ No
Outdoor Enclosure Keys Needed?	☐ Yes ☐ No

IF THIS SITE DOES NOT HAVE A STREET ADDRESS, PLEASE COMPLETE THE FOLLOWING:

NEAREST PROPERTY STREET ADDRESS:
CITY:	STATE:	ZIP:
DISTANCE & DIRECTION OF THIS SITE FROM ADDRESS:

GPS Coordinates At RF Antenna Mast Location	Degrees-Minutes-Seconds		Degrees-Minutes-Seconds
LATITUDE:	00-00-00.00	LONGITUDE	000-00-00.00
☐ GPS (NAD83) Was a 4 Satellite Lock Obtained?		☐ Yes ☐ No
DISTANCE FROM TARGET COORDINATES (IN FEET):
GROUND ELEVATION:		☐ FEET ☐ METERS
PROPOSED RF ANTENNA HEIGHT: RAD CENTER		☐ FEET ☐ METERS

Will proposed height(s) have a 10 foot separation above or below antennas?    ☐  Yes    ☐  No

Are there any local obstructions at the proposed height(s)?    ☐  Yes    ☐  No

If yes, list approximate height and direction:

Does the proposed location of the GPS antenna have a clear view of the Southern sky with no more than 25% of the surface area of the hemisphere around antenna being obstructed?    ☐  Yes    ☐  No

If yes, describe obstruction(s):

Are there any microwave antennas on site?    ☐  Yes    ☐  No

If yes, list approximate height and direction:
STREET:
CITY:	STATE:	ZIP:
COUNTY:
IS THIS THE 911 ADDRESS? ☐ Yes ☐ No

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	5 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

MORPHOLOGY:	☐ Dense Urban	☐ Urban	☐ Suburban	☐ Rural

ROADWAYS OF HIGH TRAFFIC:

MALLS, AIRPORTS, ARENAS, ETC.

OTHER MAJOR TRAFFIC CHARACTERISTICS:

If Collocate:

Vertical and Ground Space has been confirmed with the Tower Owner ☐  Yes    ☐  No

OWNER’S TOWER NUMBER:	YEAR BUILT:
SITE MANAGEMENT NAME:
SITE MANAGEMENT PHONE#:
SITE FCC REGISTRATION NUMBER:
OVERALL TOWER HEIGHT:
IS THERE EXISTING MAST FOR MW ANTENNA?: (IF SO ESTIMATE LOCATION AND DIMENSIONS) PROPOSED ROUTE OF RF/MW COAX?	☐ CABLE LADDER ☐ TOWER LEG ☐ INTERIOR
COMPOUND AREA DIMENSIONS:
ALTERNATE ANTENNA HEIGHT(S):
ADDITIONAL GROUND SPACE REQUIRED?	☐ Yes ☐ No
ANY RIGHTS OF FIRST REFUSAL?	☐ Yes ☐ No
TOWER MANUFACTURE
TOWER TYPE (CHECK ONE)	☐ Monopole ☐ Lattice Tower ☐ Guyed Tower ☐ Water tower ☐ Flag pole ☐ Other
ELECTRICAL TOWER	☐ Yes ☐ No
LIKELIHOOD OF STRUCTRUAL MODIFICATION	Probability: ☐ High ☐ Medium ☐ Low

If Raw Land:

PROPOSED STRUCTURE:
LEASE AREA DIMENSIONS:
SIZE OF ENTIRE PROPERTY:
EXISTING USE:

If Rooftop / Other Structure:

AGE OF BUILDING / STRUCTURE:
BUILDING HEIGHT(AGL):

PROPOSED RF ANTENNA HEIGHT:	☐ FEET
PROPOSED RF ANTENNA LOCATION(S):
DISTANCE FROM EDGE OF BLDG TO PROPOSED ANTENNA LOCATION:	Feet
ANY LOCAL OBSTRUCTIONS?	☐ Yes ☐ No (Explain if Yes)
PROPOSED EQUIPMENT LOCATION:	☐ Rooftop ☐ Ground ☐ Indoor
IS ROOF UNDER WARRANTY?	☐ Yes ☐ No

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	6 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

IF YES, CONTACT NAME / NUMBER:
ROOFTOP CONSTRUCTION TYPE: (EXAMPLE – FLAT CONCRETE, RUBBER MEMBRANE ETC.)
WALL TYPE CONSTRUCTION:
ALTERNATE ANTENNA HEIGHTS:
SIZE OF EQUIPMENT LEASE AREA:
NUMBER OF FLOORS:

IF A PARKING GARAGE CHECK THE FLOOR TO CEILING HEIGHT		Feet
IS THERE AN EXISTING MW MAST?	☐ YES ☐ NO
IF SO DETAIL TYPE:	☐ WALL MOUNT ☐ PARAPET MOUNT ☐ NON-PEN ROOF MOUNT
IF SO DETAIL HEIGHT AND DIAMETER OF EXISTING MWS:	Height in feet:	Diameter in inches:
IF RF/MW WALL MOUNT-TYPE OF WALL CONSTRUCTION:

UTILITIES:

POWER
EXISTING POWER AT SITE:	☐ YES ☐ NO
METER LOCATION:
DISTANCE TO PROPOSED SITE:
HOW IS POWER ROUTED TO SITE?	☐ IN BUILDING ☐ ABOVE GROUND ☐ UNDERGROUND
NEAREST POLE/PEDESTAL NUMBER:
POWER COMPANY:
CONTACT NAME/PHONE NO.
ACCESS TO EXISTING GENERATOR?	☐ YES ☐ NO
TELCO/ETHERNET
EXISTING TELCO/ETHERNET AT SITE:	☐ YES ☐ NO
IF YES CHECK ALL THAT APPLY:	☐ FIBER ☐ ETHERNET ☐ DS3 ☐ T1 ☐ OPTICAL SC ☐ OPTICAL (OTHER SPECIFY: ) ☐ COAX BNC ☐ COAX (OTHER SPECIFY: ) ☐ COPPER RJ45 ☐ COPPER (OTHER SPECIFY: )
WHAT IS THE NPP NXX OF THE SITE? (PHONE # AREA CODE AND PREFIX)
DISTANCE TO SITE
NEAREST POLE/PEDESTAL NUMBER:
TELEPHONE COMPANY
CONTACT NAME/PHONE NO.

BACKHAUL REQUIREMENTS:

PROPOSED MW ANTENNA HEIGHT: RAD CENTER                 FEET

Are there any microwave antennas already on site?    ☐  Yes    ☐  No

If yes, list approximate height and direction:

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	7 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Are there other available backhaul vendors in area and not at site?    ☐  Yes    ☐  No

If yes, complete below

COMPANY:
CONTACT NAME/PHONE NO.
AVAILABLE SPEEDS:
ACCESSIBILITY:
CHECK ALL THAT APPLY:	☐ FIBER ☐ ETHERNET ☐ DS3 ☐ T1 ☐ OPTICAL SC ☐ OPTICAL (OTHER SPECIFY: ) ☐ COAX BNC ☐ COAX (OTHER SPECIFY: ) ☐ COPPER RJ45 ☐ COPPER (OTHER SPECIFY: )

COMPANY:
CONTACT NAME/PHONE NO.
AVAILABLE SPEEDS:
ACCESSIBILITY:
CHECK ALL THAT APPLY:	☐ FIBER ☐ ETHERNET ☐ DS3 ☐ T1 ☐ OPTICAL SC ☐ OPTICAL (OTHER SPECIFY: ) ☐ COAX BNC ☐ COAX (OTHER SPECIFY: ) ☐ COPPER RJ45 ☐ COPPER (OTHER SPECIFY: )

Is there unlimited view in all directions from site for microwave link?    ☐  Yes    ☐  No

If not, which directions are blocked?

The Near Field Obstruction at the MW Antenna Mast:

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	8 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	9 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

ACCESS:

ACCESS EASEMENT REQUIRED?	☐ YES ☐ NO	FROM THIRD PARTY ☐ YES ☐ NO
ACCESS FROM PUBLIC ROAD?	☐ YES ☐ NO
SPECIAL ACCESS (4WD ETC.):
NEEDED IMPROVEMENTS TO ACCESS:
EXISTING ROAD?	☐ YES ☐ NO
WIDTH AND LENGTH OF EXISTING ROAD:
WIDTH AND LENGTH OF PROPOSED ROAD:
SEPARATE UTILITY EASEMENT REQ’D?	☐ YES ☐ NO	FROM THIRD PARTY ☐ YES ☐ NO
ACCESS RESTRICTIONS:
CRANE ACCESSIBLE?	☐ YES ☐ NO
SITE ACCESSIBLE 24/7?	☐ YES ☐ NO
GENERATOR ACCESSIBLE?	☐ YES ☐ NO

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	10 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

ZONING:

ZONING DISTRICT CLASSIFICATION:
ARE TOWERS PERMITTED IN THIS ZONING DISTRICT?		☐ YES	☐ NO
ZONING JURISDICTION:
ZONING CONTACT NAME & TITLE:
ADDRESS:
PHONE #:
DISTANCE FROM HISTORICAL DISTRICT:
TOWER SETBACKS (FT.)	FRONT		REAR	SIDE	STREET
ZONING CLASS ADJ. PROP.
FALL ZONE REQUIRED:		☐ YES	☐ NO - DESCRIBE HERE IF YES
MINIMUM LOT SIZE? IF SO, WHAT?
BUFFER REQUIRED?		☐ YES	☐ NO
SPECIAL CONDITIONS / PROBLEMS:
HEIGHT RESTRICTIONS:
IS PUBLIC HEARING REQUIRED?		☐ YES	☐ NO
DESCRIBE STEALTHING / SCREENING / LANDSCAPING REQUIREMENTS WITH RELEVANT CODE SECTIONS:

X	Zoning Type
BY – RIGHT (NO ZONING REQUIRED)
ADMINISTRATIVE – NO PUBLIC HEARING
PUBLIC HEARING – (CUP, SE, SUP)
VARIANCE
OTHER:

FILING DUE DATES:
HEARING DATES:
ESTIMATED OVERALL ZONING DURATION:
ZONING APPLICATION FEE:

BUILDING PERMITS:

PERMITS REQUIRED?	☐ YES	☐ NO
PERMITTING AUTHORITY:
BUILDING DEPT CONTACT NAME & TITLE:
ADDRESS:
PHONE #:
ESTIMATED OVERALL PERMITTING DURATION:
PERMITTING PROCESS NOTES:

BUILDING PERMIT APPLICATION FEE:
ELECTRICAL PERMIT APPLICATION FEE:

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	11 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

911 ADDRESSING AUTHORITY / ENTITY:

ENTITY:
CONTACT NAME:
ADDRESS:
PHONE #:

ADDITIONAL NOTES / COMMENTS:

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	12 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

ENVIRONMENTAL CHECKLIST DURING PRELIMINARY SITE SEARCH

Yes or No responses - if “yes”, please give details below

	Subject Property	Adjoining Property(ies)
GASOLINE STATION OR FUEL PUMPS
CAR REPAIR SERVICE
DISCARDED CAR BATTERIES
JUNKYARD
DRY CLEANERS; ON/OFF SITE
WASTE TREATMENT FACILITY
LANDFILL
INDUSTRY
CHEMICAL CONTAINERS
55 GALLON DRUMS
STAINED SOILS
ABOVEGROUND STORAGE TANKS
UNDERGROUND STORAGE TANKS
PIPES PROTRUDING FROM THE GROUND
TRANSFORMERS
DEAD OR DISTRESSED TREES OR PLANTS OR GRASS
TRASH, GARBAGE DUMPED (DESCRIBE AMOUNT)
RAILROAD LINES
INDUSTRIAL OR FARM EQUIPMENT
MANUFACTURING OF INDUSTRIAL FACILITIES
LOCATED IN 100 YEAR FLOOD PLAIN
WATER ON OR ADJACENT TO PROPERTY
OTHER CONCERNS

Provide photos of any conditions found on list and describe conditions in detail:

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	13 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

DETAILED SITE SKETCH – (Not to Scale)

SKETCH CHECKLIST

Sketch showing the following as applicable

Proposed Antenna Locations
Existing Antenna Locations
Equipment / Shelter location
Public Right-of-Way shown
Setbacks shown
Fall zone shown
Landscaping requirements
Parent tract dimensions
Access easements
Utility easements
Adjacent land uses
Surrounding structures
Streams/water locations
Overhead utility lines
Trees to be removed.

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	14 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Zoning Assessment & Special Issues Concerning This Site

Please assess and describe all out of the ordinary, special conditions pertaining to this site. Be as detailed and specific as possible.

Construction Concerns:

Surveying Concerns (Access, Utility, etc.):

Lease Concerns/Property Owner’s Outside Counsel:

Zoning Process & Assessment:

Other Concerns:

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	15 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

1A

1B

Photo #1A & #1B

VIEW OF SIGNS

1A - FCC ASRN

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	16 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

1B - Tower Owner

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	17 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

1C

1D

Photo #1C & #1D

VIEW OF OTHER SIGNS

1C -

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	18 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

1D -

Photo #2

SATELLITE VIEW OF SITE

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	19 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo/Image #3

MAP CLOSEUP OF SITE

(Appropriately Scaled)

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	20 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

DIRECTION FACING WHEN PHOTO WAS TAKEN:         , N, NW, W, SW ECT…

Photo #4

VIEW OF PROPOSED EQUIPMENT

SPACE TO BE LEASED

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	21 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

DIRECTION FACING WHEN PHOTO WAS TAKEN:         , N, NW, W, SW ECT…

Photo #5

VIEW OF SPACE FOR ANTENNA

PLACEMENT(S)

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	22 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #6

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	23 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #7

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	24 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #8

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	25 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #9

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	26 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #10

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	27 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #11

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	28 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #12

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	29 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #13

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	30 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #14

PHOTO OF POWER PANEL OR POWER SOURCE

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	31 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #15

PHOTO OF POWER DEMARCATION

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	32 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Photo #16

PHOTO OF TELCO/ETHERNET

PANEL/DEMARCATION

ZOOMED IN AND OUT

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	33 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

DIRECTION FACING WHEN PHOTO WAS TAKEN:         , N, NW, W, SW ECT…

Photo #17

VIEW OF INGRESS

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	34 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

DIRECTION FACING WHEN PHOTO WAS TAKEN:         , N, NW, W, SW ECT…

Photo #18

VIEW OF ACCESS ROAD

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	35 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

DIRECTION FACING WHEN PHOTO WAS TAKEN:         , N, NW, W, SW ECT…

Photo #19

BUILDING / TOWER VIEW

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	36 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

DIRECTION FACING WHEN PHOTO WAS TAKEN:         , N, NW, W, SW ECT…

Photo #20

OTHER PHOTO’S

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	37 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

Line Of Sight: View of serving MW Hub Site (If Possible).

Line Of Sight Obstruction Photo (If Possible)

Photo #21

Line of Sight Check (If Possible)

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	38 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

INDEX OF ATTACHMENTS

DESCRIBE THE ATTACHMENTS IN THE ORDER THEY APPEAR AFTER THIS SHEET

ATTACHMENT DESCRIPTION

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

TERRESTAR SITE NAME & NUMBER
STREET ADDRESS
CITY	STATE	ZIP	COUNTY

Proprietary & Confidential	39 (39)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 2 Site Candidate Information Package

Execution Copy

EXHIBIT C

ATTACHMENT 3

FORM OF CONTRACTOR SITE CANDIDATE SCORING & RECOMMENDATION

CLUSTER CODE NUMBER (PER SITE ACQUISITION REQUEST FORM)

ENTER # OF CANDIDATES SUBMITTED FOR SARF NO.

IF LESS THAN 3 CANDIDATES SUBMITTED, EXPLAIN WHY

ENTER SITE NUMBERS FOR CANDIDATES SUBMITTED

ENTER FIRST CHOICE FOR PRIMARY CANDIDATE (SITE NUMBER)

ENTER SECOND CHOICE (SITE NUMBER)

ENTER THIRD CHOICE (SITE NUMBER)

PROVIDE JUSTIFICATION FOR RECOMMENDATION:

Does not have to be the candidate with the highest score from the SCIP Scoring Process. Discuss factors that led to the decision to recommend the candidates in the order listed above.

Proprietary & Confidential	1 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 3 Contractor Site Candidate Scoring & Recommendation

Execution Copy

EXHIBIT C

ATTACHMENT 3 CONT’D

CONTRACTOR SITE CANDIDATE SCORING & RECOMMENDATION

Contractor and Network Vendors shall determine rankings and scores for their respective ranking categories based on the criteria set forth in this Exhibit C, Attachment 3

SITE 1:

CLUSTER NUMBER (PER RF VENDOR SARF):

SITE TYPE:

SITE LOCATION:

TERRESTAR SITE NUMBER	TERRESTAR MARKET

IS THIS SITE THE RECOMMENDED PRIMARY SITE CANDIDATE :		YES: NO :

Department	Reviewer Initials	Commercial	Notes	Site Dev.	Notes	Technical	Notes	Schedule	Notes	Total
Site Acquisition

Construction

RF Engineering

Backhaul

Market Manager

									Total Score	100

									% Score	100%

Proprietary & Confidential	2 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 3 Contractor Site Candidate Scoring & Recommendation

Execution Copy

EXHIBIT C

ATTACHMENT 3 CONT’D

CONTRACTOR SITE CANDIDATE SCORING & RECOMMENDATION

RANKING CRITERIA

I.	SITE ACQUISITION (LEASING & ZONABILITY) – CONTRACTOR

Ranking	Commercial	Site Development	Technical	Schedule
5	>20% below lease targets	Company Lease or MLA, No Zoning	Desired RAD Center & Ground Space available. No new utility or access requirements	5 to 7 Months from Search Ring Issuance (SR) to Site Acquisition Complete (SAC)

4	10%-19% below lease targets	Company Lease or MLA, Admin	Within +/- 10% of Desired RAD Center Height	8 to 9 Months from SR to SAC

3	+/- 10% lease targets	Template Lease & Admin Zoning	Within +/- (11%-20%)of Desired RAD Center Height	9 to 10 Months from SR to SAC

2	>10%-19% above lease targets	Template Lease & Public Hearing	Within +/- (21%-30%)of Desired RAD Center Height	10 to 11 Months from SR to SAC

1	>20% above lease targets	3rd Party Lease, Public Hearing	Undesirable RAD Center, New Access, Utility Easements, and Additional Ground Space Required	Schedule from SR to SAC exceeds 12 Months

II.	CONSTRUCTABILITY SCORING CRITERIA – CONTRACTOR

Ranking	Commercial	Site Development	Technical	Schedule
5	Order of Magnitude (OOM) = Average Site Cost	Selected Site is a Collocation	Anticipate a Clean Phase 1	Construction Schedule between 4 to 6 weeks

4		Selected Site is a Water Tower

3	OOM = 1.1 x Average Site Cost	Selected Site is Rooftop	Anticipate minor qualification from Phase 1 with available work-arounds.

2		Selected Site is a Tenant Improvement

1	OOM = 1.3 x Average Site Cost	Selected Site is a Rawland or Utility Tower	Phase II and remediation will be required	Special Restriction and Access Requirements

Proprietary & Confidential	3 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 3 Contractor Site Candidate Scoring & Recommendation

Execution Copy

EXHIBIT C

ATTACHMENT 3 CONT’D

CONTRACTOR SITE CANDIDATE SCORING & RECOMMENDATION

RANKING CRITERIA

III.	RF ENGINEERING SCORING CRITERIA – RF NETWORK VENDOR

Ranking	Commercial	Site Development	Technical	Schedule
5	Easy delivery		Candidate at center of Search Ring, desired RAD center available, all coverage goals met	Easy site access, key or combination.

4			Candidate near center of Search Ring (less than 1/3 search radius from center), desired RAD height available, large majority of coverage goals met

3			Candidate in Search Ring, RAD center within specification of Site Acquisition Request Form, most coverage goals met	Medium Site access, escort to lead on to site.

2			Site outside of Search Ring, RAD center not within spec, significant coverage goals not met

1	Crane lift or special delivery requirements		Site well outside of search ring, desired RAD center not available, coverage goals met poorly/not at all	Difficult site access, escort required during visit. Could be secure site

0	Not Viable	Not Viable	Not Viable	Not Viable

IV.	BACKHAUL SCORING CRITERIA– BACKHAUL NETWORK VENDOR

Ranking	Commercial	Site Development	Technical	Schedule
5	Standard site. Straight forward implementation, either Fiber or Microwave with 1 ft dish.	Site well suited for multiple options, including microwave and fiber. Maximum 1 ft dish.	Multiple options available including Fiber (non-LEC)	Very low risk to schedule impact.

4	Standard site - requiring 1 ft dish. Very good visibility in all directions.	Maximum 1 ft dish.	Microwave is feasible. Good visibility in all directions. (Fiber not available)	Low risk to schedule impact.

3	Standard site - requiring 1 or 2 ft dishes. Good visibility in most directions.	1ft or 2ft dishes.	Microwave is feasible. Good visibility to most directions, connectivity to another nearby site likely. (Fiber not available)	Standard schedule, per contract SLA.

2	Non-standard site - minor impact. (E.g. Tower>150ft, intermediate hop required, 4ft antenna, Microwave RAD center must be different from RF shelf, man lift required, etc)	Minor impact on site development (E.g. 4ft dish, Microwave at different height then RF shelf)	Microwave solution might be possible, but not clear. (Fiber not available)	>4 months

Proprietary & Confidential	4 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 3 Contractor Site Candidate Scoring & Recommendation

Execution Copy

Ranking	Commercial	Site Development	Technical	Schedule

1	Non-standard site - significant impact. (E.g. Crane required, Electrical tower, etc)	Site has no space for microwave antenna.	Limited to no options on backhaul, other then LEC T1s.	>12 months

Proprietary & Confidential	5 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 3 Contractor Site Candidate Scoring & Recommendation

Execution Copy

EXHIBIT C ATTACHMENT 4

FORM OF NOTICE TO PROCEED SITE ACQUISITION

Notice to Proceed

Date Issued:

Section I – Site Information:
Region:	Area:	Market:	Site Id:
Address:

Section II – Comments:

IN WITNESS WHEREOF, the undersigned, being duly authorized representatives of each Party, have acknowledged this Notice to Proceed with Site Acquisition as of the date stamp from Siterra listed below.

TERRESTAR NETWORKS INC.
Date Stamp from Siterra:
By:
(Please Print Name)

Title:
CONTRACTOR:

By Vendor:
(Please Print Name)
Title:

Proprietary & Confidential	1	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 4 Notice to Proceed Site Acquisition Form

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TERRESTAR PROJECT

SITE ACQUISITION LEASING GUIDELINES

FOR

Leasing

TERRESTAR SITES

Site Acquisition Leasing Guidelines TERRESTAR SITES	Job No. [***]
	Document No. [***]-000-000-000-00001	Rev. D

Proprietary & Confidential	1 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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The following Leasing Guide is intended to provide you, the Site Acquisition professional, with guidance and support on the performance of the site acquisition and leasing tasks required for the leasing tower space, rooftop space or raw land for TerreStar’s installations. As used herein this Leasing Guide is intended to assist in the leasing process, and should be used in the acquisition of each site, any issues that arise that are not detailed in this Leasing Guide should be referred to TerreStar’s Legal department for guidance.

The Guide is divided into eight sections:

1) Definitions

2) Introduction

3) Due Diligence

4) Zoning

5) Title

6) Other Pre-Leasing Activities

7) Lease Negotiation

8) Lease Approval and Execution

Section 1: Definitions

1.1	“ACM” means asbestos containing material

1.2	“Company” means TerreStar Networks Inc.

1.3	“Contractor” means Bechtel, or any affiliate or sub-contractor under Bechtel’s control, performing Work, hereunder.

1.4	“Lease” and “Leasing” shall refer to any lease, license or collocation agreement required for TerreStar’s use of space on all structures including without limitation, a tower lease agreement, tower license agreement, rooftop sublease, site lease, site sublease, site license, rooftop license.

1.5	“Master Lease Agreement” or “MLA” means a lease, license or collocation agreement which provides an overall frame work for the acquisition of multiple sites, using a pre-agreed upon site specific contracting format.

1.6	“NEPA” means the National Environmental Policy Act of 1969

1.7	“Site Lease Agreement” or “SLA” means a site specific agreement, controlled by a Master Lease Agreement.

Section 2: Introduction

The TerreStar Story

Who We Are

TerreStar is a satellite communications company. We are building an IP enabled, next generation mobile communications network over an integrated satellite-terrestrial system. The

Proprietary & Confidential	2 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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terrestrial portion of our telecommunications network is designed to supplement our satellite communications capabilities in dense urban areas, to ensure seamless connectivity when it is needed most.

TerreStar’s system will operate in two 10-Mhz blocks of contiguous spectrum in the 2 GHz band throughout the United States and Canada. The company’s spectrum footprint will cover a total population of nearly 330 million. The satellite footprint is highlighted in blue, below.

Frequencies

TerreStar has received an allocation from the FCC for 20 MHz of spectrum in the S-Band. The S-band uplink is 2,000-2,020 MHz and downlink is 2180-2200 MHz. No cellular communications companies are currently using these frequencies, so there is minimal risk of interference with existing tenants on most collocation sites. TerreStar has a blanket FCC license that covers the entire US, no per site license is required by the FCC.

Technology / Equipment / Footprint

TerreStar’s desired equipment footprint area is a modest 12’ X 10’ location. We anticipate using three 4’ tall X 8” wide antennas for each installation. TerreStar utilizes W-CDMA base station radios, from [***], these radios will have different part numbers than CDMA equipment, and may not yet

Backhaul

TerreStar anticipates that some of the sites may not have adequate fiber available, in which case microwave backhaul will be required for the site. Currently, we are planning to use microwave antenna models with of 1’ or 2’ diameters.

Section 3: Due Diligence

Contractor will perform the required due diligence on each site prior to TerreStar’s approval and execution of the Lease depending on the specific leasing requirements for each site. Contractor will submit a completed Due Diligence Checklist, in the form attached hereto as Appendix 2, in each Site Lease Package. The due diligence for each site, will include, as appropriate:

Proprietary & Confidential	3 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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3.1	Ground Lease.

Determine whether a ground lease is attached to the proposed site. If Contractor confirms that a ground lease exists, Contractor will:

(i) confirm that the underlying ground lease boundaries encompass the proposed equipment and shelter requirements;

(ii) confirm underlying unexpired ground lease term is greater than or equal to ten (10) years;

(iii) confirm underlying ground lease does not allow for landlord’s termination without cause;

(iv) confirm whether or not a landlord consent or landlord right of first refusal (ROFR) exists;

(v) confirm that the underlying ground lease lessor is consistent with the title report

(vi) note any other landlord rights that may impact Company

3.2	Mortgages/Encumbrances. Determine if there are any mortgages on the site, any tax liens, mechanics liens, unpaid taxes or other encumbrances on the site. If any mortgages or other encumbrances in excess of $1,000,000 are attached to a site, provide that information to the Market Manager, for inclusion in the monthly site status meeting. Include information related to mortgages and encumbrances on the Due Diligence Checklist for the Site.

3.3	Easements. Contractor will determine if there is any easement on the Site which could obstruct Company’s use of the site. Determine if any easements need to be obtained by Company, in order to use the site and include this information on the Due Diligence Checklist for that site.

3.4	Phase I and Phase II ESA. A Phase I ESA needs to be performed for each raw land site. If the site is a collocation site with existing telecommunications tenants on the site, Contractor will perform a Phase I ESA, if one has not been performed in the six (6) months prior to site selection. Company will determine if a Phase II needs to be done for the site, based on the Phase I provided by Contractor. If a Phase II is required for a site, Contractor will inform Company, and Company will determine whether to proceed with the Site. If Company determines to proceed with the Site, Company is responsible for hiring an environmental contractor to perform remediation and the site, and Contractor is responsible for managing the environmental contractor.

3.5	Structural Analysis. If there is an MLA in place for a proposed collocation site, which requires Company to have a structural analysis performed by landlord, or by a landlord designated party, Contractor shall coordinate the performance of the structural analysis with landlord. If this is not the case, Contractor shall perform a structural analysis to determine if the tower and foundation are sufficient for the proposed loading.

3.6	NEPA Checklist Study. Contractor will screen each identified Site for NEPA compliance, performing investigation and research by accessing local, state and federal information, electronic and paper sources to successfully identify the presence/absence of NEPA environmental issues. Contractor will complete NEPA compliance checklist, attached to Exhibit C as Attachment 5 and will include the completed checklist in the Lease Execution Package.

Proprietary & Confidential	4 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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3.7	FAA/FCC Compliance Contractor will provide Company with a 2C Certifications for each site and a 1A on each site where a 1A is required by law. All required 2C certifications and surveys will be signed and stamped (sealed) by a surveyor fully authorized and licensed to perform subject work in that state

3.8	AM Station Proximity Screening and AM Detuning Contractor will search for and identify all directional AM stations within two miles and non-directional AM stations within 0.6 mile of each site and perform such AM de-tuning work as required by applicable laws to identify and address interferences between towers on Sites and standard broadcast (AM) radio antenna systems. Contractor will measure the possible distortion of the AM station signal and provide Company with a recommendation for any required detuning. Contractor will pass through to Company the costs of such AM de-tuning and inter-modulation studies without markup. Contractor will, if required, perform inter-modulation studies to assess RF characteristics for antennas located in the vicinity of the proposed Company antennas. Prior to performing such work, Contractor will provide Company with a cost quote for the study, which will be subject to Company’s approval. Company shall endeavor to respond with its approval or rejection of the submitted quote within 5 days of its submission.

3.9	Land Survey If a site is raw land, Contractor will perform a land survey to determine the boundary and site perimeter. If a site is a collocation installation, Contractor will request a land survey from the site landlord. If the landlord does not provide one, Contractor shall, at Company’s request, perform a land survey for a collocation site.

3.10	Geotechnical Investigations and Soil Resistivity Testing. Contractor will conduct a geotechnical investigation for raw land Sites and Sites as required by the engineer of record. Contractor will perform soil resistivity testing in accordance with industry standard practice.

3.11	Due Diligence Checklist.

As part of the due diligence process Contractor will complete and submit the Due Diligence Checklist, the form of which is attached hereto as Appendix 1 to this Attachment 4 to Exhibit C, to Company as part of the Lease execution package.

Section 4: Zoning

4.1	Zoning Approval

Contractor will perform zoning related Work, as set forth in Exhibit C as part of the leasing process. Company may choose to approve and execute a lease, prior to receipt of zoning approval from the relevant zoning authority. If Contractor completes the leasing of a site, while zoning is still in process, Contractor will provide information regarding the zoning process on the Due Diligence Checklist. For any site that Company approves for leasing, prior to zoning approval, Contractor shall ensure that Company has adequate termination rights for the particular site lease prior to zoning approval.

Proprietary & Confidential	5 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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Section 5: Title

5.1	Title Search

Contractor will perform a title search for every TerreStar Site. If a Site is a collocation installation, Contractor will perform a title search for that property for the current owner. For a raw land Site, Contractor will perform at title search back 50 years. Contractor shall cause to be ordered a property title abstract report (“Title Report”) from a nationally recognized American Land Title Association (“ALTA”) title company in good standing, which Title Report shall include the following information and shall be sufficient to allow Company to acquire a Leasehold Title Insurance Policy,:

•	The names of the current site owner(s) of fee simple title, which owners must be the same persons or entities which execute the lease;

•	The legal description (to be included as an attachment to site lease agreement);

•	List of all leases, easements, covenants and restrictions of record affecting the Site;

•	List of all liens of record, including, without limitation, mortgages and deeds of trust, mechanics and material man’s liens, judgment liens and federal tax liens;

•	The status of the payment of taxes and assessments, general and special

•	Bankruptcies

5.2	Copies of Encumbrances

Contractor will provide to Company copies of any leases, easements, covenants and restrictions of record, liens of record, including, without limitation, mortgages and deeds of trust, mechanics and material man’s liens, judgment liens and federal tax liens, affecting the Site, unless Customer agrees in writing that copies are not needed. The cost of the copies of these documents will be passed through to Company, without mark-up of any kind. Contractor will deliver all copies to Company within five (5) business days of receipt or as soon thereafter as is reasonably practicable, if additional time is required.

5.3	Title Review

Contractor shall provide the Title Report to Company, upon its receipt of Title Report from the ATLA, as soon as practicable, but no later than at Lease signature package submission. Prior to providing the Title Report to Company, Contractor shall review the Title Report, and provide comments and instructions to Company on the Title Review Memorandum, attached hereto as Appendix 3 to this Attachment 4 to Exhibit C. Review, approval, and issue resolution instructions for title issues shall be in Company’s sole discretion.

Contractor must inform all of its employees, agents, subcontractors, the Network Vendor and all other necessary personnel performing services at a Site of any instructional issues provided by Company on the Title Review Memorandum.

5.4	Curing Title

Company will review the Title Report, copies of the encumbrances and the Title Review Memorandum provided by Contractor and assess title deficiencies pointed out in the Title Review Memorandum. Company will decide if the title should be cured, if it is acceptable as is, or if the site is not a suitable candidate.

Proprietary & Confidential	6 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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Section 6: Other Pre-Leasing Activities

6.1	Applications.

If an approved site candidate requires a site Lease application, Contractor will submit any required site Lease application to the site owner/management company.

6.2	Entry and Testing Agreements

If the landlord of a candidate Site requires an entry and testing agreement, in order to access the Site for testing and evaluation of Site Suitability, Contractor will negotiate such agreement, using the landlord’s form or other TerreStar approved form. The Alternate Lease Language Library hereto as Appendix 5 includes acceptable alternative language for this form of agreement. The form of the entry and testing agreement with several national tower management companies has been agreed to, and can be found in the SMS Documents Library.

6.3	Certificates of Insurance

If a landlord requires a Certificate of Insurance be provided, prior to entry into a Site or the Lease execution for a Site, Contractor may request a Certificate of Insurance from:

Broker: MetroRisk

Contact: Marie Crinnion

Telephone:

e-mail: crinnion@metrorisk.com

All requests for Certificates of Insurance must include the following information:

•	Certificate holder’s name, address, and contact

•	Coverages required

•	Policy limits required

•	Additional insured wording required

•	Any other special wording required

•	Street address and name of site

•	Address to which the certificate should be mailed

6.4	Surety Company for Requesting Required Bonds

Contractor will inform Company if the landlord of a site requires bond in order to do testing, entry or construction. Company will inform Contractor of its approval or rejection of this requirement. Contractor, will, prior to informing Company of this requirement make reasonable efforts to negotiate away this requirement. All requests for required bonds should be e-mailed to the TerreStar Manager for each Market

Proprietary & Confidential	7 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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Include the bond type, amount; any other requirements add the contact information for where the bond should be sent, in the request.

6.5	Additional Forms

Contractor will prepare and submit any other paperwork as required by landlords or that is customary in the industry as part of the scope of the Work.

Section 7: Lease Negotiation

7.1	Roles and Responsibilities

Contractor will recommend the primary site candidates in each Market. Contractor will perform the due diligence and lease negotiations for the Company selected primary site candidates. Due diligence items will be reviewed and approved by Company’s Operations and Legal groups. The terms of Lease agreements will be reviewed and approved by Company’s Legal department. The financial terms of Lease agreements will be reviewed and approved by Company’s Operations department. Company provided contacts are as set forth below, as may be updated from time to time:

Market	Due Diligence Contact	Lease Contact	Financial Terms Contact
BAWA	Name: TBD Phone: e-mail:	Name: TBD Phone: e-mail:	Name: TBD Phone: e-mail:
DAL	Name: TBD Phone: e-mail:	Name: TBD Phone: e-mail:	Name: TBD Phone: e-mail:
SLC	Name: TBD Phone: e-mail:	Name: TBD Phone: e-mail:	Name: TBD Phone: e-mail:

7.2	TerreStar Information

The following information is used for all Lease agreements, in each market.

Lessee: TerreStar Networks Inc., a Delaware Corporation

Notice Address:

TerreStar Networks Inc.

12010 Sunset Hills Rd, ninth floor

Reston, VA 20190

Attn: Vice President of Contracts

Invoice Address:

TerreStar Networks Inc.

12010 Sunset Hills Rd, ninth floor

Reston, VA 20190

Attn: Accounts Payable

Proprietary & Confidential	8 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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7.3	Master Lease Agreements

If a collocation site is owned by a landlord with whom Company has negotiated an MLA Contractor will use the SLA form agreed to as part of the MLA, the current version of which is located in the document library of Company’s SMS. Contractor is responsible for assuring that the landlord drafted SLA is correct, including verifying that the designated space is correct. Contractor is also responsible for ensuring that the pricing and other terms in each SLA comply with the controlling MLA.

7.4	TerreStar Standard Lease Agreements

If an MLA is not in place for a site, then Contractor will present the site landlord with the appropriate TerreStar Standard Lease Agreement, the current version of which is located in the document library of Company’s Site Management System (“SMS”), for review. Site Development Contractor will negotiate the terms of the standard lease agreement as set forth in Section 9, below. Contractor may utilize the Alternate Lease Language Library attached hereto as Appendix 5, to assist in its negotiations. Contractor personnel must be adequately experienced in site leasing for telecommunications installations to negotiate TerreStar Standard Lease Agreement. Contractor will be responsible for negotiating Leases that comply with terms acceptable to Company.

7.5	Landlord Lease Agreement Forms

If a MLA is not in place for a site, and the landlord refuses to negotiate the TerreStar Standard Lease Agreement, Contractor may negotiate landlords Lease agreement form. Contractor will review the landlord agreement form, make a good faith effort to negotiate the agreement to be substantially similar to Company’s standard lease terms, as set forth in Section 9, below. Contractor may utilize the Alternate Lease Language Library attached hereto as Appendix 5, to assist in its negotiation.

If the landlord agreement form is a license, and landlord refuses to provide Company with a leasehold interest, Contractor must include language providing for a clearly guaranteed right to assign, and making the license irrevocable:

“It is expressly understood that all rights granted to Licensee under this Agreement are irrevocable until this Agreement expires or sooner terminates as provided herein.”

7.6	Lease Financial Terms

Contractor may approve the financial terms for each site set forth below. Contractor will make reasonable efforts to negotiate the financial terms of a site into compliance with the approved financial terms, prior to bringing these terms to designated Company contact for approval.

The fee amounts set forth in Tables 1 and 2, below, contain the pre-approved fee amounts, per site, that may be agreed to by Contractor. Any amounts in excess of these amounts must be approved by TerreStar. Any fee types not listed below must be reviewed and approved by TerreStar.

Proprietary & Confidential	9 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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Table 1- Maximum Acceptable Lease Related Fees

Fee Type	Acceptable Fee Amount		Comments
Additional Land		[***]	If additional land must be purchased to accommodate TerreStar’s installation, TerreStar will reimburse landlord for costs

Application Submission	$	[***]	Per application fee due with submission of an application

Application Cancellation	$	[***]

Per application fee for withdrawing and application during the review process, does not apply to applications withdrawn based on the discovery of hazardous conditions, or a revenue sharing obligation for a site

Application for Relocation	$	[***]	Per application fee for landlord to review and process a request to relocate our equipment at a site

As Built Drawing Penalty		[***]+ [***]%	Fee assessed by landlord to have as built drawings created if TerreStar fails to deliver drawings within required number of days after installation completion

Common Tenant Expenses	$	[***]	TerreStar’s pro-rata share of all common and capital expenses incurred by a landlord in the operation, maintenance and repair of the building should be incorporated into the rent

Consent	$	[***]	Processing fee for landlord to approve an assignment that requires landlord approval

Emergency Repairs	$	[***]	Per Occurrence fee

Equipment Labeling	$	[***]	If TerreStar equipment is not properly labeled, landlord can label it and charge back fee.

Extraordinary Site Development Costs		[***]	If TerreStar’s installation requires design and construction of foundations, roads, or walls that present difficult construction conditions or challenging engineering requirements, “stealth” tower structures, lighting systems at or higher than five hundred (500) feet, etc.

Holdover Rent		[***]% of [***]	If TerreStar does not vacate a site at expiration of a lease, the site becomes month-to-month with increased fees.

Improvements		[***]

Inspection	$	[***]	Fee for landlord inspection of the equipment installation at the site

Intermodulation Study	$	[***]

Modification Application	$	[***]	Fee for subsequent applications, modifying the initial application with a larger footprint or antenna installation that increases wind-load

Proprietary & Confidential	10 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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Other One-Time Fees

Regulatory Compliance Fee	$	[***]

Revenue Share Payment	$	[***]

Revenue Split Payment	$	[***]	All revenue share requirements, regardless of cost, must be reviewed and approved by Company

RF Testing	$	[***]

Signing Bonus	$	[***]	All signing bonuses must be approved by Company

Site Inspection Fee	$	[***]

Site Modifications/Repairs		[***]

SSIS	$	[***]

Storage		[***] +[***]%	If TerreStar fails to vacate premises at the expiration of the lease term, landlord may store TerreStar’s equipment

Structural Analysis	$	[***]	If a landlord requires that a structural analysis be done

Taxes		[***]

Early Termination		[***]

Testing and Entry	$	[***]

Utilities		[***]

Table 2 –Maximum Acceptable Rental Rates

Market	Site Type						Escalator
	Raw Land		Tenant Improvement		Co-Location
Washington Baltimore	$	[***]	$	[***]	$	[***]	[***]	%
Dallas	$	[***]	$	[***]	$	[***]	[***]	%
SLC	$	[***]	$	[***]	$	[***]	[***]	%

Proprietary & Confidential	11 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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7.7	Use of Legal Counsel

Contractor is responsible for negotiating all Lease agreements in compliance with these Site Leasing Negotiation Guidelines. Contractor should utilize Company’s language library, attached hereto as Attachment 5 as a source for approved alternate language. If a Lease contains terms which are not covered in Company’s Site Leasing Negotiation Guidelines, or Contractor is unsure if Landlord’s changes to Lease language are acceptable, Contractor will submit the Lease to Company’s identified outside counsel for review.

Section 8: Lease Approval and Execution

8.1	Lease Approval

Contractor will, negotiate each list to the fullest of its capabilities. When, in Contractor’s judgment, Lease negotiations are complete, Contractor will provide to Company the Execution Request Form, which will indicate all non-compliant terms in the Lease. Company will review the Execution Request Form and approve or reject the Lease agreement. If Company rejects the Lease, Company will instruct Contractor to continue negotiations with the Landlord, or will inform Contractor that is has disqualified the site. If Company approves the Lease terms, Contractor will submit the Lease to the Landlord for signature.

8.2	Lease Execution

Contractor will, upon completion of Lease negotiation, prepare a lease execution package containing the following:

1) Document Execution Request Form (attached as Appendix 1);

2) Lease Document with approved Lease exhibits;

3) Due Diligence Checklist (attached as Appendix 2)

4) Three (3) Landlord executed Leases for full execution

Company will return two (2) fully executed Lease documents to Contractor. Contractor will return one signed copy to the Landlord, and will record a memoranda of lease prepared by Company Counsel with the appropriate jurisdiction. Responsible for making show jurisdiction returns recorded leases. Contractor will submit Non-disturbance agreements, prepared by Company Counsel, for roof top and raw land leases to the relevant parties within 10 days of lease signature.

Section 9: Standard Lease Terms

Lessee: TerreStar Networks Inc., a Delaware Corporation (please note that there is no comma between “Networks” and “Inc.”)

Notice Address:

TerreStar Networks Inc.

12010 Sunset Hills Rd, ninth floor

Reston, VA 20190

Attn: General Counsel

Proprietary & Confidential	12 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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Invoice Address:

TerreStar Networks Inc.

12010 Sunset Hills Rd, ninth floor

Reston, VA 20190

Attn: Accounts Payable

Signature Block:

The signature block of any lease should read:

TerreStar Networks Inc.

By:
Name:
Title:
Date:

Term of Lease:

The term of Terrestar’s tenancy shall commence upon the start of construction of the Tenant Facilities or twelve (12) months following the Effective Date of the agreement, whichever first occurs and shall terminate on the fifth anniversary of the Term Commencement Date unless otherwise terminated. The agreement shall automatically extend the Term for five (5) successive five (5) year on the same terms and conditions as the initial term, unless TerreStar notifies the Landlord of its intention not to renew prior to commencement of the succeeding Renewal Term.

Termination Rights:

Lessor Termination: Lessor shall have a right to terminate the lease agreement, in the event that TerreStar fails to cure non-payment within 15 days of notice or any other breach within 60 days of receiving notice (unless a longer cure period is agreed to); or for condemnation or casualty. Any other termination rights, must be approved by TerreStar Legal.

TerreStar Termination: TerreStar shall have a right to terminate the lease agreement, with 30 days notice to the lessor in the event that lessor fails to cure a breach within 60 days of receiving notice (unless a longer cure period is agreed to); if TerreStar does not obtain or maintain any license, permit or other approval necessary for the construction and operation of the TerreStar’s Facilities; if TerreStar is unable to occupy and utilize the Premises due to an action of the FCC, including without limitation, a take back of channels or change in frequencies; if any environmental report for the land reveals the presence of any Hazardous Material after the Term Commencement Date; if TerreStar determines that the Premises are not appropriate for its operations for economic or technological reasons, including, without limitation, signal interference; or if the Landlord fails to deliver to TerreStar a required executed memorandum of agreement or non-disturbance and attornment agreement . Additionally, Premises or Tenant Facilities are damaged, destroyed, condemned or transferred in lieu of condemnation, Tenant may elect to terminate this Agreement as of the date of the damage, destruction, condemnation or transfer in lieu of condemnation by giving notice to Landlord no more than forty-five (45) days following the date of such damage, destruction, condemnation or transfer in lieu of condemnation. If Tenant chooses not to terminate this Agreement, Rent shall be reduced or abated in proportion to the actual reduction or abatement of use of the Premises.

Proprietary & Confidential	13 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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Term and Rent Commencement:

The term of TerreStar’s tenancy shall commence upon the start of construction of the Tenant Facilities or twelve (12) months following the Effective Date of the agreement, whichever first occurs. Within fifteen (15) business days following the Term Commencement Date and on the first day of each month thereafter, Tenant shall pay to lessor the agreed upon rent. Rent for any fractional month at the beginning or at the end of the Term or Renewal Term shall be prorated.

Taxes

If personal property taxes are assessed, TerreStar shall pay any portion of such taxes directly attributable to the TerreStar’s equipment on the premises. Lessor shall pay all real property taxes, assessments and deferred taxes on the land; taxes assessed on lessor’s operations or net income, and pay a pro rata share of such tower operation expenses or real estate taxes.

Space to be Leased:

Tower Space: The tower space (or rooftop space) leased for the use of the antennas should match the dimensions of the antenna to be used at the site.

Ground Space (Leased Space): 12’X10’

The ground space leased should be: 12’X10’, this provides plenty of space for TerreStar’s initial and any future needs (See Appendix 6). In the event 12’X10’ is not available, Contractor is authorized to obtain a 6’X6’ space (at a minimum) for the footprint of TerreStar’s equipment cabinets (including applicable door swings) and adjacent equipment (power and telco/ethernet supply).

Lessor’s Right to Stack or Make Modifications:

TerreStar understands that at some sites ground space is limited, and the lessor may request the right to stack equipment over TerreStar’s equipment. If a condition of leasing the site is to allow equipment to be stacked over TerreStar’s equipment, or to stack TerreStar’s equipment over the equipment of an existing tenant, TerreStar’s Market Manager needs to be notified of such requirement during the application process and must have the right to reject the site, based on this requirement. If TerreStar proceeds with the lease for this site, TerreStar must have the right to review plans in advance and accept or reject the proposed location of the equipment. In no event may the proposed stacking or modifications impede TerreStar’s RF propagation pattern. In the event that a shelter is installed above TerreStar’s shelter, the landlord shall be solely responsible for all costs and expenses associated with obtaining any required permits in connection with such shelter installation, and shall ensure that such shelter installation complies with all applicable laws.

Lessor’s Right to Relocate TerreStar’s Equipment or the Tower:

The lessor should not have the right to relocate TerreStar’s equipment or the tower.

Proprietary & Confidential	14 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

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Reservation of structural capacity:

The lessor shall reserve structural capacity on the tower and site for all equipment described in the lease or SLA.

TerreStar’s Rights to Make Modifications:

If the subject modification is entirely within leased ground space and does not involve a frequency change (from the bandwidth described in the lease) then no consent should be required from the lessor, nor should notice to the lessor be required.

If the subject modification involves only a change in frequency from that specified in the lease, then no consent should be required from the lessor. However, notice to the lessor may be required, and an amendment of the lease to permit the new frequency usage may be required.

If the subject modification involves a “like-for-like, swap out” of antenna or other tower-mounted equipment with identical equipment or different equipment that does not materially increase tower loading, then no consent of lessor should be required. However, notice may be required to be given to the lessor and the lease may be required to be amended to permit the new equipment, (unless it is identical in all respects to the replaced equipment).

Conditional Leases:

Ideally, TerreStar should be able to obtain fully executed leases prior to performing all due diligence and obtaining all necessary consents, if appropriate conditions precedent clauses are added. In such cases TerreStar (or both parties) must have the right to terminate the license if the necessary approvals are not obtained by a specified time frame. Examples of such conditions precedent are zoning approval, landlord consent, and third party waiver of ROFR.

Site Access:

TerreStar should have the right to access the site on a 24/7/365 basis. TerreStar’s access rights may be subject to the terms of the ground lease, and may be non-exclusive. TERRESTAR should have a non-exclusive easement to use all parts of the site, that are not reserved exclusively for any other entities use, for construction access, inspection, maintenance and repair access, temporary materials staging during construction and repair, and other related uses. TerreStar should not have to give notice to the lessor before entering a site. If necessary, it is acceptable to agree to give notice (24 – 48 hours max.) to the lessor before TerreStar performs “elevated work” at a site but for no other reason.

Snow Removal:

The lessor should be obligated to keep the access way and site sufficiently clear of snow to permit access. Possible compromises include stating that the access must be sufficient for four wheel drive vehicles, that the clearing will only be done on request, or that the clearing will only be requested where TerreStar has a bona fide need to access the site immediately.

Zoning Approvals:

TerreStar will obtain all zoning approvals necessary to install its equipment. The imposition of special conditions to approval may be made subject to review and approval by lessor.

Proprietary & Confidential	15 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

Execution Copy

Representations and Warranties:

Ideally the lessor should represent and warrant that it holds good title to the site, and that it will assure that the site and tower comply with all applicable laws and regulations. If required, TerreStar may represent and warrant that it will maintain its equipment in good condition and will operate in accordance with all applicable law and regulation. As with all other provisions of this Leasing Guide, if Contractor has any questions about representations and warranties, Contractor should contact TerreStar’s legal counsel.

Installation of Equipment:

TerreStar shall have the right to install and modify its equipment, with no obligation to permit lessor to perform or bid on the installation work.

“Close-Out Documentation:”

It is acceptable to agree that TerreStar shall provide copies of “as-built” drawings, building permits and other customary “close-out” documentation to the lessor within thirty (30) days of completion of installation or modification of TerreStar’s equipment.

Subordination and Non-Disturbance Clauses:

If required, TerreStar may agree to subordinate its interest in a site to prior and future encumbrances of the lessor’s interest (a subordination agreement) provided that said encumbrances must agree that TerreStar’s’s possession will not be disturbed in the event of foreclosure so long as TerreStar is not in default under the lease (a non-disturbance agreement).

Ground Lease Provisions:

A copy of the ground lease (if any) must be provided; it should be an exhibit to the lease. It may be redacted to delete the amount of the rent or other confidential irrelevant information. The lease should provide that the lessor agrees to exercise all rights to renew the term of the ground lease for the duration of the lease term as may be renewed.

RF Interference:

The lease must provide that the lessor will cause any third party to eliminate any RF interference that its (subsequently commenced) use causes to TerreStar’s (previously commenced) use. TerreStar will agree not to cause RF interference with previously commenced uses at the subject site that are FCC licensed, and to cure any RF interference within seventy-two (72) hours of notice thereof, but will not agree not to interfere with any prior or subsequent uses that are not FCC licensed.

Payment Method:

By check or electronic transmittal payable to lessor on a monthly basis.

Proprietary & Confidential	16 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

Execution Copy

RF Exposure:

TerreStar will cooperate with the licensor and other site users to address non-compliance with FCC RF exposure limits.

Waiver of Landlord’s Lien:

The lessor should waive any rights to a landlord’s lien so that TerreStar’s property is unencumbered and may be used as collateral by TerreStar.

Indemnification Clauses:

Indemnity clauses must conform to TerreStarstandard clauses or be approved by TERRESTAR’s counsel.

Limitations of Liability (Waiver of Consequential Damages):

Both lessor and TerreStar should waive any right to collateral or punitive damages.

Insurance:

The insurance clauses in the lease must accurately reflec’s current coverages and limits, and otherwise be acceptable. A summary of TERRESTAR’s insurance will be provided.

Utilities:

Ideally the lease will represent that separately metered electricity is available at the site. TERRESTAR should not agree to pay any share of utility costs for service supplied to lessor or other carriers.

Casualty and Condemnation:

The lease should provide that the lessor shall repair any casualty damage to the site within ninety (90) days of the date of the casualty, and rebuild the site or replace the tower within one hundred eighty (180) days of the date of the casualty in the event the tower and/or the site is destroyed. During the repair period, the rent should abate, and TERRESTAR should be allowed, without charge, to install and operate a “cell on wheels” (C.O.W.), if conditions permit.

Default and Cure Periods:

The lessor must provide written notice and fifteen(15) day cure period before delinquent payment constitutes a default. There should be no cross default provisions. Lessor must provide written notice and sixty (60) day cure period (with additional time provided if reasonably needed and if the cure is commenced within said sixty(60) day period) before non-monetary breach constitutes a default

Environmental Provisions:

Ideally, the lease should require the lessor to provide to TerreStar copies of any Phase 1 ESA report that it possesses. The lease should provide that the lessor shall indemnify TerreStar against any liability or cost incurred due to environmental problems at the site unless caused by TerreStar or third parties not under the lessor’s control.

Proprietary & Confidential	17 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

Execution Copy

FCC Antenna Structure Registration:

The lease should state that the lessor shall provide a copy of the licensor’s FCC Form 854-R.

Governing Law, Jurisdiction:

The lease should provide that disputes will be litigated in the state where the site is located and that state’s law should be applied to determine the outcome.

Assignment Rights:

TerreStar must have the right to assign its interests in the lease to third parties without the consent of the lessor, at least with respect to transfers to its parent, subsidiaries, affiliates or successors of TerreStar’s business whether by merger, sale of assets or otherwise. Ideally TerreStar should be released from further liability upon making the assignment. This right should not be limited to affiliates of or successors to TerreStar. It is permissible to require notice of such assignments to be given to lessor.

Non-Disclosure Provisions:

The lease should provide that its content and existence should be kept confidential by both parties, with certain exceptions.

Compliance with Laws and Regulations

TerreStar’s operations are subject to more regulations than other cellular carriers. The satellite portion of TerreStar’s business brings State Department and Defense Department rules to bear on its operations. As a result, TerreStar requires that lessors agree to not only keep the site in conformance with all applicable, laws, rules and regulations and agree to reasonably cooperate with TerreStar regarding any compliance required by the TerreStar in respect to its use of the site. Lessor must also acknowledge that any products, software, and technical information provided under the lease are subject to U.S. export laws and regulations and any use or transfer of such products, software, and technical information must be authorized under those regulations. Lessor must agree that it will not use, distribute, transfer, or transmit the products, software, or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. TerreStar will agree to use the site as may be required or as permitted by applicable laws, rules and regulations, and to comply with U.S. export regulations, as well.

Proprietary & Confidential	18 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

Execution Copy

Appendix 1 - Document Execution Request Form

DOCUMENT EXECUTION REQUEST/BUSINESS SUMMARY

FOR LEASING DOCUMENTS

ORIGINATING MARKET:	DATE:

SITE NUMBER:	SITE NAME:

SITE ADDRESS:	LANDLORD:

Type of document (check one):

☐ Site Lease Agreement	☐ Lease Amendment	☐ Memorandum of lease
☐ TerreStar Tower Lease Form	☐ Access or utility easement	☐ Entry & testing agreement
☐ TerreStar Rooftop Lease Form	☐ Subordination agreement	☐ Other (please specify):
☐ TerreStar Ground Lease Form	☐ Landlord Lease Form

TYPE OF SITE:	TOTAL RENT
☐ Ground lease over $/month	$
☐ Ground/Tower lease (Collocation) over $/month	$
☐ Ground lease for additional ground space with a collocation, ground lease over $/month	$
☐ Ground lease for additional ground space with collocation; total site rent over $/month	$
☐ Building rooftop/TI lease over $/month	$
☐ Other:	$

Answer the following questions if applicable.

FINANCIAL ISSUES:
Any Additional Fees / Non Standard Consideration Required? Yes ☐ No ☐ (Describe):

Do we have TerreStar’s standard Waiver of Lessor’s Lien language? Yes ☐ No ☐ (If No, explain):

Do we have TerreStars standard Assignment and Subletting language? Yes ☐ No ☐ (If No, explain):

Initial and Renewal Terms satisfy minimum criteria? Yes ☐ No ☐ (If No, explain):

TerreStar has right to terminate anytime? Yes ☐ No ☐ (If No, explain):

Does Landlord have termination rights? Yes ☐ No ☐ (If Yes, explain):

Option Payment, if any? Yes ☐ No ☐	$

Revenue Share ☐ / Split ☐ (% and $ value) [None ☐] :

LL Consent Required Yes ☐ No ☐ ($ fee?):	$

Pre-Execution Due Diligence Complete? Yes ☐ No ☐ (If No, explain):

Due Diligence Checklist Attached? Yes ☐ No ☐ (If No, explain):

Ground Lease Auto Renewal? Yes ☐ No ☐ (If No, explain):

Leased Ground Space Area Size (s.f.)?:

Site Address:

Landlord’s Name:

Proprietary & Confidential	19 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

Execution Copy

Date of attached document:
Commencement/effective date?:
Anticipated on-air date?

CATEGORY			SITE DEMOGRAPHIC
☐ Quality	☐ Capacity	☐ Coverage	☐ Urban	☐ Suburban	☐ Rural

SUBJECT MATTER

1.	Briefly summarize the nature of the agreement so that the signatories have a basic understanding of the agreement:

2.	If applicable, briefly summarize any deviations from company standard forms (attach any necessary pages):

CONTRACTOR SIGNATURES

	Signature	Date
☐ Market Site Acquisition LeadŒ
☐ Market Manager
☐ PMO RepresentativeŽ
☐ Outside Counsel

Œ	Signature required on all Document Execution Requests/Business Summaries.
	Signature required on all Document Execution Requests/Business Summaries.
Ž	Signature required on Document Execution Requests/Business Summaries where rent exceeds market target by more than twenty percent (20%).
	By signing above, I certify that I have reviewed the attached document and I approve the document as to legal form (not required when American Tower, Crown Castle or other MLA partner is licensor).

TERRESTAR REQUIRED APPROVALS & SIGNATURES

Signature

Director of Site Development (Level 1 Approval)	Date	☐ Approved ☐ Denied ☐ Conditional
Conditions:

VP of Site Development (Level 2 Approval)	Date	☐ Approved ☐ Denied ☐ Conditional
Conditions:

TO BE COMPLETED BY THE ORIGINATOR

Originator certifies that all relevant supporting documents are attached. Please return the attached document to the originator.

Signed by Originator:

Date:

Print Name:	Title:

Proprietary & Confidential	20 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines

Execution Copy

Appendix 2 - Due Diligence Checklist

Leasing Due Diligence Checklist

Site Name:

Site Address:

Number:

Legal Description:

Landlord Name:

Ground Lease

	Yes	No	Comments
Underlying ground lease boundaries encompass the proposed equipment and shelter requirements	☐	☐
Underlying ground lease unexpired term is greater than or equal to ten (10) years	☐	☐	number of years remaining on ground lease term
Underlying ground lease does not allow landlord to terminate without cause	☐	☐
No landlord consent or right of first refusal (ROFO) exists	☐	☐
Landlord consent or ROFR exists, and notification or consent has occurred	☐	☐
Ground Lease Lessor is consistent with the title report	☐	☐	Name:
Additional landlord rights that may impact Company	☐	☐	List:

Title Report

	Yes	No	Comments
Title Report received and attached	☐	☐
current site owner(s) of fee simple title same as owner identified on ground lease	☐	☐	Name:
Easements, covenants or restrictions of record affecting access to the Site	☐	☐	List:
Mortgage on the site	☐	☐	Amount: $
Liens on the site (mechanics lien, material man’s liens, judgment liens, federal tax liens)	☐	☐	Amount: $
Unpaid Taxes on the Site	☐	☐	Amount: $
Bankruptcy affecting the Site	☐	☐
Title Report included in Lease Execution Package	☐	☐

Zoning
	Yes	No	Admin	Public Hearing	Comments
Zoning Required	☐	☐	☐	☐
Zoning Approval obtained	☐	☐	☐	☐

Proprietary & Confidential	21 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

Environmental

	Yes	No	Comments
Collocation Site: Phase 1 which has been performed within six (6) months	☐	☐	Phase 1 Completion Date:
Raw Land Site: Phase 1 has been performed by Contractor	☐	☐
Phase II is necessary	☐	☐
NEPA Checklist Completed or NEPA Compliant (as required)	☐	☐
Raw Land Site: Land Boundary Survey completed	☐	☐
Geotechnical Investigation Required	☐	☐	Date Performed:
Soil Resistivity Testing	☐	☐	Date Performed:
	☐	☐
Structural Analysis required by MLA	☐	☐	Date Performed:
Tower is compliant per verification of existing zoning/building permit.	☐	☐
No existing zoning/building permit was provided	☐	☐

☐	Per the Lessor’s provided documentation, the tower is structurally adequate for TerreStar’s proposed installation. (check one):

☐	Structural Waived

If Structural Waived, states basis:

☐	Structural Letter
☐	Structural Analysis

Miscellaneous

	Yes	No	N/A	Comments
2C/1A Certification in SMS	☐	☐	☐
Intermod Study Complete	☐	☐	☐
FAA Approval	☐	☐	☐
AM Pre-Screen Complete	☐	☐	☐	Date Completed:
AM De-Tuning Study Completed	☐	☐	☐

I hereby certify that the above information has been verified by performing the due diligence requirements set forth in the general services master agreement:

Contractor Representative Name:

Contractor Representative Signature:

Date:

Proprietary & Confidential	22 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

Appendix 3 – Title Review Memorandum

TERRESTAR NETWORKS TITLE REVIEW FORM

Region/Market:	Site ID:

Site Acquisition Coordinator:	Site Name:

Leasing Agent:

Site Acquisition Lead:

Title Company

Legal Reviewer:

Date of Title Report

Address:

County:

City:

APN:

Owner:

TerreStar Networks’s Lessor:

Interest:

Agreement Type:

LEASING MANAGER REVIEW: After review of the Title Report for this site, please take note of the following issues that may affect construction and/or use of the site.

1)

2)

3)

4)

5)

6)

7)

Leasing Manager’s Electronic Signature	(Date)

**** LEGAL REVIEW CONTINUED ON THE FOLLOWING PAGE ****

Proprietary & Confidential	23 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

LEGAL REVIEW: After review of the Title Report for this site, please take note of the following issues that may affect construction and/or use of the site.

1)

2)

3)

4)

5)

6)

7)

Attorney/Legal Reviewer’s Signature

Proprietary & Confidential	24 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Appendix 4 – Lease Guidelines Process Flow Chart

Proprietary & Confidential	25 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

Appendix 5 – Site Lease Alternate Lease Language Library

ALTERNATIVE LEASE LANGUAGE

AND

LEASING GUIDELINES

INTENDED FOR USE IN NEGOTIATION OF TERRESTAR

NETWORK SERVICES LEASES.

PROPRIETARY AND CONFIDENTIAL

The information contained herein is privileged and confidential and may not be used by any other parties without the express written consent of Terrestar Network Services.

Proprietary & Confidential	26 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

INTRODUCTION

Dear Site Acquisition Vendor:

    [***]

[***]

2. Landlord is a Trust:	[***]

[***]

[***]

[***]

[***]

Proprietary & Confidential	27 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

1.	Option to Lease.

[***]

[***]

Proprietary & Confidential	28 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

[***]

[***]

[***]

[***]

3.	TERM

1.	Sublease: [***]

[***]

[***]

Proprietary & Confidential	29 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

2.	Hold Over

[***]

[***]

[***]

Proprietary & Confidential	30 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

4.	RENT

1.	Annual Payment Schedule

[***]

[***]

2.	Holdover:

[***]

[***]

[***]

3.	Rent Escalation

[***]

[***]

[***]

[***]

Proprietary & Confidential	31 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

2.	Multiple Payees:

[***]

[***]

[***]

3.	Assignment of Rent:

[***]

[***]

Proprietary & Confidential	32 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

[***]

5.	Rent Deposit Applied to First Month’s Rent:

[***]

[***]

[***]

[***]

6.	Security Deposits:

[***]

[***]

[***]

[***]

Proprietary & Confidential	33 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

5.	USE

1. Use Subject to Applicable Law, Regulations and Ordinances: Revise the second sentence of Paragraph 5 so that the sentence reads as follows:

[***]

2. Landlord’s Reasonable Duty to Cooperate: Revise the second sentence of Paragraph 5 so that it reads as follows:

[***]

Proprietary & Confidential	34 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

6(a) FACILITIES

1.	Plan Approval:

[***]

[***]

[***]

[***]

2.	Compliance with Applicable Laws: [***]

[***]

6(b) UTILITIES

1.	Compensation for Electrical Services – Payment of Utilities:

Proprietary & Confidential	35 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

[***]

2.	Landlord Cooperation with Utility Easements

[***]

[***]

[***]

[***]

6(c) ACCESS TO THE PREMISES

1.	Access during normal business hours:

[***]

2.	An “emergency” can be defined as:

Proprietary & Confidential	36 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

3.	Access during normal business hours; off-hour telephone notice required:

[***]

4.	Card-Key Access:

[***]

5.	Security Check-In Required:

[***]

6.	Security Procedures: See also Additional Provisions: Site Rules and Regulations in Appendix 1.

[***]

7.	Prior Notice for After-Hour Access: [***]

[***]

Proprietary & Confidential	37 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

8.	List of Authorized Personnel Required:

[***]

6(d) ACCESS TO THE PROPERTY

1.	TerreStar Constructs Access Roadway:

[***]

2.	Maintenance of Access Road

[***]

[***]

3.	Relocation of Access Road:

[***]

[***]

Proprietary & Confidential	38 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

10. TERMINATION

1.	Extended Cure Period for Non-Monetary Default: [***]

[***]

2.	Early Termination Fees / Liquidated Damages: [***]

[***]

16.	WARRANTY OF TITLE AND QUIET ENJOYMENT

1.	Encumbrances and Restrictions of Record: [***]

[***]

[***]

[***]

Proprietary & Confidential	39 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

17. REPAIRS

1.	Tenant’s operations cause need for repair:

[***]

20.	MARKING AND LIGHTING

Overview

The FCC marking and lighting requirements (the Antenna Structure Registration Rules) are set forth in Part 17 of Title 47 in the Code of Federal Regulations. 47 C.F.R. §17.4.

Purpose:

1.	Ensure that the Landlord will fulfill any applicable FCC/FAA marking and lighting requirements on the Landlord-owned structures, including shifting responsibilities to the Landlord if TerreStar is erecting the tower and conveying to the Landlord.

2.	Protect TerreStar from FCC/FAA regulatory action upon the Landlord’s failure to properly mark and light the Property.

The Tenant Facilities

[***]

Building Agreements

[***]

[***]

[***]

[***]

Proprietary & Confidential	40 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

[***]

ADDITIONAL PROVISIONS

1.	[***]

[***]

[***]

[***]

[***]

[***]

Proprietary & Confidential	41 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

2.	[***]

[***]

_______________________________________________

3.	BUSINESS DAY

A “Business Day” is any day, Monday through Friday, excluding legal holidays, banking holidays in the county within which the Premises is located, or any day on which banking institutions are authorized by applicable law or executive order to close.

_______________________________________________

4.	ESTOPPEL CERTIFICATES: [***]

[***]

_______________________________________________

5.	MECHANICS’ AND MATERIALMANS’ LIENS

[***]

_______________________________________________

6.	NOT AN OFFER

[***]

_______________________________________________

7.	RELOCATION OF THE TENANT FACILITIES: [***]

Proprietary & Confidential	42 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Proprietary & Confidential	43 (43)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 5 Leasing Guidelines Appendix

Execution Copy

EXHIBIT C

ATTACHMENT 6

NEPA COMPLIANCE WORKSHEET

I.	Complete NEPA Land Use Checklist to Determine NEPA Applicability:

** For collocations, only screening for Category #4 is required. The remaining categories are generally excluded.

FCC Category	Source References (Agencies)	Initial Appropriate Box
		Potential Adverse Impact	No Adverse Impact	Collocation Agreement/ NPA Exclusion Applies

1. Designated Wilderness Areas

2. Designated Wildlife Preserve

3. Threatened or Endangered Species & Critical Habitats

4. Historic Places**

5. Indian Sites of Religious & Cultural Significant

6. Floodplain

7. Wetlands, Deforestation & Surface Waterways

8. High Intensity White Lights in Residential Neighborhoods

9. Human Exposure to Radiation in Excess of Applicable Safety Standards

10. Located Within 1 Mile of a National Scenic/Historic Trail

11. National Wild & Scenic Rivers

(For definitions of categories 1 – 8, see 47 CFR Ch. 1, Sec. 1.1307.)

Proprietary & Confidential	1 (3)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 6 NEPA Compliance Worksheet

Execution Copy

EXHIBIT C

ATTACHMENT 6

NEPA COMPLIANCE WORKSHEET

II.	Where NEPA compliance is required, determine appropriate due diligence and required documentation based on scope of work:

Scope of Work	Required Due Diligence

■ New or Replacement Tower

☐        Complete full NEPA report In accordance with FCC Regulations.

A replacement tower may qualify for an exclusion from SHPO/THPO review if:

☐        No “Substantial increase in the size of the tower” (see definition below);

☐        Expansion of the lease area is 30 feet or less in any direction; and

☐        Section 106/SHPO/THPO Review is completed on the existing tower if it was constructed after March 16, 2001.

■ Collocation On an Existing Tower

For Towers Built After March 16, 2001, Check For:

☐        Section 106/SHPO/THPO Review Completed;

☐        SHPO/THPO Finding of “no effect” or “no adverse effect;”

☐        No Substantial Increase in the Size of the Tower;

☐        No FCC Ruling of Effect on Historic Property; and

☐        No Written or Electronic Complaints.

**If all the above criteria are met, the collocation qualifies for an exclusion from SHPO/THPO review under the CA.

***In the event that a tower owner cannot produce NEPA documentation for an existing tower constructed after March 16, 2001, Bechtel CANNOT construct on the tower.

For Towers Built Before March 16, 2001, Check For:

☐        No Substantial Increase in the Size of the Tower;

☐        No FCC Ruling of Effect on a Historic Property;

☐        Site Not Subject to a Pending Environmental Review; and

☐        No Written or Electronic Complaints.

**If all of the above criteria are met, the collocation qualifies for an exclusion from SHPO/THPO review under the CA.

■ Collocation On a Building or Non-Tower Structure

For Building/Non-Tower Structures Check For:

☐        Building/Structure is not 45 years old, or older;

☐        Building/Structure is not in a historic district;

☐        The antenna is not visible from the ground level of a historic district where the antenna is on a structure within 250 feet of the boundary of the district;

Proprietary & Confidential	2 (3)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 6 NEPA Compliance Worksheet

Execution Copy

☐        Building/Structure is not a designated National Historic Landmark or listed in, or eligible for, listing in the National Register of Historic Places; and

☐        No written or electronic complaints.

**If all of the above criteria are met, the collocation qualifies for exclusion from SHPO/THPO review under the NPA.

Suitable Documentation for a Collocation Includes:	☐ Tower Owner Self-Certification Letter/Compliance Statement; ☐ Collocation Exemption Letter; or ☐ Section 106 Consultation Letter.

■ Modification

For Towers Built After March 16, 2001 Check For:	☐ Completed Section 106/SHPO/THPO review process and any associated environmental reviews required by the FCC; and ☐ No Substantial Increase in the Size of the Tower.

For Towers Built Before March 16, 2001 Check For:	☐ No Substantial Increase in the Size of the Tower. **If the above criteria are met, the modification qualifies for exclusion from SHPO/THPO review under the NPA.

Suitable Documentation for a Modification Includes:

☐        Growth Exemption Letter; or

☐        Carrier Self-Certification Letter Re: the Applicability of Section 106 Review to the Existing Modification; or

☐        Modification SHPO Self-screening questionnaire (in development)

“Substantial Increase in the size of the tower:”	☐ 10% or 20 foot rule; ☐ Four (4) cabinets or one (1) shelter rule; ☐ Appurtenance Rule; or ☐ Expansion of the lease area rule. (See Appendix A for further reference.)

Proprietary & Confidential	3 (3)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 6 NEPA Compliance Worksheet

Execution Copy

EXHIBIT C

ATTACHMENT 7

SITE TYPE MODEL DRAWINGS, STANDARDS AND SPECIFICATIONS

SMS REFERENCE NUMBERS

Site Type Model Drawings:

Site Type	Model Drawing Document No.	Revision
Co-Location Site	[***]-000-CL-SITE	0
Rooftop Site	[***]-000-RT-SITE	0
Feederless Site	[***]-000-FL-SITE	0
Raw Land Site	[***]-000-RL-SITE	0
Water Tank Site (also sometimes referred to in the Agreement as “Water Tower”)	[***]-000-WT-SITE	0
Flag Pole Site	[***]-000-FP-SITE, Sheet 03	0

Standards and Specifications:

Description	Document No.	Revision
Standard Notes, Symbols and Details	[***]-000-A3-EF-00001	0
Technical Specification for Facility Grounding of Base Transmission Sites	[***]-000-3PS-GET-00001	0
Technical Specifications for Site Survey	[***]-000-3PS-CY04-00001	0
Technical Specifications for Soil Boring and Geotechnical Investigation	[***]-000-3PS-CY05-00001	0
TerreStar Radio Frequency Cable Standards	TSN-ATC-3-POL-Radio_Frequency_Cable_Standards	1.3

Proprietary & Confidential	1	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 7 Site Model Drawings, Standards and Specifications SMS Reference Numbers

Execution Copy

EXHIBIT C

ATTACHMENT 8

RF SITE CONFIGURATION SHEET

RF - Site Design Form

Site Information
Site Number:		Site Name
Market:		Cluster:
Revision:

RNP Engineer:		RNP Engineer-Contact Tlf.:
Supervisor:		Supervisor- Contact Tlf.:

Date:

Location
Longitude:		Address:
Latitude:		City:
State:

Site Acquisition Company:

NODE B Design Information
Number of sectors:		Configuration:
Node B Type:		Cell Type:
Number of Node Bs:

Antenna/Feeders Design Information

	Sector A	Sector B	Sector C
Number of antennas
Antenna Type
Antenna Vendor
Horizontal Beamwidth
Gain
Diversity
Azimuth
Band
Mechanical Tilt
Electrical Tilt
Radiation Height from Ground

Number of Feeders

Proprietary & Confidential	1 (2)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 8 RF Site Configuration Sheet

Execution Copy

Feeder Type
Feeder Length
Number of jumpers (top&bottom)

Combiner Type
Mast Head Amplifier (MHA)

Comments and Change History
Sector A
Sector B
Sector C

Approvals - Signature and date
[***] RF:	Other:
TerreStar Networks Inc. RF:
Implementation:

Proprietary & Confidential	2 (2)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 8 RF Site Configuration Sheet

Execution Copy

EXHIBIT C

ATTACHMENT 9

BACKHAUL SITE CONFIGURATION SHEET

Backhaul Site Configuration Sheet

Site Information
Site ID Number:		Site Name
Market		Site Type (Remote, Hub, Relay)
Site Owner (TerreStar, Existing Site)

Site Contact Name		Site Contact Tlf.

Date:

Location
Longitude (W/E)		Address
Latitude (N/S)		City
Datum: WGS 84 ☐ Other ☐ Specify:		State

Backhaul Site Design Information
Is this a microwave backhaul site? Yes ☐ No ☐

If No, please list non-microwave site requirements: If Yes, please complete items below:

Tower Type: Monopole with Shelf ☐ Monopole with T-Boom ☐ Lattice Tower ☐ Guyed Tower ☐ Other ☐ Specify:

Total Tower Height (Feet above sea level)		Antenna Make, Model, and Size

Ground Elevation (Feet above sea level)	Actual ☐ Assumed ☐

Antenna Centerline Height (Feet above ground level)		Path Azimuth
Transmit Frequency (GHz)		Path Length (in km) (Optional)

Approvals - Signature and date
Backhaul Vendor:

TerreStar/TerreStar Designate Approval

Proprietary & Confidential	1	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 9 Backhaul Site Configuration Sheet

Execution Copy

EXHIBIT C

ATTACHMENT 10

FORM OF NOTICE TO PROCEED WITH CONSTRUCTION

NOTICE TO PROCEED

Date Issued:
Section I - Site Information:
Region:	Area:	Market:	Site Id:
Address:

Section II - Comments:

IN WITNESS WHEREOF, the undersigned, being duly authorized representatives of each Party, have acknowledged this Notice to Proceed with Construction with respect to the above referenced Site as of the Company SMS (Siterra) date stamp listed below.

TERRESTAR NETWORKS INC.
Company SMS Date Stamp:
By:
(Please Print Name)
Title:

CONTRACTOR:
By Vendor:
(Please Print Name)
Title:

Proprietary & Confidential	1	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 10 Notice to Proceed with Construction Form

Execution Copy

EXHIBIT C

ATTACHMENT 11

CONSTRUCTION COMPLETION CHECKLIST

Contractor:	TSN Site Inspector:

Site Name/Address:	Site Number:

Attribute Inspected in accordance with Subcontract including Specifications / Drawings HIGHLIGHTED ITEMS NOT IN RAN SCOPE	Yes	Punch list Item	N/A	Acceptable Y/N	Comments
1. ANTENNAS
Correct RF antennas installed/located (Model Number)
RF Antenna coated/painted as specified
RF Antenna - orientation to correct azimuth
- plumb
- height per RF data sheet
- minimum spacing
- down tilt per RF data sheet
- grounding as per specification
TMA/LNA/GPS located and installed per design
- Horizontal visibility for 180°@ 10° above surface or able to lock onto minimum 3 satellites
Correct MW antenna installed/located (Model Number)
MW Antenna - correct azimuth orientation (Backhaul Vendor)
- height per RF data sheet
- grounding per specification
- installed MW ice shield (if applicable)
All antennae hardware secure and tight
Allowance for antenna drainage

2. RF SURGE ARRESTORS (if applicable)
Installed/located in accord with Site Plans

3. CONNECTORS
Connectors are weather proofed as required
Coax to jumper connections per Design Criteria
Cable at connector does not have undue stress
Connectors are free from damage or distortion
Connectors tight/torqued, not cross threaded

4. COAX
Correct size, routing and length
Ground kits installed
- Grounded top, bottom and middle as specified
- At entry to cabinet/building entry

Proprietary & Confidential	1 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 11 Construction Completion Checklist

Execution Copy

EXHIBIT C

ATTACHMENT 11

CONSTRUCTION COMPLETION CHECKLIST

Contractor:	TSN Site Inspector:

Site Name/Address:	Site Number:

Attribute Inspected in accordance with Subcontract including Specifications / Drawings HIGHLIGHTED ITEMS NOT IN RAN SCOPE	Yes	Punch list Item	N/A	Acceptable Y/N	Comments
Free of kinks and dents
Bend radius acceptable
Drip loops and supports are installed
Support spacing (max3ft between vertical coax supports; 3ft horizontal) installed correctly
Coax hoist grip installed at top of run
Tie-wraps/stainless steel hardware installed correctly
Identification - color coding per specification
- tagging per specification
Protective Ice Bridge/Shield installed per design
Coax sweep test complete and acceptable

5. GROUNDING
Downward flow of Coax ground conductors into ground bar(s)
Ground conductors terminated with two-hole lugs
Tower grounding to site ground system per design
Equipment frame(s) grounded to ground system
Fuel tank/generator grounded to ground system as required
Ice bridge posts grounded to ground system
Site ground system per drawings
Ground wire bend radius correct? (minimum 8 inches)
Ground bars- size per design
- location per design
- hardware stainless steel
- anti-corrosive compound used
- grounding conductors not doubled on any ground bar location or bolt
All ground fields bonded
Coax Tray grounded correctly (no daisy-chaining)
Conduit grounding (for conduit greater than 3 inches dia.)
Equipment grounded as required
Fence grounding as per drawing
Water main ground - pipe clean
- correct clamp
All ground conductor lugs are two hole long barrel as required

Proprietary & Confidential	2 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 11 Construction Completion Checklist

Execution Copy

EXHIBIT C

ATTACHMENT 11

CONSTRUCTION COMPLETION CHECKLIST

Contractor:	TSN Site Inspector:

Site Name/Address:	Site Number:

	Attribute Inspected in accordance with Subcontract including Specifications / Drawings HIGHLIGHTED ITEMS NOT IN RAN SCOPE	Yes	Punch list Item	N/A	Acceptable Y/N	Comments
Lugs crimped per manufacturer requirements
Buried ground ring	- exothermic welds & acceptable
- test ports installed as required
- pictures submitted
Mast(s)	- grounded
- mechanical ground connections tight & acceptable
Ethernet/Fiber Grounding as required
Site Ground Resistance Test completed and acceptable

6. LABELING
Breakers labeled
Disconnect switch labeled
Meter pan labeled
BTS equipment labeled ([***])

7. FASTENERS
Lock washers installed
Conduit Tray splice plates
Correct Anchor bolts used
Equipment hold down bolts installed as required
Structural steel bolts	- tight
- full thread engagement
- washers installed
Conduit Tray hold down clips
Conduit clamps
Tray cover fasteners

8. HOUSEKEEPING
Site clean
Temporary structures removed

9. CONFIGURATION CONTROL
Drawings correct (redlined as-builts)
RFI/DCN work complete

10. SAFETY
Platform handrails installed as required
Platform Safety chain(s) installed as required
Fences/gates locked
Safety climb installed as required

Proprietary & Confidential	3 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 11 Construction Completion Checklist

Execution Copy

EXHIBIT C

ATTACHMENT 11

CONSTRUCTION COMPLETION CHECKLIST

Contractor:	TSN Site Inspector:

Site Name/Address:	Site Number:

	Attribute Inspected in accordance with Subcontract including Specifications / Drawings HIGHLIGHTED ITEMS NOT IN RAN SCOPE	Yes	Punch list Item	N/A	Acceptable Y/N	Comments
Equipment alarm circuits installed ([***])

11. UTILITIES
Electrical – installed to Demarc point
1	- test ports installed as required
- connections tight
- meter installed
- main service panel installed and grounded
- manual transfer switch installed and grounded (if applicable)
- minimum of 36 inches clearance in front of MTS/electrical service panels
- generator receptacle installed (Type/model #)
Backhaul installed (Backhaul Vendor)
Power/backhaul ready (Backhaul Vendor)
AC TVSS	- mounted correctly & energized
- connections tight
Alarm wiring and 66 block installed ([***])

12. TOWER
Foundation installed per site plans and design
Concrete Test Cylinders complete and acceptable
All tower and accessories galvanized
Step bolts installed
Construction complete and acceptable per design
Lighting/painted installed as required and per FAA specification
Lighting Alarm Installed as required
Height verified per design
Construction rigging (unloading/erecting) removed
Guy wiring tensioned correctly

13. CIVIL/SITE WORK
Access road constructed per site drawings & specifications
Concrete installation	- piers per design
- equipment pad per design
Penetrations sealed as required

Proprietary & Confidential	4 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 11 Construction Completion Checklist

Execution Copy

EXHIBIT C

ATTACHMENT 11

CONSTRUCTION COMPLETION CHECKLIST

Contractor:	TSN Site Inspector:

Site Name/Address:	Site Number:

Attribute Inspected in accordance with Subcontract including Specifications / Drawings HIGHLIGHTED ITEMS NOT IN RAN SCOPE	Yes	Punch list Item	N/A	Acceptable Y/N	Comments
Stone/fabric installed as required
Fence/gate(s) installed per site drawing & specifications
Site secured
Landscaping per drawings
Prior to concrete placement, re-bar and anchor bolts for tower and/or equipment foundation(s) were inspected.

14. SIGNAGE
No Trespassing sign installed (If Applicable)
Site ID and Name
Danger Keep Off sign installed (If Applicable)
FCC Call Sign installed
FCC Antenna Structure Registration Number identified
MPE Radiation/Warning Sign installed (If Applicable

15. MISCELLANEOUS
Generator/fuel tank installed as required

16. CONSTRUCTION DOCUMENTATION (IN SITERRA)
Tests and Inspections per Site Development SOW
Photographs per Site Development SOW

17. PUNCH LIST COMPLETE – NO OPEN ITEMS

Proprietary & Confidential	5 (5)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 11 Construction Completion Checklist

Execution Copy

EXHIBIT C

ATTACHMENT 12

SITE DEVELOPMENT DIVISION OF RESPONSIBILITIES

R – Responsible; I – Inform; C – Consulted; A- Approve

Role Descriptions		Company	Contractor
Planning
1.	• Complete Negotiation of MLAs with target tower companies	R	I
2.	• Develop design specifications, construction standards and acceptance criteria	R	I
Preliminary RF Engineering Design
3.	• Create Preliminary RF Design	R	I
4.	¡ Tune propagation model for terrain and clutter for each market under design
5.	¡ Use TerreStar Site design and configurations standards to guide all facets of RF design
6.	¡ Assign all Site ID’s as per national and local TerreStar RF Engineering requirements
7.	¡ Develop RF design to accomplish all objectives as outlined in market specific design criteria.
8.	¡ Track accomplishment of point of presence (POP) targets during design activity
9.	¡ Create proposed frequency plan for new Sites and any existing adjacent Sites
10.	¡ Maintain an open and two-way communications with local TerreStar RF Engineering teams to ensure alignment as the project progresses through all phases
11.	¡ Develop and provide Site Management System for design review activities
12.	¡ Develop and issue Search Rings to begin Site Candidate Information Package (SCIP) process
13.	¡ Provide all necessary documentation and support for RF Design Review
14.	• Preview Preliminary RF Design	R	I
15.	¡ Verify target number of Sites required
16.	¡ Verify target number of POP’s covered
17.	• RF Design Review	R
18.	• Approve RF Design	R
19.	• Finalize Plan of Record (POR)	R
20.	• Update Preliminary RF Design	R
21.	• Upload Site Information into SMS	R

1

Proprietary & Confidential	1 (7)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 12 Site Development Division of Responsibilities

Execution Copy

EXHIBIT C

ATTACHMENT 12

SITE DEVELOPMENT DIVISION OF RESPONSIBILITIES

R – Responsible; I – Inform; C – Consulted; A- Approve

Role Descriptions		Company	Contractor
22.	• Validate TerreStar financial systems with POR	R
23.	• Upload RF Tools	R
24.	• Search Rings Issued	R	I
25.	¡ Search rings, from Preliminary RF Design, issued to Site Acquisition
RF Engineering
26.	Upload into the SMS all RF deliverables	R
27.	• Conduct airport glide slope studies (TOWAIR)	I	R
28.	• Prepare and deliver all applicable regulatory filings including, but not limited to the following.	R	I
29.	¡ RF Exposure - Analysis and Signage (MPE)
30.	¡ FAA 7460-1FAA
31.	¡ ASRN application for FCC
32.	¡ Intermod study
33.	¡ Disturbance to AM Broadcast patterns
34.	• Posting of ASRN at Site	I	R
35.	• Submit and receive all applicable regulatory filings.	R	I/C
36.	• Issue Site type specific Notice To Proceed with Site Acquisition	R	I
37.	• Backhaul Design Review	R	I
38.	• If required, complete Microwave design for candidate Site. Such designs to be performed pursuant to a separate SOW and pricing.	R	I
39.	• Enter Primary Site Candidate RF data into SMS.	R	I
40.	• Generate RF Design Sheet as per Exhibit C, Attachment 8	R	I
41.	• Provide Test frequency coordination for model tuning drives	R
42.	• Support and attend zoning hearings as required - RF Support	R
43.	• Manage RF configuration control.	R	I
44.	• Deliver RF design in desired format to local TerreStar team prior to Site integration	R	I
Site Development (Site Acquisition and Design)
45.	• Generate Site Candidate Information Packages (SCIP) for all Search Ring Site candidates.	I	R
46.	• Score SCIPs based on Order of Magnitude (OOM ) cost, constructability, leasability, zonability	C	R
47.	• Score SCIPs based on backhaul availability and RF Criteria	R

2

Proprietary & Confidential	2 (7)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 12 Site Development Division of Responsibilities

Execution Copy

EXHIBIT C

ATTACHMENT 12

SITE DEVELOPMENT DIVISION OF RESPONSIBILITIES

R – Responsible; I – Inform; C – Consulted; A- Approve

Role Descriptions		Company	Contractor
48.	• Rank Candidates in order of preference (e.g., 1st, 2nd, 3rd choice)
49.	• Approve or reject Primary Site Candidate recommendation from Contractor	R	I/C
50.	• Update applicable TerreStar systems	I	R
51.	• Coordinate Design Visit with A&E\Construction\Others as necessary gather design input.	I	R
52.	• Coordinate all meetings and correspondence with landlord		R
53.	• Engage and manage Architectural and Engineering (A&E) Firm		R
54.	• Perform A/E tasks		R
55.	• Lease Agreement Signed	A	R
56.	¡ Completion of all necessary leasing documents as per TerreStar’ Standard Lease Agreement
57.	¡ Negotiate all terms and agreements as per TerreStar Cell Site Business Leasing Guidelines
58.	¡ Review all non-standard business terms and nonstandard legal terms with TerreStar Legal Department.
59.	¡ Coordinate all non-standard lease reviews with TerreStar Legal Departments.
60.	¡ Obtain all necessary signatures and initials from all parties.
61.	¡ Obtain completed and signed W9 forms
62.	¡ Ensure all lease exhibits, zoning drawings, photo renderings, and construction drawings have been reviewed and signed by the landlord (if required)
63.	¡ Ensure all forms have been completed and submitted to TerreStar Property Management for execution.
64.	• Provide Legal Review of Leases (if Required)	R
65.	• Zoning package submitted		R
66.	• Attend zoning hearings (if applicable)		R
67.	• Obtain zoning permit (approval)	I	R
68.	• Identify Expert Testimony for Zoning		R
69.	• Retain Expert Testimony for Zoning (if requested by TerreStar, Contractor will Retain Expert Testimony as per Exhibit C)	R
70.	• Identify local Legal Counsel for Zoning		R
71.	• Retain Legal Counsel for Zoning	R
72.	• Building permit package submitted		R
73.	• Obtain building permit		R

3

Proprietary & Confidential	3 (7)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 12 Site Development Division of Responsibilities

Execution Copy

EXHIBIT C

ATTACHMENT 12

SITE DEVELOPMENT DIVISION OF RESPONSIBILITIES

R – Responsible; I – Inform; C – Consulted; A- Approve

Role Descriptions		Company	Contractor
74.	• Site Acquisition Complete	A	R
75.	¡ Completes all work necessary to start construction which includes all necessary permits, filings, and legal documents to commence Site construction activities
76.	¡ All EH&S documentation completed
77.	¡ All pre-inspections have been completed or arranged
78.	¡ Coordinate meeting with landlord to verify construction start and to validate construction windows.
79.	¡ Verify any Site access restrictions with landlord
Site Construction
80.	• Issue NTP for Construction	R	I
81.	• Qualify and establish contracts with subcontractors.	C	R
Field Construction
82.	• Receive NTP from Site Acquisition team		R
83.	¡ Review NTP and ensure all required documentation is completed to start construction
84.	¡ Prepare bid packages for subcontractors
85.	¡ Award bids
86.	¡ Coordinate construction walk-down with subcontractors
87.	¡ Finalize construction schedule
88.	• Provide all necessary equipment and materials	I/C	R
89.	• Material Management and Warehousing (TerreStar responsibility for Warehousing in certain situations described in Exhibit C)	I/C	R
90.	• Site Interconnect - Backhaul Installation	R	I
91.	• Order BTS equipment	R
92.	• Update applicable TerreStar systems	I	R
Construction
93.	• Perform construction and construction management activities necessary to complete Site construction per permitted construction drawings and specifications (except for BTS and backhaul).		R
94.	• At the Site, take care, custody and control of all equipment and material up until such time as the Site is turned over to TerreStar through the acceptance process.		R
95.	• Coordinate the delivery of Site commercial power service.	I	R
96.	• Site Ready for Equipment Installation	I	R
97.	¡ All necessary construction work is completed to allow for BTS equipment installation	I	R

4

Proprietary & Confidential	4 (7)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 12 Site Development Division of Responsibilities

Execution Copy

EXHIBIT C

ATTACHMENT 12

SITE DEVELOPMENT DIVISION OF RESPONSIBILITIES

R – Responsible; I – Inform; C – Consulted; A- Approve

Role Descriptions		Company	Contractor
98.	¡ Site is secure and accessible	I	R
99.	¡ Commercial power has been delivered	I	R
100.	¡ Backhaul Operational	R
101.	¡ All overhead tower, antenna, and line work has been completed	I	R
102.	• Construction Complete		R
103.	¡ Complete all construction activities necessary to complete Site construction per permitted construction drawings and specifications (except for BTS and backhaul).
104.	¡ Obtain certificate of occupancy and other permits as required for construction of the Site.
105.	• Backhaul installed and operational	R	I
106.	• End to End Abis Install, Test, and Acceptance	R	I
107.	¡ Completion of cross-connects and wiring at the BTS and end-to-end testing from primary Site (BTS) through DACS, BSC and TerreStar switch.
BTS Equipment Installation
108.	• Complete Ready to Set (RTS) form in Company’s SMS	C	R
109.	• Verify Data Fill has been competed	R
110.	• Coordinate the scheduled delivery of BTS to Site	R
111.	• Install BTS equipment	R	I
112.	• BTS Equipment Installation Complete	R	I
113.	• Complete all stand-alone testing and commissioning as per manufactures specifications	R
114.	• Set all RF radio power output settings as per TerreStar’ RF design criteria.	R
115.	• Coordinate data fill download with Radio Integration Center (RIC)	R
116.	• Notification to TerreStar that tower construction is complete	I	R
117.	• Notification to FCC that tower construction is complete	R	I
BTS Integration and Optimization
118.	• BTS Integration to BSC	R	I
119.	¡ Integrate BTS to BSC
120.	¡ Complete remaining BTS equipment testing and commissioning.
121.	¡ Document and provide all necessary BTS installation, testing, and commissioning documentation to Bechtel.
122.	• Provide test script matrix	R
123.	• Integrate BTS to RF Network	R

5

Proprietary & Confidential	5 (7)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 12 Site Development Division of Responsibilities

Execution Copy

EXHIBIT C

ATTACHMENT 12

SITE DEVELOPMENT DIVISION OF RESPONSIBILITIES

R – Responsible; I – Inform; C – Consulted; A- Approve

Role Descriptions		Company	Contractor
124.	¡ Verify and complete all call-through test scripts
125.	¡ BTS is to be left “cell-barred” unless otherwise directed by local TerreStar RF performance Engineering.
126.	• Site Optimized and On-Air	R	I
127.	¡ Cell Site hand-off parameters have been verified.
128.	¡ Cell barring is lifted and BTS equipment is placed into commercial service.
129.	¡ TerreStar notifies Field Operations to complete Site acceptance.
130.	• Review Key Performance Indicators (KPI’s)	R
131.	¡ Local TerreStar RF Performance Engineers review Site KPI’s to ensure the Site is meeting RF performance and coverage objectives as outlined in PSD.
132.	• Perform pre-Site acceptance audit with BTS Vendor (if required)		R
133.	• Ensure all pre-Site punchlist items have been cleared and completed prior to TerreStar Final Site Acceptance.		R
134.	• Arrange a single final acceptance Site visit with the appropriate TerreStar personnel (i.e., Field Operations, Implementation and/or Vendor Quality Specialist); provided that additional Site visits may be required if there is noncompliance.	A	R
135.	• Turnover Package Complete	A	R
136.	¡ All closeout documents required as per TerreStar Specifications.
137.	• Final Site Acceptance	R/A	C
138.	¡ Complete New Site Build Vendor Quality Standards and Procedures for Documentation Turnover and Final Site Acceptance as per TerreStar’ Specifications.
Quality and Safety
139.	• Ensure all sub-contractors are working in a safe and orderly manner at all times and OSHA standards for safety are adhered to through the entire construction phase.		R
140.	• Ensure all sub-contractors conduct themselves in a polite and orderly manner at all times while working on the construction site.		R
141.	• All Sites are to be left clean and free of debris and garbage.		R
142.	Site Quality Control		R
143.	• Site Quality Assurance	R
Project Controls and Business Management
144.	• Provide construction and project management of the RAN Work.	I	R

6

Proprietary & Confidential	6 (7)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 12 Site Development Division of Responsibilities

Execution Copy

EXHIBIT C

ATTACHMENT 12

SITE DEVELOPMENT DIVISION OF RESPONSIBILITIES

R – Responsible; I – Inform; C – Consulted; A- Approve

Role Descriptions		Company	Contractor
145.	• Project management of Network vendor	R
146.	• Update the necessary TerreStar databases and systems, as outline in Exhibit C, for regular reporting cycles as mutually agreed upon between TerreStar and Bechtel.	I	R
147.	• Issue all necessary Market level reports. Reporting cycle and report content to be mutually agreed upon between TerreStar and Bechtel.	I	R
148.	• Issue all necessary National level reports. Reporting cycle and report content to be mutually agreed upon between TerreStar and Bechtel.	R	I
149.	• Issue weekly exception reports and monthly status reports to TerreStar indicating status against assigned deliverables and any known issues that could impact the project’s success.	R	I/C

7

Proprietary & Confidential	7 (7)	Bechtel Communications & TerreStar Networks
Exhibit C Attachment 12 Site Development Division of Responsibilities

Execution Copy

EXHIBIT D

ORDERING AND

INVOICING PROCESSES

Execution Copy

EXHIBIT D

ORDERING AND INVOICING PROCESSES

I.	Introduction

This Exhibit sets forth the processes and protocols associated with Company’s issuance of Purchase Orders and Contractor’s invoicing for the Work covered in the Agreement.

II.	Purchase Orders and Change Orders

A. In no event shall Contractor commence Work in the absence of a PO authorizing such Work; and in no event shall Contractor proceed with additional Work not covered by the original PO absent written authorization from Company pursuant to Section 23 of the Agreement. Such written authorization must describe the additional Work and the amount and terms of the compensation to be earned by Contractor for the additional Work.

B. Notwithstanding Section II.A of this Exhibit D, a change order (“Change Order”) will be issued by Company for additional Work pursuant to an agreed change request (“Change Request”), but is not required for the Work to proceed if Company has provided written authorization to Contractor in another form (e.g., email). The purpose of the Change Order is to formally change the amount and scope of the applicable PO, pursuant to the Change Request, to allow for the payment of invoices for the additional Work.

The Change Request, which will be substantially in the form of Exhibit K, must describe the additional Work and the change in the PO amount consistent with any prior written authorization, and must be signed by Authorized Representatives of both parties. A Change Order can change the amount and scope of one and only one PO. Multiple Change Orders may be issued for each PO during the Term.

In the event that the additional Work proceeds under written authorization (e.g., email) prior to the creation and approval of a Change Request, then as soon as possible after the written authorization is received by Contractor, and prior to Contractor’s submitting a Reconciliation Invoice for the applicable Work, a complete Change Request form, consistent with the written authorization, must be created and signed by an Authorized Representative of the Contractor. Approval of such Change Request and issuance of the Change Order will not be unreasonably withheld by Company.

C. In addition, (i) for Contractor to begin Site acquisition Work for any Site, Company must have issued a Site Acquisition Notice to Proceed for such Site and (ii) for Contractor to begin construction Work for any Site, Company must have issued a Notice to Proceed with Construction.

There are four types of POs contemplated under this Agreement each of which may require revisions via the Change Order process during the course of the Work:

Proprietary & Confidential	2 (7)	Bechtel Communications & TerreStar Networks
Exhibit E Service Level Agreement

Execution Copy

PO Type	Description
Milestone 1 (SCIP Package Submission) and 2 (Primary Candidate Identification)

Issued for each Market. One PO is issued per Market. This is not a Site-specific PO.

Covers all Work to be performed for Milestones 1 and 2 only in a Market.

The PO amount will be based on an estimate for the compensation for performing Milestone 1 and 2 Work for all Rings being issued in the Market.

Site Acquisition and Construction

Issued for each Site after Primary Candidate Identification and prior to Site Acquisition NTP.

Covers all Work and Materials (and associated Base Cell Site Unit Prices, Pass-Through Costs, Company Taxes, Mark-ups, and MSF) for a Site from Site Acquisition NTP to Construction Complete.

The PO amount will be based on Base Cell Site Unit Prices for the Site type and Market for the Site, as well as standard assumptions for Materials, Pass-Through Costs, Mark-ups, MSF, and other items per Exhibit F.

Materials for construction of a Site are to be ordered only after Company issues a Notice to Proceed with Construction for the Site and as close as possible to the actual time of need for construction. However, Materials may be ordered prior to the issuance of the Notice to Proceed with Construction, subject to written authorization by Company.

As the costs estimates are further refined at the end of the Site Acquisition process, this PO may be revised through the Change Order process, if required to ensure that the PO contains enough funds to cover Contractor charges through the Construction Complete Milestone. This PO must contain the Site ID.

PMO

Issued or revised quarterly for PMO Work for the ensuing three months.

The PO amount will be based on PMO staffing plan for the ensuing three months.

Covers estimated PMO Personnel Services Costs and associated business-related travel.

Proprietary & Confidential	3 (7)	Bechtel Communications & TerreStar Networks
Exhibit D Ordering and Invoicing Processes

Execution Copy

Special Materials Order

Issued as necessary and only in instances where, subject to Company approval, certain items (e.g., antennas) are ordered in large quantities and e arlier than Contractor would otherwise order them under a just-in-time ordering and delivery approach (e.g., to benefit from vendor volume discounts).

Covers estimated Materials charges and associated Mark-up.

III.	Invoices

Contractor shall submit invoices according to the timetables set forth in Section 12 of the Agreement substantially in the form shown in Attachment 1 to this Exhibit D.

Proprietary & Confidential	4 (7)	Bechtel Communications & TerreStar Networks
Exhibit D Ordering and Invoicing Processes

Execution Copy

EXHIBIT D

ATTACHMENT 1

Reconciliation Invoice Examples (amounts are for illustration only)

Invoice Section Header
Invoice Date	August 1, 2007
Invoice Number	BT-WB-00085-(XXXX)
Invoice Period	07-01-2007 through 07-31-2007
Market	National

PMO

Purchase Order Number	PO-TSN-0025	Invoice # BT-WB-00085-N

PMO Personnel	Monthly Rate			Number of Months	Amount
Program Director	$	[***	]	1	$	[***	]
Deployment Manager	$	[***	]	1	$	[***	]
Power/Backhaul Coordinator Mgr	$	[***	]	.5	$	[***	]
RAN Deployment Manager
RF & Core Design Manager
OSP Engineer
ISP Engineer
Business Manager	$	[***	]	.75	$	[***	]
Project Controls Manager
Senior Cost Engineer
Cost Engineer
Senior Scheduler
Scheduler
Project Controls Report Technician
Accounting Manager
Biller/Accountant	$	[***	]	.5	$	[***	]
Records Manager
RM Administrator
IT Manager
IT Engineer
Contract Administration Manager
Senior Contract Administrator
Contract Administrator
Procurement & Logistics Manager
Purchaser
Network Site Dev, Standards & Quality Mgr
Site Dev Standards Support
Facilities Standards Support
ES&H Manager
INVOICE TOTAL					$	[***	]

Proprietary & Confidential	5 (7)	Bechtel Communications & TerreStar Networks
Exhibit D Attachment 1

Execution Copy

Invoice Section Header
Invoice Date	August 1, 2007
Invoice Number	BT-WB-00085-(XXXX)
Invoice Period	07-01-2007 through 07-31-2007
Market	Baltimore – Washington

Purchase Order Number	PO-TSN-0001	Invoice BT-WB-00085-0001
Ring ID	R-011
Site Phase	Acquisition
Site Type	Co-Location (MLA with Admin Approval)

Line Item Name	Description	Amount
Milestone 1	SCIP Submittal	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
	SUB-TOTAL	$	[***	]

Purchase Order Number	PO-TSN-0001	Invoice BT-WB-00085-0001
Ring ID	R-022
Site Phase	Acquisition
Site Type	Water Tower

Line Item Name	Description	Amount
Milestone 1	SCIP Submittal	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Milestone 2	Primary Candidate Approval	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
	SUB-TOTAL	$	[***	]

Purchase Order Number	PO-TSN-0001	Invoice BT-WB-00085-0001
Ring ID	R-033
Site Phase	Acquisition
Site Type	Rooftop

Line Item Name	Description	Amount
Milestone 2	Primary Candidate Approval	$[***]
	[***]% Mgt Fee (MSF)	$[***]
SUB-TOTAL		$[***]
INVOICE TOTAL		$[***]

Purchase Order Number	PO-TSN-0059	Invoice BT-WB-00085-0002
Site ID	S-002
Site Phase	Acquisition
Site Type	Water Tower

Line Item Name	Description	Amount
Milestone 3	Lease Executed	$[***]
	[***]% Mgt Fee (MSF)	$[***]
Milestone 4	Site Acquisition Complete	$[***]
	[***]% Mgt Fee (MSF)	$[***]
	INVOICE TOTAL	$[***]

Proprietary & Confidential	6 (7)	Bechtel Communications & TerreStar Networks
Exhibit D Attachment 1

Execution Copy

Purchase Order Number	PO-TSN-0048	Invoice BT-WB-00085-0003
Site ID	S-003
Site Phase	Construction
Site Type	Co-Location

Line Item Name	Description	Amount
Milestone 5	Construction Start	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Materials	Antenna Kit	$	[***	]
	[***]% Mark-up	$	[***	]
	5% MD State Tax	$	[***	]
	2 1/2% Montgomery Co. Tax	$	[***	]
Landscaping	Plant 24 three inch trees	$	[***	]
	[***]% Mgt Fee	$	[***	]
Stealthing	Install False Chimney	$	[***	]
	[***]% Mgt Fee	$	[***	]
INVOICE TOTAL		$	[***	]

Purchase Order Number	PO-TSN-0037	Invoice BT-WB-00085-0004
Ring ID	R-055
Site Phase	Acquisition
Site Type	Raw Land
Site ID	S-053
Site Phase	Construction
Site Type	Raw Land (99’ or less)

Line Item Name	Description	Amount
Milestone 1	SCIP Submittal	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Milestone 1	SCIP Submittal	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Milestone 2	Primary Site Candidate	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Milestone 3	Lease Executed	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Milestone 4	Site Acquisition Complete	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Milestone 5	Construction Start	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Milestone 6	Construction Complete	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
Milestone 7	Site Accept/Documentation	$	[***	]
	[***]% Mgt Fee (MSF)	$	[***	]
INVOICE TOTAL		$	[***	]

TOTAL ALL INVOICES		$	[***	]
CREDIT FOR PRIOR MONTH ADVANCE PAYMENT		$	[***	]
DUE		$	[***	]

Proprietary & Confidential	7 (7)	Bechtel Communications & TerreStar Networks
Exhibit D Attachment 1

Execution Copy

EXHIBIT E

SERVICE

LEVEL AGREEMENT

Execution Copy

EXHIBIT E

1.	Introduction

During the Term, Contractor shall regularly measure its performance in satisfying each service level (each sometimes referred to herein as a “Service Level” or “SLA”) set forth in this Exhibit E.

2.	SLA Measurement

For each Market, at the end of each three (3) month period during the Term (each referred to herein as a “Measurement Period”), Contractor shall report to Company the results of its performance for each Service Metric set forth below against the corresponding Service Levels. Contractor must record any exceptions to a Service Level granted by Company and the version of the Throughput Model on which Contractor has based its Service Level calculation in, without limitation, the Service Level Tracking and Reporting instruments set forth in this Exhibit E.

Such reporting shall be in the form of the reports set forth in this Exhibit E. For purposes of this SLA, the first Measurement Period begins on the first day of Month 1. Month 1 begins December 1, 2007.

If Contractor fails to satisfy any Service Level two (2) or more consecutive times, such failure shall be deemed either an Event of Release from Exclusivity or an Event of Termination for Good Cause, depending on which Service Level as detailed in Section 3 of this Exhibit. In an Event of Release from Exclusivity, Company may use other contractors to perform the services covered by the relevant SLA in the Market where the failure occurred. In the event of Termination for Good Cause, Company may, in its sole discretion, terminate, immediately upon written notice to Contractor, all or a portion of the Work under this Agreement, without any penalty, as follows: (1) if the relevant SLA is either SLA Numbers 1, 2 or 3 as described in this Exhibit, Company may terminate all or a portion of the work from Ring Release to Site Acquisition Complete Milestone; or (2) if the relevant SLA is SLA Number 4 as described in this Exhibit, Company may terminate all or a portion of the Work from Construction Notice to Proceed to Site Acceptance. Underperformance in any Market and better than expected performance in any Market shall be netted in determining the basis of Termination for Good Cause such that, as measured as a whole for the Measurement Period, if the SLA has been satisfied no basis for Termination for Good Cause shall exist even if an Event of Release from Exclusivity has occurred in a Market entitling Company to utilize other contractors in that Market. Netting of performance shall be calculated by dividing actual performance for the service being measured across all Markets by targeted performance across all Markets, as set forth in the Throughput Model, for each Measurement Period. In any event of Termination for Good Cause, the Company’s sole and exclusive remedy shall be $[***] for each missed SLA upon which the Termination for Good Cause is based, up to a maximum of $[***].

If Contractor fails to satisfy any Service Level for any given Measurement Period, Contractor shall develop a work plan that (1) details the ways in which Contractor will remedy performance deficiencies and avoid repeat failures, (2) specifies a proposed course of action to make up for its underperformance in the applicable Measurement Period, and (3) provides a new proposed Throughput Model to reflect the impact of the Service Level failure in the affected Measurement Period on downstream Milestone targets in the Throughput Model. Contractor shall provide such plan within seven (7) days after the end of the affected Measurement Period. All changes to the Throughput Model shall be subject to Company’s prior written approval, not be unreasonably withheld or delayed.

The Company’s Site Management System (SMS) will be the system of record for recording the start and stop times for all Milestones.

3.	Service Levels

The following tables define the metrics and Service Levels which will be used to measure Contractor performance.

Proprietary & Confidential	2 (8)	Bechtel Communications & TerreStar Networks
Exhibit E Service Level Agreement

Execution Copy

Service Metric	Service Level	Qualifications

SLA 1. Total Number of SCIP Submission Milestones reached by Contractor

A metric targeting the timeliness of Contractor performance relative to providing to Company complete SCIPs. For purposes of this metric, completion of the SCIP Submission Milestone is defined as Contractor’s submittal to Company of the completed SCIPs as set forth in Section 3.3.1 of Exhibit C to the Agreement.

Contractor will guarantee that, by the end of each Measurement Period, at least [***] percent ([***]%) of the total number of SCIP Submission Milestones required during such Measurement Period are reached, as set forth in the then current Throughput Model (the “Throughput Model”) under “Search Ring SCIP Submission Milestone.”

If less than [***] percent ([***]%) of SCIP Submission Milestones are reached in each of two consecutive quarters, then an Event of Release from Exclusivity shall be deemed to have occurred.

If less than [***] percent ([***]%) of SCIP Milestones are reached in each of two consecutive quarters, then an Event of Termination for Good Cause shall be deemed to have occurred.

If a Ring contains a Site which Contractor believes is likely to be a primary candidate, yet confirmation of the Site’s availability and suitability will be materially delayed, AND such delay results in a material change to the Throughput Model then, subject to Company’s prior written approval, which shall not be unreasonably withheld, and after written request from Contractor, the Ring will be designated as a “Difficult Ring” and will not be counted toward this SLA calculation.

Events resulting in a Difficult Ring may include, as applicable, unusual jurisdictional or landlord related issues, the occurrence of events set forth in Section 23 of the Agreement or changes in the assumptions set forth in Section 4 below to this Exhibit E.

Following written request from Contractor to designate a Ring as a “Difficult Ring”, Company will either (a) accept a reduced Service Level for the Measurement Period in which the Difficult Ring has been identified, (b) request Contractor to revise the Throughput Model solely to reflect reasonably required adjustments for the affected Measurement Period(s) and then measure Contractor’s performance based on the revised Throughput Model, or (c) both of the activities in clause (a) and (b). All such revisions shall be subject to Company’s prior written approval, which shall not be unreasonably withheld.

Proprietary & Confidential	3 (8)	Bechtel Communications & TerreStar Networks
Exhibit E Service Level Agreement

Execution Copy

SLA 2. Turnaround Time for Primary Site Candidate Scoring and Recommendations.

A metric targeting the timeliness of Contractor performance relative to recommending to Company, based on ranking and scoring process, a suitable candidate for a wireless facility that meets all necessary threshold requirements for the construction of a Site, including requirements pertaining to RF criteria, availability for backhaul, and factors related to leasing, zoning, and construction (cost and time). For purposes of this metric, completion of Primary Site Candidate Scoring and Recommendations is defined as Contractor’s submittal to Company of the ranking documentation set forth in Section 3.3.2 of Exhibit C to the Agreement.

Contractor guarantees that at least [***] percent ([***]%) of Primary Site Candidate Scoring and Recommendations in any Measurement Period will be completed within eight (8) Business Days of submission of the required number of SCIPs for each Search Ring (e.g., if three SCIPS are required for a Ring, the eight (8) Business Days will commence when the third SCIP is uploaded into Company’s SMS; if two SCIPs are required, the eight (8) Business Day period will commence when the second SCIP is uploaded). The end of the eight day period for any Ring will be recorded when the scoring and recommendation form is uploaded into SMS.

In the event that this [***] percent ([***]%) SLA is not reached in any two consecutive quarters, an Event of Release from Exclusivity shall have occurred.

In the event that less than [***] percent ([***]%) of Primary Candidate Scoring and Recommendations are not performed within eight (8) Business Days in any two consecutive Measurement Periods, then an Event of Termination for Good Cause shall be deemed to have occurred.

Where Contractor can show that a Network Vendor did not complete its scoring properly on time and such delay caused Contractor’s Primary Candidate Scoring and Recommendation to be delayed beyond eight (8) Business Days, then that Ring/Site shall not be counted as a miss against this SLA.

Additional events that may result in adjustment to the timing may include, as applicable, the occurrence of events set forth in Section 23 of the Agreement or changes in the assumptions set forth in Section 4 below to this Exhibit E.

Proprietary & Confidential	4 (8)	Bechtel Communications & TerreStar Networks
Exhibit E Service Level Agreement

Execution Copy

SLA 3. Total Number of Sites for which Contractor has reached Site Acquisition Complete Milestone

A metric targeting the timeliness of Contractor performance relative to the execution and completion of all Site acquisition activities for a particular Site. For purposes of this metric, completion of Site Acquisition is defined as Contractor’s submittal to Company of the documentation applicable to the Site Acquisition Complete Milestone as set forth in Sections 3.5 through 13 of Exhibit C to the Agreement.

Contractor guarantees that, by the end of each Measurement Period, at least [***] percent ([***]%) of the total number of Site Acquisition Milestones, as defined herein, required during such Measurement Period will be reached, as set forth in the then current Throughput Model under “Site Acq. Complete”.

In the event that less than [***] percent ([***]%) of Site Acquisition Milestones are reached in each of any two consecutive measurement periods, an Event of Release from shall be deemed to have occurred.

In the event that less than [***] percent ([***]%) of Site Acquisition Milestones are reached in any two consecutive measurement periods, an Event of Termination for Good Cause shall be deemed to have occurred.

The Parties agree that following Company’s issuance of a Notice to Proceed with Site Acquisition, certain Sites may be deemed to be “Difficult to Acquire.” The criteria for designating a Site as “Difficult To Acquire” is a Site that is difficult to acquire due to circumstances beyond Contractor or Company reasonable control (e.g., where governmental approvals are expected but are delayed, or zoning approvals are delayed) that were not otherwise earlier ascertainable in Contractor’s Site selection process. Additional events that may, as applicable, result in a Site as Difficult To Acquire may include unusual jurisdictional or landlord related issues, the occurrence of events set forth in Section 23 of the Agreement or changes in the assumptions set forth in Section 4 below to this Exhibit E.

Contractor must provide to Company written notice of Sites it deems as “Difficult To Acquire” within a reasonable amount of time after identifying potential problems and delays, along with a detailed explanation of the foregoing.

Following such notice, Company will either (a) accept a reduced Service Level for the Measurement Period in which the Difficult To Acquire Site has been identified, (b) request Contractor to revise the Throughput Model solely to reflect reasonably required adjustments for the affected Measurement Period(s) and then measure Contractor’s performance based on the revised Throughput Model, or (c) both of the activities in clause (a) and (b). All such revisions shall be subject to Company’s prior written approval, which shall not be unreasonably withheld.

Proprietary & Confidential	5 (8)	Bechtel Communications & TerreStar Networks
Exhibit E Service Level Agreement

Execution Copy

SLA 4. Total Number of Sites for which Contractor has completed the Ready to Set Equipment Milestone

A metric targeting the timeliness of Contractor performance relative to the execution and completion of all construction activities for a particular Site. For purposes of this metric, completion of Ready to Set Equipment Milestone is defined as Contractor’s fulfillment of all Ready to Set requirements as set forth in Section 15.1 of Exhibit C to the Agreement.

Contractor guarantees that, by the end of each Measurement Period, at least [***] percent ([***]%) of the total number of Ready to Set Equipment. Milestones required during such Measurement Period are reached.

In the event that less than [***] percent ([***]%) of targeted Ready to Set Equipment Milestones are reached in any two consecutive quarters, an event of Release from Exclusivity shall be deemed to have occurred.

In the event that less than [***] percent ([***]%) of targeted Ready to Set Equipment Milestones are reached in any two consecutive quarters, and event of Termination for Good Cause shall be deemed to have occurred.

Events resulting in an adjustment to the Ready to Set Equipment Milestones may include but are not limited to, as applicable, jurisdictional or landlord issues, or public utility delays, or the occurrence of events set forth in Section 23 of the Agreement, or changes in the assumptions set forth in Section 4 below to this Exhibit E.

4.	Assumptions

During the Term, the factors set forth below shall form the basis for the Throughput Model. To the extent the factors materially change, the Throughput Model shall be adjusted subject to written approval by Company, which shall not be unreasonably withheld. To effect a change to the Throughput Model, Contractor shall submit a written request to Company stating the reason for the change along with supporting documentation and a draft of the new Throughput Model that would result from the change. Company will review the request and either approve or deny the request for the change in writing. To the extent that the change requires any changes in PO amounts, a change request must be initiated by Contractor in accordance to Section 23 of the Agreement.

Factors that may form the basis of changes to the Throughput Model and the Rolling Cash Flow Projection are:

•	Timing of the issuance of Search Rings and additional Search Rings beyond the Search Rings assumed in the initial Throughput Model

•	Site type ratios

•	More than 10 percent of Search Rings redesigned due to reasons other than Contractor’s deficient performance

•

Completion by Company and Network Vendor of respective areas of responsibility within the timeframes necessary to support the Throughput Model, particularly SCIP ranking, RF and Backhaul Configuration Sheets, Site Acquisition NTP, Construction NTP, and PO Issuance

•	Force Majeure events/Excusable Delay

•	Changes in build schedules and plans on the part of Company

Form of Service Level Tracking and Reporting

Proprietary & Confidential	6 (8)	Bechtel Communications & TerreStar Networks
Exhibit E Service Level Agreement

Execution Copy

SLA 1 – SCIP Submittal Milestones

1	2	3	4	5
Measurement Period	Total number of SCIP Submittal Milestones targeted in the current Throughput Model during the Measurement Period	Total number of SCIP Submittal Milestones reached during Measurement Period	Service Level Calculation	Throughput Model version number. Do any Company-approved exceptions apply? If so, describe in detail.
[e.g., Month 1–Month 3]

Service Level Calculation per Measurement Period= amount in Column 3 divided by amount in Column 2

SLA 2 – Primary Site Candidate Consolidated Scoring and Recommendation

1	2	3	4	5
Measurement Period	Number of Primary Candidate Consolidated Scoring and Recommendations completed during the Measurement Period.	Number of Primary Candidate Consolidated Scoring and Recommendations completed within the 8 day target during the Measurement Period	Service Level Calculation	Throughput Model version number. Do any Company-approved exceptions apply? If so, describe in detail

Service Level Calculation per Measurement Period= amount in Column 3 divided by amount in Column 2

SLA 3 – Site Acquisition Complete

1	2	3	4	5
Measurement Period	Total number of Site Acquisition Milestones targeted from the current Throughput Model during the Measurement Period	Total number of Site Acquisition Complete Milestones reached during Measurement Period	Service Level Calculation	Throughput Model version number. Do any Company-approved exceptions apply? If so, describe in detail

Service Level Calculation per Measurement Period= amount in Column 3 divided by amount in Column 2

SLA 4 – Ready To Set Equipment

1	2	3	4	5
Measurement Period	Total number of Ready To Set Equipment Milestones targeted from the current throughput model during the Measurement Period	Total number of Ready To Set Milestones reached during Measurement Period	Service Level Calculation	Throughput Model version number. Do any Company-approved exceptions apply? If so, describe in detail

Service Level Calculation per Measurement Period= amount in Column 3 divided by amount in Column 2

Form of Service Level Tracking and Reporting (cont’d)

SLA Performance Tracking Sheet

Proprietary & Confidential	7 (8)	Bechtel Communications & TerreStar Networks
Exhibit E Service Level Agreement

Execution Copy

SLA	Month 1- Month 3	Month 4- Month 6	Month 7- Month 9	Month 10- Month 12	Month 13- Month 15	Month 16- Month 18	Month 19- Month 21	Month 22- Month 24
SLA 1 SCIP Submittal Milestones

SLA 2 Primary Site Candidate Consolidated Scoring and Recommendations within eight business days of SCIP Submittal

SLA 3 Site Acquisition Complete Milestones

SLA 4 Ready To Set Equipment Milestones

Proprietary & Confidential	8 (8)	Bechtel Communications & TerreStar Networks
Exhibit E Service Level Agreement

Execution Copy

EXHIBIT F

PRICING

Execution Copy

EXHIBIT F

PRICING

PRICING

1.1	PMO Service Fees.

1.1.1	PMO Services Personnel Costs. During the Term of this Agreement, Contractor shall perform the PMO services, as set forth in Exhibit B utilizing the fixed monthly per person fees (“Rates”), set forth on Attachment 1 of this Exhibit F (Pricing) (“PMO Rate Card”). All Rates are inclusive of overtime and other labor related costs listed on Attachment 1 of this Exhibit F. PMO services personnel costs (“PMO Services Personnel Costs”) shall equal the applicable Rate for each person engaged in the Work provided hereunder, multiplied by the number of months actually assigned to the PMO plus the costs of part-time PMO personnel and pro-rata costs for first and last month full time PMO personnel. For part time PMO personnel who work less than a full month, the applicable monthly Rate shall be divided by [***] and multiplied by the number of hours worked in that month. For full time PMO personnel, the first and last month costs shall be based on a pro-rata calculation of the PMO Rate using the same method.

1.1.2	Travel Costs and Expenses. Contractor may separately invoice Company for project-related business travel outside of a fifty (50) mile radius of Contractor’s Frederick, Maryland, office on a pass-through basis without mark-up. All travel costs will be actual and reasonable expenses based on Company policies and, in the case of air travel, economy class travel unless otherwise specifically approved in advance by Company.

1.1.3	PMO Level of Effort Scoping. Contractor and Company shall meet once every three (3) months and agree on the scope of services and staffing levels required for the next three (3) months of PMO Services. The Parties may meet more frequently to adjust the agreed upon staffing levels, if the level of effort required to perform the PMO Services materially changes. Company shall not be responsible for the payment of PMO Services Personnel Costs for more than the number of personnel authorized by Company at any time (or, if fewer, the number actually engaged in the Work) in each Rate category. Additional positions and associated Rates may be added based on written mutual agreement of the Parties.

Proprietary & Confidential	2 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Pricing

Execution Copy

1.2	RAN Management and Deployment & Management Service Fees.

1.2.1	Base Cell Site Unit Pricing. During the Term of this Agreement, Contractor shall perform the RAN Management and Deployment Services on the basis of fixed unit prices per Site type and scope, by market as set forth in Attachment 2 of this Exhibit F (Base Cell Site Unit Prices). Base Cell Site Unit Prices are inclusive of costs for Site acquisition services; engineering; construction; subcontractor costs; Consumables, and other direct costs related to the Work, including office space and equipment, project-related business travel, builder’s risk and other Contractor insurance; but excludes the cost of Materials (other than Consumables), Pass-Through Costs, Taxes to the extent payable by Company pursuant to Section 13 of the Agreement, and other site-specific additions, deletions and/or modifications as set forth in Attachment 4 of this Exhibit F.

1.2.2	Services Not Covered by Base Cell Site Unit Prices. Contractor shall perform services related to RAN Management and Deployment that are not covered under the Base Cell Site Unit Pricing. Such items generally fall into four categories: (1) Work for which prices have been agreed to and are set forth in Attachment 5 to this Exhibit F (such as additional SCIP packages); (2) Fixed fee services for which a pricing and exact scope will be mutually agreed upon by the Parties at the time the service is required (e.g., with respect to the optional items described in Exhibit F, Attachment 4); (3) Work priced at an hourly rate as set forth in Attachment 3 to this Exhibit F; and (4) as otherwise mutually agreed between the Parties. In addition, when Services are performed that are not covered by Base Cell Site Unit Prices, compensation may be earned by Contractor for Materials purchased and Pass-Through Costs incurred in the performance of the Work. A three percent mark-up applies to all such Work not covered by Base Cell Site Unit Prices.

1.2.3	Management Service Fee. In addition to the Base Cell Site Unit Prices set forth in Attachment 2 of this Exhibit F, Company shall pay Contractor an additional Management Service Fee (“MSF”) equal to [***] percent ([***]%) of the Milestone payment as set forth in Attachment 2 of this Exhibit F. This [***]% MSF also applies to any service described in Section 1.2.2. above. The MSF does not apply to any other Fees or costs of any kind, including but not limited to Materials, third party fees, Markups, Pass-Through Costs , Company Taxes, and PMO Services Personnel Costs .

Proprietary & Confidential	3 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Pricing

Execution Copy

1.2.4	Materials. Company shall reimburse Contractor for the costs of any Material purchased pursuant to Section 2.6 of this Agreement, and the freight cost of such. Contractor shall fully document and substantiate the actual cost of all Materials for each Market and Site, and such documentation shall be submitted to Company as part of the Invoice detail, together with a copy of all relevant orders, supplier invoices, and/or receipt(s) evidencing that the Materials costs were actually incurred. Items listed as “Consumables” in Exhibit C are included in the Base Cell Site Unit Price

1.2.5	Materials Mark-Up. In addition to reimbursing Contractor for the actual costs of Materials, Company shall pay Contractor a mark-up equal to [***] percent ([***]%) of such Materials costs (“Mark-up”). This fee does not apply to any other fees or costs of any kind.

1.2.6	Pass-Through Costs. Company shall reimburse Contractor for the following third party costs, if incurred by Contractor, in its performance of the Work: jurisdictional/zoning fees, application fees, site landlord fees, MLA fees, permits, outside legal services, special inspection fees, tower and site management company fees, and similar items as set forth in Attachment 4 of this Exhibit F (“Pass-Through Costs”). Pass-Through Costs shall be paid by the Company at Contractor’s actual cost without markup of any kind. All Pass-Through Costs shall be fully documented and substantiated by Contractor for each Site, which shall be invoiced per Exhibit D, together with a copy of the relevant orders invoices and/or receipt(s) evidencing that the Pass-Through Costs were actually incurred.

1.2.7	Hourly Rates. In the event that a task outside the scope of either the Base Cell Site Unit Prices or other pre-agreed pricing needs to be performed, and the Parties cannot agree on a fixed fee in time to prevent a delay in the work being performed, Company may direct Contractor to perform the work on a time and materials basis, using the rates set forth in Attachment 3 to this Exhibit F.

1.2.8	Assumptions. The Base Cell Site Unit Prices shall be applied regardless of actual volume of Rings awarded or Sites built, actual Site type ratios, or timing of Ring release, subject to the condition that Company has released for construction all the Sites set forth in the original target Throughput Model within twenty-four (24) months from the Effective Date. For Raw Land Sites, Base Cell Site Unit Prices shall be applied regardless of whether the Site is on a wooded or non-wooded lot, and regardless of whether the water table is above or below the foundation.

Proprietary & Confidential	4 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Pricing

Execution Copy

1.2.9	Supplemental Unit Prices. Rates for supplemental units of Work and additional tasks for selected items (“Supplemental Unit Prices”) are set forth in Attachment 5 to this Exhibit F.

1.2.10	Consumables. Consumables (as defined in Exhibit C) are included in the Base Cell Site Unit Prices.

1.3	Other Costs and Fees. Except as otherwise set forth in the Agreement, Contractor shall not be entitled to invoice Company for, or otherwise seek payment from Company for any charges, costs or expenses that are not provided for in this Exhibit F. Any fees set forth in any Purchase Orders, Change Orders or amendments under the Agreement shall at all times comply with the terms of this Exhibit F.

1.4	Taxes. Company shall reimburse Contractor for Company Taxes incurred by Contractor in the performance of the Work as set forth in Section 13 of the Agreement. Each such Company Tax must be clearly shown on a separate line item on the invoice submitted by Contractor, with a reference to the item on which the tax applies.

2.	PAYMENT MILESTONES

2.1	Payments for Base Cell Site Unit Prices will be made according to the following schedule. Actual dollar amounts of payments, by Site type and Market, are included in Attachment 2 to this Exhibit F.

Site Acquisition

Milestone	Percentage of Site Acquisition Base Cell Site Unit Price
1 - *SCIP Packages Submitted	[***	]%*
2 - Primary Candidate Identification	[***	]%
3 - Lease Signed	[***	]%
4 - Site Acquisition Completed	[***	]%

[***]

Proprietary & Confidential	5 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Pricing

Execution Copy

[***]

Construction

Milestone	Percentage of Construction Base Cell Site Unit Price
5 - Construction Start	[	***]%
6 - Construction Complete	[	***]%
7 - Site Acceptance	[	***]%

Proprietary & Confidential	6 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Pricing

Execution Copy

EXHIBIT F

ATTACHMENT 1

PMO RATE CARD

Classification of PMO Personnel	Monthly Rate
Program Director	$	[***	]

Deployment Manager/Deputy PD	$	[***	]
Power/Backhaul Coordination Mgr	$	[***	]
RAN Deployment Manger	$	[***	]
RF and Core Design Mgr	$	[***	]
Outside Plant Engineer (OSP)	$	[***	]
Inside Plant Engineer (ISP)	$	[***	]

Business Manager	$	[***	]
Project Controls Manager	$	[***	]
-Senior Cost Engineer	$	[***	]
-Cost Engineer	$	[***	]
-Senior Scheduler	$	[***	]
-Scheduler	$	[***	]
-Project Controls Report Technician	$	[***	]

Accounting Manager	$	[***	]
-Biller/Accountant	$	[***	]

Records Manager	$	[***	]
-Records Technician Administrator	$	[***	]

IT Manager	$	[***	]
-IT Engineer	$	[***	]

Contract Administration Manager	$	[***	]
Senior Contract Administrator	$	[***	]
Contract Administrator	$	[***	]

Procurement & Logistics Manager	$	[***	]
Purchaser	$	[***	]

Network Site Development, Standards & Quality Manager	$	[***	]
Site Development Standards Support	$	[***	]
Facilities Standards Support	$	[***	]

ES&H Manager	$	[***	]

Proprietary & Confidential	7 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 1 PMO Rate Card

Execution Copy

The above Rates include, without limitation, the following:

i.	Salaries and payroll-related costs such as payroll taxes, social insurance, allowances for holidays; paid time off and other paid absences; retirement benefits; premiums for unemployment, worker’s compensation, and employer liability insurance; and corporate overheads

ii.	Living and subsistence allowances for temporarily or permanently relocated staff, including settling-in, field assignment, and office assignment uplifts;

iii.	Facilities costs only for Contractor’s Frederick, Maryland, permanent office and costs for office materials, postage, equipment and supplies used or consumed in the performance of the Services;

iv.	Costs of project vehicles including attendant costs for the operation, maintenance and repair of such vehicles;

v.	Costs for communication expenses, including telephone and courier services;

vi.	Local business fees and licenses required to do business by Contractor;

vii.	All overhead of Contractor; and

viii.	Automation-related costs.

Proprietary & Confidential	8 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 1 PMO Rate Card

Execution Copy

Exhibit F Attachment 2

Note: MSF = Management Service Fee @ [***] of Milestone Payment

I. SITE ACQUISITION

[***] [The table included on this Attachment 2 has been omitted and filed separately with the Commission.]

Proprietary & Confidential	9 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 2 Base Cell Site Unit Prices

Execution Copy

EXHIBIT F

ATTACHMENT 3

HOURLY RATES

SKILL TYPE	HOURLY RATE
Field Coordinator	$	[***	]
Crew Leader	$	[***	]
Tower Climber lead (ANRITSU Certified)	$	[***	]
Certified Tower Climber (Non- ANRITSU certified)	$	[***	]
Non-skilled laborer	$	[***	]

The following items are included in these rates:

1.	Base salary and payroll adds, benefits

2.	Small tools and consumables

3.	Vehicles

4.	Small equipment such as hoists, benders, etc.

5.	Sweep test equipment or other test equipment

6.	Safety equipment, e.g., required climbing gear

Note: The foregoing rates may not necessarily apply with respect to disaster recovery work, to the extent that the costs above are materially affected by such event.

Proprietary & Confidential	10 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 3 Hourly Rates

Execution Copy

EXHIBIT F

ATTACHMENT 4

PRICING CATEGORIZATION**

PRICING CATEGORY
Task or Item	Covered in Base Cell Site Unit Price	Optional Items (excluded from Base Cell Site Unit Price or as a Pass-Through Costs)	Pass-Through Costs to Company (excluded from Base Cell Site Unit Price and Optional Items)	Comments
Project Management

all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Site Selection

Site ID - additional SCIP		X		Supplemental Unit Price in Exhibit F, Attachment 5

Fees and/or Incentives to obtain Entry & Testing agreement			X	Pass-Through (w/out mark-up)

all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Site Acquisition

Pay all application fees, MLA fees, option & binder fees			X	Pass-Through (w/out mark-up)

Purchase Title Insurance			X	Pass-Through (w/out mark-up)

Conduct curative action to clear up any defects on title			X	Pass-Through (w/out mark-up)

Fees associated with Curing Title			X	Pass-Through (w/out mark-up)

**	All services not included in the Base Cell Site Unit Prices and which do not have pre-agreed pricing in this Agreement may be priced in accordance with Exhibit F, Section 1.2.2. The pricing set forth in this Pricing Categorization applies to all Site types unless otherwise expressly stated

Proprietary & Confidential	11 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 4 Pricing Categorization

Execution Copy

EXHIBIT F

ATTACHMENT 4

PRICING CATEGORIZATION**

PRICING CATEGORY
Task or Item	Covered in Base Cell Site Unit Price	Optional Items (excluded from Base Cell Site Unit Price or as a Pass-Through Costs)	Pass-Through Costs to Company (excluded from Base Cell Site Unit Price and Optional Items)	Comments
all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Zoning

Zoning Application Fees/ Escrow Fees			X	Pass Through without mark up

Bonding Fees			X	Pass Through without mark up

Retain outside Legal Services			X	TerreStar to retain local counsel

Retain court reporter as deemed required			X	Pass through without mark up

Provide expert testimony as required			X	Pass through without mark up

all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Environmental Services

Mitigation required for SHPO/THPO Approval			X

Phase II Environmental Site Assessment		X		On TerreStar paper

Asbestos Testing		X		On TerreStar paper

**	All services not included in the Base Cell Site Unit Prices and which do not have pre-agreed pricing in this Agreement may be priced in accordance with Exhibit F, Section 1.2.2. The pricing set forth in this Pricing Categorization applies to all Site types unless otherwise expressly stated

Proprietary & Confidential	12 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 4 Pricing Categorization

Execution Copy

EXHIBIT F

ATTACHMENT 4

PRICING CATEGORIZATION**

PRICING CATEGORY
Task or Item	Covered in Base Cell Site Unit Price	Optional Items (excluded from Base Cell Site Unit Price or as a Pass-Through Costs)	Pass-Through Costs to Company (excluded from Base Cell Site Unit Price and Optional Items)	Comments
Lead Based Paints surveys		X		On TerreStar paper

Mitigation of environmental contaminants		X		On TerreStar paper

Wetlands Delineation		X

Extra ordinary testing and/or studies		X

Governmental and/or 3rd party fees			X	Pass through without mark up

all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Architectural & Engineering Services

Tower mapping		X

Rooftop mapping		X

Structural analysis by/from MLA partners			X

Structural Modification Design		X

Foundation Design			X	Purchased with Tower w/out markup

**	All services not included in the Base Cell Site Unit Prices and which do not have pre-agreed pricing in this Agreement may be priced in accordance with Exhibit F, Section 1.2.2. The pricing set forth in this Pricing Categorization applies to all Site types unless otherwise expressly stated

Proprietary & Confidential	13 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 4 Pricing Categorization

Execution Copy

EXHIBIT F

ATTACHMENT 4

PRICING CATEGORIZATION**

PRICING CATEGORY
Task or Item	Covered in Base Cell Site Unit Price	Optional Items (excluded from Base Cell Site Unit Price or as a Pass-Through Costs)	Pass-Through Costs to Company (excluded from Base Cell Site Unit Price and Optional Items)	Comments
Landscape Architect and Landscaping		X

Internod Studies		X

all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Permitting

Permit and applications fees			X	Pass through without mark up

Advisory Board Drawings and Studies and Submission of same (Part of site acq activities; Jurisdictional advisory boards may require drawings/ presentation. Advisory Board decision will be determinative of whether a building permit is issued.)			X	Pass through cost, without mark-up

all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Construction Management

**	All services not included in the Base Cell Site Unit Prices and which do not have pre-agreed pricing in this Agreement may be priced in accordance with Exhibit F, Section 1.2.2. The pricing set forth in this Pricing Categorization applies to all Site types unless otherwise expressly stated

Proprietary & Confidential	14 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 4 Pricing Categorization

Execution Copy

EXHIBIT F

ATTACHMENT 4

PRICING CATEGORIZATION**

PRICING CATEGORY
Task or Item	Covered in Base Cell Site Unit Price	Optional Items (excluded from Base Cell Site Unit Price or as a Pass-Through Costs)	Pass-Through Costs to Company (excluded from Base Cell Site Unit Price and Optional Items)	Comments
Utility Co. fees associated with install of power			X	Pass through without mark up

Special inspection fees			X	Pass through without mark up

all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Construction Services

Road, Paved		X		Supplemental Unit Price as per Exhibit F, Attachment 5

Third party access or utility easement fees			X	Pass- Through without mark-up

Access Road, Gravel- per foot cost over 100’ base length		X		Supplemental Unit Price as per Exhibit F, Attachment 5

Culverts and/or aprons and retaining walls		X

Power Upgrades Required to site		X

Temporary power – Metered or tapped			X	Pass through [***]+[***]%

Temporary power – Generator			X	On TerreStar paper

**	All services not included in the Base Cell Site Unit Prices and which do not have pre-agreed pricing in this Agreement may be priced in accordance with Exhibit F, Section 1.2.2. The pricing set forth in this Pricing Categorization applies to all Site types unless otherwise expressly stated

Proprietary & Confidential	15 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 4 Pricing Categorization

Execution Copy

EXHIBIT F

ATTACHMENT 4

PRICING CATEGORIZATION**

PRICING CATEGORY
Task or Item	Covered in Base Cell Site Unit Price	Optional Items (excluded from Base Cell Site Unit Price or as a Pass-Through Costs)	Pass-Through Costs to Company (excluded from Base Cell Site Unit Price and Optional Items)	Comments
Tower foundation w/rock requiring drilling or blasting		X		For Raw Lands and Flag Poles

Ancillary equipment needed for Power			X	Pass through [***]+[***]%

Install any marking or lighting required for visibility		X

TI Room Build Out / Shelters		X		At TerreStar’s Request

Standby Generator and fuel tank			X	On TerreStar paper

Structural Modifications		X

Directional boring		X

Landscaping		X

all non-PMO, site selection, acquisition and development activities and items set forth in the Agreement, including Exhibit C	X

Material

Towers and Monopoles			X	Pass through [***]+[***]%

Coax Cable, connectors, hoist grips, ground kits, snap-ins, surge arrestors			X	Pass through [***]+[***]%

Antennas, mounts and sector frames			X	Pass through [***]+[***]%

**	All services not included in the Base Cell Site Unit Prices and which do not have pre-agreed pricing in this Agreement may be priced in accordance with Exhibit F, Section 1.2.2. The pricing set forth in this Pricing Categorization applies to all Site types unless otherwise expressly stated

Proprietary & Confidential	16 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 4 Pricing Categorization

Execution Copy

EXHIBIT F

ATTACHMENT 4

PRICING CATEGORIZATION**

PRICING CATEGORY
Task or Item	Covered in Base Cell Site Unit Price	Optional Items (excluded from Base Cell Site Unit Price or as a Pass-Through Costs)	Pass-Through Costs to Company (excluded from Base Cell Site Unit Price and Optional Items)	Comments
Tower lighting kits			X	Pass through [***]+[***]%

Power panels, generator receptacles, meter boxes, meter backboard, unistrut supports, and automatic transfer switch (installed on meter backboard)			X	Pass through [***]+ [***]%

Waveguide bridge/Ice Bridge			X	Pass through [***]+[***]%

Cable, Conduit, and Grounding materials			X	Pass through [***]+[***]%

Platforms and structural steel			X	Pass through [***]+[***]%

General

Tower and Site Management Company fees			X	Pass-Through at Cost (without mark-up)

Microwave Backhaul design/installation		X

Backhaul		X

Tower Modifications & extensions		X

Installations with Subsurface Rock conditions		X

Extraordinary equipment delivery requirements			X	Pass through [***]+[***]%

**	All services not included in the Base Cell Site Unit Prices and which do not have pre-agreed pricing in this Agreement may be priced in accordance with Exhibit F, Section 1.2.2. The pricing set forth in this Pricing Categorization applies to all Site types unless otherwise expressly stated

Proprietary & Confidential	17 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 4 Pricing Categorization

Execution Copy

EXHIBIT F

ATTACHMENT 4

PRICING CATEGORIZATION**

PRICING CATEGORY
Task or Item	Covered in Base Cell Site Unit Price	Optional Items (excluded from Base Cell Site Unit Price or as a Pass-Through Costs)	Pass-Through Costs to Company (excluded from Base Cell Site Unit Price and Optional Items)	Comments
De-Tuning			X	Pass through [***]+[***]%

Stealthing		X

Self-support or guyed towers as Rawland Candidates		X

Compound Extensions for Collo’s		X

**	All services not included in the Base Cell Site Unit Prices and which do not have pre-agreed pricing in this Agreement may be priced in accordance with Exhibit F, Section 1.2.2. The pricing set forth in this Pricing Categorization applies to all Site types unless otherwise expressly stated

Proprietary & Confidential	18 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 4 Pricing Categorization

Execution Copy

EXHIBIT F

ATTACHMENT 5

SUPPLEMENTAL UNIT PRICES

100’ paved access road differential	$	[***	]	Lump sum

Access road per foot in excess of 100’ (paved)	$	[***	]	Per linear foot

Access road per foot in excess of 100’ (gravel)	$	[***	]	Per linear foot

Utility trenching and conduit installation per foot in excess of 300’ (for Raw Lands and Flag Poles) and in excess of 50’ (for Collocations and Water Towers)	$	[***	]	Per linear foot

Power installation per foot in excess of 300’ (for Raw Lands and Flag Poles) and in excess of 50’ (for Collocations and Water Towers)	$	[***	]	Per linear foot

Each Additional SCIP beyond the standard 3 in existing Search Ring	$	[***	]	Per SCIP

Proprietary & Confidential	19 (19)	Bechtel Communications & TerreStar Networks
Exhibit F Attachment 5 Supplemental Unit Prices

Execution Copy

EXHIBIT G

INSURANCE

REQUIREMENTS

Execution Copy

EXHIBIT G

INSURANCE REQUIREMENTS

A.	Without limiting Contractor’s duty to indemnify the Company as set forth in the Master Agreement, during the Term, Contractor shall maintain, at Contractor’s sole expense, the following:

(i)	Worker’s compensation insurance as prescribed by the Law of the state(s) in which Work shall be performed;

(ii)	Employer’s liability insurance with limits of at least $[***] each occurrence;

(iii)	Commercial general liability insurance (including, but not limited to, contractual liability insurance) with a general aggregate limit of $[***] and limits of $[***] on account of any one occurrence; [***];

(iv)	Automobile liability insurance (covering all owned, hired, and non-owned automobiles used in performance of Work) with limits of at least $[***] each occurrence;

(v)	Umbrella insurance policy providing excess coverage in the amount of $[***] for Employer’s Liability, Commercial General Liability and Auto Liability insurance above; and

(vi)	Such other insurance as Company shall reasonably require from time to time with premiums therefore as a reimbursable expense and/or which is required by applicable Law, rule or regulation.

(vii)	Until turnover of the work at a Site as set forth in this Agreement, Contractor shall carry and maintain Builder’s All Risks insurance covering physical loss or damage to the Work being installed by Contractor or its Subcontractors. Such coverage shall be on a replacement cost basis and include coverage for material and labor needed to effect correction of the Work which is lost or damaged. Also included will be transit and off-site storage. [***] Dollars ($[***]) per loss. Contractor shall be Named Insured with Subcontractors and Company as additional named insureds. A waiver of insurer’s rights of subrogation against all insureds shall be included.

B.	All such required insurance policies shall be issued by companies licensed or authorized to transact business in the states where the Work is to be performed and who hold a current rating of not less than A-VII, according to Best’s Key Rating Guide, unless this requirement is expressly waived in writing by Company.

Proprietary & Confidential	2 (4)	Bechtel Communications & TerreStar Networks
Exhibit G Insurance Requirements

Execution Copy

C.	Company, its directors, officers, partners, affiliates, and employees shall be named as additional insureds on all policies of insurance under A (iii, iv and v) purchased by Contractor as their interests lie to the extent of the indemnification obligations imposed on Contractor hereunder.

D.	Contractor shall furnish or cause to be furnished to Company concurrently with execution hereof certificates of insurance for the policies and coverages described herein, each completed, and endorsed by duly authorized agents of the underwriter. Each insurance policy shall state by endorsement that such policy shall provide for severability of interest or cross liability, provide that such insurance is non-contributing primary coverage with respect to all insureds, and contain a waiver of subrogation. Contractor shall also furnish such certificates within thirty (30) days of renewal or replacement of any policy required by this Agreement.

E.	Contractor shall ensure that relevant insurance coverage for each Subcontractor of Contractor providing Work hereunder shall be in amounts sufficient to protect against risks arising out of the Work for which they have been subcontracted in accordance with Contractors customary practices.

F.	Each insurance policy referred to in this Exhibit shall state by endorsement that such policy shall not be canceled without at least thirty (30) days prior written notification to Company at the Notice address listed in the Agreement, and Contractor shall immediately notify Company of any reduction or possible reduction in the limits of any such policy where such reduction, when added to any previous reduction, would reduce coverage below the limits provided herein.

G.	If there is an exposure or injury to Contractor’s employees under the U.S. Longshoremen’s and Harbor Workers’ Compensation Act, the Jones Act or under Laws, regulations or statutes applicable to maritime employees, equivalent coverage shall be included for such injuries or claims.

H.	If Contractor’s insurance policies are on “claims-made” forms, Contractor shall maintain such insurance and shall provide to Company evidence thereof for a minimum period of five (5) years beyond the termination, cancellation, or expiration of this Master Agreement. Alternatively, Contractor may obtain insurance policies on a “per occurrence” basis which shall be maintained during the Term and for a minimum period of one (1) year beyond the termination, cancellation, or expiration of this Agreement. Contractor shall arrange for its insurer to submit certificates of insurance reasonably acceptable to Company evidencing such insurance.

I.	Company may take such steps as are necessary to assure Contractor’s compliance with its insurance obligations under this Agreement. In the event Contractor fails to maintain any insurance coverage required under this Agreement, the Company may maintain such coverage and charge the expense to Contractor.

Proprietary & Confidential	3 (4)	Bechtel Communications & TerreStar Networks
Exhibit G Insurance Requirements

Execution Copy

J.	Notwithstanding anything contrary contained in this Agreement, acceptance of insurance certificates by Company shall in no way waive or limit any insurance, indemnity, or other obligations of Contractor.

K.	Contractor shall be responsible for the welfare and insurance of any materials and equipment provided by Company and installed by Contractor at a Site until such time as the Site has been accepted.

Proprietary & Confidential	4 (4)	Bechtel Communications & TerreStar Networks
Exhibit G Insurance Requirements

Execution Copy

EXHIBIT H

RECIPROCAL

NON-DISCLOSURE AGREEMENT

Execution Copy

RECIPROCAL NON-DISCLOSURE AGREEMENT

This Reciprocal Non-Disclosure Agreement (“Non-Disclosure Agreement”), dated as of October 18, 2007 (“Effective Date”), is entered into by and between TerreStar Networks Inc., a Delaware corporation, having offices at 12010 Sunset Hills Road, Ninth Floor, Reston, Virginia 20190, and Bechtel Communications Inc., a Delaware corporation, with offices at 5275 Westview Drive, Fredrick, Maryland, referred to individually as a “Party” and collectively as “the Parties.”

WHEREAS, in the course of doing business together, whether pursuant to another written agreement or otherwise, the Parties may from time to time require access to one another’s Confidential Information (as defined below); and

WHEREAS, the Parties will allow such access only if their Confidential Information is protected pursuant to the terms of this Non-Disclosure Agreement.

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions:

(a) “Confidential Information” means all non-public or proprietary information, of any nature and in any form, whether written, oral, or recorded or transmitted electronically or by tape or other similar manner, regarding the business, operations, prospects, plans or affairs of the Furnishing Party, as defined in paragraph (c) of this section 1, or of a third party (including but not limited to the Furnishing Party’s parent and subsidiaries), which is furnished by the Furnishing Party to the Receiving Party, as defined in paragraph (d) of this section 1, or becomes known to the Receiving Party as a consequence of its relationship or access to the Furnishing Party, which information is designated by the Furnishing Party as confidential or which should be reasonably understood to be confidential or proprietary in nature with respect to the Furnishing Party or a third party.

(b) Confidential Information shall not include information or data which is—

(1) Already known to or otherwise in the possession of the Receiving Party without any confidentiality obligation at the time of receipt from the Furnishing Party; or

(2) Publicly available, or otherwise in the public domain, without violation of any confidentiality obligation, prior to disclosure by the Furnishing Party; or

(3) Rightfully obtained by the Receiving Party from any third party without restriction and without breach of any confidentiality obligation by either the Receiving Party or such third party; or

(4) Developed by or for the Receiving Party independent of any disclosure hereunder, as evidenced by written records.

(c) The “Furnishing Party” means the Party who furnishes Confidential Information to the other Party.

Proprietary & Confidential	2 (5)	Bechtel Communications & TerreStar Networks
Exhibit H Reciprocal Non-Disclosure Agreement

Execution Copy

(d) The “Receiving Party” means the Party who receives Confidential Information from the Furnishing Party.

2. Confidentiality:

(a) For a period of three (3) years from the date of disclosure (or such longer period as may be required by applicable law), all Confidential Information shall be maintained in confidence by the Receiving Party, which shall use the same degree of care, but no less than a reasonable degree of care, in handling and safeguarding Confidential Information that it uses in handling and safeguarding its own confidential information. Except as provided in this Non-Disclosure Agreement, the Receiving Party shall not use, or disclose in any manner to any third party, Confidential Information without the prior express written consent of the Furnishing Party.

(b) Access to and use of Confidential Information shall be restricted to those employees and persons within the Receiving Party’s organization, including consultants, advisors and other agents, who (1) have a need to use the information to fulfill the purpose of this Non-Disclosure Agreement or the agreement, if any, in connection with which the Parties have entered into this Non-Disclosure Agreement and (2) are subject to a non-disclosure or confidentiality agreement no less stringent than this Non-Disclosure Agreement. The Receiving Party shall inform such persons of the confidential nature of the Confidential Information and shall provide the Furnishing Party upon request with copies of the non-disclosure agreements entered into by the Receiving Party’s employees and/or consultants. The Receiving Party shall be responsible and liable for any breach of this Agreement by any of its representatives.

(c) If a court or administrative body of competent jurisdiction or a government agency requires the disclosure of Confidential Information, to the extent legally permitted to do so, the Receiving Party shall promptly notify the Furnishing Party prior to disclosing Confidential Information and shall cooperate with the Furnishing Party if the Furnishing Party elects to legally contest, request confidential treatment, or otherwise avoid such disclosure.

(d) In the event that the Receiving Party becomes legally compelled (including disclosures necessary or in good faith determined to be reasonably necessary under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), to disclose Confidential Information of the Furnishing Party, including the Master Services Agreement between the Parties or other supporting document(s), the Receiving Party shall, to the extent practicable under the circumstances, provide the Furnishing Party with written notice thereof so that the Furnishing Party may seek a protective order or other appropriate remedy, or to allow the Furnishing Party to request the redaction of such portions of the Confidential Information as are not required by law to be disclosed. In any such event, the Receiving Party will disclose only such information as is legally required, and will cooperate with the Furnishing Party (at the Furnishing Party’s expense) to obtain proprietary treatment for any Confidential Information being disclosed.

3. No license: Nothing in this Non-Disclosure Agreement shall be construed as granting the Receiving Party whether expressly, by implication, estoppel, or otherwise, any license or any right to use any Confidential Information received from the Furnishing Party, or use any patent, trademark, copyright, mask work protection right, or any other intellectual property right, now or hereafter owned or controlled by the Furnishing Party. None of the Confidential Information which may be disclosed or exchanged by the Parties shall constitute any representation, warranty, assurance, guarantee or inducement of any kind by either party to the other, and, in particular, with respect to the non-infringement of patents, trademarks, copyrights, mask work protection rights or any other intellectual property rights, or other rights of third persons or of either party. Confidential Information is delivered “AS IS,” and all representations and warranties, express or implied,

Proprietary & Confidential	3 (5)	Bechtel Communications & TerreStar Networks
Exhibit H Reciprocal Non-Disclosure Agreement

Execution Copy

including fitness for a particular purpose, merchantability, and noninfringement, are hereby disclaimed. Confidential Information may be modified by the Furnishing Party at any time without notice to the Receiving Party.

4. No further obligation: Nothing in this Non-Disclosure Agreement shall obligate either Party to enter into any further agreement or negotiation with the other, or to refrain from entering into any further agreement or negotiation with any third party, provided that such further agreement or negotiation does not result in a violation of the provisions of this Non-disclosure Agreement.

5. Return of Confidential Information: All Confidential Information disclosed pursuant to this Non-Disclosure Agreement, including any copies thereof, shall remain the property of the Furnishing Party and is loaned to the Receiving Party for use solely in connection with this Non-Disclosure Agreement or other arrangement in connection with which this Non-Disclosure Agreement has been entered into by the Parties. Within fifteen (15) days of written request by the Furnishing Party, the Receiving Party shall, at the Furnishing Party’s sole discretion, either return to the Furnishing Party or destroy the Furnishing Party’s Confidential Information. Notwithstanding the foregoing, after receiving the Furnishing Party’s request for destruction of its Confidential Information, the Receiving Party is not obligated within the 15 day timeframe to destroy Confidential Information that is stored on system-wide backup data storage devices until all of the data on those storage devices is destroyed or deleted in the normal course of business, provided however, that the Receiving Party may not use the Furnishing Party’s Confidential Information for any purpose after receiving such notice. In the event of such requested destruction, the Receiving Party shall provide to the Furnishing Party written certification of compliance therewith within 15 days of such written request.

6. Inconsistent Legends: The provisions of this Non-Disclosure Agreement shall apply to Confidential Information disclosed or received hereunder notwithstanding any proprietary or restrictive legend or statements inconsistent with or less stringent than this Non-Disclosure Agreement which may be printed on or associated with any Confidential Information disclosed pursuant to this Non-Disclosure Agreement.

7. Governing Law: This Non-Disclosure Agreement shall be subject to, and construed in accordance with, the laws of Virginia, without giving effect to the principles of conflict of laws thereof.

8. Breach: The Parties understand and agree that Confidential Information will be disclosed in reliance upon the agreements made herein. Any breach of any provision hereof by a Party may cause irreparable harm and damage to the non-breaching Party. The Parties hereby expressly agree that the non-breaching Party shall be entitled to seek the remedies of injunction, specific performance, and other equitable relief to prevent a breach of any provision of this Non-Disclosure Agreement. The provisions of this section 8 shall not be construed, however, as a waiver of any other rights that a Party may have for damages or other relief as set forth in the Master Services Agreement dated of even date herewith (the “Master Services Agreement”) which in all respects governs the Parties rights and obligations hereunder.

9. Termination: This Non-Disclosure Agreement will terminate effective upon the expiration or earlier termination of the Master Services Agreement. Upon termination of this Non-Disclosure Agreement, the provisions of this Non-Disclosure Agreement shall remain in effect with respect to all Confidential Information disclosed or received prior to such effective date.

10. Assignment: This Non-Disclosure Agreement may not be assigned by either Party without the advance written consent of the other, provided however, that either Party may assign this Non-Disclosure Agreement, without consent, to an entity that acquires all or substantially all of the assets or capital stock of the assigning Party, whether by way of merger, consolidation, or otherwise. This Non-Disclosure Agreement shall be binding upon the Parties and upon their respective legal representatives, successors and permitted assigns.

Proprietary & Confidential	4 (5)	Bechtel Communications & TerreStar Networks
Exhibit H Reciprocal Non-Disclosure Agreement

Execution Copy

11. Compliance with U.S. Export Law: The Parties acknowledge that the export of products, software, and technical information (including, but not limited to, services and training) under this Non-Disclosure Agreement may be subject to U.S. export laws and may require U.S. government authorization prior to export. Each Party agrees that it will not use, distribute, transfer, or transmit such products, software, or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by a Party, each Party also agrees to sign written assurances and other export-related documents as may be required for the other Party to comply with U.S. export regulations.

12. Transmission Outside of U.S: Neither Party shall, without prior written consent of the other, transmit, directly or indirectly, the Confidential Information received from the other hereunder or any portion thereof to any country outside of the United States.

13. Entire Agreement: This Non-Disclosure Agreement (a) contains the entire understanding between the Parties with respect to Confidential Information, (b) supersedes all prior communications and understandings with respect thereto, whether written or oral, (c) shall inure to the benefit of and be binding upon all parent, subsidiary, affiliated, and successor organizations of the Parties; and (d) may not be modified in any manner, except by written amendment duly executed by the authorized representatives of each of the Parties hereto.

14. Counterparts; Facsimile Execution: This Agreement may be executed (i) in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument, and (ii) by facsimile or electronic transmission of signature pages executed by each party, which shall be evidence of such party’s intention to be bound hereby, with duly signed originals to be exchanged by the parties in due course.

IN WITNESS WHEREOF THE PARTIES HAVE ENTERED INTO THIS NON-DISCLOSURE AGREEMENT EFFECTIVE AS OF THE DATE FIRST SET FORTH ABOVE.

TERRESTAR NETWORKS INC.	BECHTEL COMMUNICATIONS INC.

Signature	Signature

Title	Title

Name	Name

Date	Date

Proprietary & Confidential	5 (5)	Bechtel Communications & TerreStar Networks
Exhibit H Reciprocal Non-Disclosure Agreement

Execution Copy

EXHIBIT I

NETWORK

VENDOR CHARGES

Execution Copy

EXHIBIT I

NETWORK VENDOR CHARGES

1.	Introduction

Contractor acknowledges that Company may incur certain charges from Network Vendors in the event that certain Contractor obligations related to the timely completion of Site development tasks are not met (Network Vendor Charges). Where such charges are incurred due to fault of Contractor, as described herein, Contractor shall pay Company the Network Vendor Charges actually incurred subject to the limitations in this Exhibit I.

Relationship to Service Level Agreements in Exhibit E:

The Service Level Agreements (SLAs) in Exhibit E define the conditions for Release from Exclusivity and Termination for Good Cause, and set liquidated damages to cover costs for Contractor’s failure to complete Work in accordance with the schedule set forth in this Agreement, but do not cover costs that Company incurs from Network Vendors. The liquidated damages payable under Exhibit E do not cover and are separate and in addition to and Network Vendor Charges to be paid pursuant to this Exhibit I.

2.	Limitations

During the Term, Network Vendor Charges may not exceed $[***] per Site and $[***] in the aggregate. It is understood that Company may not have entered into all its Network Vendor contracts at the time of entering into this Agreement and the Parties agree that any additional Network Vendor Charges included in the below stated categories, if any, shall likewise be subject the aggregate limits set forth herein.

3.	Network Vendor Charges

3.1	Network Vendor Charges include the following: Failed Site Visit Charge

A Network Vendor Charge for a Failed Site Visit shall be payable by Contractor if:

(i)

(a)	The Network Vendor visits a RAN Site for the purpose of installing equipment, specifically a Base Transceiver Station (BTS), a Battery Backup Unit (BBU), and/or Backhaul equipment;

(b)	The installation visit was scheduled using a properly completed Ready to Set form;

(c)	The installation is unable to be performed either because the Site is not ready for installation, or because access to the Site is unavailable; and

(d)	A Network Vendor charges Company for the Failed Site Visit,

or:

Proprietary & Confidential	2 (3)	Bechtel Communications & TerreStar Networks
Exhibit I Network Vendor Charges

Execution Copy

(ii)	A scheduled visit is cancelled or postponed by Contractor less than 72 hours before the scheduled visit and the Network Vendor charges Company for the Failed Site Visit. The Failed Site Visit Charge is subject to the $[***] per Site cap.

3.2 RF Design Standby Charge

This charge (the “RF Design Standby Fee”) is as follows. If the actual number of SCIP Submittal Milestones in any given month is less than [***]% of target, as set forth in the Throughput Model, a Network Vendor Charge not to exceed $[***] per Site reflecting an RF Design Standby Charge will be charged; provided that the Network Vendor charges Company. This charge will be calculated by subtracting the actual number of SCIP Submittal Milestones reached during the month from the target number of SCIP Submittal Milestones and multiplying by $[***]. If the actual number of SCIP Submittal Milestones is less than [***]% of target, then the dollar amount per missed Site shall not exceed $[***] reflecting an RF Design Standby Charge; provided that the Network Vendor charges Company. If the actual number of SCIP Submittal Milestones is below [***]%, then the dollar amount per missed Site shall not exceed $[***] reflecting an RF Design Standby Charge; provided that the Network Vendor charges Company. As an example, if the actual number of SCIP Submittal Milestones for the applicable month is [***]% and that equates to [***] ([***]) Sites below the [***]% threshold, Contractor would pay Company an amount not to exceed $[***].

Measurement of the RF Design Standby Charge will take place on a monthly basis.

All Network Vendor Charges will be set off against amounts owed to Contractor on a quarterly basis.

For purposes of calculating total Network Vendor Charges per Site so that the $[***] is not exceeded, each RF Design Standby Fee (e.g., $[***], $[***], or $[***]) will be assigned to a unique Ring/Site Identification Number, using the Company Site and Ring ID numbering convention.

Proprietary & Confidential	3 (3)	Bechtel Communications & TerreStar Networks
Exhibit I Network Vendor Charges

Execution Copy

EXHIBIT J

PROJECT

QUALITY PLAN

Execution Copy

EXHIBIT J

PROJECT QUALITY PLAN

PROJECT QUALITY PLAN

TerreStar Project

[***]

Proprietary & Confidential	ii (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

EXHIBIT J

PROJECT QUALITY PLAN

Section	Title		Page

	Table of Contents		iii

1	General		1
	1.1	Introduction
	1.2	Purpose
	1.3	Scope
	1.4	Source Documents
	1.5	Definitions of Terms and References
	1.6	Quality Policy
	1.7	Quality Objectives

2	Quality Management System		4
	2.1	Quality Management System Documentation
	2.2	Bechtel Quality Management System Description
	2.3	Project Quality Management System Description
	2.4	Project Quality Management System Activities
	2.5	Process Controls

3	Project Organization and Responsibilities		8
	3.1	Organization
	3.2	Responsibilities for Quality

Attachments
	A	Procedures/Instructions
	B	Organization Chart
	C	Project Quality Responsibilities

Proprietary & Confidential	iii (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 1, General

1.1	INTRODUCTION

The Project Quality Plan (PQP) is the principal quality document for Bechtel’s activities on the TerreStar Project. This PQP complies with the requirements of ISO 9001: 2000.

1.2	PURPOSE

The purpose of the PQP is to define the Project Quality Management System (QMS) to ensure that the services provided under the control of Bechtel conform to the requirements specified in the Contract and Bechtel Quality Manual.

1.3	SCOPE

The scope of the PQP includes Bechtel’s scope of services for the TerreStar Project from contract award through completion of all tasks and turnover of contractually required documentation to the customer. The Bechtel QMS does not cover activities or services performed by others outside of Bechtel’s responsibility and control.

The PQP applies to Bechtel personnel assigned to or supporting the project and to the associated resources and facilities. Bechtel's suppliers and subcontractors shall be required to comply with QMS requirements consistent with their scope of work.

The project scope includes the following activities:

•	Overall program management

•	Site engineering design

•	Planning, scheduling, cost control, and estimating

•	Site acquisition

•	Procurement of third-party materials

•	Construction services for cell sites

•	Environmental, Health & Safety services

•	Contract formation and administration

•	Management of subcontractors

•	Coordination of transport systems for the base station subsystem

•	Coordination of delivery and installation of network equipment suppliers selected by TerreStar

1.4	SOURCE DOCUMENTS AND DOCUMENT PRECEDENCE

The following are the source documents for the PQP:

•	Contract Documents (Master Services Agreement, Scope of Work, and Exhibits), and

Proprietary & Confidential	1 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 1, General

•	Bechtel Corporation, Power GBU and Telecoms GBU Quality Manual (hereinafter “Quality Manual”), Corporate and/or Office Procedures, and Management/Departmental Instructions.

Other QMS standards, if offered by suppliers, will be considered as alternatives to ISO 9001: 2000 on a case-by-case basis and accepted if the project determines that they adequately meet Bechtel requirements.

1.5	DEFINITIONS OF TERMS AND REFERENCES

The definitions included in the Contract shall apply.

Unless specified to the contrary, all QMS related terms in this PQP shall have the meanings defined in ISO 9000: 2000, “Quality Management Systems – Fundamentals and Vocabulary”. Additional, common Bechtel-related and other terms include:

TerreStar Project – The scopes of work assigned to Bechtel by TerreStar as defined in the contract documents including the Master Services Agreement (MSA), Scope of Work (SOW), and all attachments, addenda, and exhibits thereto.

Bechtel – Bechtel Communications, Inc.

GBU – Global Business Unit.

Purchaser/Owner – TerreStar Network Services

1.6	QUALITY POLICY

Project Management will adopt the following quality policy, as stated in the Quality Manual:

a)	Our products and services will comply with statutory, regulatory, and customer requirements and represent sustained delivered value to our customers,

b)	Our employees will implement and continually improve the effectiveness of the quality management system,

c)	We will establish quality objectives, review them periodically for relevance, and provide adequate resources to achieve them,

d)	We will communicate this quality policy to our employees and ensure that it is understood and followed, and

e)	We will periodically review the quality policy and quality objectives for their continuing suitability and ensure that they are consistent with the purpose of our organization.

Proprietary & Confidential	2 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 1, General

1.7	QUALITY OBJECTIVES

Project Management will adopt the following quality objectives, as stated in the Quality Manual.:

•	Meet statutory and regulatory requirements

•	Enhance customer and employee satisfaction

•	Achieve zero accidents safety goal

•	Continually improve the work processes.

Proprietary & Confidential	3 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 2, Quality Management System

2.1	QUALITY MANAGEMENT SYSTEM DOCUMENTATION

The Bechtel and Project Quality Management System documentation is structured in a hierarchical relationship as shown in Figure 2.1 and as described in detail in Sections 2.2 and 2.3 of this PQP.

Proprietary & Confidential	4 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 2, Quality Management System

2.2	BECHTEL QUALITY MANAGEMENT SYSTEM DESCRIPTION

The Bechtel Quality Management System is implemented through three levels of documentation described below:

Level I	Quality Manual – Defines the Bechtel Quality Management System and describes how it is implemented to meet ISO 9001: 2000.

Level II	Quality Management System Procedures – Specify the Bechtel Quality Management System activities and responsibilities, and provide guidance for meeting the ISO 9001 requirements.

Level II	Operating Procedures – Represent the common work processes for Telecoms GBU wireless projects in the form of flow charts, which show interaction among interfacing functions.

Level III	Department, Project, and Management Procedures and Instructions – Provide specific guidance and/or instructions for performing work.

2.3	PROJECT QUALITY MANAGEMENT SYSTEM DESCRIPTION

The Bechtel Quality Management System, as amended and/or supplemented herein, will constitute the Project Quality Management System.

The PQP, associated procedures and instructions, and project records comprise the Project QMS documentation. The PQP identifies the procedures and instructions used in performing project work (see Attachment A).

The responsibilities and authorities of designated positions for implementing the Project QMS are included in Section 3.0.

2.4	PROJECT QUALITY MANAGEMENT SYSTEM ACTIVITIES

The Project QMS will be applied to project activities associated with the project scope identified in Section 1.3.

The procedures governing work processes for these activities are identified and/or referenced in Attachment A.

2.5	PROCESS CONTROL

Processes and product will be monitored, measured, and analyzed to verify that customer, regulatory, and statutory requirements are met. The objective will be to improve the work processes continually to enhance the effectiveness and efficiency of project operations. Specifically, measures taken will include but not be limited to those described below.

Proprietary & Confidential	5 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 2, Quality Management System

Quality Surveillance

The quality of specific work processes and/or products will be monitored via periodic quality surveillance, conducted in accordance with the applicable Quality Services Department procedure.

Quality Audits

Internal quality audits will be conducted at planned intervals to determine if the Project QMS, as implemented, conforms to the planned arrangements, ISO 9001 requirements, and Quality Manual and if it is effectively implemented and maintained.

External quality audits, as part of supplier control, will be scheduled and conducted, as necessary, to support the Project QMS.

Functional Oversight

Functional oversight will be performed by both on project and off-project personnel. Oversight shall be in the form of monitoring, review, and assessments of critical or significant functional activities, client interface issues, application of procedures, training, and staffing.

Monitoring and Measurement

In addition to conducting internal quality audits, quality surveillances, and functional department assessments, internal work processes and products will be routinely measured. Supplier work processes and products will be monitored at suppliers’ facilities to verify that process and product requirements have been met. The extent of monitoring will be commensurate with the importance of the product or service being procured.

Nonconformities

If a nonconforming product is identified, it will be controlled to prevent its unintended use in one of the following ways: by eliminating the detected nonconformity, by authorizing its use under concession, or by taking action to preclude its original intended use or application.

Corrective Action and Preventive Action

Corrective action taken will be appropriate to the effects of the nonconformity encountered. The causes of nonconformities will be determined and appropriate action taken to correct the conditions and prevent their recurrence.

Potential nonconformities and their causes will be determined. Appropriate action will be taken, if determined to be required, to prevent their occurrence.

Proprietary & Confidential	6 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 2, Quality Management System

Customer Satisfaction

Information relating to customer satisfaction (including customer complaints) will be monitored to gauge whether customer requirements have been met. Appropriate action will be taken to enhance customer satisfaction.

Analysis of Data

Data from reviews of Nonconformity Reports, Corrective Action Reports, Management Review Output, internal and external audit findings, and supplier performance evaluations will be analyzed for trends or identifying improvement opportunities. Corrective and/or preventive actions taken based on analysis results will be commensurate with the magnitude of the problem and the risks encountered.

Continual Improvement

Corrective and preventive action processes will be used where planned results are not achieved. Statistical analysis techniques will be used as appropriate to continually improve work processes.

Qualification of Suppliers and (Sub)Contractors

Suppliers and (Sub)Contractors who provide major components and services for the project will be evaluated and qualified by the appropriate functional groups. The evaluations shall include but not be limited to the following: technical data, experience, safety, organization, personnel, and Supplier/Subcontractor Quality Management System.

Proprietary & Confidential	7 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 3, Authorities and Responsibilities

3.1	ORGANIZATION

The project organization chart for quality functions, Attachment B, shows reporting relationships for quality matters. The organization charts issued by the project functional managers for the execution of the project may differ from Attachment B, but shall not change the reporting relationships for quality matters shown therein.

3.2	AUTHORITIES AND RESPONSIBILITIES

Program Director

The Program Director has the ultimate authority and responsibility to implement the Project QMS via this PQP. In practice, the Program Director will retain the responsibility for customer satisfaction, but will delegate the necessary authorities and responsibilities to the project functional department managers for quality related activities in their areas, as described below.

The specific quality responsibilities of each project functional group are identified in the applicable project procedure(s). A general summary of the project quality responsibilities, in relation to the requirements of ISO 9001 is shown in Attachment C.

Program Functional Department Managers

The Project Functional Managers will be responsible for implementing the PQP within their scope of work, including interface and coordination with other functions. Their responsibilities for quality related activities within their areas of responsibility include but are not limited to the following:

•	Communicate the importance of meeting customer as well as regulatory and statutory requirements and ensure they are reflected in purchase orders and subcontracts.

•	Ensure that the quality policy (Reference Section 1.6) and quality objectives (Reference Section 1.7) are communicated to and understood by the project functional department personnel.

•

Ensure that communication processes are established and that communication takes place regarding the effectiveness of the QMS (e.g., via dissemination of the results of internal quality audits, functional department assessments, project reviews, employee surveys).

•	Ensure that processes and products are monitored and measured to verify conformity with the requirements and appropriate and timely corrective action is taken when nonconformities are identified.

•	Analyze process, product, and customer satisfaction data collected to determine suitability and effectiveness of the QMS. Implement appropriate continual improvement measures to enhance the QMS.

Proprietary & Confidential	8 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 3, Authorities and Responsibilities

•	Determine project specific training needs and provide training as required.

•	Plan, control, and execute design, construction, purchasing, and service provision functions per customer, regulatory, statutory, and corporate requirements.

•	Ensure that monitoring and measuring devices are acquired, used, and controlled appropriately.

•	Ensure that required project procedures are prepared and implemented.

Regional Managers / Market Managers / Functional Leads

(collectively referred to as Leads)

The Leads shall be responsible for ensuring that working level personnel comply with the requirements of the Project Quality Management System. As applicable, these responsibilities include:

•	Perform work activities to the applicable work procedures referenced in the PQP. Perform required coordination with interfacing groups, departments, and entities as appropriate.

•	Specify Quality Management System requirements for suppliers and subcontractors in the project specifications, material requisitions, and subcontracts.

•	Ensure that suppliers’ quality management system documentation is submitted when required and that it is reviewed to verify compliance with the requirements.

•	Collect and analyze process measurement data to determine if planned results have been achieved. If planned results are not achieved, take corrective action as appropriate.

•

Review supplier documents, quality surveillance reports, and/or other pertinent information to verify that requirements have been met. If process or product nonconformities are identified, take appropriate action to determine and eliminate causes of nonconformities.

•	Analyze significant or recurring process or product nonconformities to determine causes and take corrective and preventive actions as appropriate.

•	Consult and coordinate the results of problem analysis activities and/or work process improvement changes with the respective functional department managers and/or GBU resources, as appropriate.

•	Take appropriate continual improvement measures to enhance the effectiveness of the Project QMS.

Network Site Development, Standards, & Quality Manager

The activities performed by the Project Quality Manager include the following:

•	Prepare and maintain the PQP in accordance with requirements of the Contract and Bechtel Communications GBU Quality Manual & applicable QMS procedures.

Proprietary & Confidential	9 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Section 3, Authorities and Responsibilities

•	Perform internal quality audits as requested by project management and prepare and issue audit reports.

•	Perform quality surveillance of selected project activities and issue quality surveillance reports.

•	Perform audits of bidders’ and suppliers’ quality management systems, as requested by project.

•	Monitor project performance via review of quality related reports, such as supplier surveillance reports, project nonconformity reports, site audit reports, etc.

•	Keep the Program Director and GBU Manager of Quality Services apprised of all pertinent project quality trends and issues.

Proprietary & Confidential	10 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Project Quality Plan

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Attachment A, Procedures/Instructions

PROCEDURES / INSTRUCTIONS:

See TerreStar Project Procedures Manual Master Index, [***]

NOTE: The above index is controlled independently, not as part of this PQP

Proprietary & Confidential	11 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Attachment A Procedures/Instructions

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Attachment B, Organizational Chart

Proprietary & Confidential	12 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Attachment B Organizational Chart

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Attachment C, Project Quality Responsibilities

ISO 9001 REFERENCE	ADMIN & RM	BM &PC	CONS	ES&H	CONT	ENG	IS&T	PROC	PM	QS	SA
4.1 QMS REQUIREMENTS]	X	X	X	X	X	X	X	X	X	X	X

4.2 DOCUMENTATION REQUIREMENTS	X	X	X	X	X	X	X	X	X	X	X

5.1 MANAGEMENT COMMITMENT									X

5.2 CUSTOMER FOCUS									X

5.3 QUALITY POLICY									X

5.4 QUALITY PLANNING									X	X

5.5 RESP., AUTH., & COMMUNICATION									X

5.6 MANAGEMENT REVIEW									X (1)

6.1 PROVISION OF RESOURCES	X	X	X	X	X	X	X	X	X	X	X

6.2 HUMAN RESOURCES	X	X	X	X	X	X	X	X	X	X	X

6.3 INFRASTRUCTURE									X

6.4 WORK ENVIRONMENT				X					X

7.1 PRODUCT REALIZATION PLANNING									X	X

7.2 CUSTOMER RELATED PROCESSES									X

7.3 DESIGN & DEVELOPMENT						X

7.4 PURCHASING			X		X	X	X	X			X

7.5 PRODUCT & SERVICE PROVISION			X		X	X		X

Proprietary & Confidential	13 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Attachment C Project Quality Responsibilities

Execution Copy

TerreStar Project

PROJECT QUALITY PLAN – Attachment C, Project Quality Responsibilities

ISO 9001 REFERENCE	ADMIN & RM	BM &PC	CONS	ES&H	CONT	ENG	IS&T	PROC	PM	QS	SA
7.6 CONTROL OF M& M DEVICES			X		X	X		X

8.1 MEAS., ANAL. & IMPROV. - GENERAL	X	X	X	X	X	X	X	X	X	X	X

8.2 MONITORING & MEASUREMENT	X	X	X	X	X	X	X	X	X	X	X

8.3 CONTROL OF NONCONF. PRODUCT	X	X	X	X	X	X	X	X	X		X

8.4 ANALYSIS OF DATA	X	X	X	X	X	X	X	X	X	X	X

8.5 IMPROVEMENT	X	X	X	X	X	X	X	X	X	X	X

Proprietary & Confidential	14 (17)	Bechtel Communications & TerreStar Networks
Exhibit J Attachment C Project Quality Responsibilities

Execution Copy

EXHIBIT K

CHANGE

REQUEST FORM

Execution Copy

Exhibit K

Form of Change Request

Proprietary & Confidential	Bechtel Communications & TerreStar Networks
Exhibit K Change Request Form